UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Material

☐	Soliciting Material under §240.14a-12

Organon & Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED JUNE 1, 2026

30 Hudson Street, Floor 33

Jersey City, New Jersey 07302

[●], 2026

TO THE STOCKHOLDERS OF ORGANON & CO.:

On April 26, 2026, Organon & Co. (“Organon”) entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) to be acquired by Sun Pharmaceutical Holdings USA, Inc. (“Sun Pharma USA”), pursuant to which Sun Pharma America, Inc. (“Merger Sub”), a wholly owned subsidiary of Sun Pharma USA, will be merged with and into Organon (the “Merger”), with Organon surviving the Merger as a wholly owned subsidiary of Sun Pharma USA. A summary of the Merger Agreement is included in the proxy statement accompanying this letter under the section entitled “The Merger Agreement.”

If the Merger is completed, each share of our common stock, par value $0.01 per share (our “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of our Common Stock (i) owned by Sun Pharma USA, Merger Sub or any other wholly owned subsidiary of Sun Pharma USA, Organon or any of Organon’s wholly owned subsidiaries, and in each case not held on behalf of third parties, or (ii) held by a holder who has duly demanded appraisal pursuant to Section 262 of the General Corporation Law of the State of Delaware and has not effectively withdrawn or otherwise waived or lost such right to appraisal with respect to such shares of our Common Stock (such shares, the “Dissenting Shares” and the shares described in (i) and (ii) together, the “Excluded Shares”)) will be automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to $14.00, without interest.

After careful consideration, the board of directors of Organon (the “Board”) has: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (ii) determined that the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Organon and the holders of shares of our Common Stock, other than Excluded Shares that are not Dissenting Shares, (iii) resolved to recommend that the holders of shares of our Common Stock adopt the Merger Agreement, and approve or adopt such other matters as may be submitted for their approval or adoption (as the case may be) in connection with the Merger Agreement, at a special meeting of our stockholders (the “Special Meeting”), and (iv) directed that the Merger Agreement be submitted to the holders of shares of our Common Stock for their adoption at the Special Meeting.

We will hold the Special Meeting in connection with the proposed Merger on [●], 2026 at [●] (Eastern Time) (unless the Special Meeting is adjourned or postponed), via the internet at www.virtualshareholdermeeting.com/OGN2026SM (the “virtual meeting website”), where you will be able to attend the Special Meeting and vote. Please note that you will not be able to attend the Special Meeting physically in person.

At the Special Meeting, Organon stockholders will be asked to consider and vote on (1) the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”), and (2) the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Organon’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”). The Board recommends that Organon stockholders vote “FOR” each of the proposals to be considered at the Special Meeting.

Your vote is very important, regardless of the number of shares of our Common Stock that you own. The Merger cannot be completed unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Whether or not you plan to attend the Special Meeting virtually, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying postage-prepaid reply envelope, or submit your proxy by telephone or the internet. If your shares of our Common Stock are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your shares of our Common Stock without instructions from you. You should instruct your bank, broker or other nominee to vote your shares of our Common Stock in accordance with the procedures provided by your bank, broker or other nominee. If your shares of our Common Stock are held in your name and you fail to return your proxy card, submit your proxy by telephone or via the internet or vote virtually at the Special Meeting, or if your shares of our Common Stock are held in “street name” by your bank, broker or other nominee and you fail to instruct your bank, broker or other nominee to vote your shares of our Common Stock, then this will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If the Merger is completed, Organon stockholders who do not vote in favor of the Merger Agreement Proposal, who duly demand appraisal in writing to Organon prior to the Special Meeting and comply with all applicable requirements of Delaware law, will be entitled to rights of appraisal to obtain the fair value of their shares of our Common Stock.

You have the right to revoke a proxy at any time prior to the taking of the vote at the Special Meeting. You may revoke your proxy prior to the taking of the vote at the Special Meeting by submitting a new proxy to vote your shares of our Common Stock over the internet or by telephone (only your latest internet or telephone proxy is counted), by signing a later-dated new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card or by sending a written revocation of your proxy to Organon prior to the Special Meeting. In addition, you may revoke your proxy by attending the Special Meeting and voting your shares of our Common Stock via the virtual meeting website; however, attending the Special Meeting alone will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or vote your shares of our Common Stock via the virtual meeting website during the Special Meeting. The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the entire proxy statement, and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about Organon from documents we have filed with the U.S. Securities and Exchange Commission. We recommend that you review the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into the proxy statement.

If you have any questions or need assistance voting your shares of our Common Stock, please contact our proxy solicitor, Sodali & Co, at (800) 662-5200 (toll-free) or (203) 658-9400 (banks and brokers).

We hope that you will participate in the Special Meeting because your vote is important. Thank you for your consideration of this matter and your confidence in Organon.

Sincerely,

Carrie S. Cox

Executive Chair

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated [●], 2026, and, together with the enclosed form of proxy, is first being mailed to Organon stockholders on or about [●], 2026.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[●], 2026 at [●] (Eastern Time)

PLACE	The special meeting (the “Special Meeting”) of stockholders of Organon & Co. (“Organon”) will be held virtually via the internet at www.virtualshareholdermeeting.com/OGN2026SM, where you will be able to attend the Special Meeting and vote. You will not be able to attend the Special Meeting in person.

ITEMS OF BUSINESS

•

Consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”), dated April 26, 2026, by and among Organon, Sun Pharmaceutical Holdings USA, Inc. (“Sun Pharma USA”), and Sun Pharma America, Inc., a wholly owned subsidiary of Sun Pharma USA (“Merger Sub”) and, solely for certain specified provisions, Sun Pharmaceutical Industries Limited (“Sun Pharma”), Sun Pharma Canada Inc. (“Sun Pharma Canada”) and Sun Pharma (Netherlands) B.V. (“Sun Pharma Netherlands”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into Organon, with Organon surviving the merger as a wholly owned subsidiary of Sun Pharma USA (the “Merger,” and such proposal, the “Merger Agreement Proposal”); and

•

Consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Organon’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”).

RECORD DATE	Stockholders of record at the close of business on [●], 2026 (the “Record Date”) may vote at the Special Meeting.

VOTING BY PROXY	Your vote is very important, regardless of the number of shares you own. The Merger cannot be completed without the approval of the holders of a majority of the outstanding shares of Organon’s common stock, par value $0.01 per share (our “Common Stock”), entitled to vote at the Special Meeting. Accordingly, the board of directors (the “Board”) of Organon is soliciting your proxy to assure that a quorum is present and that your shares of our Common Stock are represented and voted at the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to sign, date and return the enclosed proxy card (or submit your proxy over the internet or by telephone) as promptly as possible; if you fail to do so, your shares of our Common Stock will not be counted as votes cast for purposes of the Special Meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the enclosed proxy card (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote at the Special Meeting, information on revoking your proxy prior to the Special Meeting is also provided.

VOTING IN PERSON	If you are a stockholder of record and wish to attend the Special Meeting and vote in person, you will be able to attend and vote via the internet at www.virtualshareholdermeeting.com/OGN2026SM.

If your shares of our Common Stock are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares of our Common Stock or obtain a proxy, executed in your favor, from that record holder giving you the right to vote your shares of our Common Stock at the Special Meeting.

RECOMMENDATIONS	The Board recommends that you vote:

• “FOR” the Merger Agreement Proposal; and • “FOR” the Compensation Proposal.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE MEETING WEBSITE, PLEASE VOTE OVER THE INTERNET OR BY CALLING THE TELEPHONE NUMBER USING THE INSTRUCTIONS ON YOUR PROXY CARD OR COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES OF OUR COMMON STOCK PERSONALLY VIA THE MEETING WEBSITE, YOUR VOTE AT THE SPECIAL MEETING WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED BY YOU. APPROVAL OF THE MERGER AGREEMENT PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK ENTITLED TO VOTE THEREON. A FAILURE TO VOTE OR AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER AGREEMENT PROPOSAL. PURSUANT TO THE MERGER AGREEMENT, THIS APPROVAL IS A CONDITION TO THE CONSUMMATION OF THE MERGER.

Your proxy may be revoked at any time before the vote at the Special Meeting, or any adjournment or postponement thereof, by following the procedures outlined in the accompanying proxy statement.

The proxy statement of which this notice forms a part provides a detailed description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement, or need help voting your shares of our Common Stock, please contact Organon’s proxy solicitor:

Sodali & Co

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Shareholders may call toll free: (800) 662-5200

Banks and Brokers may call collect: (203) 658-9400

Email: OGN.info@investor.sodali.com

Sincerely,

Kirke Weaver

General Counsel and Corporate Secretary

Jersey City, New Jersey

[●], 2026

Annex Index

Annex A:	Merger Agreement	A-1
Annex B:	Opinion of Morgan Stanley & Co. LLC	B-1

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Merger. Organon urges you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which Organon has referred you. For additional information on Organon included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 121 of this proxy statement. Organon has included page references in this summary to direct you to a more complete description of the topics presented below.

Unless otherwise indicated or as the context otherwise requires, all references to “Organon,” the “Company,” “we,” “us” or “our” in this proxy statement refer to Organon & Co., a Delaware corporation; all references to “Sun Pharma USA” refer to Sun Pharmaceutical Holdings USA, Inc., a Delaware corporation; all references to “Merger Sub” refer to Sun Pharma America, Inc., a Delaware corporation and a wholly owned subsidiary of Sun Pharma USA and/or its affiliates formed for the sole purpose of effecting the Merger; all references to our “Common Stock” refer to the common stock, par value $0.01, of Organon; all references to the “Board” refer to the board of directors of Organon; all references to the “Merger” refer to the proposed merger of Merger Sub with and into Organon, with Organon surviving as a wholly owned subsidiary of Sun Pharma USA; all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated April 26, 2026, as it may be amended or supplemented from time to time, by and among Organon, Sun Pharma USA and Sun Pharma America, Inc. and, solely for certain specified provisions, Sun Pharmaceutical Industries Limited (“Sun Pharma”), Sun Pharma Canada Inc. (“Sun Pharma Canada”) and Sun Pharma (Netherlands) B.V. (“Sun Pharma Netherlands”), a copy of which is included as Annex A to this proxy statement. Organon, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

Parties to the Merger

Organon (see page 39)

Organon is a global healthcare company formed through a spinoff from Merck & Co., Inc., known as MSD outside of the United States and Canada, in 2021. Organon has a legacy of deep trust and strong brand equity among HCPs, patients, regulators and other stakeholders. A global leader in women’s health, Organon’s portfolio includes more than 70 products across Women’s Health and General Medicines, which includes biosimilars, commercialized across 140 countries, with the U.S., Europe, China, Canada and Brazil among its largest markets. This global footprint is supported by six manufacturing facilities across the European Union and emerging markets, reinforcing its scale and reach. Together, Organon’s General Medicines and Women’s Health franchise reflect the company’s commitment to advancing access and affordability for communities around the world.

Shares of Organon’s Common Stock are listed with, and trade on, the New York Stock Exchange (the “NYSE”) under the symbol “OGN.” For additional information, visit www.organon.com. The information provided on the Organon website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the Organon website provided in this proxy statement. Our principal executive offices are maintained at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302, telephone number (551) 430-6000.

Sun Pharma USA (see page 39)

Sun Pharma USA is an indirect wholly owned subsidiary of Sun Pharma. Headquartered in Princeton, New Jersey, Sun Pharma USA maintains distribution, manufacturing, and research and development facilities across the country. The company offers a diverse portfolio of Innovative Medicines, Generics and Consumer Healthcare products that help Americans manage both chronic and acute health conditions. Sun Pharma USA’s Innovative Medicines business includes more than two dozen commercial products spanning multiple therapeutic areas, including Dermatology, Ophthalmology and Oncology. Sun Pharma USA’s principal executive offices are maintained at 2 Independence Way, Princeton, NJ 08540, telephone number (800) 406-7984.

Merger Sub (see page 39)

Merger Sub is a wholly owned subsidiary of Sun Pharma USA and has not engaged in any business or operations or incurred any liabilities or obligations, except for those activities incidental to its formation and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will be merged with and into Organon and will cease to exist, with Organon surviving the Merger as a wholly owned subsidiary of Sun Pharma USA. Merger Sub’s principal executive offices are maintained at 2 Independence Way, Princeton, NJ 08540, telephone number (800) 406-7984.

Sun Pharma (see page 39)

Sun Pharma is the world’s leading specialty generics company with a presence in Innovative Medicines, Generics and Consumer Healthcare products. It is the largest pharmaceutical company in India and is a leading generic company in the US as well as Global Emerging Markets. Sun Pharma’s high growth Global Innovative Medicines portfolio spans innovative products in dermatology, ophthalmology and oncodermatology and accounts for about 20% of company sales. The company’s vertically integrated operations deliver high-quality medicines, trusted by physicians and consumers in over 100 countries. Its manufacturing facilities are spread across five continents. Sun Pharma is proud of its multi-cultural workforce drawn from over 50 nations. Sun Pharma’s principal executive offices are maintained at Sun House, Plot No. 201 B/1, Western Express Highway, Goregaon (East), Mumbai 400063, India, telephone number (+91 22) 4324 4324.

Sun Pharma Canada (see page 40)

Sun Pharma Canada is an indirect wholly owned subsidiary of Sun Pharma. Sun Pharma Canada delivers Innovative Medicines, Generics and Consumer Healthcare products that improve the lives of millions of people. With a broadly diversified portfolio of products that span multiple therapeutic areas, Sun Pharma Canada improves access to effective, affordable treatments that promote better health and well-being. Sun Pharma Canada’s principal offices are maintained at 130 East Drive Brampton, Ontario, L6T 1C1, Canada, telephone number (866) 840-1340.

Sun Pharma Netherlands (see page 40)

Sun Pharma Netherlands is a wholly owned subsidiary of Sun Pharma. Sun Pharma Netherlands functions as a holding company and invests in various pharmaceutical companies. Otherwise, it does not conduct independent business operations. Its subsidiaries conduct all operational activities, including, without limitation the manufacture, sale and distribution of generic medicines, including a wide range of hospital products in the global market. Sun Pharma Netherlands’ principal executive offices are maintained at Polarisavenue 87, 2132JH Hoofddorp, Netherlands, telephone number +31 23 568 5501.

The Special Meeting

Date, Time, Place and Purpose of the Special Meeting (see page 31)

The special meeting of stockholders of Organon (the “Special Meeting”) is scheduled to be held on [●], 2026 beginning at [●] (Eastern Time), via the internet at www.virtualshareholdermeeting.com/OGN2026SM (the “virtual meeting website”). At the Special Meeting, stockholders who owned shares of our Common Stock as of [●], 2026 (the “Record Date”) will be able to attend and vote. Whether or not you plan to attend the Special Meeting, Organon urges you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in these proxy materials. You will not be able to attend the Special Meeting physically in person.

Purpose of the Special Meeting

The Special Meeting is being held in order to consider and vote on the following proposals:

•	The Merger Agreement Proposal – to adopt the Merger Agreement;

•

The Compensation Proposal – to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Organon’s named executive officers that is based on or otherwise relates to the Merger.

Record Date; Stockholders Entitled to Vote (see page 32)

Only holders of record of our Common Stock at the close of business on [●], 2026, the Record Date, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. At the close of business on the Record Date, [●] shares of our Common Stock were issued and outstanding. The holders of our Common Stock will have one vote for each share of our Common Stock they owned as of the close of business on the Record Date.

Quorum (see page 32)

A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the voting power of all of the shares of our Common Stock entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you attend the Special Meeting via the virtual meeting website. Abstentions will be counted towards the quorum requirement. Failure of a quorum to be represented at the Special Meeting will necessitate an adjournment or postponement and will subject Organon to additional expense.

At the close of business on the Record Date, there were [●] shares of our Common Stock outstanding. Therefore, a total of [●] shares of our Common Stock must be present in person or by proxy to constitute a quorum.

Required Vote (see page 32)

Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon (“Requisite Organon Stockholder Approval”). Assuming a quorum, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Pursuant to the Merger Agreement, such approval is a condition to the consummation of the Merger.

Approval of the Compensation Proposal requires the affirmative vote of the holders of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Assuming a quorum, abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal, whereas broker non-votes will have no effect on the approval of the Compensation Proposal.

As of the Record Date, the current directors and executive officers of Organon beneficially owned and were entitled to vote, in the aggregate, [●] shares of our Common Stock (not including any shares of our Common Stock deliverable upon exercise of or underlying any Organon equity awards), representing approximately [●]% of the outstanding voting power of our Common Stock as of the Record Date. Organon currently expects that each of the directors and executive officers of Organon will vote all of his or her shares “FOR” each of the proposals to be presented at the Special Meeting.

At the close of business on the Record Date, there were [●] shares of our Common Stock outstanding. Therefore, a total of [●] shares of our Common Stock must be voted “FOR” the Merger Agreement Proposal in order to approve such proposal.

Proxies and Revocation (see page 35)

Any stockholder of record entitled to vote at the Special Meeting may vote at the Special Meeting, or by submitting a proxy to vote via the internet, by telephone or by mail using the enclosed postage-prepaid envelope. If you are a beneficial owner of shares of our Common Stock, and your shares of our Common Stock are held in “street name,” you should instruct your bank, broker or other nominee on how to vote your shares of our Common Stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or fail to vote at the Special Meeting, or you do not provide your bank, broker or other nominee with instructions, as applicable, your shares of our Common Stock will not be voted on the Merger Agreement Proposal, which will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

If you fail to return your proxy card or fail to submit your proxy to vote via the internet or by telephone, or if your shares of our Common Stock are held in “street name” by your bank, broker or other nominee, and you fail to instruct your bank, broker or other nominee to vote, your shares of our Common Stock will not be voted and will not have an effect on the approval of the Compensation Proposal, assuming a quorum is present. However, if you attend the Special Meeting but fail to vote on the Compensation Proposal, your shares will be counted as present and entitled to vote, and the failure to vote will have the same effect as a vote “AGAINST” the Compensation Proposal.

You have the right to revoke a proxy at any time prior to the taking of the vote at the Special Meeting. You may revoke your proxy prior to the taking of the vote at the Special Meeting by submitting a new proxy to vote your shares of our Common Stock over the internet or by telephone (only your latest internet or telephone proxy is counted), by signing a later-dated new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card or by sending a written revocation of your proxy to Organon prior to the Special Meeting to the Office of Corporate Secretary, c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302. In addition, you may revoke your proxy by attending the Special Meeting and voting your shares of Common Stock via the virtual meeting website; however, attending the Special Meeting alone will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or vote in person at the Special Meeting.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.

The Merger (see page 39)

A copy of the Merger Agreement is attached as Annex A to this proxy statement. Organon encourages you to read the entire Merger Agreement carefully because it is the principal document governing the Merger. For more information on the Merger Agreement, see the section entitled “The Merger Agreement” beginning on page 75 of this proxy statement.

Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the date and time when the certificate of merger has been executed and filed or at such later time agreed by the parties in writing and specified in the certificate of merger so executed and filed (such date and time, as applicable, the “Effective Time”), Merger Sub will be merged with and into Organon with Organon continuing as the Surviving Corporation and as a wholly owned subsidiary of Sun Pharma USA.

The Merger Consideration (see page 40)

On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of our Common Stock (other than shares of our Common Stock (i) owned by Sun Pharma USA, Merger Sub or any other wholly owned subsidiary of Sun Pharma USA, Organon or any of its wholly owned subsidiaries, and in each case not held on behalf of third parties, or (ii) held by a holder who has duly demanded appraisal pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and has not effectively withdrawn or otherwise waived or lost such right to appraisal with respect to such shares of our Common Stock (such shares, the “Dissenting Shares” and the shares described in (i) and (ii) together, the “Excluded Shares”)) issued and outstanding immediately prior to the Effective Time (the “Eligible Shares”) will be automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to $14.00 (the “Per Share Merger Consideration”), without interest.

Reasons for the Merger; Recommendation of the Organon Board (see page 53)

After careful consideration, the Board has: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (ii) determined that the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Organon and the holders of shares of our Common Stock, other than Excluded Shares that are not Dissenting Shares, (iii) resolved to recommend that the holders of shares of our Common Stock adopt the Merger Agreement, and approve or adopt such other matters as may be submitted for their approval or adoption (as the case may be) in connection with the Merger Agreement, at the Special Meeting, and (iv) directed that the Merger Agreement be submitted to the holders of shares of our Common Stock for their adoption at the Special Meeting. Certain factors considered by the Board in reaching its recommendation can be found in the section entitled “The Merger (Proposal 1)—Recommendation of the Organon Board; Reasons for the Merger.” The Board recommends that stockholders vote “FOR” the Merger Agreement Proposal and “FOR” the Compensation Proposal.

Opinion of Morgan Stanley & Co. LLC (see page 57 and Annex B)

Organon retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to provide it with financial advisory services in connection with a possible sale of Organon, and, if requested by Organon, a financial opinion with respect thereto. Organon selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the healthcare industry, market and regulatory environment and business and affairs of Organon. On April 26, 2026, Morgan Stanley rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 26, 2026, to the Board, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the Per Share Merger Consideration of $14.00 per share of our Common Stock to be received by the holders of shares of our Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of our Common Stock.

The full text of the written opinion of Morgan Stanley, dated April 26, 2026, is attached as Annex B and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Organon stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Board and addressed only the fairness, from a financial point of view, to the holders of our Common Stock (other than holders of the Excluded Shares) of the Per Share Merger Consideration of $14.00 per share of our Common Stock to be received by such holders pursuant to the Merger Agreement as of the date of the opinion. Morgan Stanley’s opinion did not address any other aspect of the Merger Agreement or the transactions contemplated thereby. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Organon, nor did it address the underlying business decision of Organon to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. In addition, Morgan Stanley expressed no opinion or recommendation as to how the stockholders of Organon should vote at the Special Meeting. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Organon agreed to pay Morgan Stanley a fee of approximately $39.4 million for its services, $4 million of which became payable in connection with the delivery of Morgan Stanley’s opinion, and the remainder of which is contingent upon the closing of the Merger.

For a description of the opinion that the Board received from Morgan Stanley, see the section entitled “The Merger (Proposal 1)—Opinion of Morgan Stanley & Co. LLC,” beginning on page 57 of this proxy statement, and Annex B to this proxy statement.

Interests of Organon’s Directors and Executive Officers in the Merger (see page 67)

In considering the recommendation of the Board that Organon stockholders vote “FOR” the Merger Agreement Proposal, Organon stockholders should be aware that the executive officers and directors of Organon have certain interests in the Merger Agreement and the transactions contemplated thereby that may be different from, or in addition to, the interests of Organon stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and in making their recommendation that Organon stockholders vote “FOR” the adoption of the Merger Agreement.

These interests include, as applicable, among others, the treatment of outstanding Organon equity awards in connection with the Merger, potential cash severance and change-in-control payments under our severance and change-in-control arrangements and continued indemnification and insurance coverage. These interests are further described in the section entitled “The Merger (Proposal 1)—Interests of Organon’s Directors and Executive Officers in the Merger,” beginning on page 67 of this proxy statement.

Financing of the Merger (see page 71)

Sun Pharma USA’s obligation to consummate the Merger is not subject to any financing condition. Sun Pharma USA expects to fund the aggregate merger consideration, the refinancing or repayment of certain of Organon’s existing indebtedness and related fees and expenses using a combination of cash on hand and other available financing. In connection with the Merger, Sun Pharma USA has obtained a committed senior secured bridge loan facility in an aggregate principal amount of up to $12 billion (the “Debt Financing”). Under the commitment documents for such Debt Financing, the lenders’ obligations to fund during the certain funds period are subject only to specified funding conditions and are not conditioned on the commencement or completion of any syndication. Sun Pharma USA and its affiliates may, consistent with the Merger Agreement and the commitment documents, replace or refinance the Debt Financing (in whole or in part) with other financing prior to Closing. Under the commitment documents, the Debt Financing is expected to be supported by guarantee arrangements, including a capped guarantee from Sun Pharma, subject to receipt of required regulatory approval in India, and/or, if such approval is not obtained or does not result in a full guarantee, an uncapped guarantee from Sun Pharma Netherlands and Sun Pharma Holdings, Mauritius (subject to the terms and conditions specified in the commitment documents). You should read the section entitled “The Merger Agreement—Financing of the Merger,” beginning on page 93 of this proxy statement, for further details.

Guarantee; Sun Pharma Covenant (see page 72)

The Merger Agreement also contains provisions pursuant to which certain of Sun Pharma USA’s affiliates have guaranteed certain of Sun Pharma USA’s obligations under the Merger Agreement, subject to certain limitations. Additionally, the Merger Agreement provides that Sun Pharma will take all actions necessary or advisable, in its control, to ensure that it and its subsidiaries and affiliates comply with the regulatory covenant as if it and its subsidiaries and affiliates were parties thereto. You should read the section entitled “The Merger Agreement—Guarantee; Sun Pharma Covenant,” beginning on page 93 of this proxy statement, for a summary of Sun Pharma’s $1 billion funding commitment under the Merger Agreement and certain guarantees of Sun Pharma and certain affiliates of Sun Pharma USA under the Merger Agreement.

Closing and Effective Time of the Merger (see page 72)

Organon expects to complete the Merger in early 2027 (the “Closing”), subject to fulfilment of customary conditions, including approval of the Merger Agreement Proposal by Organon stockholders and receipt of required regulatory approvals and clearances. The Merger is subject to various regulatory approvals and clearances and other conditions, and it is possible that factors outside the control of Organon, Sun Pharma USA or Merger Sub could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. Organon expects to complete the Merger promptly following the receipt of all required approvals.

Regulatory Approvals and Clearances Required for the Merger (see page 73)

Before the Merger may be completed, the statutory waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the completion of the Merger must have expired or been terminated, and any required consents, approvals or authorizations under certain applicable non-U.S. antitrust laws, foreign direct investment laws and Regulation (EU) 2022/2560 of the European Parliament and of the Council of 14 December 2022 of foreign subsidies distorting the internal market (“FSR”) must have been received. In deciding whether to grant the required regulatory authorization or consent, the relevant governmental entities will consider the effect of the Merger within their relevant jurisdiction, including, among other things, the impact on the parties’ respective customers and suppliers and the impact of the parties’ foreign investment in the jurisdiction.

The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on Sun Pharma’s conduct in operating the business following the Closing or require changes to the terms of the Merger Agreement. There can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the Merger.

On May 21, 2026, the parties to the Merger Agreement filed Notification and Report Forms under the HSR Act. The waiting period under the HSR Act will expire on June 22, 2026, at 11:59 p.m. Eastern Time, unless otherwise terminated early or extended.

You should read the section entitled “The Merger Agreement—Regulatory Filings and Efforts to Consummate,” beginning on page 89 of this proxy statement, for a description of the parties’ obligations with respect to regulatory approvals related to the Merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 73)

The exchange of shares of our Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for such purposes, a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger in exchange for shares of our Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. Holder receives pursuant to the Merger with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Common Stock exceeds one year at the time of the Merger.

A Non-U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our Common Stock for cash pursuant to the Merger unless such Non-U.S. Holder has certain connections to the United States. However, a Non-U.S. Holder may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 108 of this proxy statement, and consult your tax advisor regarding the particular tax consequences of the Merger to you, including any tax consequences arising under any U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction.

Appraisal Rights (see page 111)

If the Merger is completed, holders of shares of Organon’s Common Stock issued and outstanding immediately prior to the Effective Time who do not vote in favor of the Merger Agreement Proposal are entitled to appraisal rights under the DGCL in connection with the Merger, provided that such stockholders fully comply with the requirements of Section 262 of the DGCL, which are further summarized in the section entitled “Appraisal Rights,” beginning on page 111 of this proxy statement. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This means that you may be entitled to have the “fair value” of your shares of our Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, be paid upon the amount determined to be “fair value,” in lieu of the amount of the Per Share Merger Consideration you would have received pursuant to the Merger Agreement, if you follow exactly the procedures set forth in Section 262 of the DGCL. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have otherwise received under the Merger Agreement if you do not seek appraisal of your shares of our Common Stock.

To exercise your appraisal rights with respect to your shares of our Common Stock, you must, among other things, deliver a written demand for appraisal to Organon before the vote is taken on the Merger Agreement Proposal and you must not vote (either in person or by proxy) in favor of the Merger Agreement Proposal with respect to such shares of our Common Stock, and you must continuously hold such shares of our Common Stock from the date of making the demand for appraisal through the Effective Time. As such, merely voting against, abstaining or failing to vote on the Merger Agreement Proposal will not by itself preserve your right to appraisal under the DGCL. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights,” beginning on page 111 of this proxy statement. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Organon encourages you to read these provisions carefully and in their entirety.

If you hold your shares of our Common Stock through a bank, broker or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures. In view of the complexity of the DGCL, holders of shares of our Common Stock who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Delisting and Deregistration of Organon Common Stock (see page 74)

If the Merger is completed, our Common Stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934 (as amended, and all rules and regulations promulgated thereunder, collectively, the “Exchange Act”).

The Merger Agreement

Treatment of Common Stock and Equity Awards (see page 76)

•

Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties or any holder of any capital stock of Organon or on the part of the sole stockholder of Merger Sub, each Eligible Share will be converted into the right to receive $14.00 per share in cash, without interest, and will cease to be outstanding, will be cancelled and will cease to exist.

•

Organon Options. At the Effective Time, each outstanding option to purchase a share of our Common Stock under Organon’s 2021 Incentive Stock Plan (as amended or restated from time to time, the “Stock Plan”) (each, an “Organon Option”) (whether vested or unvested), by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration, less the per share exercise price, multiplied by (ii) the number of shares of our Common Stock underlying such Organon Option immediately prior to the Effective Time, less any applicable tax withholding. Each Organon Option having an exercise price per share equal to or greater than the Per Share Merger Consideration will be cancelled at the Effective Time without consideration or payment.

•

Organon RSUs. At the Effective Time, each outstanding Organon restricted stock unit under the Stock Plan (each, an “Organon RSU”) granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of our Common Stock underlying such Organon RSU immediately prior to the Effective Time, less any applicable tax withholding. At the Effective Time, each outstanding Organon RSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a cash-based successor RSU award (each, a “Converted RSU”) with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of our Common Stock underlying such Organon RSU immediately prior to the Effective Time. Each Converted RSU will be governed by the same terms and conditions as applied to the applicable Organon RSU prior to the Effective Time, and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement occurring within 24 months after the date on which the Merger is expected to be completed (the “Closing Date”).

•

Organon PSUs. At the Effective Time, each outstanding Organon performance stock unit under the Stock Plan (each, an “Organon PSU”) granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of our Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance, less any applicable tax withholding. At the Effective Time, each outstanding Organon PSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a cash-based award (each, a “Converted PSU”) with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of our Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance. Each Converted PSU will be governed by the same terms and conditions as applied to the applicable Organon PSU prior to the Effective Time (except that performance-based vesting conditions will no longer apply) and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement occurring within 24 months after the Closing Date.

No Solicitation; Change in Board Recommendation (see page 84)

Between the execution and delivery of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement and abandonment of the transactions contemplated by the Merger

Agreement, except as expressly permitted by the Merger Agreement, Organon has agreed that it will not, and will cause its and its subsidiaries’ representatives not to:

•

initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations relating to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (in each case, other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal or to notify the applicable person or group of the existence of this provision); or

•

provide any non-public information or data concerning Organon or its subsidiaries to any person or group in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal.

Notwithstanding the restrictions described above, before the Requisite Organon Stockholder Approval is obtained, in response to an unsolicited, bona fide Acquisition Proposal, Organon may:

•

provide non-public and other information and data concerning Organon and its subsidiaries and access to Organon and its subsidiaries’ properties, books and records in response to a request from the person or group who made such an Acquisition Proposal; provided that to the extent applicable, such information, data or access has previously been made available to Sun Pharma USA, or is made available to Sun Pharma USA as promptly as practicable (but in any event within 24 hours) after the provision of such information or data to the person or group who made such an Acquisition Proposal to any person or group making such Acquisition Proposal that has entered into a confidentiality agreement with terms that, taken as a whole, are not materially less restrictive to such person or group than the terms in Organon’s confidentiality agreement with Sun Pharma USA (but the confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amending of an Acquisition Proposal); and

•

engage or otherwise participate in any discussions or negotiations with any such person or group regarding such Acquisition Proposal, if prior to taking either action described in this bullet or the preceding bullet, the Board determines in good faith, after consultation with outside legal counsel and its financial advisors, that:

•

based on the information then available, including the terms and conditions of such Acquisition Proposal and those of the Merger Agreement, such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal; and

•	the failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

Except as permitted by the Merger Agreement, the Board (and any committee thereof) has agreed not to:

•	fail to include the Board’s recommendation that Organon’s stockholders adopt the Merger Agreement (the “Board Recommendation”) in this proxy statement;

•

withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Board Recommendation in a manner adverse to Sun Pharma USA; provided, that, if the Board takes no position with respect to an Acquisition Proposal initiated through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act until the earlier of 5:00 p.m. (New York time) on the day prior to the Special Meeting and the tenth business day after the commencement of such Acquisition Proposal, such failure to take a position will not, in and of itself, be considered adverse to Sun Pharma USA;

•

fail to recommend, within ten business days after the commencement of an Acquisition Proposal through a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of our Common Stock, against acceptance of such tender offer or exchange offer by Organon’s stockholders;

•

within ten business days after Sun Pharma USA so requests in writing, fail to publicly make or reaffirm the Board Recommendation following the date that any Acquisition Proposal or material modification thereto is first publicly disclosed to Organon’s stockholders; provided, that Sun Pharma USA may not make any such request on more than one occasion;

•	make any public statement in connection with the Special Meeting that is inconsistent with the Board Recommendation;

•

approve or recommend, or publicly declare advisable, any Acquisition Proposal, or approve or recommend, or publicly declare advisable or publicly propose to enter into, any agreement (other than a permitted confidentiality agreement) providing for an Acquisition Proposal; or

•	resolve, agree, authorize or commit to do any of the foregoing.

Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to the time the Requisite Organon Stockholder Approval is obtained, the Board may:

•	effect a Change of Recommendation; and/or

•

cause or permit Organon or any of its subsidiaries to enter into an Alternative Acquisition Agreement providing for a Superior Proposal (and Organon may enter into or cause a subsidiary thereof to enter into such Alternative Acquisition Agreement) if:

•	an unsolicited, bona fide, written Acquisition Proposal is received by Organon; and

•

the Board determines in good faith, after consultation with outside legal counsel and its financial advisors, that, based on the information then available, such Acquisition Proposal constitutes a Superior Proposal and a failure to effect a Change of Recommendation and/or cause or permit Organon or any of its subsidiaries to enter into an Alternative Acquisition Agreement providing for such Superior Proposal would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law (a “Superior Proposal Determination”).

However, none of the foregoing actions may be taken unless and until:

•

Organon has given Sun Pharma USA written notice at least four business days in advance, which notice must set forth in writing, that the Board intends to take such action and must include all information required by Organon’s notification covenant, mutatis mutandis;

•

during the Notice Period, to the extent requested by Sun Pharma USA, Organon must, and must cause its representatives to, negotiate in good faith with Sun Pharma USA and its representatives to revise the Merger Agreement so that the conditions underlying a Superior Proposal Determination would not be satisfied; and

•

at the end of the Notice Period, the Board has, taking into account any revisions to the Merger Agreement committed to by Sun Pharma USA in writing, thereafter determined in good faith, after consultation with outside legal counsel and its financial advisors, that, based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law, or that the Alternative Acquisition Agreement continues to be an Alternative Acquisition Agreement providing for a Superior Proposal (it being understood that (y) any material revisions to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of the notification covenant and the Notice

Period, except that subsequent to the initial Notice Period, the Notice Period will be reduced to two business days, and (z) prior to or concurrently with Organon or any of its subsidiaries entering into an Alternative Acquisition Agreement contemplated by the Superior Proposal carve-out, Organon must terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to the Superior Proposal Termination Right).

Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to the time the Requisite Organon Stockholder Approval is obtained, the Board may effect a Change of Recommendation if (1) an Intervening Event has occurred and (2) the Board determines in good faith, after consultation with outside legal counsel and its financial advisors, that, based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that no such actions may be taken unless and until:

•

Organon has given Sun Pharma USA written notice at least four business days in advance of its intent to effect a Change of Recommendation, which notice will include a reasonable description of such Intervening Event;

•

during such four-business day period, to the extent requested by Sun Pharma USA, Organon will, and will cause its representatives to, negotiate in good faith with Sun Pharma USA and its representatives, to revise the Merger Agreement; and

•

at the end of such four-business-day period, the Board will have taken into account any material revisions to the Merger Agreement that address the circumstances giving rise to the Intervening Event and that are committed to by Sun Pharma USA in writing, and will have thereafter determined in good faith, after consultation with outside legal counsel and its financial advisors, that, based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

See pages 84, 86, 87 and 88 for definitions of “Acquisition Proposal,” “Superior Proposal,” “Change of Recommendation,” “Alternative Acquisition Agreement,” “Notice Period” and “Intervening Event” as used in the Merger Agreement.

Conditions to the Completion of the Merger (see page 96)

The respective obligations of Organon, Sun Pharma USA and Merger Sub to effect the Closing are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Closing of each of the following conditions:

•	the Stockholder Approval Condition;

•	the Regulatory Approvals Condition; and

•	the Absence of Legal Restraints Condition.

The obligations of Sun Pharma USA and Merger Sub to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by Sun Pharma USA at or prior to the Closing Date of the following conditions:

•	the Organon Representations and Warranties Condition;

•	the Organon Covenant Condition;

•	no Company Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing;

•

Sun Pharma USA having received a certificate, dated as of the Closing Date, and duly executed on behalf of Organon by a duly authorized executive officer of Organon, certifying that the conditions set forth in the preceding items have been satisfied;

•

the Required Regulatory Approvals having been filed, occurred or been obtained (as applicable) without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment (and any such term, condition or consequence which would constitute a Substantial Detriment must not have been withdrawn or cured); and

•	Organon having obtained, and provided to Sun Pharma USA at least one business day prior to the Closing Date an executed copy of, the Payoff Letter with respect to the Organon Credit Agreement.

The obligation of Organon to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable law, waiver by Organon at or prior to the Closing of the following conditions:

•	the Sun Pharma USA Representations and Warranties Condition;

•	the Sun Pharma USA Covenant Condition; and

•

Organon must have received a certificate, dated as of the Closing Date, and duly executed on behalf of Sun Pharma USA and Merger Sub by a duly authorized officer of each of Sun Pharma USA and Merger Sub certifying that the conditions set forth in the preceding items have been satisfied.

See pages 79, 82, 90, 96 and 97 for definitions of “Stockholder Approval Condition,” “Regulatory Approvals Condition,” “Absence of Legal Restraints Condition,” “Organon Representations and Warranties Condition,” “Organon Covenant Condition,” “Company Material Adverse Effect,” “Required Regulatory Approvals,” “Substantial Detriment,” “Payoff Letter,” “Organon Credit Agreement,” “Sun Pharma USA Representations and Warranties Condition” and “Sun Pharma USA Covenant Condition” as used in the Merger Agreement.

Termination of the Merger Agreement (see page 97)

The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Organon Stockholder Approval has been obtained, by the mutual written consent of the parties.

The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by either Organon or Sun Pharma USA:

•	pursuant to the Outside Date Termination Right;

•

if any governmental entity has enacted, issued, promulgated, enforced or entered any Restraint, whether before or after the Requisite Organon Stockholder Approval has been obtained; provided, that this right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement will not be available to any party if the enactment, issuance, promulgation, enforcement or entry of such Restraint was primarily caused by or the result of the failure of such party to perform any of its obligations under the Merger Agreement; or

•	pursuant to the Stockholder Approval Termination Right.

Additionally, the Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by Organon:

•

if there has been a breach of any representation or warranty or covenant made by Sun Pharma USA or Merger Sub set forth in the Merger Agreement, in any case such that the Sun Pharma USA Representations and Warranties Condition or the Sun Pharma USA Covenant Condition would not be satisfied, subject to certain cure periods specified in the Merger Agreement; or

•	pursuant to the Superior Proposal Termination Right.

Additionally, the Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by Sun Pharma USA:

•

if there has been a breach of any representation or warranty or covenant made by Organon set forth in the Merger Agreement, in any case such that the Organon Representations and Warranties Condition or the Organon Covenant Condition would not be satisfied, subject to certain cure periods specified in the Merger Agreement; or

•	pursuant to the Change in Recommendation Termination Right.

The Termination Fee equal to $120,000,000 will be payable by Organon to Sun Pharma USA if:

•

Organon terminates the Merger Agreement pursuant to the Superior Proposal Termination Right, in which case the Termination Fee will be payable by wire transfer of immediately available funds immediately prior to or concurrently with such termination;

•

Sun Pharma USA terminates the Merger Agreement pursuant to the Change in Recommendation Termination Right, in which case the Termination Fee will be payable by wire transfer of immediately available funds within three business days following such termination;

•

either Sun Pharma USA or Organon terminates the Merger Agreement pursuant to the Outside Date Termination Right or the Stockholder Approval Termination Right, and, in each such case, at the time of such termination, Sun Pharma USA had the right to terminate the Merger Agreement pursuant to the Change in Recommendation Termination Right, in which case the Termination Fee will be payable by wire transfer of immediately available funds within three business days following such termination; or

•

either Sun Pharma USA or Organon terminates the Merger Agreement pursuant to the Outside Date Termination Right or the Stockholder Approval Termination Right, or Sun Pharma USA terminates the Merger Agreement pursuant to the Sun Pharma Breach Termination Right following a material breach of Organon’s no-solicitation or stockholder meeting covenants, and in each case prior to such termination a bona fide Acquisition Proposal had been publicly disclosed and not publicly withdrawn prior to such termination, and the person or group making such Acquisition Proposal had been identified (publicly or in written notice to Organon) prior to such termination (or at least three business days prior to the date of the Special Meeting in the case of a termination pursuant to the Stockholder Approval Termination Right) and within nine months after such termination Organon enters into or consummates an alternative acquisition transaction with respect to such Acquisition Proposal, in which case the Termination Fee will be payable by wire transfer of immediately available funds immediately prior to or concurrently with the consummation of that transaction (provided that, for such purposes, references to “20%” in the definition of “Acquisition Proposal” are deemed to be references to “50%”).

See pages 98, 99 and 100 for definitions of “Outside Date Termination Right,” “Restraint,” “Stockholder Approval Termination Right,” “Superior Proposal Termination Right,” “Sun Pharma Breach Termination Right,” “Change in Recommendation Termination Right” and “Termination Fee” as used in the Merger Agreement.

Specific Performance (see page 101)

The parties have agreed that, except to the extent provided otherwise in the Merger Agreement, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the Merger Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the Merger Agreement, consistent with the provisions of the Merger Agreement, without necessity of posting a bond or other form of security. In the event that any proceeding should be brought in equity to enforce the provisions of the Merger Agreement, no party will allege, and each party waived the defense, that there is an adequate remedy at law, except to the extent consistent with the provisions set forth in the Merger Agreement.

To the extent any party brings a proceeding to enforce specifically the performance of the terms and provisions of the Merger Agreement (other than a proceeding to specifically enforce any provision that expressly survives termination of the Merger Agreement) when expressly available to such party pursuant to the terms and conditions of the Merger Agreement, the Outside Date will automatically be extended to (i) the twentieth business day following the resolution of such proceeding, or (ii) such other time period established by the court presiding over such proceeding.

See page 81 for the definition of “Outside Date” as used in the Merger Agreement.

Market Price of Common Stock (see page 104)

If the Merger is completed, you will be entitled to receive $14.00 in cash, without interest, for each Eligible Share owned by you (unless you have properly exercised, and not lost, your appraisal rights with respect to such shares of our Common Stock), which represents a premium of:

•

approximately 103% to the closing price of our Common Stock on April 9, 2026 (the “Unaffected Date”), the unaffected trading date prior to the April 10, 2026 publication in a media report speculating about a potential transaction with Sun Pharma;

•	approximately 120% to the 30-day volume-weighted average price through the Unaffected Date;

•

approximately 63% to the closing price of our Common Stock on April 23, 2026, the last trading date prior to April 24, 2026 (a media report was published after trading hours on April 23, 2026 reporting about Sun Pharma submitting a $13 billion binding offer to acquire Organon); and

•

approximately 53% to the closing price of our Common Stock on October 24, 2025, the trading date before results of the investigation overseen by the Audit Committee of the Board were announced, as described in the section entitled “The Merger (Proposal 1)—Background of the Merger,” beginning on page 42 of this proxy statement.

On [●], 2026 the most recent practicable date before this proxy statement was first mailed to our stockholders, the closing price for our Common Stock on the NYSE was $[●] per share of our Common Stock. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of our Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you, as a stockholder of Organon, may have regarding the Merger Agreement, the Merger, the Special Meeting and the proposals being considered at the Special Meeting. Organon urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger Agreement, the Merger and the Special Meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement.

Q.	Why am I receiving these materials?

A.	The Board is furnishing this proxy statement and form of proxy card to Organon stockholders in connection with the solicitation of proxies to be voted at the Special Meeting.

Q.	What is the purpose of the Special Meeting?

A.	At the Special Meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:

•	the Merger Agreement Proposal; and

•	the Compensation Proposal.

Q.	Where and when is the Special Meeting?

A.

The Special Meeting of stockholders of Organon is scheduled to be held on [●], 2026 beginning at [●] (Eastern Time), via the internet at www.virtualshareholdermeeting.com/OGN2026SM. At the Special Meeting, stockholders who owned shares of our Common Stock as of the Record Date will be able to attend, and vote via the internet by logging in to the virtual meeting website. Whether or not you plan to attend the Special Meeting, Organon urges you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in these proxy materials. You will not be able to attend the Special Meeting physically in person.

Q.	What did the Board determine?

A.

After careful consideration, the Board has: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (ii) determined that the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Organon and the holders of shares of our Common Stock, other than Excluded Shares that are not Dissenting Shares, (iii) resolved to recommend that the holders of shares of our Common Stock adopt the Merger Agreement, and approve or adopt such other matters as may be submitted for their approval or adoption (as the case may be) in connection with the Merger Agreement, at the Special Meeting, and (iv) directed that the Merger Agreement be submitted to the holders of shares of our Common Stock for their adoption at the Special Meeting. For further information, see the section entitled “The Merger (Proposal 1)—Recommendation of the Organon Board; Reasons for the Merger,” beginning on page 53 of this proxy statement.

Q. How does the Board recommend that I vote on the proposals?

A.	The Board recommends that you vote as follows:

•	“FOR” the Merger Agreement Proposal; and

•	“FOR” the Compensation Proposal.

In considering the recommendation of the Board to vote in favor of the Merger Agreement Proposal, Organon stockholders should be aware that Organon’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Organon stockholders generally. For a more complete description of these interests, see the information provided in the section entitled “The Merger (Proposal 1)—Interests of Organon’s Directors and Executive Officers in the Merger,” beginning on page 67 of this proxy statement.

Q.	What will I receive in the Merger?

A.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of our Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be automatically cancelled, extinguished and converted into the right to receive the Per Share Merger Consideration of $14.00 per share of our Common Stock, without interest.

Q.	How does the Per Share Merger Consideration compare to the market price of Organon Common Stock prior to the announcement of the Merger?

A.	The Per Share Merger Consideration of $14.00 per share represents a premium of:

•

approximately 103% to the closing price of our Common Stock on the Unaffected Date, the unaffected trading date prior to the April 10, 2026 publication in a media report speculating about a potential transaction with Sun Pharma;

•	approximately 120% to the 30-day volume-weighted average price through the Unaffected Date.

•

approximately 63% to the closing price of our Common Stock on April 23, 2026, the last trading date prior to April 24, 2026 (a media report was published after trading hours on April 23, 2026 reporting about Sun Pharma submitting a $13 billion binding offer to acquire Organon); and

•

approximately 53% to the closing price of our Common Stock on October 24, 2025, the trading date before results of the investigation overseen by the Audit Committee of the Board were announced, as described in the section entitled “The Merger (Proposal 1)—Background of the Merger,” beginning on page 42 of this proxy statement.

On [●], 2026 the most recent practicable date before this proxy statement was first mailed to our stockholders, the closing price for our Common Stock on the NYSE was $[●] per share of our Common Stock. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of our Common Stock.

Q.	How will the Merger affect Organon equity awards?

A.

Organon Options. At the Effective Time, each outstanding Organon Option, whether vested or unvested, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration, less the per share exercise price, multiplied by (ii) the number of shares of our Common Stock underlying such Organon Option immediately prior to the Effective Time, less any applicable tax withholding. Each Organon Option having an exercise price per share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time for no consideration or payment.

Organon RSUs. At the Effective Time, each Organon RSU granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of our Common Stock underlying such Organon RSU immediately prior to the Effective Time, less any applicable tax withholding. At the Effective Time, each outstanding Organon RSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a Converted RSU with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of our Common Stock underlying such Organon RSU immediately prior to the Effective Time. Each Converted RSU will be governed by the same terms and conditions as applied to the applicable Organon RSU prior to the Effective Time and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement within 24 months after the Closing Date.

Organon PSUs. At the Effective Time, each Organon PSU granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of underlying shares of our Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance, less any applicable tax withholding. At the Effective Time, each outstanding Organon PSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a Converted PSU with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of our Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance. Each Converted PSU will be governed by the same terms and conditions as applied to the applicable Organon PSU prior to the Effective Time (except that performance-based vesting conditions will no longer apply) and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement within 24 months after the Closing Date.

Q.	What will happen in the Merger?

A.

Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Organon with Organon continuing as the Surviving Corporation and as a wholly owned subsidiary of Sun Pharma USA. As a result of the Merger, our Common Stock will no longer be publicly traded, and you will no longer have any interest in the future earnings or growth of Organon. In addition, our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and Organon will no longer be required to file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) with respect to our Common Stock, in each case, in accordance with applicable law, rules and regulations.

Q.	What vote is required to adopt the Merger Agreement?

A.

Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Pursuant to the Merger Agreement, such approval is a condition to the consummation of the Merger.

As of the Record Date, the current directors and executive officers of Organon beneficially owned and were entitled to vote, in the aggregate, [●] shares of our Common Stock, representing approximately [●]% of the outstanding voting power of our Common Stock as of the Record Date. Organon currently expects that each of the directors and executive officers of Organon will vote all of his or her shares “FOR” each of the proposals to be presented at the Special Meeting, including the Merger Agreement Proposal.

At the close of business on the Record Date, there were [●] shares of our Common Stock outstanding. Therefore, a total of [●] shares of our Common Stock must be voted “FOR” the Merger Agreement Proposal in order to approve such proposal.

Q.	What vote is required to approve (on a non-binding, advisory basis) the Compensation Proposal?

A.

Approval of the Compensation Proposal requires the affirmative vote of the holders of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Assuming a quorum, abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal, whereas broker non-votes will have no effect on the approval of the Compensation Proposal.

Q.	Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Organon’s named executive officers that relates to the Merger?

A.

The SEC rules require Organon to seek approval on a non-binding, advisory basis with respect to certain payments that will, or may be made to Organon’s named executive officers that are based on or otherwise relate to the Merger. For additional information, see the section entitled “Advisory Vote on Compensation Proposal (Proposal 2),” beginning on page 103 of this proxy statement.

Q.	What will happen if Organon stockholders do not approve the Compensation Proposal?

A.

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a stockholder may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal, and vice versa. Because the vote on the Compensation Proposal is advisory in nature only, it will not be binding on Organon, Sun Pharma USA or Merger Sub. Accordingly, if the Merger Agreement is adopted by Organon stockholders and the Merger is completed, the Merger-related compensation may be paid to Organon’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and arrangements even if Organon stockholders do not approve the Compensation Proposal.

Q.	Do any of Organon’s directors or executive officers have any interests in the Merger Agreement that are different from, or in addition to, my interests as an Organon stockholder?

A.

In considering the recommendation of the Board that Organon stockholders vote “FOR” the Merger Agreement Proposal, Organon stockholders should be aware that the executive officers and directors of Organon have certain interests in the Merger Agreement and the transactions contemplated thereby that may be different from, or in addition to, the interests of Organon stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and in making their recommendation that Organon stockholders vote “FOR” the adoption of the Merger Agreement. These interests include, among others, the treatment of outstanding Organon equity awards, potential cash severance and change-in-control payments under our severance and change-in-control arrangements, and continued indemnification and insurance coverage. These interests are discussed in more detail in the section entitled “The Merger (Proposal 1)—Interests of Organon’s Directors and Executive Officers in the Merger,” beginning on page 67 of this proxy statement.

Q.	When do you expect the Merger to be completed?

A.

Organon expects to complete the Merger in early 2027, subject to fulfilment of customary conditions to the Closing, including approval of the Merger Agreement Proposal by Organon stockholders and receipt of required regulatory approvals and clearances. The Merger is subject to various regulatory approvals and clearances and other conditions, and it is possible that factors outside the control of Organon, Sun Pharma, Sun Pharma USA or Merger Sub could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. Organon will complete the Merger promptly following the receipt of all required approvals and upon satisfaction or waiver of all other closing conditions.

Q.	What are the material U.S. federal income tax consequences of the Merger?

A.

The exchange of shares of our Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for such purposes, a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger in exchange for shares of our Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. Holder receives pursuant to the Merger with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Common Stock exceeds one year at the time of the Merger.

A Non-U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our Common Stock for cash pursuant to the Merger unless such Non-U.S. Holder has certain connections to the United States. However, a Non-U.S. Holder may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 108 of this proxy statement, and consult your tax advisor regarding the particular tax consequences of the Merger to you, including any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or other U.S. federal tax laws.

Q.	Who is entitled to vote at the Special Meeting?

A.

The Record Date for the Special Meeting is [●], 2026. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Special Meeting or any adjournment or postponement thereof. Each share of our Common Stock is entitled to one vote on all matters that come before the Special Meeting.

Q.	What happens if I sell or otherwise transfer my shares of our Common Stock after the Record Date but before the Special Meeting?

A.

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the Closing Date. If you sell or transfer your shares of our Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of our Common Stock, and each of you notifies Organon in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of our Common Stock, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of our Common Stock after the Record Date, Organon encourages you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the internet or by telephone (in accordance with the instructions detailed in the section entitled “The Special Meeting”).

Q.	Who may attend the Special Meeting?

A.

Only stockholders as of the close of business on [●], 2026, or their duly appointed proxies, and invited guests of Organon may attend the Special Meeting via the virtual meeting website. “Street name” holders (those whose shares of our Common Stock are held through a broker, bank or other nominee) who wish to vote at the Special Meeting must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares of our Common Stock at the Special Meeting.

Q.	Who is soliciting my vote?

A.

The Board is soliciting your proxy, and Organon will bear the cost of soliciting proxies. Organon has hired Sodali & Co to help with sending out the proxy materials and soliciting proxies for the Special Meeting, the estimated cost of which is approximately $40,000 plus reimbursement of certain additional out-of-pocket expenses. Organon will ask banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and Organon will reimburse them for their reasonable expenses in doing so. Organon and its directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

Q.	What do I need to do now?

A.

Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the Special Meeting via the virtual meeting website or by proxy, please submit a proxy to vote your shares of our Common Stock as promptly as possible so that such shares may be represented and voted at the Special Meeting. A failure to vote your shares of our Common Stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q.	How do I vote if my shares are registered directly in my name?

A.

If at the close of business on the Record Date, your shares of our Common Stock were registered directly in your name with our transfer agent, Equiniti Shareowner Services, then you are the stockholder of record for these shares. As a stockholder of record, you may vote via the virtual meeting website at the Special Meeting or by proxy.

To vote during the live audio webcast, follow the instructions available on the virtual meeting website at www.virtualshareholdermeeting.com/OGN2026SM. The Special Meeting will be held exclusively online via live audio webcast. To be admitted to the live audio webcast, you must provide your sixteen (16)-digit control number. We recommend you submit your vote by proxy prior to the date of the Special Meeting even if you plan to attend the meeting virtually via the internet.

To submit your proxy by telephone, call 1-800-690-6903. In order to vote your shares by telephone, you will need the sixteen (16)-digit control number included on your enclosed proxy card (which is unique to each stockholder of Organon to ensure all voting instructions are genuine and to prevent duplicate voting).

To submit your proxy through the internet, you may vote your shares at www.proxyvote.com. In order to vote your shares through the internet, you will need the sixteen (16)-digit control number included on your enclosed proxy card.

If you choose to submit your proxy through the internet or by telephone, your proxy must be received by 11:59 p.m. (Eastern Time) on [●], 2026 in order to be counted at the Special Meeting.

You may also vote by mail by completing, signing, and dating your enclosed proxy card and returning it in the accompanying pre-addressed envelope provided. Your proxy card must be received no later than the close of business on [●], 2026 in order for your vote to be counted at the Special Meeting.

Whether or not you plan to attend the Special Meeting by attendance via the virtual meeting website or by proxy, as applicable, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting if you have already voted by proxy. Organon encourages you to vote over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.

Q.	How do I vote if my shares are held in the name of my broker (street name)?

A.

If, at the close of business on the Record Date, your shares of our Common Stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Certain of these institutions offer the ability to direct your agent how to vote through the internet or by telephone.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Organon. You must follow the voting instructions provided by your bank, broker, nominee, trustee, or other agent in order to instruct your bank, broker, nominee, trustee, or other agent on how to vote your shares. If the voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Special Meeting with the sixteen (16)-digit control number indicated on that voting instruction form. Otherwise, stockholders who hold their shares in “street name” must contact their bank, broker, nominee, trustee, or other agent (preferably at least five days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Special Meeting.

To vote by proxy, you may vote by mail by completing, signing, and dating the voting instruction form provided by your bank, broker, nominee, trustee, or other agent and returning it in the accompanying pre-addressed envelope. Your bank, broker, nominee, trustee, or other agent must receive your voting instruction form in sufficient time to vote your shares at the Special Meeting. You may vote through the internet or by telephone only if internet or telephone voting is made available by your bank, broker, nominee, trustee, or other agent. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other agent with these materials.

Q.	Can I change my vote after I submit my proxy?

A.

Yes. You have the right to revoke a proxy at any time prior to the taking of the vote at the Special Meeting. You may revoke your proxy prior to the taking of the vote at the Special Meeting by submitting a new proxy to vote your shares of our Common Stock over the internet or by telephone (only your latest internet or telephone proxy is counted), by signing a later-dated new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card or by sending a written revocation of your proxy to Organon prior to the Special Meeting to the Office of Corporate Secretary, c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302. In addition, you may revoke your proxy by attending the Special Meeting and voting; however, attending the Special Meeting alone will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or vote in person at the Special Meeting.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.

Q.	If the Merger is completed, how do I obtain the Per Share Merger Consideration for my shares of Common Stock?

A.

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of our Common Stock, each Eligible Share will be converted into the right to receive the Per Share Merger Consideration, and will cease to be outstanding, will be cancelled and will cease to exist. If your shares of our Common Stock are evidenced by certificates formerly representing any Eligible Shares (“Certificates”), after the Merger is completed, you will receive a letter of transmittal and related materials from the paying agent designated by Sun Pharma USA prior to the Effective Time to act as agent for the holders of the Eligible Shares in connection with the Merger (the “Paying Agent”) with detailed written instructions for exchanging your shares of our Common Stock. Holders of book-entry shares will not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Per Share Merger Consideration. If your shares of our

Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Per Share Merger Consideration.

Q.	Should I send in my stock certificates or other evidence of ownership now?

A.

No. You should not return any stock certificates or send documents evidencing ownership of our Common Stock now or with the proxy card. If the Merger is completed, the Paying Agent will send you a letter of transmittal and instructions for exchanging your shares of our Common Stock for the Per Share Merger Consideration for each share.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Per Share Merger Consideration for each share of my shares of Common Stock?

A.

If the Merger is completed, holders of shares of our Common Stock issued and outstanding immediately prior to the Effective Time who do not vote in favor of the adoption of the Merger Agreement, who duly demand appraisal pursuant to Section 262 of the DGCL and continuously hold such shares of our Common Stock from the date of making the demand for appraisal through the Effective Time, and who have not effectively withdrawn their demand or otherwise waived or lost their rights to appraisal, are entitled to seek appraisal of their shares of our Common Stock in connection with the Merger under Section 262 of the DGCL if they take certain actions and meet certain conditions. For additional information, see the section entitled “Appraisal Rights,” beginning on page 111 of this proxy statement. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Failure to strictly comply, timely and properly, with the requirements of Section 262 of the DGCL will result in the loss of your right to appraisal. We encourage you to read these provisions carefully and in their entirety and, in view of their complexity, to promptly consult with your legal and financial advisors if you wish to pursue your appraisal rights in connection with the Merger.

Q.	How many shares must be present to constitute a quorum for the Special Meeting?

A.

The holders of a majority of the voting power of all of the shares of our Common Stock entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you attend the Special Meeting via the virtual meeting website. Abstentions will be counted towards the quorum requirement.

At the close of business on the Record Date, there were [●] shares of our Common Stock outstanding. Therefore, a total of [●] shares are entitled to vote at the Special Meeting and holders of shares of our Common Stock representing at least [●] votes must be represented at the Special Meeting or by proxy to have a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject Organon to additional expense.

Q.	What if I abstain from voting?

A.

If you attend the Special Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares of our Common Stock will still be counted in determining whether a quorum is present. If you abstain from voting or fail to vote your shares of our Common Stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares of our Common Stock held in “street name” by a broker to give voting instructions to the broker), that abstention or failure to vote will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal.

With regard to the Compensation Proposal and assuming a quorum is present, abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal, whereas broker non-votes will have no effect on the approval of the Compensation Proposal.

If you properly sign your proxy card but do not mark the boxes showing how your shares of our Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; and (2) “FOR” the Compensation Proposal.

Q.	What is a broker non-vote?

A.

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal. Broker non-votes are shares of our Common Stock held by brokers that are present in person or by proxy at the Special Meeting, but with respect to which the broker is not instructed by the beneficial owner of such shares of our Common Stock how to vote on a particular proposal, and the broker does not have discretionary voting power on such proposals. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of our Common Stock held in “street name” does not give voting instructions to the broker, then those shares of our Common Stock will not be present in person or by proxy at the Special Meeting for the purposes of determining a quorum or otherwise. For shares of our Common Stock held in “street name,” only shares of our Common Stock affirmatively voted “FOR” the Merger Agreement Proposal will be counted as a vote in favor of such proposal. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Organon does not expect any broker non-votes at the Special Meeting.

Q.	What is a proxy?

A.

A proxy is an Organon stockholder’s legal designation of another person to vote shares of our Common Stock owned by such Organon stockholder on their behalf. If you are an Organon stockholder of record, you can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares of our Common Stock beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Q.	If an Organon stockholder gives a proxy, how are the shares of the Common Stock voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies will vote your shares of our Common Stock in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares of our Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of our Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; and (2) “FOR” the Compensation Proposal.

Q.	What does it mean if I receive more than one set of proxy materials?

A.

This means you own shares of our Common Stock that are registered under different names or are in more than one account. For example, you may own some shares of our Common Stock directly as a stockholder of record and other shares of our Common Stock through a broker or you may own shares of our Common Stock through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares of our Common Stock you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.

No. Because any shares of our Common Stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares of our Common Stock so held will not be combined for voting purposes with shares of our Common Stock you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of our Common Stock because they are held in a different form of record ownership. Shares of our Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of our Common Stock held in an individual retirement account must be voted under the rules governing the account.

Q.	Can I participate if I am unable to attend the Special Meeting?

A.	If you are unable to attend the Special Meeting, Organon encourages you to complete, sign, date and return your proxy card or to vote over the internet or by telephone.

Q.	Where can I find the voting results of the Special Meeting?

A.

Organon intends to publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that Organon files with the SEC are publicly available.

Q.	What happens if the Merger is not completed?

A.

If the Merger Agreement is not adopted by Organon stockholders or if the Merger is not completed for any other reason, Organon stockholders will not receive any payment for their shares of our Common Stock in connection with the Merger. Instead, shares of our Common Stock will continue to be listed and traded on the NYSE. The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, Organon may be required to pay to Sun Pharma USA a termination fee of $120,000,000. See the section entitled “The Merger Agreement—Effect of Termination—Termination Fee,” beginning on page 100 of this proxy statement, for a discussion of the circumstances under which such a termination fee may be required to be paid.

Q.	How can I obtain additional information about Organon?

A.

Organon will provide copies of this proxy statement, its annexes and the documents incorporated by reference herein, without charge to any stockholder who makes a written request to the Office of Corporate Secretary at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302. Organon’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on Organon’s Investor Relations website at www.organon.com/investor-relations. Organon’s website address is provided as an inactive textual reference only. The information provided on or accessible through Organon’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to Organon’s website provided in this proxy statement.

Q.	How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A.

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Organon and some brokers may be householding the proxy materials by delivering a single set of proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. However, if you are residing at such an address and wish to receive a separate set of proxy materials, you may request them by calling the Office of Corporate Secretary at (551) 430-6000, or by submitting a request in writing to the Office of Corporate Secretary, c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302, and Organon will promptly deliver a separate set of the proxy materials to you. If you are receiving multiple copies of Organon’s proxy statement, you can request householding by contacting the Office of Corporate Secretary in the same manner described above.

Q.	Who should I contact if I have any questions?

A.

If you have questions about the Merger or the other matters to be voted on at the Special Meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Sodali & Co

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Shareholders may call toll free: (800) 662-5200

Banks and Brokers may call collect: (203) 658-9400

Email: OGN.info@investor.sodali.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this proxy statement that address activities, events or developments that Organon expects, believes or anticipates will or may occur in the future are forward-looking statements, including, in particular, statements about the expected timing, completion and effects or benefits of the Merger. Forward-looking statements may be identified by words such as “will,” “expect,” and “may.” These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond the Organon’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to:

•	uncertainties as to the timing of the Merger;

•	the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all;

•	the failure to satisfy any of the conditions to the consummation of the Merger, including receiving, on a timely basis or otherwise, the requisite vote of Organon stockholders;

•	the possibility that competing offers or acquisition proposals for Organon will be made;

•

the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Organon to pay a termination fee;

•

the effect of the announcement or pendency of the Merger on Organon’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally;

•	risks related to diverting management’s attention from Organon’s ongoing business operations;

•	the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability;

•	certain restrictions during the pendency of the Merger that may impact Organon’s ability to pursue certain business opportunities or strategic transactions;

•	the risk that any announcements relating to the Merger could have adverse effects on the market price of Organon’s Common Stock, including if the Merger is not consummated;

•	risks that the benefits of the Merger are not realized when and as expected; and

•	legislative, regulatory and economic developments.

The foregoing review of important factors related to the Merger or the other transactions contemplated by the Merger Agreement should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this proxy statement and elsewhere, including the other factors discussed in the “Risk Factors” section of Organon’s reports filed with the SEC, including its most recent Annual Report on Form 10-K and other documents on file with the SEC, which may be obtained free of charge from the SEC’s website at www.sec.gov.

Forward-looking statements are subject to various risks and uncertainties that change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Organon on its website or otherwise. Organon does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All subsequent written and oral forward-looking statements attributable to Organon and/or any person acting on behalf of Organon are expressly qualified in their entirety by this paragraph. The information contained on any websites referenced in this proxy statement or in Organon’s periodic reports filed with the SEC is not incorporated by reference into this proxy statement.

PARTIES TO THE MERGER

Organon

Organon is a global healthcare company formed through a spinoff from Merck & Co., Inc., known as MSD outside of the United States and Canada in 2021. Organon has a legacy of deep trust and strong brand equity among HCPs, patients, regulators and other stakeholders. A global leader in women’s health, Organon’s portfolio includes more than 70 products across Women’s Health and General Medicines, which includes biosimilars, commercialized across 140 countries, with the U.S., Europe, China, Canada and Brazil among its largest markets. This global footprint is supported by six manufacturing facilities across the European Union and emerging markets, reinforcing its scale and reach. Together, Organon’s General Medicines and Women’s Health franchise reflect the company’s commitment to advancing access and affordability for communities around the world.

Shares of Organon’s Common Stock are listed with, and trade on, the NYSE under the symbol “OGN.” For additional information, visit www.organon.com. The information provided on the Organon website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the Organon website provided in this proxy statement. Organon’s principal executive offices are maintained at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302, telephone number (551) 430-6000.

Sun Pharma USA

Sun Pharma USA is a subsidiary of Sun Pharmaceutical Industries Ltd., one of the leading pharmaceutical companies in the United States. Headquartered in Princeton, New Jersey, Sun Pharma USA functions as a holding company and does not conduct independent business operations. Its subsidiaries conduct all operational activities, including distribution, manufacturing, and research and development activities in the United States. Through these subsidiaries, Sun Pharma USA offers a diverse portfolio of Innovative Medicines, Generics and Consumer Healthcare products that help Americans manage both chronic and acute health conditions. Sun Pharma USA’s Innovative Medicines business includes more than two dozen commercial products spanning multiple therapeutic areas, including Dermatology, Ophthalmology and Oncology. Sun Pharma USA’s principal executive offices are maintained at 2 Independence Way, Princeton, NJ 08540, telephone number 609-720-9200.

Merger Sub

Merger Sub is a wholly owned subsidiary of Sun Pharma USA and has not engaged in any business or operations or incurred any liabilities or obligations, except for those activities incidental to its formation and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will be merged with and into Organon and will cease to exist, with Organon surviving the Merger as a wholly owned subsidiary of Sun Pharma USA. Merger Sub’s principal executive offices are maintained at 2 Independence Way, Princeton, NJ 08540, telephone number (800) 406-7984.

Sun Pharma

Sun Pharma is the world’s leading specialty generics company with a presence in Innovative Medicines, Generics and Consumer Healthcare products. It is the largest pharmaceutical company in India and is a leading generic company in the US as well as Global Emerging Markets. Sun Pharma’s high growth Global Innovative Medicines portfolio spans innovative products in dermatology, ophthalmology and oncodermatology and accounts for about 20% of company sales. The company’s vertically integrated operations deliver high-quality medicines, trusted by physicians and consumers in over 100 countries. Its manufacturing facilities are spread across five continents. Sun Pharma is proud of its multi-cultural workforce drawn from over 50 nations. Sun Pharma’s principal executive offices are maintained at Sun House, Plot No. 201 B/1, Western Express Highway, Goregaon (East), Mumbai 400063, India, telephone number (+91 22) 4324 4324.

Sun Pharma Canada

Sun Pharma Canada is an indirect wholly owned subsidiary of Sun Pharma. Sun Pharma Canada delivers Innovative Medicines, Generics and Consumer Healthcare products that improve the lives of millions of people. With a broadly diversified portfolio of products that span multiple therapeutic areas, Sun Pharma Canada improves access to effective, affordable treatments that promote better health and well-being. Sun Pharma Canada’s principal offices are maintained at 130 East Drive Brampton, Ontario, L6T 1C1, Canada, telephone number (866) 840-1340.

Sun Pharma Netherlands

Sun Pharma Netherlands is a wholly owned subsidiary of Sun Pharma. Sun Pharma Netherlands functions as a holding company and invests in various pharmaceutical companies. Otherwise, it does not conduct independent business operations. Its subsidiaries conduct all operational activities, including, without limitation the manufacture, sale and distribution of generic medicines, including a wide range of hospital products in the global market. Sun Pharma Netherlands’ principal executive offices are maintained at Polarisavenue 87, 2132JH Hoofddorp, Netherlands, telephone number +31 23 568 5501.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of Organon as part of a solicitation of proxies by the Board for use at the Special Meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Organon with the information they need to know to be able to vote or to instruct their vote to be cast at the Special Meeting.

Date, Time and Place of the Special Meeting

The Special Meeting of stockholders of Organon is scheduled to be held on [●], 2026 beginning at [●] (Eastern Time), via the internet at www.virtualshareholdermeeting.com/OGN2026SM. The Record Date for the Special Meeting is [●], 2026. Only stockholders of record at the close of business on that date are entitled to attend and to vote at the Special Meeting via the internet by logging in to the virtual meeting website. However, if you are the stockholder of record as of the Record Date, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the internet or by telephone according to the instructions contained in the enclosed proxy card. If you are a beneficial owner of our shares in “street name,” the manner of voting and the availability of telephone and internet voting will depend on the voting process of your applicable broker or nominee. Whether or not you plan to attend the Special Meeting, we urge you to complete and return the enclosed proxy card or submit your proxy card through the internet or by telephone by following the instructions provided in the proxy card to ensure that your vote is counted. You will not be able to attend the Special Meeting in person.

Purpose of the Special Meeting

At the Special Meeting, Organon will ask stockholders of Organon to consider and vote on the following:

•	the Merger Agreement Proposal; and

•	the Compensation Proposal.

Recommendation of the Organon Board; Reasons for the Merger

After careful consideration, the Board has: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (ii) determined that the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Organon and the holders of shares of our Common Stock, other than Excluded Shares that are not Dissenting Shares, (iii) resolved to recommend that the holders of shares of our Common Stock adopt the Merger Agreement, and approve or adopt such other matters as may be submitted for their approval or adoption (as the case may be) in connection with the Merger Agreement, at the Special Meeting, and (iv) directed that the Merger Agreement be submitted to the holders of shares of our Common Stock for their adoption at the Special Meeting. Certain factors considered by the Board in reaching its recommendation can be found in the section entitled “The Merger (Proposal 1)—Recommendation of the Organon Board; Reasons for the Merger,” beginning on page 53 of this proxy statement.

Organon’s stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If Organon’s stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which Organon encourages you to read carefully and in its entirety.

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a stockholder may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal, and vice versa. Because the vote on the Compensation Proposal is advisory in nature only, it will not be binding on Organon, Sun Pharma USA or Merger Sub. Accordingly, if the Merger

Agreement is adopted by Organon’s stockholders and the Merger is completed, the Merger-related compensation may be paid to Organon’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and arrangements even if the stockholders do not approve the Compensation Proposal.

The Board recommends that Organon’s stockholders vote “FOR” each of the above proposals.

Record Date; Stockholders Entitled to Vote

Only holders of record of our Common Stock at the close of business on [●], 2026, the Record Date, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. At the close of business on the Record Date, [●] shares of our Common Stock were issued and outstanding. The holders of our Common Stock will have one vote for each share of our Common Stock they owned as of the close of business on the Record Date.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the voting power of all of the shares of our Common Stock entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum. At the close of business on the Record Date, [●] shares of our Common Stock were issued and outstanding. The holders of shares of our Common Stock will have one vote for each share of our Common Stock they owned as of the close of business on the Record Date.

Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you attend the Special Meeting via the virtual meeting website. Abstentions will be counted towards the quorum requirement. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, there will be no broker non-votes, and shares for which beneficial owners have not provided voting instructions to their banks, brokers or other nominees will NOT count for purposes of calculating whether a quorum is present at the Special Meeting. If a stockholder fails to authorize a proxy to vote its shares or to vote at the Special Meeting, or fails to instruct its broker, bank or other nominee on how to vote, the shares of our Common Stock that such stockholder owns will not be counted as votes cast for purposes of determining whether a quorum is present at the Special Meeting.

Once a share of our Common Stock is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment or postponement of the Special Meeting, except as set forth below. If there is no quorum, the chairman of the meeting may adjourn the Special Meeting to another place (if any), date or time and, pursuant to Organon’s Amended and Restated Bylaws (the “Bylaws”) and the Board may postpone or reschedule the Special Meeting, in each case subject to the requirements in the Merger Agreement. If a new Record Date is set for the adjourned Special Meeting, then a new quorum will have to be established. Failure of a quorum to be represented at the Special Meeting will necessitate an adjournment or postponement and will subject Organon to additional expense.

At the close of business on the Record Date, there were [●] shares of our Common Stock outstanding. Therefore, a total of [●] shares of our Common Stock must be present in person or by proxy to constitute a quorum.

Required Vote

Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Assuming a quorum, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Pursuant to the Merger Agreement, such approval is a condition to the consummation of the Merger.

Approval of the Compensation Proposal requires the affirmative vote of the holders of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Assuming a quorum, abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal, whereas broker non-votes will have no effect on the approval of the Compensation Proposal.

At the close of business on the Record Date, there were [●] shares of our Common Stock outstanding. Therefore, a total of [●] shares of our Common Stock must be voted “FOR” the Merger Agreement Proposal in order to approve such proposal. Organon currently expects that each of the directors and executive officers of Organon will vote all of his or her shares “FOR” each of the proposals to be presented at the Special Meeting.

Abstentions and Broker Non-Votes; Failure to Vote

An abstention occurs when a stockholder attends a meeting, in person or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted in determining whether a quorum is present. If a stockholder abstains from voting or fails to vote its shares of our Common Stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares of our Common Stock held in “street name” by a broker to give voting instructions to the broker), that abstention or failure to vote will have the same effect as if the stockholder voted “AGAINST” the Merger Agreement Proposal. With regard to the Compensation Proposal and assuming a quorum is present, abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal, whereas broker non-votes will have no effect on the approval of the Compensation Proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal. Broker non-votes are shares of our Common Stock held by brokers that are present in person or by proxy at the Special Meeting, but with respect to which the broker is not instructed by the beneficial owner of such shares of our Common Stock how to vote on a particular proposal, and the broker does not have discretionary voting power on such proposal. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, then those shares of our Common Stock will not be present in person or by proxy at the Special Meeting for the purposes of determining a quorum or otherwise. For shares of our Common Stock held in “street name,” only shares of our Common Stock affirmatively voted “FOR” the Merger Agreement Proposal will be counted as a vote in favor of such proposal. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Organon does not expect any broker non-votes at the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of our Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; and (2) “FOR” the Compensation Proposal.

Voting at the Special Meeting

The Special Meeting of stockholders of Organon in connection with the Merger is scheduled to be held on [●], 2026 beginning at [●] (Eastern Time) via the internet at www.virtualshareholdermeeting.com/OGN2026SM. The Special Meeting is being held solely by means of remote communication and stockholders may not physically attend the meeting. At the Special Meeting, stockholders who owned shares of our Common Stock as of the Record Date will be able to attend and vote via the internet by logging in to the virtual meeting website. For each of the Merger Agreement Proposal and the Compensation Proposal, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on the Record Date, your shares of our Common Stock were registered directly in your name with our transfer agent, Equiniti Shareowner Services, then you are the stockholder of record for these shares. As a stockholder of record, you may vote either via the virtual meeting website at the Special Meeting or by proxy.

Stockholders of record as of the Record Date may attend, participate in, vote at, and listen to the Special Meeting via live audio webcast at www.virtualshareholdermeeting.com/OGN2026SM when you enter your sixteen (16)-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Instructions on how to access the Special Meeting via the live audio webcast are posted at www.virtualshareholdermeeting.com/OGN2026SM. Access to the Special Meeting will begin approximately 15 minutes before the scheduled meeting time, and you are encouraged to log on early to test your access. If you have technical problems accessing the Special Meeting, you may contact the technical support number that will be posted on the virtual meeting website log-in page.

To vote by proxy, stockholders of record as of the Record Date may vote through the internet or by telephone or mail as follows:

•

You may vote through the internet at www.proxyvote.com or by telephone by calling 1-800-690-6903. In order to vote your shares through the internet or by telephone, you will need the sixteen (16)-digit control number included on your enclosed proxy card (which is unique to each stockholder of Organon to ensure all voting instructions are genuine and to prevent duplicate voting). You may vote through the internet or by telephone, twenty-four (24) hours a day, seven (7) days a week prior to the Special Meeting. If you choose to submit your proxy through the internet or by telephone, your proxy must be received by 11:59 p.m. Eastern Time on [●], 2026 in order to be counted at the Special Meeting.

•

You may vote by mail by completing, signing, and dating your enclosed proxy card and returning it in the accompanying pre-addressed envelope provided. Your proxy card must be received no later than the close of business on [●], 2026 in order for your vote to be counted at the Special Meeting.

Whether or not you plan to attend the Special Meeting by attendance via the virtual meeting website or by proxy, as applicable, we urge you to vote by proxy to ensure your vote is counted. Voting in advance does not affect your right to attend the Special Meeting. You may still attend the Special Meeting if you have already voted by proxy. If you submit the enclosed proxy card and also attend the Special Meeting, you do not need to vote again at the Special Meeting unless you want to change your vote. We encourage you to vote over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, at the close of business on the Record Date, your shares of our Common Stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Organon. You must follow the voting instructions provided by your bank, broker, nominee, trustee, or other agent in order to instruct your bank, broker, nominee, trustee, or other agent on how to vote your shares. If the voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Special Meeting with the sixteen (16)-digit control number indicated on that voting instruction form. Otherwise, stockholders who hold their shares in “street name” must contact their bank, broker, nominee, trustee, or other agent (preferably at least five days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Special Meeting.

To vote by proxy, you may vote through the internet or by telephone or mail as follows:

•

You may vote by mail by completing, signing, and dating the voting instruction form provided by your bank, broker, nominee, trustee, or other agent and returning it in the accompanying pre-addressed envelope. Your bank, broker, nominee, trustee, or other agent must receive your voting instruction form in sufficient time to vote your shares at the Special Meeting.

•

You may provide voting instructions through the internet or by telephone only if internet or telephone voting is made available by your bank, broker, nominee, trustee, or other agent. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other agent with these materials.

If you have any questions or need assistance voting your shares of our Common Stock, please contact our proxy solicitor, Sodali & Co at (800) 662-5200 (toll-free) or (203) 658-9400 (banks and brokers).

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may vote at the Special Meeting, or by submitting a proxy to vote via the internet, by telephone or by mail using the enclosed postage-prepaid envelope. If you are a beneficial owner of shares of our Common Stock, and your shares of our Common Stock are held in “street name,” you should instruct your bank, broker or other nominee on how to vote your shares of our Common Stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or fail to vote at the Special Meeting, or you do not provide your bank, broker or other nominee with instructions, as applicable, your shares of our Common Stock will not be voted on the Merger Agreement Proposal, which will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

If you fail to return your proxy card or fail to submit your proxy to vote via the internet or by telephone, or if your shares of our Common Stock are held in “street name” by your bank, broker or other nominee, and you fail to instruct your bank, broker or other nominee to vote, your shares of our Common Stock will not be voted and will not have an effect on the approval of the Compensation Proposal, assuming a quorum is present. However, if you attend the Special Meeting but fail to vote on the Compensation Proposal, your shares will be counted as present and entitled to vote, and the failure to vote will have the same effect as a vote “AGAINST” the Compensation Proposal.

You have the right to revoke a proxy at any time prior to the taking of the vote at the Special Meeting. You may revoke your proxy prior to the taking of the vote at the Special Meeting by submitting a new proxy to vote your shares of our Common Stock over the internet or by telephone (only your latest internet or telephone proxy is counted), by signing a later-dated new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card or by sending a written revocation of your proxy to Organon prior to the Special Meeting to the Office of Corporate Secretary, c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302. In addition, you may revoke your proxy by attending the Special Meeting and voting your shares of our Common Stock via the virtual meeting website; however, attending the Special Meeting alone will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or vote in person at the Special Meeting.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.

Solicitation of Proxies

The Board is soliciting your proxy, and Organon will bear the cost of the solicitation of proxies for the Special Meeting. Organon has hired Sodali & Co to help with sending out the proxy materials and soliciting proxies for the Special Meeting, the estimated cost of which is approximately $40,000 plus reimbursement of certain additional out-of-pocket expenses. Organon will ask banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and Organon will reimburse them for their reasonable expenses in doing so. Organon and its directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

Rights of Stockholders Who Seek Appraisal

Organon stockholders are entitled to appraisal rights under the DGCL in connection with the Merger, provided that such stockholders comply with the requirements of Section 262 of the DGCL. If the Merger is completed, holders of shares of our Common Stock issued and outstanding immediately prior to the Effective Time who do not vote in favor of the Merger Agreement Proposal and who otherwise comply with the requirements of Section 262 of the DGCL have the right to seek appraisal of such stockholder’s shares of our Common Stock and to receive payment in cash for the “fair value” of such person’s shares of our Common Stock, to be paid upon the amount determined to be “fair value,” in lieu of the amount of the Per Share Merger Consideration for each share such stockholder would have received pursuant to the Merger Agreement. The ultimate amount a stockholder may receive in an appraisal proceeding may be less than, equal to or more than the amount such stockholder would otherwise have received under the Merger Agreement if such stockholder did not seek appraisal of such stockholder’s shares of our Common Stock.

To exercise appraisal rights with respect to shares of our Common Stock, a stockholder must, among other things, deliver a written demand for appraisal to Organon before the vote is taken on the Merger Agreement Proposal, must not vote (either at the Special Meeting or by proxy) in favor of the Merger Agreement Proposal with respect to such shares of our Common Stock and must continuously hold such shares of our Common Stock from the date of making the demand for appraisal through the Effective Time. As such, merely voting against, abstaining or failing to vote on the Merger Agreement Proposal will not by itself preserve a stockholder’s right to appraisal under the DGCL. If a stockholder fails to follow exactly the procedures set forth in Section 262 of the DGCL, such stockholder will lose appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights,” beginning on page 111 of this proxy statement. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Organon encourages stockholders to read these provisions carefully and in their entirety. If a stockholder holds shares of our Common Stock through a bank, broker or other nominee and wishes to exercise appraisal rights, such stockholder should consult with such bank, broker or other nominee to determine the appropriate procedures. In view of the complexity of the DGCL, Organon stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Adjournment

Although it is not currently expected, the Special Meeting may be adjourned or postponed. Organon’s Bylaws provide that the chairman of any meeting of stockholders will have the power to adjourn or recess the meeting, whether or not a quorum is present, for any or no reason from time to time, and that any meeting may also be adjourned by the holders of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote thereon. In addition, the Board has the power to postpone, reschedule or cancel any previously scheduled special meeting. The Merger Agreement provides that, subject to limited exceptions, Organon may not postpone or adjourn the Special Meeting without Sun Pharma USA’s prior written consent (which is not to be unreasonably withheld, conditioned or delayed), and that in no event may the Special Meeting be postponed or adjourned more than ten days in connection with any single postponement or adjournment, or more than 30 days in the aggregate from its originally scheduled date.

If the Special Meeting is adjourned to another time or place, Organon is not required to give notice of the time and place (if any) of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person or by proxy and vote at such adjourned meeting if such information is (i) announced at the Special Meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the Special Meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the Special Meeting by means of remote communication, or (iii) set forth in the notice of the Special Meeting, in each case unless the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed or if a new record date is fixed for the adjourned Special Meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Other Matters

Pursuant to the DGCL and Organon’s Bylaws, only such business as has been brought before the Special Meeting by or at the direction of the Board may be conducted at the Special Meeting.

Householding of Special Meeting Materials

We are sending only one set of this proxy statement and the related proxy materials to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs.

However, if you are residing at such an address and wish to receive a separate set of proxy materials, you may request them by calling the Office of Corporate Secretary at (551) 430-6000, or by emailing the Office of Corporate Secretary at secretaryoffice@organon.com, or by submitting a request in writing to the Office of Corporate Secretary, c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302, and we will promptly deliver a separate set of the proxy materials to you. If you are receiving multiple copies of the proxy statement, you can request householding by contacting the Office of Corporate Secretary in the same manner described above.

Voting Results

Organon intends to publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that Organon files with the SEC are publicly available.

Exchanging Shares of Organon Common Stock

You should not return any stock certificates or send documents evidencing ownership of our Common Stock with the proxy card. If the Merger is completed, the Paying Agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of our Common Stock for the Per Share Merger Consideration.

Questions and Additional Information

If you have questions about the Merger or the other matters to be voted on at the Special Meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact our proxy solicitor, Sodali & Co, at (800) 662-5200 (toll-free) or (203) 658-9400 (banks and brokers). A copy of this proxy statement is also available without charge upon written request to the Office of Corporate Secretary, c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302.

THE MERGER (PROPOSAL 1)

The discussion of the Merger Agreement and the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement.

Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Organon with Organon continuing as the Surviving Corporation and as a wholly owned subsidiary of Sun Pharma USA.

Parties to the Merger

Organon

Organon is a global healthcare company formed through a spinoff from Merck & Co., Inc., known as MSD outside of the United States and Canada in 2021. Organon has a legacy of deep trust and strong brand equity among HCPs, patients, regulators and other stakeholders. A global leader in women’s health, Organon’s portfolio includes more than 70 products across Women’s Health and General Medicines, which includes biosimilars, commercialized across 140 countries, with the U.S., Europe, China, Canada and Brazil among its largest markets. This global footprint is supported by six manufacturing facilities across the European Union and emerging markets, reinforcing its scale and reach. Together, Organon’s General Medicines and Women’s Health franchise reflect the company’s commitment to advancing access and affordability for communities around the world.

Shares of Organon’s Common Stock are listed with, and trade on, the NYSE under the symbol “OGN.” For additional information, visit www.organon.com. The information provided on the Organon website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the Organon website provided in this proxy statement. Organon’s principal executive offices are maintained at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302, telephone number (551) 430-6000.

Sun Pharma USA

Sun Pharma USA is a subsidiary of Sun Pharmaceutical Industries Ltd., one of the leading pharmaceutical companies in the United States. Headquartered in Princeton, New Jersey, Sun Pharma USA functions as a holding company and does not conduct independent business operations. Its subsidiaries conduct all operational activities, including distribution, manufacturing, and research and development activities in the United States. Through these subsidiaries, Sun Pharma USA offers a diverse portfolio of Innovative Medicines, Generics and Consumer Healthcare products that help patients manage both chronic and acute health conditions. Sun Pharma USA’s Innovative Medicines business includes more than two dozen commercial products spanning multiple therapeutic areas, including Dermatology, Ophthalmology and Oncology. Sun Pharma USA’s principal executive offices are maintained at 2 Independence Way, Princeton, NJ 08540, telephone number 609-720-9200.

Merger Sub

Merger Sub is a wholly owned subsidiary of Sun Pharma USA and has not engaged in any business or operations or incurred any liabilities or obligations, except for those activities incidental to its formation and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will be merged with and into Organon and will cease to exist, with Organon surviving the Merger as a wholly owned subsidiary of Sun Pharma USA. Merger Sub’s principal executive offices are maintained at 2 Independence Way, Princeton, NJ 08540, telephone number (800) 406-7984.

Sun Pharma

Sun Pharma is the world’s leading specialty generics company with a presence in Innovative Medicines, Generics and Consumer Healthcare products. It is the largest pharmaceutical company in India and is a leading generic company in the US as well as Global Emerging Markets. Sun Pharma’s high growth Global Innovative Medicines portfolio spans innovative products in dermatology, ophthalmology and oncodermatology and accounts for about 20% of company sales. The company’s vertically integrated operations deliver high-quality medicines, trusted by physicians and consumers in over 100 countries. Its manufacturing facilities are spread across five continents. Sun Pharma is proud of its multi-cultural workforce drawn from over 50 nations. Sun Pharma’s principal executive offices are maintained at Sun House, Plot No. 201 B/1, Western Express Highway, Goregaon (East), Mumbai 400063, India, telephone number (+91 22) 4324 4324.

Sun Pharma Canada

Sun Pharma Canada is an indirect wholly owned subsidiary of Sun Pharma. Sun Pharma Canada delivers Innovative Medicines, Generics and Consumer Healthcare products that improve the lives of millions of people. With a broadly diversified portfolio of products that span multiple therapeutic areas, Sun Pharma Canada improves access to effective, affordable treatments that promote better health and well-being. Sun Pharma Canada’s principal offices are maintained at 130 East Drive Brampton, Ontario, L6T 1C1, Canada, telephone number (866) 840-1340.

Sun Pharma Netherlands

Sun Pharma Netherlands is a wholly owned subsidiary of Sun Pharma. Sun Pharma Netherlands functions as a holding company and invests in various pharmaceutical companies. Otherwise, it does not conduct independent business operations. Its subsidiaries conduct all operational activities, including, without limitation the manufacture, sale and distribution of generic medicines, including a wide range of hospital products in the global market. Sun Pharma Netherlands’ principal executive offices are maintained at Polarisavenue 87, 2132JH Hoofddorp, Netherlands, telephone number +31 23 568 5501.

Effects of the Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Organon with Organon continuing as the Surviving Corporation and as a wholly owned subsidiary of Sun Pharma USA. As a result of the Merger, our Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our Common Stock will be deregistered under the Exchange Act, and Organon will no longer be required to file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

Merger Consideration for Organon Common Stock

At the Effective Time, by virtue of the Merger and without any action on the part of the parties or any holder of any capital stock of Organon or on the part of the sole stockholder of Merger Sub, each Eligible Share will be converted into the right to receive $14.00 per share in cash, without interest, and will cease to be outstanding, will be cancelled and will cease to exist.

In addition, the Merger Agreement provides for the following treatment of Organon’s equity awards at the Effective Time:

•

Organon Options. At the Effective Time, each outstanding Organon Option, whether vested or unvested, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration, less the per share exercise price, multiplied by (ii) the number of shares of our Common Stock underlying such Organon Option immediately prior to the Effective Time, less any applicable tax withholding. Each Organon Option having an exercise price per share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time for no consideration or payment.

•

Organon RSUs. At the Effective Time, each Organon RSU granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of our Common Stock underlying such Organon RSU immediately prior to the Effective Time, less any applicable tax withholding. At the Effective Time, each outstanding Organon RSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a Converted RSU with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of our Common Stock underlying such Organon RSU immediately prior to the Effective Time. Each Converted RSU will be governed by the same terms and conditions as applied to the applicable Organon RSU prior to the Effective Time and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement within 24 months after the Closing Date.

•

Organon PSUs. At the Effective Time, each Organon PSU granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of underlying shares of our Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance, less any applicable tax withholding. At the Effective Time, each outstanding Organon PSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a Converted PSU with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of our Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance. Each Converted PSU will be governed by the same terms and conditions as applied to the applicable Organon PSU prior to the Effective Time (except that performance-based vesting conditions will no longer apply) and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement within 24 months after the Closing Date.

Effects on Organon if the Merger Is Not Completed

If the Merger Agreement is not approved by Organon stockholders or if the Merger is not completed for any other reason, Organon stockholders will not receive any payment for their shares of our Common Stock in connection with the Merger. Instead, Organon will remain an independent public company, shares of our Common Stock will continue to be listed and traded on the NYSE and be registered under the Exchange Act, and Organon will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, Organon expects that management will, for the foreseeable future, operate Organon’s business in a manner similar to that in which it is being operated today and that Organon stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industry in which Organon operates and adverse economic conditions. See the section entitled “Risk Factors” in Organon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this proxy statement.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is possible that the price of our Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our Common Stock. If the Merger is not completed, the Board will continue to evaluate and review Organon’s business operations, assets and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not approved by Organon stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Organon is offered, or that Organon’s business, prospects or results of operation will not be adversely impacted.

In addition, if the Merger Agreement is terminated, under specified circumstances, Organon may be required to pay Sun Pharma USA a Termination Fee in an amount equal to $120,000,000. See the section entitled “The Merger Agreement—Effect of Termination—Termination Fee,” beginning on page 100 of this proxy statement, for a discussion of the circumstances under which such Termination Fee may be required to be paid.

Background of the Merger

In June 2021, Organon became an independent, publicly traded company through a spin-off from Merck. In connection with the spin-off, Organon incurred $9.5 billion of debt and distributed $9.0 billion of the debt incurrence proceeds to Merck.

Since the spin-off, the Board and Organon’s management team have regularly met to consider Organon’s long-term strategy, competitive position and capital structure, including opportunities to reduce Organon’s outstanding indebtedness and enhance stockholder value. As part of their regular review, the Board and Organon’s management team have continually assessed Organon’s business and the strategic alternatives available to Organon in light of current business, regulatory and economic environments, as well as developments, opportunities and challenges in the global healthcare industry in which Organon operates.

On May 1, 2025, Organon announced a reset of its capital allocation priorities to accelerate progress towards deleveraging, reducing its regular quarterly dividend rate from $0.28 per share of Common Stock to $0.02 per share of Common Stock.

In light of various factors in Organon’s business, including reduced full-year 2025 Adjusted EBITDA and revenue guidance and significant outstanding indebtedness, the Board focused its efforts on evaluating a broad range of potential strategic alternatives, including a number of divestitures which were under discussion. Such strategic alternatives included larger divestitures, a potential breakup of the business into its constituent parts, a combination with a counterparty possessing a development pipeline or high-growth products, or a sale of Organon. The Board and Organon’s management team, together with its financial advisors and legal advisors, also considered a number of inbound expressions of interest with respect to a range of potential transactions received, as described below.

During September and October 2025, Organon’s then-current Chief Executive Officer had preliminary discussions with the Chief Executive Officer of a clinical stage biopharmaceutical company (which we refer to as “Party A”) regarding the parties’ respective businesses and the possibility of a potential strategic transaction, including a potential business combination. Thereafter, the Chief Executive Officer of Party A contacted Ms. Carrie S. Cox to revisit the possibility of a potential business combination between Organon and Party A. Ms. Cox and Party A’s Chief Executive Officer agreed to schedule a call in the coming weeks to discuss a potential business combination in greater detail.

Separately, on October 24, 2025, a representative of a private healthcare holding company (which we refer to as “Party B”) contacted Mr. Daniel Karp, Organon’s Head of Corporate Development, and informed him that Party B was potentially interested in exploring a transaction involving Organon’s U.S. operations and product lines.

On October 27, 2025, Organon announced a change in leadership and that the Audit Committee of the Board had overseen an investigation into wholesaler sales practices for its Nexplanon product, as well as potential amendments to periodic reports previously filed with the SEC. Organon also announced the appointment of Mr. Joseph Morrissey as the Interim Chief Executive Officer and Ms. Cox as Executive Chair and that the Board was initiating a search for a permanent Chief Executive Officer, including both internal and external candidates.

On October 31, 2025, an unsolicited indication of interest was submitted by Party B to acquire Organon’s U.S. operations and product lines for $3.3 billion in an all-cash transaction (the “October 31 Party B IOI”), subject to confirmatory due diligence and financing.

On November 7, 2025, Organon announced that it entered into an agreement to divest its medical device, the JADA® System, for up to $465 million, as well as the intention to apply the net proceeds from the transaction to reduce its debt, improve its balance sheet and enhance its capacity to pursue other growth opportunities with a focus in women’s health biopharma and other strategic priorities.

In mid-November 2025, the Executive Chairman of Sun Pharma, Mr. Dilip Shanghvi, contacted Ms. Cox to introduce himself and suggest meeting when he visited the U.S. in December.

On November 12, 2025, Party A’s Chief Executive Officer and Ms. Cox had a telephone call to discuss a potential business combination in greater detail and discussed the possibility of further exploring a potential transaction.

On November 17, 2025, a representative of a European-based pharmaceutical company (which we refer to as “Party C”) contacted Mr. Karp, and indicated potential interest in a transaction involving certain therapeutic areas within Organon’s Established Brands portfolio. Discussions with Party C did not significantly progress until mid-January, as described below.

On November 19, 2025, Organon entered into a non-disclosure agreement with Party A (which did not include a standstill provision). On the next day, members of the Board and Organon management met via videoconference to discuss a high-level transaction structure and timing to consummate a potential business combination and determined to move forward with discussions with Party A. Later that day, members of the Board and representatives of Organon’s management met with representatives of Party A to discuss the rationale for a potential business combination. Over the next few weeks, members of Organon management and Party A management engaged in a number of management calls to discuss the parties’ respective research and development programs, financials and valuation materials.

On November 21, 2025, the Portfolio Development Committee of the Board (the “Portfolio Development Committee”) held a meeting attended by its members, Mr. Alan Ezekowitz, Mr. Philip Ozuah, and Ms. Shalini Sharp (with Mr. Robert Essner not in attendance), as well as members of management. At the meeting, Mr. Karp informed the Portfolio Development Committee of the October 31 Party B IOI, of which Ms. Cox had been informed immediately upon receipt. Mr. Karp advised that the proposed $3.3 billion purchase price would be substantially below the net present value of Organon’s U.S. commercial business. Following discussion, the Portfolio Development Committee determined that Organon should not pursue discussions with Party B in light of the significant differential between the proposed purchase price and the estimated value of Organon’s U.S. commercial business. At that same meeting, the Portfolio Development Committee also discussed the interest it had received from several parties with respect to the potential divestiture of certain respiratory products. Following discussion, the Portfolio Development Committee supported moving forward with exploring a divestiture of Organon’s respiratory portfolio through a competitive process as one of the strategic initiatives under discussion.

At a regularly scheduled Board meeting on December 2, 2025, Organon management reviewed with the Board a range of strategic alternatives under consideration. These included continued execution of Organon’s standalone plan (including cost reductions and targeted divestitures), larger-scale divestitures (such as, but not limited to, potential sales of Organon’s fertility, China or respiratory business), a potential break-up of Organon into two separate segments coupled with a possible merger of one or both segments with other companies, a combination with a company possessing an innovative pipeline followed by a capital raise to reduce leverage and fund research and development projects, a merger of equals, and a sale of Organon. Sullivan & Cromwell LLP (“S&C”) presented on the Board’s fiduciary duties in evaluating its alternatives and exploring a range of initiatives. The Board determined to form an ad hoc committee comprised of Ms. Cox, Mr. Essner and Ms. Sharp (the “Strategic Alternatives Committee”) to oversee the process of evaluating these strategic alternatives. In addition, the Board determined to continue to work with both Morgan Stanley and Goldman Sachs & Co. LLC (“Goldman Sachs”) given their involvement in ongoing divestiture processes. Beginning in late 2025 through

March 23, 2026, Organon received approximately 24 indications of interest from strategic parties (including Parties A, B and C) and financial sponsors (including Party D (as defined in this “—Background of the Merger” section of this proxy statement)) covering a range of potential transactions, including a sale of Organon, a sale of the US operations, China operations, respiratory business, biosimilars business and fertility business. Of the parties that submitted indications of interest during this period, Organon entered into non-disclosure agreements with three parties interested in a sale of Organon, including Sun Pharma. Each of the three non-disclosure agreements included a standstill provision with customary fall-away provisions, including in the event of entry into a definitive agreement providing for a change of control transaction with a third party.

On December 7, 2025, Organon directed Goldman Sachs to focus on transactions other than a sale of Organon given their familiarity with potential acquisition and merger targets that could advance Organon’s strategic objective to add growth assets and pipeline. On or around that same day, Organon determined that Morgan Stanley would be the lead financial adviser in connection with a sale of Organon or potential divestiture of Organon’s respiratory business.

On December 8, 2025, Party B submitted a new proposal under which it would acquire 100% of the equity interests of Organon at $10.03 per share of Common Stock, as opposed to solely acquiring Organon’s U.S. products and operations lines as contemplated by the October 31 Party B IOI. On December 8, 2025, the closing price for Organon’s Common Stock on the NYSE was $7.29 per share of Common Stock. Party B’s proposal contemplated financing the transaction through a combination of cash on hand and new financing from its existing lender group and referenced a lead lender that would not have been expected to lead a transaction of the size contemplated by its proposal. Organon determined not to engage further with Party B because the price offered was not at an adequate level and there were significant questions regarding Party B and its ability to finance the transaction proposed.

On December 10, 2025, following weeks of discussions between Organon management and the management team of Party A, Goldman Sachs and certain members of Organon management were granted access to a data room established by Party A.

On December 11, 2025, Mr. Shanghvi and Ms. Cox met for breakfast. During the meeting, they discussed, among other topics, Mr. Shanghvi’s background, Sun Pharma’s recent acquisitions and the possibility of a strategic transaction. In that context, Mr. Shanghvi outlined a strategic vision for Organon, highlighted key members of Sun Pharma’s management team, and provided additional detail regarding Sun Pharma’s work to date in evaluating a potential transaction.

At an ad hoc meeting on December 15, 2025, Ms. Cox met with members of the Board, S&C, Morgan Stanley and members of Organon management to discuss Ms. Cox’s breakfast meeting with Mr. Shanghvi and determined potential next steps should Sun Pharma pursue a strategic transaction with Organon. Representatives of Morgan Stanley reviewed with the Board preliminary financial analyses. The meeting participants also discussed various strategic alternatives.

On December 15, 2025, Organon and Goldman Sachs received a diligence request list from Party A.

On December 16, 2025, Goldman Sachs provided Party A’s financial advisor with a term sheet outlining the structure of, and relative value implied by, a potential business combination. After additional conversations between Party A and Organon, the parties determined they were too far apart on value and paused discussions. Party A subsequently pursued financing alternatives and did not participate further in the process.

On December 16, 2025, Sun Pharma submitted a letter of intent to acquire 100% of the equity interests of Organon. Sun Pharma did not specify a proposed price but stated that they expected to propose an all-cash transaction “at an industry-standard premium” to Organon’s unaffected share price prior to announcement of the CEO change and sales practices investigation. Ms. Cox discussed Sun Pharma’s proposal with members of

Organon management, Morgan Stanley, S&C and members of the Strategic Alternatives Committee and concluded that any evaluation of a transaction would require a specific indication of value from Sun Pharma. Ms. Cox emailed Mr. Shanghvi shortly after that discussion and notified him of the same.

Also on December 16, 2025, representatives of Morgan Stanley had a call with representatives of Party B’s financial advisor to discuss Party B’s contemplated financing for the proposed transaction. Representatives of Morgan Stanley asked that Party B provide details regarding the contemplated financing.

On December 17, 2025, Mr. Shanghvi responded with a proposed range of $12-14 per share of Common Stock. On December 17, 2025, the closing price for Organon’s Common Stock on the NYSE was $6.99 per share of Common Stock. Ms. Cox communicated to Mr. Shanghvi that Organon would require a specific and improved indication of value before proceeding further, and that Organon was prepared to grant Sun Pharma access to preliminary due diligence materials to facilitate such a proposal.

On December 22, 2025, following an exchange of drafts, Sun Pharma and Organon executed a non-disclosure agreement. On December 23, 2025, representatives of Sun Pharma and Organon conducted a preliminary, high-level due diligence call to discuss Organon’s long-range operating plan and other high-level diligence questions. Sun Pharma was subsequently provided access to a virtual data room (the “VDR”) containing diligence information that was responsive to the initial due diligence request list submitted by Sun Pharma and began its diligence process.

On December 26, 2025, a representative of Morgan Stanley had a telephone call with Mr. Shanghvi to reiterate Organon’s view on value and that Organon expected a specific and improved indication of value.

Consistent with its prior directive that Goldman Sachs focus on strategic alternatives other than a sale of Organon, in early January, Organon instructed Goldman Sachs to prepare a presentation on potential strategic growth opportunities. On January 9, 2026, Goldman Sachs presented to Organon management outlining potential strategic growth opportunities, including an acquisition approach involving sequential acquisitions of select public and private biopharmaceutical companies with potential pipeline or other growth products and an alternative illustrative synergy-driven mergers of equals followed by selected acquisitions and/or a structured private investment in Organon.

On January 7, 2026, a representative of Party C contacted Mr. Karp to request a meeting at a health care conference.

On January 8, 2026, Morgan Stanley reiterated value expectations with Sun Pharma who also communicated that it had engaged a financial advisor in connection with a potential transaction.

At an ad hoc meeting on January 12, 2026, certain members of the Board and Organon management, Morgan Stanley and S&C met to discuss strategic alternatives, status of Sun Pharma’s due diligence and next steps in connection with a potential transaction.

Also on January 12, 2026, Mr. Karp met with representatives of a financial sponsor (which we refer to as “Party D”) at a health care conference. Organon and Party D discussed the strategic rationale behind a potential transaction with Organon.

On January 13, 2026, Mr. Morrissey, Mr. Matt Walsh, CFO of Organon, and Mr. Karp met with management and representatives of Party C at a health care conference. Organon and Party C discussed the strategic rationale behind a potential combination of the two companies, and Party C indicated it would make a proposal to acquire Organon. In connection with these discussions, on January 14, 2026, Organon introduced Morgan Stanley to Party C’s financial advisor, and on January 16, 2026, Morgan Stanley spoke with Party C’s financial advisor by telephone to discuss a potential forthcoming indication of interest.

Also on January 13, 2026, Mr. Morrissey and Mr. Walsh had an introductory meeting with representatives of Sun Pharma at the health care conference.

On January 19, 2026, Ms. Cox had a discussion with the Chief Executive Officer of a public pharmaceutical company about the benefits of a potential combination. Following that discussion both companies determined not to continue discussions given priorities and limited portfolio overlap.

On January 19, 2026, a press report and market speculation surfaced regarding a potential acquisition of Organon by Sun Pharma.

Throughout January, Sun Pharma conducted preliminary diligence and participated in virtual management meetings with Organon. On January 22, 2026, Organon presented potential synergies across a range of business segments to Sun Pharma and identified potential cost synergies across commercial, procurement, R&D and corporate functions.

On January 23, 2026, as a follow up to the meeting between Party D and Mr. Karp at the health care conference, a representative of Morgan Stanley received an inbound email from a representative of Party D, and Party D communicated its interest in a transaction with Organon.

On January 26, 2026, representatives of Morgan Stanley had a call with Party B’s financial advisor in which Morgan Stanley requested additional details regarding Party B’s contemplated financing for the proposed transaction.

On January 27, 2026, Party B submitted a revised indication of interest to acquire 100% of the equity interests of Organon for between $10.50 and $11.50 per share of Common Stock. On January 27, 2026, the closing price for Organon’s Common Stock on the NYSE was $9.00 per share of Common Stock.

On January 28, 2026, the Strategic Alternatives Committee held a meeting attended by its members, as well as all other members of the Board, members of Organon management and representatives of Morgan Stanley and S&C. At the meeting, Mr. Karp provided an overview regarding various strategic alternatives under consideration. A representative of Morgan Stanley then provided an overview of the status of ongoing discussions with Sun Pharma and summarized due diligence efforts to date. Representatives of Morgan Stanley also discussed the interest from the two other interested parties.

Following four weeks of diligence, including several virtual due diligence meetings between members of Organon management and Sun Pharma management, on January 29, 2026, Sun Pharma submitted a revised indication of interest (the “January 29 Sun Pharma IOI”) to acquire 100% of the equity interests of Organon for $13.50 per share of Common Stock. On January 29, 2026, the closing price for Organon’s Common Stock on the NYSE was $8.60 per share of our Common Stock.

On February 3, 2026, the Board met with representatives of Organon management, S&C, and Morgan Stanley to discuss the January 29 Sun Pharma IOI. At the meeting, a representative of Morgan Stanley updated the Board on recent communications with Sun Pharma, as well as the anticipated timing and next steps in the process for a potential transaction, and reviewed with the Board the updated preliminary financial analyses. The Board also discussed potential synergies from a transaction with Sun Pharma. The Board then discussed valuation methodologies, synergy analyses, and a set of select companies for potential outreach, along with related recommendations. Following this discussion, the Board determined its strategy for responding to Sun Pharma and agreed that Ms. Cox should convey to Mr. Shanghvi that the Board was not prepared to pursue a transaction at a price of $13.50 per share of Common Stock and that the Board was evaluating a range of other alternatives and had not determined to sell Organon at this time absent receipt of a price it deemed compelling. At that same meeting, a representative of Goldman Sachs presented to the Board regarding sequential transactions involving (i) a merger of equals with an integrated specialty pharmaceutical company, followed by (ii) a divestiture of

Established Brands and generics business of the combined company, (iii) acquisitions of innovative pipeline products and (iv) strategic investments in dermatology and women’s health as well as continued development of Organon’s pipeline products.

On February 4, 2026, Ms. Cox and the Chief Executive Officer of a diversified pharmaceutical company were introduced by email in connection with a potential strategic transaction and determined to meet a few days later. Ms. Cox and the Chief Executive Officer subsequently held a discussion on February 10, 2026 regarding a potential strategic transaction. About a month later, the Chief Executive Officer informed Ms. Cox that his board of directors was not interested in pursuing further discussions regarding a potential transaction.

On February 7, 2026, Ms. Cox had a telephone call with Mr. Shanghvi to discuss the January 29 Sun Pharma IOI. At the direction of the Board, Ms. Cox communicated to Mr. Shanghvi that the price reflected in the January 29 Sun Pharma IOI was insufficient and that Sun Pharma would need to increase its proposed price.

On February 9, 2026, the Strategic Alternatives Committee held a meeting attended by its members, as well as the Executive Vice President and General Counsel of Organon. At the meeting, Ms. Cox updated the Committee on the status of discussions with Sun Pharma, including that she had conveyed the Board’s determination that it was not prepared to proceed with a transaction based on the January 29 Sun Pharma IOI and that Mr. Shanghvi indicated he was not prepared to increase his offer but wished to continue the due diligence process. The Strategic Alternatives Committee members then discussed, among other matters, Organon’s standalone prospects, a potential business combination with Party A, the potential value of Organon to Sun Pharma and the likelihood of receiving higher bids from other parties, including Party C. Following this discussion, the Strategic Alternatives Committee determined to continue engaging in due diligence with Sun Pharma with a view that it would lead Sun Pharma to meaningfully increase its proposed price.

During the week of February 17, 2026, representatives of Morgan Stanley had discussions with Party C’s financial advisor, during which Party C’s financial advisor indicated that Party C was continuing to advance its evaluation of an acquisition of Organon, including engaging with financing sources.

On February 18, 2026, Party D sent Morgan Stanley an indication of interest to acquire 100% of the equity interests of Organon at a price of $9.50-$10.50 per share of Common Stock. On February 18, 2026, the closing price for Organon’s Common Stock on the NYSE was $7.46 per share of Common Stock. In light of the value of Party D’s proposal relative to Sun Pharma’s offer and the value of Organon’s Common Stock at which the Board had indicated it would be prepared to transact, Organon management did not pursue discussions with Party D at that time.

On February 20, 2026, Ms. Cox and Mr. Shanghvi had a telephone call to discuss the January 29 Sun Pharma IOI. On that call, Ms. Cox informed Mr. Shanghvi that Organon was prepared to provide Sun Pharma with continued access to due diligence materials, but that Sun Pharma would need to increase the price reflected in the January 29 Sun Pharma IOI. In addition, Ms. Cox informed Mr. Shanghvi that once Sun Pharma made progress on confirmatory diligence, they would have a final conversation on value.

On February 27, 2026, Party C’s financial advisor had a telephone call with Mr. Karp, informing him that Party C received approval to submit a proposal for an acquisition of Organon. Later that day, Morgan Stanley introduced Party C’s Chief Executive Officer and Ms. Cox via email in anticipation of Party C’s proposal.

On March 1, 2026, Organon entered into an engagement letter with Goldman Sachs confirming its engagement of Goldman Sachs as a financial advisor in connection with various strategic alternatives available to Organon involving non-ordinary course acquisitions and divestitures.

Also on March 1, 2026, following an exchange of drafts, Organon and Sun Pharma entered into a clean team agreement providing for restrictions and protocols relating to the review of certain competitively sensitive information. Immediately thereafter, select representatives of Sun Pharma were provided access to the clean team folder in the VDR.

On March 2, 2026, Ms. Cox and Party C’s Chief Executive Officer met via videoconference to discuss Party C’s interest in a potential transaction. Later that day, Party C submitted an offer to acquire 100% of the equity interests of Organon for $11.75 per share of Common Stock, based on a fully diluted share count for Organon of approximately 270.6 million shares of Common Stock. On March 2, 2026, the closing price for Organon’s Common Stock on the NYSE was $7.19 per share of Common Stock.

On March 4, 2026, Morgan Stanley had a telephone call with Party C’s financial advisor to discuss Party C’s offer. On that telephone call, Morgan Stanley indicated that Party C’s offer did not present enough value but that Organon was open to providing Party C with VDR access to improve its offer.

On March 7, 2026, following exchanges of drafts, Organon and Party C entered into a non-disclosure agreement (which included a standstill provision containing standard fall-away rights, including upon the entry into a definitive agreement providing for a change of control transaction with a third party). Later that day, Party C and its representatives and advisors were admitted into the VDR. From the date Party C was admitted to the VDR until the final bid date of April 22, 2026, Party C conducted extensive due diligence and participated in virtual due diligence management sessions, as well as negotiations on the draft Merger Agreement provided to it by S&C on March 17, 2026.

On March 9, 2026, Party D submitted a non-binding offer to acquire 100% of the equity interests of Organon at a range of $12.00-$14.00 per share. On March 9, 2026, the closing price for Organon’s Common Stock on the NYSE was $6.53 per share of Common Stock. Party D’s proposal did not specify the fully diluted share count underlying its offer, but indicated that it was based on publicly available information, including Organon’s recently announced 2025 year-end results.

On March 10, 2026, Organon management and Party C’s management, along with their respective financial advisors had a telephone call to discuss Organon’s long-range operating plan and synergy estimations.

On March 11, 2026, S&C emailed an auction draft of the Merger Agreement to White & Case LLP (“W&C”), Sun Pharma’s mergers and acquisitions counsel. Organon’s auction draft of the Merger Agreement provided, among other things: (a) that “Parent” would be the ultimate parent entity within the buyer’s corporate structure; (b) for an unspecified termination fee payable by Organon in certain circumstances; (c) for the acceleration and cash-out of all outstanding equity awards at the Per Share Merger Consideration; (d) for a limitation on the buyer’s obligations to obtain regulatory approvals based on a “substantial detriment” standard tied to whether required actions would result in a material adverse effect on the combined business following closing; (e) for an unspecified reverse termination fee payable by the buyer in certain circumstances, including a failure to obtain regulatory approvals by the outside date; and (f) a customary suite of representations and warranties and interim operating covenants.

On March 12, 2026, Morgan Stanley had a telephone call with Party D to discuss Party D’s revised proposal and next steps, which included Morgan Stanley circulating a non-disclosure agreement to Party D, in coordination with S&C. Later that day, Organon entered into an engagement letter with Morgan Stanley confirming its engagement of Morgan Stanley as the lead financial advisor in connection with a sale of Organon.

On March 13, 2026, Party C submitted a revised proposal to acquire 100% of the equity interests in Organon at $13 per share of Common Stock, based on a fully diluted share count for Organon of approximately 270.6 million shares of Common Stock. On March 13, 2026, the closing price for Organon’s Common Stock on the NYSE was $6.35 per share of Common Stock. On March 15, 2026, following an exchange of drafts, Organon and Party C entered into a clean team agreement providing for restrictions and protocols relating to the review of certain competitively sensitive information. Immediately thereafter, select representatives of Party C were provided access to the clean team folder in the VDR.

On March 16, 2026, representatives and advisors of Party C met with representatives and advisors of Organon for dinner in New York City and discussed Organon’s business ahead of the management presentations the next day.

On March 17, 2026, representatives and advisors of Party C met with Organon management and representatives of Morgan Stanley for a management presentation at Organon’s headquarters in Jersey City, New Jersey.

Also on March 17, 2026, following an exchange of drafts, Organon and Party D entered into a non-disclosure agreement (which included a standstill provision containing standard fall-away rights, including upon the entry into a definitive agreement providing for a change of control transaction with a third party). Party D was provided with access to the VDR immediately thereafter. On that same day, the auction draft of the Merger Agreement was posted to the VDR for review by parties who had access at that time, including Sun Pharma, Party C and Party D and their respective representatives. S&C also emailed the auction draft of the Merger Agreement directly to Party C’s counsel upon their request.

On March 19, 2026, Party D sent a preliminary due diligence request list to representatives of Morgan Stanley.

On March 20, 2026, members of Organon management and Party D’s management, along with representatives of their respective financial advisors, had a telephone call to discuss Organon’s long-range operating plan and synergy estimations.

On March 21, 2026, Mr. Shanghvi emailed a list of critical diligence items to Ms. Cox, with the understanding that responses to such items would further crystallize value in connection with the negotiations.

On March 22, 2026, W&C submitted, on behalf of Sun Pharma, a revised draft of the Merger Agreement. Sun Pharma’s March 22, 2026 draft reflected, among other changes: (a) that the identity of “Parent” remained subject to ongoing discussion; (b) an unspecified termination fee; (c) revisions to the treatment of restricted stock units and performance stock units, which would convert into fixed cash awards based on the Per Share Merger Consideration and vest following closing in accordance with their existing time-based vesting schedules; (d) revisions to the “substantial detriment” concept that shifted the limitation on Sun Pharma’s regulatory efforts from a standard based on a material adverse effect on Sun Pharma and the combined business to a less stringent standard; (e) the deletion of the reverse termination fee construct; (f) a note that financing arrangement proposals would be forthcoming, for which S&C requested additional detail; and (g) significant revisions to the representations and warranties, including changes to materiality qualifiers and expansions to the interim operating covenants.

On March 24, 2026, representatives of Morgan Stanley had telephone calls with representatives of Party C’s financial advisor and Sun Pharma’s financial advisor to discuss the overall process and expected timeline. On that call, representatives of Party C’s financial advisor indicated that several weeks would be required to obtain financing commitments necessary to support an acceptable final bid. Later that day, on March 24, 2026, Morgan Stanley circulated a process letter to Sun Pharma and Party C. The process letter outlined the procedures and requirements for submitting definitive binding proposals for the acquisition of Organon, including required transaction documentation, financing commitments and other evaluation criteria. It also specified key deadlines, including delivery of best and final markups of the Merger Agreement and disclosure schedule by April 15, 2026 and submission of final proposals by April 22, 2026.

On March 25, 2026, Party B submitted a revised proposal to acquire Organon’s U.S. business for $3.3 billion, which was a reversion back to the October 31 Party B IOI. The Board determined not to pursue Party B’s revised proposal, which represented no increase from the October 31 Party B IOI, for the same reasons that the Portfolio Development Committee had previously declined that proposal.

On March 26, 2026, Morgan Stanley discussed the process letter with Party D and conveyed the deadlines to submit the best and final markup of the Merger Agreement on April 15, 2026 and the final bid on April 22, 2026.

On March 27, 2026, Party C’s outside counsel submitted a revised draft of the Merger Agreement to S&C. Party C’s draft Merger Agreement, dated March 27, 2026, reflected, among other changes: (a) a termination fee equal to 4% of Organon’s fully diluted equity value using the Per Share Merger Consideration; (b) revisions to the “substantial detriment” concept limiting the actions Party C would be required to undertake to obtain regulatory approvals for the potential transaction; (c) a limitation of Organon’s remedies solely to a reverse termination fee payable upon Party C’s failure to obtain financing; (d) financing cooperation provisions, including the introduction of a marketing period, which shifted certain closing risks to Organon; and (e) significant revisions to the representations and warranties and interim operating covenants, including changes to materiality qualifiers and expansions to such covenants.

On March 28, 2026, the Board held a meeting to discuss the status of negotiations with the three bidders, evaluation of other alternatives, Organon’s ongoing Chief Executive Officer search, and the previously approved 2026 long-term incentive (“LTI”) equity award grants which were anticipated to be awarded on March 31, 2026.

On March 29, 2026, Morgan Stanley sent a process letter to Party D. The process letter outlined the procedures and requirements for submitting proposals and key deadlines.

On March 31, 2026, in lieu of a Board meeting, Morgan Stanley delivered an update to the Board summarizing the status of negotiations with the three bidders. The update covered the progress of diligence relating to Sun Pharma, Party C, and Party D, as well as the status of the transaction documents.

On April 1, 2026, representatives of Sun Pharma and Organon had a virtual management meeting to discuss certain diligence questions. Later that day, Mr. Shanghvi met via videoconference with Ms. Cox to discuss the ongoing diligence process, including key topics around material contracts. Also on April 1, 2026, Party C’s financial advisor reiterated to Morgan Stanley that Party C would require several weeks to arrange its financing in order to submit a final offer.

On April 2, 2026, virtual management meetings were held between Organon and Sun Pharma and their respective advisors on key diligence matters. Sun Pharma conducted extensive diligence and participated in a number of virtual management meetings leading up to the April 22 final bid date.

On April 6, 2026, following an exchange of drafts, Organon and Party D entered into a clean team agreement providing for restrictions and protocols relating to the review of certain competitively sensitive information. Immediately thereafter, select representatives of Party D were provided access to the clean team folder in the VDR.

On April 7, 2026, S&C had a meeting with Ms. Cox and members of Organon management to review the key differences between Party C’s revised draft Merger Agreement of March 27, 2026 and Sun Pharma’s revised draft Merger Agreement of March 22, 2026. Ms. Cox, members of Organon management and S&C discussed the key differences between the two revised drafts and the appropriate strategy and next steps for the negotiation process. On April 8, 2026, S&C circulated revised drafts of the Merger Agreement to each of Party C’s and Sun Pharma’s outside legal counsel, together with an issues list summarizing the principal outstanding items in the respective Merger Agreements. The issues lists also confirmed that best and final drafts of the Merger Agreement were due on April 15, 2026, consistent with the process letter that was previously circulated by Morgan Stanley on March 24, 2026. Organon’s position included, among other changes: (a) requests for additional clarity from Sun Pharma with respect to its guarantee and funding structure; (b) a proposed termination fee of 2.5%; (c) acceleration and vesting of company equity awards into cash, in the case of Sun Pharma; (d) a reversion to the auction draft standard for “substantial detriment” tied to whether required actions would result in a material adverse effect on the combined business following closing; (e) the reinsertion of a reverse termination fee construct, with a proposed fee equal to

7% of equity value; (f) revisions to the financing provisions, in the case of Party C, and a request for additional information regarding Sun Pharma’s proposed financing plan; and (g) harmonization of the representations and warranties and interim operating covenants between the two drafts. Party D did not submit a revised draft of the Merger Agreement or a final bid.

On April 8, 2026, Ms. Cox had a virtual meeting with Mr. Shanghvi to discuss the ongoing diligence process, including key outstanding diligence items.

On April 9, 2026, a press report and market speculation surfaced regarding a potential acquisition of Organon by Sun Pharma. At the close of trading on April 10, 2026, the trading price of Organon’s Common Stock was $8.83, approximately 27.79% more than the $6.91 trading price of Organon’s Common Stock at the close of trading on April 9, 2026.

On April 14, 2026, Morgan Stanley presented an update to the Board summarizing the status of negotiations with the three bidders. The update covered recent engagement of each bidder, the status of the transaction documents and high priority diligence items identified by each bidder.

On April 15, 2026, S&C received revised drafts of the Merger Agreement from Party C’s outside legal counsel and from W&C, on behalf of Sun Pharma.

Party C’s revised draft Merger Agreement, dated April 15, 2026, reflected, among other changes: (a) an increase in Organon’s proposed termination fee from 2.5% to 3.75% of Organon’s fully diluted equity value using the Per Share Merger Consideration; (b) acceptance of the “substantial detriment” concept included in the auction draft Merger Agreement; (c) a reversion to Party C’s prior position limiting Organon’s remedy solely to a reverse termination fee payable upon Party C’s failure to obtain financing; (d) revisions to the financing provisions, including imposing additional cooperation obligations on Organon; and (e) significant revisions to the representations and warranties and interim operating covenants.

Sun Pharma’s revised draft Merger Agreement, dated April 15, 2026, reflected, among other changes: (a) an increase in Organon’s proposed termination fee from 2.5% to 3.5% of Organon’s fully diluted equity value using the Per Share Merger Consideration; (b) revisions to the “substantial detriment” concept limiting the actions Sun Pharma would be required to undertake to obtain regulatory approvals for the transaction; (c) a proposal for two of Sun Pharma’s subsidiaries to guarantee the buyer’s obligations under the Merger Agreement; (d) revisions to the treatment of Organon’s equity awards, including conversion into fixed cash-based awards and specified treatment of performance stock units; (e) proposed financing provisions that, among other changes, reallocated certain closing risks and imposed interim period obligations on Organon; and (f) tailored revisions to the representations and warranties, including changes to materiality qualifiers and targeted expansions to the interim operating covenants.

On April 17, 2026, S&C discussed the key issues arising from each revised draft of the Merger Agreement with members of Organon’s management and the appropriate next steps for the negotiation process.

On April 19, 2026, W&C provided drafts of the debt commitment letter and the related fee and syndication letter that Sun Pharma proposed to enter into in connection with financing its proposed acquisition of Organon.

On April 20, 2026, Organon’s management team, S&C, Sun Pharma’s management team and W&C had a virtual meeting to provide further information about matters arising from Sun Pharma’s diligence. Also on April 20, 2026, S&C circulated revised drafts of the Merger Agreement to Party C’s legal counsel and W&C. Organon’s position included, among other changes: (a) revisions to the guarantee structure to ensure Organon received adequate equity and performance support from Sun Pharma; (b) a proposed termination fee of 3% of Organon’s fully diluted equity value using the Per Share Merger Consideration; (c) in the case of Sun Pharma, acceleration and vesting of company equity awards into cash; (d) in the case of Sun Pharma, a reversion to the auction draft standard for “substantial detriment”; (e) clarification that Organon’s remedies would include specific performance and damages; (f) revisions to the financing provisions to reduce the burden on interim operating restrictions on Organon; and (g) further harmonization, to the extent practicable, of the representations and warranties and interim operating covenants between the two drafts.

Also, on April 20, 2026, Party C’s financial advisor communicated to Morgan Stanley that, in light of then-prevailing market conditions, including materially increased financing costs due to adverse changes in the acquisition financing markets as a result of geopolitical developments, Party C was not in a position to secure financing commitments on terms acceptable to it in order to submit a bid by the April 22 deadline notwithstanding its previous message on April 1, 2026 that it would be ready to submit a final bid within three weeks. Despite these financing challenges, Party C indicated that its due diligence supported valuation levels consistent with Organon’s expectations and at which it would be prepared to transact, subject to obtaining financing on acceptable terms. Despite Party C’s concerns, Ms. Cox and representatives of Morgan Stanley encouraged their respective counterparts at Party C and its financial advisor to submit an offer by the April 22 deadline in order to stay competitive in the process.

On April 22, 2026, Morgan Stanley received Sun Pharma’s final acquisition proposal and supporting transaction documents, including revised drafts of the Merger Agreement, debt commitment letter, fee letter and disclosure schedules. Sun Pharma submitted a letter of intent to acquire 100% of the equity interests of Organon at $14.00 per share of Common Stock. In preparing its proposal, Sun Pharma assumed a fully diluted share count for Organon of approximately 285.2 million shares of Common Stock based on information provided by Organon’s management. Sun Pharma’s April 22, 2026 revised draft Merger Agreement reflected, among other changes, deletion of the employee retention pool and pro rata bonuses upon a qualifying termination of employment. Following receipt of Sun Pharma’s final bid materials, members of Organon management, Morgan Stanley and S&C met to discuss Sun Pharma’s final offer and next steps in the process. The meeting attendees determined to seek an increase to Sun Pharma’s proposed purchase price of $14.00 per share of Common Stock. The meeting attendees also determined the approach on outstanding legal issues in the documents. Party C did not submit a final bid or a markup of the Merger Agreement.

On April 23, 2026, Ms. Cox met via videoconference with Mr. Shanghvi regarding Sun Pharma’s final offer. During such meeting, Ms. Cox requested that Mr. Shanghvi increase Sun Pharma’s proposed price to $14.50 per share. During the meeting, Mr. Shanghvi confirmed that $14.00 was his best and final price and that no further price increase was authorized by the Sun Pharma board. Despite Mr. Shanghvi’s response, Ms. Cox requested that Mr. Shanghvi increase the proposed purchase price and the two agreed to reconvene later that evening. In the evening, Mr. Shanghvi confirmed that Sun Pharma could not improve on the $14.00 offer. Also on April 23, 2026, a press report surfaced regarding a potential acquisition of Organon by Sun Pharma for $12 billion.

On April 24, 2026, the Board met via videoconference, with representatives of Organon’s management, Morgan Stanley and S&C in attendance, to discuss the status of the bid process and the final bid received from Sun Pharma. Ms. Cox provided the Board with an update on the process, including discussions with each of the two remaining active bidders and Sun Pharma’s bid received on the designated final bid date, as well as the inability of Party C to submit a final bid on the contemplated timeframe due to issues in securing financing on acceptable terms. Ms. Cox also outlined the proposed timeframe for completing negotiations and announcing the transaction. Representatives of Morgan Stanley then reviewed with the Board preliminary financial analyses that had been made available to the Board in advance of the meeting and Morgan Stanley noted that, absent material changes, it would be in a position to deliver its fairness opinion at the Board meeting on April 26, 2026. The Board discussed the offer price, the potential for additional value for stockholders and the risks associated with further negotiations in light of Sun Pharma’s indication that it would not increase its offer. Representatives of S&C reviewed the principal terms of the draft Merger Agreement and related financing arrangements, including the absence of a financing condition and the remedies available to Organon in the event of a failure to fund. Following further discussion, including in executive session, the Board considered the value of Sun Pharma’s offer relative to the risks associated with executing on Organon’s standalone plan or other strategic alternatives.

After deliberation, the Board expressed its support for proceeding with the transaction at the proposed price, subject to the resolution of outstanding issues, and directed management and its advisors to continue working toward finalizing the Merger Agreement.

Also on April 24, 2026, S&C circulated a revised draft of the Merger Agreement to W&C. Later that day, W&C circulated a revised draft of the Merger Agreement to S&C. S&C, W&C and members of the management teams of Organon and Sun Pharma then had a telephone call to discuss their respective positions on the key issues. On the call, Sun Pharma requested that Organon enter into an exclusivity agreement.

Also on April 24, 2026, Morgan Stanley sent to Organon a relationship disclosure letter regarding Morgan Stanley’s relationships with Sun Pharma and Organon.

On April 25, 2026, following the discussions held the prior day, W&C circulated an exclusivity agreement to S&C. Although a draft was provided, the parties did not negotiate or enter into an exclusivity arrangement; instead, W&C and S&C, together with the respective management teams of Organon and Sun Pharma, continued discussions by telephone throughout the day to finalize outstanding items in the Merger Agreement and related transaction documents. Later that day, S&C circulated a proposed final draft of the Merger Agreement and disclosure schedule to W&C.

On April 26, 2026, the Board met via videoconference, with representatives of Organon’s management, Morgan Stanley and S&C in attendance. Morgan Stanley reviewed its financial analysis of the Per Share Merger Consideration that had been made available to the Board in advance of the meeting and rendered its oral opinion, subsequently confirmed in writing that, as of such date and subject to the assumptions, procedures, factors and limitations set forth therein, the Per Share Merger Consideration was fair, from a financial point of view to holders of shares of Common Stock. S&C reviewed the directors’ fiduciary duties and the principal terms of the proposed final Merger Agreement, including updates since the Board’s April 24, 2026 meeting. Following further discussion, including in executive session, the Board considered the terms of the Merger Agreement, the status of discussions with other potential counterparties, including Party C’s inability to provide financing commitments, and Sun Pharma’s indication that $14.00 per share represented its best and final offer. After deliberation, the Board determined that the Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of Organon and its stockholders. Following further discussion, the Board, by unanimous approval of all directors present, (a) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (b) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Organon and the holders of Common Stock, (c) directed that the Merger Agreement be submitted to a vote of the stockholders for their adoption, and (d) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that the stockholders adopt the Merger Agreement.

The Merger Agreement was executed later that day.

On the evening of April 26, 2026, prior to the opening of trading on the National Stock Exchange and Bombay Stock Exchange on the morning of April 27th in India, Organon and Sun Pharma issued a joint press release announcing the execution of the Merger Agreement.

Recommendation of the Organon Board; Reasons for the Merger

After careful consideration, at a meeting held on April 26, 2026, the Board: (a) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (b) determined that the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Organon and the holders of shares of our Common Stock, other than Excluded Shares that are not Dissenting Shares, (c) directed that the Merger Agreement be submitted to the holders of shares of our Common Stock for their adoption at the Special Meeting, and (d) resolved to recommend that the holders of shares of our Common Stock adopt the Merger Agreement, and approve or adopt such other matters as may be submitted for their approval or adoption (as the case may be) in connection with the Merger Agreement, at the Special Meeting.

The Board recommends that Organon’s stockholders vote “FOR” the Merger Agreement Proposal and “FOR” the Compensation Proposal.

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board consulted with Organon’s management, its outside legal counsel and its financial advisors, and considered a number of factors, including the following non-exhaustive list of material reasons (which are not listed in order of relative importance) that the Board believes support its determination and recommendation:

•

Recent and historical share prices of Organon, as compared to the Per Share Merger Consideration including the fact that the merger consideration of $14.00 represents a substantial premium to the trading price of our Common Stock prior to the announcement of the investigation overseen by the Audit Committee of the Board last October and an even larger premium to more recent trading prices that were unaffected by transaction speculation, as follows:

•

an approximately 53% premium to the closing price of our Common Stock on October 24, 2025, the trading date before results of the investigation overseen by the Audit Committee of the Board were announced, as described in the section entitled “—Background of the Merger”;

•

an approximately 103% premium to the closing price of our Common Stock on April 9, 2026 (the “Unaffected Date”), the unaffected trading date prior to the April 10, 2026 publication in a media report speculating about a potential transaction with Sun Pharma;

•	an approximately 120% premium to the 30-day volume weighted average price of Common Stock through the Unaffected Date; and

•

an approximately 63% premium to the closing price of our Common Stock on April 23, 2026, the last trading date prior to April 24, 2026 (a media report was published after trading hours on April 23, 2026, which speculated about Sun Pharma submitting a $13 billion binding offer to acquire Organon);

•

The all-cash nature of the consideration to be paid in the Merger, which allows holders of Shares to realize near-term value, in cash, for their investment in Organon, while avoiding Organon’s regulatory, commercialization and other business risks, and while also providing such holders of shares of our Common Stock certainty of value and liquidity for their shares of our Common Stock;

•

The fact that the Merger Agreement is the product of the Board and the Strategic Alternative Committee’s review of a range of strategic alternatives, including receipt and consideration of approximately 24 indications of interest from strategic parties (including Parties A, B and C) and financial sponsors (including Party D) covering a range of potential transactions, and detailed evaluation of strategic alternatives including continued execution of Organon’s standalone plan (including cost reductions and targeted divestitures), larger-scale divestitures (such as, but not limited to, potential sales of Organon’s fertility, China and/or respiratory business), a potential break-up of the company which would separate it into two separate segments (and potentially merge one or both segments with other companies), a potential merger of equals which could de-leverage the combined company coupled with a series of successive acquisitions to develop an improved growth profile, a capital raise to reduce leverage and fund research and development projects, and a sale of the company, as described in the section entitled “—Background of the Merger”;

•

The fact that Party C was unable to secure financing commitments in order to submit a final proposal, as described in the section entitled “—Background of the Merger”, and the risks that delaying the process at a time when Sun Pharma was ready to enter into definitive agreements would potentially put the compelling value offered by Sun Pharma at risk, without any assurances that Party C could obtain acceptable financing or submit a superior offer;

•

The Board’s belief that the Termination Fee and other limitations applicable to, among other things, a change of recommendation and acquisition proposals agreed to in the Merger Agreement, as described in the section entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation” were reasonable and customary and would not preclude Party C or any serious and financially capable potential acquirer from submitting an unsolicited proposal to acquire Organon following the announcement of the Merger Agreement or prohibit the Board or its representatives from engaging with any such potential acquiror in such a circumstance, subject to the applicable provisions of the Merger Agreement;

•

The headwinds that Organon would face if it were to continue to remain independent, including the fact that Organon’s substantial level of indebtedness has limited its financial flexibility, and this limited financial flexibility impairs Organon’s ability to invest in strategic alternatives as a standalone company. If Organon were to pursue other strategic alternatives, such alternatives were expected to involve broader leadership transitions that would require time and patience to implement a new strategic plan and process, and could expose Organon to significant execution risk with very little margin for error in pursuing that approach, with meaningful risks of external disruptions, given Organon’s financial condition;

•

The oral opinion of Morgan Stanley rendered to the Board on April 26, 2026, which was subsequently confirmed by delivery of a written opinion dated as of April 26, 2026, that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of shares of Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Common Stock. For additional information, see the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC,” beginning on page 57 of this proxy statement;

•

The perspective of third-party analysts on Organon’s future prospects. For additional information, see the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC ,” beginning on page 57 of this proxy statement;

•

The anticipated likelihood and timing of the consummation of the Merger, including based upon the scope of the conditions to the consummation of the Merger (including the definition of “material adverse effect”), the remedies available to Organon under the Merger Agreement in the event of breaches in certain circumstances by Sun Pharma USA, including specific performance and the availability of lost premium damages that obligors under the Merger Agreement would be responsible for;

•

The Board’s assessment, after consultation with outside legal counsel, that the required regulatory approvals for the Merger are likely to be obtained in a timely fashion, and the fact that Sun Pharma committed to take significant Remedial Actions if necessary to obtain regulatory approvals, as described in the section entitled “The Merger Agreement—Regulatory Filings and Efforts to Consummate”;

•

The customary nature of the representations, warranties and covenants of Organon in the Merger Agreement, which in the Board’s view after consultation with outside legal counsel provide Organon with sufficient flexibility to operate its business between signing and closing;

•

The Merger Agreement does not include a financing condition, and the debt commitments obtained by Sun Pharma USA from reputable lenders, coupled with the guarantee and equity commitments provided by affiliates of Sun Pharma USA, as described in the section entitled “Merger Agreement—Guarantee; Sun Pharma Covenant,” give the Board comfort that Sun Pharma USA will be able to fund the payment of the merger consideration;

•	The fact that the Merger would be subject to the approval of Organon’s stockholders, and the Board’s belief that Organon’s stockholders would vote to adopt the Merger Agreement;

•

Organon’s stockholders’ ability to exercise their statutory appraisal rights under Section 262 of the DGCL and receive payment of the “fair value” of their shares of our Common Stock in lieu of the Per Share Merger Consideration, subject to and in accordance with the DGCL, unless and until any such stockholder withdraws or loses such holder’s right to appraisal and payment under the DGCL; and

•

The state of the U.S. and global economies, supply chain volatility, inflationary pressures, interest rate volatility, fluctuations in energy costs, recessionary trends, foreign currency fluctuations, tariffs and trade wars, political uncertainty, and the current and potential impact in both the near term and long term on the healthcare industry and Organon of these trends and developments.

In the course of its deliberations, the Board, in consultation with Organon’s management team, its outside legal counsel and its financial advisors, also considered a variety of risks and other potentially negative factors relating to the Merger Agreement and the Merger, including the following factors (which are not listed in order of relative importance):

•

The fact that Organon will no longer exist as a standalone public company and Organon’s stockholders will forgo participation in any future increase in Organon’s value that might result from our earnings or possible growth as a standalone public company, including as a result of any new products Organon may develop;

•

The covenants in the Merger Agreement that preclude Organon from soliciting alternative acquisition proposals (although Organon is able to provide information in response to unsolicited acquisition proposals, as described in the section entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) and provide Organon with customary “matching” rights prior to Organon terminating the Merger Agreement to accept a Superior Proposal;

•

The fact that Organon would be obligated to pay the termination fee of $120 million in cash under certain circumstances, as described in the section entitled “The Merger Agreement—Effect of Termination—Termination Fee”, including the potential impact of such Termination Fee on the willingness of other potential acquirors to propose alternative transactions, although the Board believed that the Termination Fee was reasonable and customary and would not preclude a serious and financially capable potential acquiror from submitting a proposal to acquire Organon following the announcement of the Merger Agreement;

•	The effect of the public announcement of the Merger Agreement on Organon’s operations and employees, as well as Organon’s ability to attract, hire and retain key personnel while the Merger is pending;

•

The fact that Sun Pharma USA’s and Merger Sub’s obligations to consummate the Merger are subject to regulatory approvals and other conditions, and the possibility that such conditions may not be satisfied on a timely basis or at all, including as a result of events outside of Organon’s control;

•	The fact that, if the Merger is not consummated:

•

Organon’s directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work and day-to-day responsibilities during the pendency of the Merger, and Organon will have incurred significant transaction costs attempting to consummate the Merger;

•	The market’s perception of Organon’s continuing business could potentially result in a loss of customers, suppliers, business partners, and employees; and

•	The trading price of our Common Stock could be adversely affected;

•

The fact that under the terms of the Merger Agreement, Organon must refrain from a number of actions related to the conduct of its business without first obtaining Sun Pharma USA’s written consent (not to be unreasonably withheld, conditioned or delayed), and the possibility these terms may limit the ability of Organon to pursue business opportunities that it would otherwise pursue, including potential acquisitions, investments, licenses and other strategic opportunities;

•

The fact that certain of Organon’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Organon’s other stockholders, as described in the section entitled “—Interests of Organon’s Directors and Executive Officers in the Merger”;

•	The fact that Organon has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the Merger is consummated;

•	The potential for litigation by stockholders in connection with the Merger, which, even where lacking in merit, could nonetheless result in distraction and expense; and

•	The fact that receipt of the Per Share Merger Consideration generally would be taxable to Organon’s stockholders that are U.S. holders for U.S. federal income tax purposes.

The foregoing discussion of the information and reasons considered by the Board is not intended to be exhaustive, but includes the material reasons considered by the Board. In view of the variety of reasons considered in connection with its evaluation of the Merger Agreement, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different reasons. The Board did not undertake to make any specific determination as to whether any reason, or any particular aspect of any reason, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented. After considering these reasons, the Board concluded that the positive reasons related to the Merger Agreement and the transactions contemplated thereby, including the Merger, substantially outweighed the potential negative reasons.

Portions of this explanation of the reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Morgan Stanley & Co. LLC

Organon retained Morgan Stanley to provide it with financial advisory services in connection with a possible sale of Organon, and, if requested by Organon, a financial opinion with respect thereto. Organon selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the healthcare industry, market and regulatory environment and business and affairs of Organon. On April 26, 2026, Morgan Stanley rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 26, 2026, to the Board, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the Per Share Merger Consideration of $14.00 per share of our Common Stock to be received by the holders of shares of our Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of our Common Stock.

The full text of the written opinion of Morgan Stanley, dated April 26, 2026, is attached as Annex B and incorporated by reference into this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Organon stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Board and addressed only the fairness, from a financial point of view to the holders of our Common Stock (other than holders of the Excluded Shares) of the Per Share Merger Consideration of $14.00 per share of our Common Stock to be received by such holders pursuant to the Merger Agreement as of the date of the opinion. Morgan Stanley’s opinion did not address any other aspect of the Merger Agreement or the transactions contemplated thereby. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Organon, nor did it address the underlying business decision of Organon to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. In addition, Morgan Stanley expressed no opinion or recommendation as to how the stockholders of Organon should vote at the Special Meeting. The summary of Morgan Stanley’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Organon;

•	reviewed certain internal financial statements and other financial and operating data concerning Organon;

•

reviewed certain financial projections prepared by Organon management, which were approved for Morgan Stanley’s use by the Board (the “Organon Projections”), as discussed in further detail in the section entitled “—Certain Unaudited Financial Information”;

•	discussed the past and current operations and financial condition and the prospects of Organon with senior executives of Organon;

•	reviewed the reported prices and trading activity for our Common Stock;

•	participated in certain discussions and negotiations among representatives of Organon and Sun Pharma and their financial and legal advisors;

•	compared the financial performance of Organon and the prices and trading activity of our Common Stock with that of certain other publicly-traded companies comparable with Organon and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•

reviewed an execution version of the Merger Agreement, an execution version of the debt commitment letter from the Debt Financing Sources (the “Debt Commitment Letter”) and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Organon and formed a substantial basis for its opinion. With respect to the Organon Projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Organon’s management of the future financial performance of Organon. Morgan Stanley expressed no view as to the Organon Projections or the assumptions upon which they were based. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Sun Pharma will obtain financing in accordance with the terms set forth in the Debt Commitment Letter and that the definitive Merger Agreement will not differ in any material respect from the execution version thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Organon and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Organon’s officers, directors or employees, or any class of such persons, relative to the Per Share Merger Consideration of $14.00 per share of our Common Stock to be received by the holders of shares of our Common Stock (other than holders of the Excluded Shares) pursuant to the Merger. Morgan Stanley did not express any view on, and Morgan Stanley’s opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby other than with respect to the fairness, from a financial point of view, of the Per Share Merger Consideration of $14.00 per share of our Common Stock to be received by the holders of shares of Common Stock (other than holders of the Excluded Shares) pursuant to the Merger Agreement, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. Morgan Stanley’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Organon, nor does it address the underlying business decision of Organon to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Organon, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, April 26, 2026. Events occurring after April 26, 2026, may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley has not assumed any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analysis

The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion rendered to the Board as of April 26, 2026, which was subsequently confirmed by delivery of a written opinion dated as of April 26, 2026. The following summary is not a complete description of Morgan Stanley’s opinion, or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and relied upon the Organon Projections, which were prepared by the Organon management and which the Board directed Morgan Stanley to rely on and use in its financial analysis, as discussed more fully in the section entitled “—Certain Unaudited Financial Information.” In addition, Morgan Stanley utilized and relied upon the number of issued and outstanding shares of our Common Stock, on a fully diluted basis, as of April 24, 2026, provided by management of Organon.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated the estimated present value of the standalone unlevered free cash flows that Organon was estimated to generate from March 31, 2026 through December 31, 2030, based on the Organon Projections. Morgan Stanley then estimated the terminal values of Organon at the end of the forecast period by using perpetual growth rates ranging from negative 2.0% to 0.0%, which perpetual growth rates were selected upon the application of Morgan Stanley’s professional judgment and experience. The cash flows and terminal values were then discounted to present value as of March 31, 2026, applying a mid-year discounting convention using discount rates ranging from 10.2% to 10.9%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a weighted average cost of capital calculation for Organon. Based on the number of fully diluted shares of our Common Stock, as of April 24, 2026 and calculated using the treasury stock method, and the net debt of Organon as of March 31, 2026, in each case, as provided by the management of Organon, Morgan Stanley’s analysis resulted in an implied value per share of our Common Stock of $6.80 to $13.90, rounded to the nearest $0.10. Morgan Stanley compared this range to the Per Share Merger Consideration of $14.00 per share of our Common Stock.

Other Information

Morgan Stanley observed additional factors that were not considered as part of Morgan Stanley’s financial analyses with respect to its opinion, but which were noted as reference data for the Board, including the following information described in the sections entitled “—Publicly Traded Companies Analysis,” “—Precedent Transactions Analysis,” “—Premia Paid Analysis,” “—Analysts’ Price Targets,” and “—Historical Trading Range.”

Publicly Traded Companies Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley performed a selected public trading comparables analysis, which is designed to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared the Organon Projections for Organon with comparable publicly available consensus equity analyst research estimates for selected companies, that, in Morgan Stanley’s professional judgment and experience, share certain similar business characteristics and have certain comparable operating characteristics including, among other things, product characteristics, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (the “Comparable Companies”). The following is a list of the Comparable Companies:

•	Bausch Health Companies Inc.

•	Viatris Inc.

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value (the “AV”) defined as diluted market capitalization plus total debt, less cash and cash equivalents, to estimated adjusted earnings before interest, taxes, depreciation and amortization (the “Adjusted EBITDA”) for fiscal year 2026, for each of the Comparable Companies.

The multiples for each of the Comparable Companies were calculated using their respective closing prices on April 24, 2026, the last trading day prior to delivery of Morgan Stanley’s opinion, and were based on the most recent publicly available information as of such date.

Based on its analysis of the relevant metrics for each of the Comparable Companies and for Organon, and the application of its professional judgment and experience, Morgan Stanley selected a reference range of AV/EBITDA multiples for estimated fiscal year 2026 of 5.1x to 6.9x. Morgan Stanley applied the selected reference range to Organon’s estimated Adjusted EBITDA for fiscal year 2026, as set forth in the Organon Projections. Based on the number of shares of our Common Stock, on a fully diluted basis, as of April 24, 2026 and calculated using the treasury stock method, and the net debt of Organon as of March 31, 2026, in each case, as provided by the management of Organon, Morgan Stanley’s analysis resulted in an implied value per share of our Common Stock of $7.30 to $19.70, rounded to the nearest $0.10. Morgan Stanley compared this range to the Per Share Merger Consideration of $14.00 per share of our Common Stock.

No company utilized in this analysis is identical to Organon. In evaluating the Comparable Companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Organon’s control. These include, among other things, the impact of competition on Organon’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Organon and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Precedent Transactions Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley performed a precedent transactions multiples analysis, which is designed to provide an implied value of a company based on publicly available financial terms of selected transactions. For purposes of this analysis, Morgan Stanley compared publicly available statistics for two selected transactions involving a target company operating in the pharmaceuticals and healthcare industry. For these transactions, Morgan Stanley reviewed the ratio of AV implied by the consideration paid in each transaction to each target company’s Adjusted EBITDA for the

12-month period (the “LTM”) prior to the transaction announcement date based on publicly available data as of the date of such announcement. The following table summarizes Morgan Stanley’s analysis:

Selected Transactions
Announcement Date	Acquiror	Target	AV / LTM EBITDA
March 2025	Mallinckrodt plc	Endo, Inc.	6.2x
July 2019	Upjohn Inc.	Mylan N.V.	6.5x

Based on its analysis of the relevant metrics and time frame for each of the transactions and upon the application of its professional judgment and experience, Morgan Stanley selected a representative range of AV to LTM Adjusted EBITDA of 6.2x to 6.5x and applied this range to Organon’s estimated Adjusted LTM EBITDA as of March 31, 2026, to calculate a range of implied equity values per share of our Common Stock.

Based on the number of shares of our Common Stock, on a fully diluted basis, as of April 24, 2026 and calculated using the treasury stock method, and the net debt of Organon as of March 31, 2026, in each case, as provided by the management of Organon, Morgan Stanley’s analysis resulted in an implied value per share of our Common Stock of $13.40 to $15.30, rounded to the nearest $0.10. Morgan Stanley compared this range to the Per Share Merger Consideration of $14.00 per share of our Common Stock.

No company or transaction utilized in the precedent transactions analysis is identical to Organon or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, which are beyond Organon’s control. These include, among other things, the impact of competition on Organon’s business and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Organon and the industry, and in the financial markets in general, any or all of which could affect the public trading value of the companies and the aggregate value and fully diluted equity value of the transactions to which the Merger is being compared.

Premia Paid Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley considered, based on publicly available information, transactions between $1 billion and $15 billion in AV, paid in all-cash consideration since January 1, 2020 to April 24, 2026. For these transactions, Morgan Stanley noted the percentage premia paid over the price on the date before transaction announcement or rumor, based on publicly available information.

Based upon its analysis of the premia for such transactions and based on the application of its professional judgment and experience, Morgan Stanley selected a range of premia to unaffected stock price of 24% - 67%, based on 25th and 75th percentiles, and applied such range to the closing price of our Common Stock of $6.91 on the Unaffected Date, which resulted in an implied price range per share of our Common Stock of $8.60 to $11.50 (rounded to the nearest $0.10). Morgan Stanley compared these ranges to the Per Share Merger Consideration of $14.00 per share of our Common Stock.

No company or transaction utilized in the premia paid analysis is identical to Organon or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, which are beyond Organon’s control. These include, among other things, the impact of competition on Organon’s business and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Organon and the industry, and in the financial markets in general, any or all of which could affect the public trading value of the companies and the aggregate value and fully diluted equity value of the transactions to which the Merger is being compared. Mathematical analysis (such as determining the 25th and 75th percentiles) is not in itself a meaningful method of using precedent transaction data.

Analysts’ Price Targets

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed future public market trading price targets for our Common Stock that were prepared and published by equity research analysts on or before the Unaffected Date. These price targets reflect each analyst’s estimate of the future public market trading price of our Common Stock. The range of undiscounted analyst price targets was $5.00 to $12.00 per share of our Common Stock, rounded to the nearest $0.10.

In order to better compare the equity analysts’ stock price targets with the Per Share Merger Consideration of $14.00 per share of our Common Stock, based on its professional judgment and experience, Morgan Stanley discounted each analyst’s price target for one year using a discount rate of 12.7%, which rate was selected by Morgan Stanley based on Morgan Stanley’s estimate of Organon’s cost of equity. This analysis resulted in a discounted analyst price target range of $4.40 to $10.60 per share of our Common Stock, rounded to the nearest $0.10. Morgan Stanley compared each of the foregoing ranges to the Per Share Merger Consideration of $14.00 per share of our Common Stock.

The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for our Common Stock and these estimates are subject to uncertainties, including the future financial performance of Organon and future financial market conditions.

Historical Trading Range

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the historical trading data of our Common Stock for (i) the 52-week period ending on the Unaffected Date and (ii) the period from May 2, 2025, the day following Organon’s announcement of a reduction to its quarterly dividend (the “May 1 Dividend Cut”), through the Unaffected Date. Morgan Stanley noted that (i) the highest intraday trading price of our Common Stock during the 52-week period ending on the Unaffected Date was $13.25 and the lowest intraday trading price of our Common Stock for such period was $5.69, and (ii) the highest intraday trading price of our Common Stock during the period from the May 1 Dividend Cut through the Unaffected Date was $11.29 and the lowest intraday trading price of our Common Stock for such period was $5.69. Morgan Stanley compared these ranges to the Per Share Merger Consideration of $14.00 per share of our Common Stock.

General

In connection with the review of the Merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Organon.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions, and other matters. Many of these assumptions are beyond the control of Organon. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the Per Share Merger Consideration of $14.00 per share of our Common Stock to be received by the holders of shares of Common Stock (other than as specified in the opinion) pursuant to the Merger Agreement and in connection with the delivery of its opinion dated as of April 26, 2026, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Common Stock might actually trade.

The Per Share Merger Consideration of $14.00 per share of our Common Stock was determined through arm’s-length negotiations between Organon and Sun Pharma and was approved by the Board. Morgan Stanley provided financial advice to the Board during these negotiations but did not, however, recommend any specific consideration to Organon or that any specific consideration constituted the only appropriate consideration for the proposed Merger.

Morgan Stanley’s opinion and its presentation to the Board were among the many factors taken into consideration by the Board in deciding to approve and adopt the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the Per Share Merger Consideration or of whether the Board would have been willing to agree to a different Per Share Merger Consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

The Board retained Morgan Stanley based upon, among other matters, Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Morgan Stanley’s securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Organon, Sun Pharma USA, Sun Pharma or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided Organon financial advisory services and a financial opinion in connection with the Merger, and Organon agreed to pay Morgan Stanley a fee of approximately $39.4 million for its services, $4 million of which became payable in connection with the delivery of Morgan Stanley’s opinion, and the remainder of which is contingent upon the closing of the Merger. Organon has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Organon has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.

In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley has provided financial advisory and financing services for Organon and has received fees of between $5 million and $10 million in connection with such services. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have not received any fees from Sun Pharma USA and Sun Pharma for financial advisory or financing services. In addition, as of the date of Morgan Stanley’s opinion, Morgan Stanley or an affiliate thereof is a lender to Organon with respect to a revolving credit facility. Morgan Stanley may also seek to provide financial advisory and financing services to Organon, Sun Pharma USA, Sun Pharma and their respective affiliates in the future and would expect to receive fees for the rendering of these services. As of April 23, 2026, so far as Morgan Stanley was aware, Morgan Stanley held an aggregate interest of: (a) between 1% and 2% in our Common Stock and (b) less than 1% in the common stock of Sun Pharma, which interests were held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts or (iii) ordinary course trading activities, including hedging activities.

Certain Unaudited Financial Information

Other than annual financial guidance and updates to that guidance on a quarterly basis, Organon’s management does not as a matter of course make public long-range projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates when applied to time periods further in the future. As a result, Organon does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the Board’s consideration and evaluation of a potential transaction with Sun Pharma and other strategic alternatives (including continuing as a standalone company), Organon’s management in March 2026 prepared the Organon Projections, which included certain unaudited prospective financial information for Organon on a standalone basis for fiscal years 2026 through 2030. The Board provided guidance and direction to Organon management in the preparation of the Organon Projections.

The Organon Projections were prepared solely for internal use and to assist the Board with its consideration and evaluation of the Merger. The Organon Projections were provided to and approved by the Board for use by Morgan Stanley in connection with its analyses and opinion and certain portions of the Organon Projections were provided to potential acquirors participating in the sale process that executed confidentiality agreements with Organon, including Sun Pharma USA.

Organon is including a summary of the Organon Projections in this proxy statement solely to give Organon stockholders access to the information that was reviewed by the Board in connection with its consideration and evaluation of the Merger and was provided to and approved by the Board for use by Morgan Stanley, Organon’s financial advisor, in connection with its financial analyses and opinion described in the section of this proxy statement entitled “The Merger (Proposal 1)—Opinion of Morgan Stanley & Co. LLC”; and made available in part to potential acquirors participating in the sale process that executed confidentiality agreements with Organon, including Sun Pharma.

The following table presents a summary of the Organon Projections for the fiscal years indicated:

Organon Projections

(Amounts in U.S. dollar millions, unaudited)

	Q2’26E	Q3’26E	Q4’26E	2026E	2027E	2028E	2029E	2030E
Revenue	$1,546	$1,613	$1,632	$6,252	$6,475	$6,693	$6,822	$6,470
Adjusted EBITDA (1)	$451	$507	$522	$1,894	$2,018	$2,099	$2,150	$1,986
Unlevered Free Cash Flow (2)	$118	$49	$338	$1,010	$714	$958	$1,117	$774

(1)

Adjusted EBITDA represents non-GAAP adjusted operating income (which excludes certain non-recurring and one-time items, including one-time costs related to the planned exits from supply agreements with Merck & Co., Inc., including one-time resourcing costs and restructuring-related costs) plus depreciation.

(2)

Unlevered Free Cash Flow represents Adjusted EBITDA, less stock-based compensation, less taxes (based on an assumed 25% effective tax rate applied to EBIT), plus or minus changes in net working capital, less capital expenditures, less one-time costs related to the planned exits from supply agreements with Merck & Co., Inc., less restructuring costs, and less business development milestone and upfront payments and other one-time cash items.

The number of outstanding shares of our Common Stock, on a fully diluted basis, as of April 24, 2026, was approximately 284.9 million. The net debt of Organon as of March 31, 2026, was $7,530 million. Organon’s estimated Adjusted LTM EBITDA as of March 31, 2026, adjusted to exclude a one-time benefit from a China non-controlling interest refund of $6 million in the first quarter of the fiscal year 2026 was $1,832 million.

Additional Information About the Organon Projections

The Organon Projections were prepared treating Organon on a standalone basis, without giving effect to the Merger, including any impact of the negotiation or execution of the Merger, the expenses that may be incurred in connection with the Merger or the consummation thereof, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of the Merger, or the effect of any alteration, acceleration, postponement or decision not to take any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger.

The inclusion of the Organon Projections in this proxy statement should not be regarded as an indication or admission by Organon or any of its affiliates, officers, directors, advisors or representatives (including Morgan Stanley), or any other person, that the Organon Projections are predictive of actual future events, or an assurance of the achievement of future results. The Organon Projections and any summary thereof should not be relied upon as such, and this information is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. Organon advises the recipients of the Organon Projections that its internal financial forecasts upon which the Organon Projections were based are subjective in many respects, and readers are cautioned not to place undue reliance on these projections, as they are not necessarily predictive of actual future results.

Although presented with numerical specificity, the Organon Projections reflect numerous variables, assumptions and estimates regarding Organon’s performance, industry performance, general business, economic, regulatory, market, and financial conditions, many of which are inherently uncertain and many of which are beyond the control of Organon. Organon’s management believed these variables, assumptions and estimates were reasonable at the time the Organon Projections were prepared, taking into account the relevant information available to management at the time, but important factors may affect actual results and cause the Organon Projections to not be achieved, which include, but are not limited to, risks and uncertainties relating to the business of Organon (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the probability of technological success, the regulatory and competitive environment, changes in technology, general business and economic conditions and other risk factors referenced in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” Various assumptions underlying the Organon Projections may not prove to have been, or may no longer be, accurate. The Organon Projections may not be realized, and actual results may be significantly higher or lower than projected in the Organon Projections. The Organon Projections reflect Organon on a standalone basis and do not account for the effects of the Merger. The Organon Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Organon Projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions. The Organon Projections do not take into account any circumstances or events occurring after the date they were prepared, including the Merger, and some or all of the assumptions that have been made in connection with the preparation of the Organon Projections may have changed since the date the Organon Projections were prepared. The Organon Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. The propensity of economic and business environments to change quickly contributes significantly to the high level of uncertainty as to whether the results portrayed in the Organon Projections will be achieved. As a result, there can be no assurance that the Organon Projections will be realized, and actual results could be significantly higher or lower than projected. For all of these reasons, the Organon Projections, and the assumptions upon which they are based, are (i) not guarantees of future results; (ii) inherently speculative; and (iii) subject to a number of risks and uncertainties. As a result, actual results may differ materially, and will differ materially if the Merger and the other transactions contemplated by the Merger Agreement are completed, from those contained in the Organon Projections. Accordingly, there can be no assurance that the Organon Projections will be realized.

The Organon Projections have not been updated or revised to reflect information or results after the date the Organon Projections were prepared. None of Organon, Sun Pharma USA or any of our or their respective affiliates intends to, and each of them disclaims any obligation to, update or otherwise revise the Organon

Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be no longer appropriate (except, in the case of Organon, as required under applicable law). Readers of this proxy statement should take these considerations into account in reviewing the summary of the Organon Projections, which were prepared as of an earlier date.

Organon urges all of its stockholders to review its most recent SEC filings for a description of its historical financial statements and other information about Organon. Please see the section of this proxy statement entitled “Where You Can Find More Information,” beginning on page 121 of this proxy statement, for additional information.

The Organon Projections included in this document have been prepared by, and are the responsibility of, Organon’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Organon Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into this proxy statement relates to Organon’s previously issued financial statements. It does not extend to the Organon Projections and should not be read to do so. The Organon Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”). Certain of the non-GAAP financial measures included in the Organon Projections were relied upon by Morgan Stanley at the instruction of the Board for purposes of its financial analyses and opinion and by the Board in connection with their evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Morgan Stanley for purposes of its financial analyses and opinion or by the Board in connection with its evaluation of the Merger. Accordingly, Organon has not provided a reconciliation of the financial measures included in the Organon Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Organon may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

None of Organon or any of its affiliates, advisors, officers, directors, partners or representatives (including Morgan Stanley) can give you any assurance that actual results will not differ from the Organon Projections. Except as required by applicable law, none of Organon or any of its affiliates, advisors, officers, directors, partners or representatives (including Morgan Stanley) undertake any obligation to update or otherwise revise or reconcile the Organon Projections or the specific portions presented to reflect circumstances existing after the date the Organon Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this proxy statement are cautioned not to place undue, if any, reliance on the portions of the Organon Projections set forth above. None of Organon nor any of its affiliates, advisors, officers, directors, partners or representatives (including Morgan Stanley) intend to make publicly available any update or other revision to the Organon Projections. In addition, none of Organon or any of its affiliates, advisors, officers, directors, partners or representatives (including Morgan Stanley) have made, make, or are authorized in the future to make, any representation to any stockholder or other person regarding Organon’s ultimate performance compared to the information contained in the Organon Projections or that projected results will be achieved, and any statements to the contrary should be disregarded.

Organon has made no representation to Sun Pharma USA or its affiliates in the Merger Agreement, or otherwise, concerning the Organon Projections. In light of the foregoing factors and uncertainties inherent in the Organon Projections, readers of this proxy statement are cautioned not to place any undue, if any, reliance on the Organon Projections.

Interests of Organon’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board that you vote to adopt the Merger Agreement, you should be aware that our executive officers and directors have interests in the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that may be different from, or in addition to, the interests of our stockholders generally. These interests include, among other things, as applicable, the treatment of outstanding Organon equity awards, potential cash severance and change-in-control payments under our severance and change-in-control arrangements and continued indemnification and insurance coverage. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated thereby and in reaching its determination that the Merger Agreement and the transactions contemplated are advisable and in the best interests of Organon and its stockholders.

For purposes of this disclosure, our named executive officers are the named executive officers of Organon for Organon’s most recent proxy statement, which was for the fiscal year ended December 31, 2025. Kevin Ali was a named executive officer for the purposes of such proxy statement by virtue of his prior service as Chief Executive Officer. However, Mr. Ali resigned as Chief Executive Officer and a member of the Board, effective October 26, 2025, and is not entitled to receive any compensation or benefits in connection with the Merger, so has been omitted from this disclosure. The named executive officers (excluding Mr. Ali) for purposes of this disclosure are:

•	Joseph Morrissey, Chief Executive Officer

•	Matthew Walsh, Executive Vice President and Chief Financial Officer

•	Juan Camilo Arjona Ferreira, M.D., Executive Vice President and Head of R&D and Chief Medical Officer

•	Rachel Stahler, Executive Vice President and Chief Digital & Growth Officer

•	Kirke Weaver, Executive Vice President, General Counsel and Corporate Secretary

For purposes of this disclosure, the five executive officers of Organon who are not named executive officers are Carrie S. Cox (Executive Chair), Juliana Drinane (Head of Manufacturing and Supply), Aaron Falcione (Executive Vice President and Chief Human Resources Officer), Daniel Karp (Executive Vice President, Corporate Development & Chief Strategy Officer) and Vittorio Nisita (Executive Vice President and Head of Enterprise Services & Solutions).

Organon Equity Awards

Organon’s executive officers hold one or more of the following equity-based awards: Organon Options, Organon RSUs, and Organon PSUs. The Merger Agreement provides for the following treatment of outstanding Organon equity awards at the Effective Time. Non-employee directors hold deferred stock units under the Organon Non-Employee Director Savings Plan, which are described separately below.

Organon Options

At the Effective Time, each outstanding Organon Option, whether vested or unvested, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration, less the per share exercise price, multiplied by (ii) the number of shares of Common Stock underlying such Organon Option immediately prior to the Effective Time, less any applicable tax withholding. Each Organon Option having an exercise price per share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time for no consideration or payment.

Organon RSUs

At the Effective Time, each Organon RSU granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of Common Stock underlying such Organon RSU immediately prior to the Effective Time, less any applicable tax withholding. At the Effective Time, each outstanding Organon RSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a Converted RSU with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of Common Stock underlying Organon RSU immediately prior to the Effective Time. Each Converted RSU will be governed by the same terms and conditions as applied to the applicable Organon RSU prior to the Effective Time, and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement occurring within 24 months after the Closing Date.

Organon PSUs

At the Effective Time, each Organon PSU granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance. At the Effective Time, each outstanding Organon PSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a Converted PSU with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance, less any applicable tax withholding. Each Converted PSU will be governed by the same terms and conditions as applied to the applicable Organon PSU prior to the Effective Time (except that performance-based vesting conditions will no longer apply), and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement occurring within 24 months after the Closing Date.

The estimated aggregate amount that would be realized by the five Organon executive officers who are not named executive officers in respect of their unvested Organon RSUs and Organon PSUs granted before 2026 if the Merger were to be completed on May 20, 2026 is $6,085,480 (inclusive of accrued dividend equivalents). The estimated aggregate amount that would be realized by the five Organon executive officers who are not named executive officers in respect of their unvested Organon RSUs and Organon PSUs granted in 2026 or later if the Merger were to be completed, and each of such executive officers experienced a qualifying termination of employment, on May 20, 2026 is $14,511,429 (inclusive of accrued dividend equivalents). All Organon Options held by such executive officers have an exercise price that is equal to or greater than the Per Share Merger Consideration. The amounts in this paragraph were determined using unvested Organon RSUs and Organon PSUs outstanding as of May 20, 2026 (inclusive of dividends accrued thereon), a price per share equal to $14.00 (the Per Share Merger Consideration) and valuing any Organon PSUs based on the target level of performance. See “—Golden Parachute Compensation” beginning on page 71 of this proxy statement for an estimate of the amounts that may become payable to each named executive officer of Organon in respect of such named executive officer’s unvested Organon RSUs and Organon PSUs as of May 20, 2026.

Organon Non-Employee Director Savings Plan

Under the Organon Non-Employee Director Savings Plan (as amended or restated from time to time, the “Director NQDC Plan”), upon election (or re-election) at the annual meeting of shareholders, each director receives a credit valued at $240,000 in the form of deferred stock units denominated in Common Stock to the director’s account under the Director NQDC Plan (or, for directors who join the Board after such date, a prorated portion of such amount). Amounts are distributed to directors in cash under the Director NQDC Plan upon a termination of service on the Board or, to the extent elected by a director in accordance with the terms of the plan, a specified payment date following termination of service on the Board. Directors’ account balances are fully vested without regard to the Merger. The estimated aggregate value of the vested account balances under the Director NQDC Plan of the ten Organon non-employee directors if the Merger were to be completed, and each of the non-employee directors concurrently ceased to serve on the Board, together with amounts attributable to the Executive Chair’s prior service on the Board as a non-employee director through October 25, 2025, on May 20, 2026 was approximately $8,860,871.

Organon Executive CIC Severance Program

The Organon executive officers (including the named executive officers) are eligible to receive severance benefits upon a qualifying termination of employment in connection with a change of control (including the Merger) under the Organon Executive CIC Severance Program, as amended and restated effective April 15, 2025 (the “CIC Severance Program”).

Under the CIC Severance Program, upon a termination by Organon without Cause or a resignation by the applicable executive officer for Good Reason (in each case as defined in the CIC Severance Program), in either case within the two-year period following the consummation of a change of control (which the consummation of the Merger will constitute), each executive officer will be entitled to receive the following severance payments and benefits:

•	a lump sum cash severance payment in an amount equal to two times the sum of (a) annual base salary and (b) annual target bonus;

•

a prorated annual target bonus for the calendar year in which the termination of employment occurs, calculated based on the number of eligible months that the executive officer was employed during the year; and

•

a lump sum cash payment in an amount equal to 24 months multiplied by the monthly cost (determined as of the date of termination) to obtain continued medical care coverage for the executive officer and, as applicable, their spouse and/or eligible dependents under Organon’s employee group health plan at the level in effect as of termination.

Payment of any severance benefits under the CIC Severance Program is subject to the participant’s timely execution and non-revocation of a general release of claims, prepared by Organon and containing such terms and conditions as determined by Organon in its discretion.

The estimated aggregate amount of severance payments and benefits that would be payable to the five executive officers who are not named executive officers under the CIC Severance Program if the Merger were to be completed and such executive officers experienced a qualifying termination of employment for purposes of such program on May 20, 2026 is approximately $12,710,704.

Section 280G of the Code

Certain payments and benefits payable to our executive officers in connection with the Merger may be nondeductible by the paying corporation due to Section 280G of the Internal Revenue Code of 1986 (as amended, the “Code”) or would subject the executive officer to the excise tax imposed by Section 4999 of the Code. Under the CIC Severance Program, if any payments or benefits payable to an executive officer (either under such program or otherwise) would be subject to the excise tax under Section 4999 of the Code, then such payments will be either (a) reduced to the minimum extent necessary such that no portion thereof would be subject to the excise tax under Section 4999 of the Code or (b) paid in full, whichever produces the better net after-tax position to the executive officer.

In addition, Organon, in prior consultation with Sun Pharma USA in good faith, may implement strategies to mitigate the impact of Sections 280G and 4999 of the Code with respect to payments and other benefits that may be payable to executive officers in connection with the transaction, including that Organon may enter into new non-competition covenants. In addition, if Organon determines, after consultation with Sun Pharma USA, that it is reasonably likely that the Closing will occur in 2027, Organon may accelerate into 2026 the vesting and/or payment of compensation that is scheduled to vest or be paid after 2026 (including, without limitation, all or a portion of annual bonus payments, Organon RSUs and Organon PSUs); provided, that any such accelerated compensation will be subject to clawback in the event it is not earned in accordance with its terms.

Potential Arrangements with Sun Pharma

Organon executive officers may continue to provide employment or other services to Sun Pharma and its affiliates following the Closing and may enter into new compensation agreements or arrangements with Sun Pharma or its affiliates to set forth the terms and compensation of such post-Closing service. As of the date of this proxy statement, no such agreements or arrangements with Sun Pharma or any of its affiliates exist.

Indemnification and Insurance

Each of Organon’s executive officers and directors is entitled to the indemnification and insurance benefits in favor of Organon’s directors and executive officers, as described in more detail in the section entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance,” beginning on page 91 of this proxy statement.

Quantification of Potential Payments and Benefits to Organon’s Named Executive Officers in Connection with the Merger

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the estimated compensation that each of our named executive officers could receive that is based on or otherwise relates to the Merger (the “golden parachute compensation”), assuming (i) the Merger is completed on May 20, 2026; (ii) a per share price of Organon Common Stock of $14.00 (the Per Share Merger Consideration); (iii) the employment of each named executive officer is terminated by Organon without Cause or the applicable named executive officer for Good Reason (each as defined in the CIC Severance Program) immediately following the Effective Time; (iv) each named executive officer’s base salary and annual target bonus remain unchanged from those in effect as of the date of this proxy statement; (v) each named executive officer’s Company equity awards are those that are outstanding as of May 20, 2026; and (vi) for purposes of the unvested Organon PSUs, achievement of the applicable performance goals at the target level of performance. As noted above, Mr. Ali resigned as Chief Executive Officer and a member of the Board, effective October 26, 2025, and is not entitled to receive any compensation or benefits in connection with the Merger, so he has been omitted from the following table.

The amounts set forth below are estimates only based on multiple assumptions that may or may not actually occur, and the actual amounts to be received may differ materially. The table below does not reflect any reduction that may be required under the applicable “net better” 280G cutback approach, as the application of any such reduction will depend on facts and circumstances at the time of the Merger.

All dollar amounts have been rounded to the nearest whole dollar. For purposes of this disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the consummation of the Merger and “double trigger” refers to payments and benefits that require two conditions, which are the consummation of the Merger and a qualifying termination of employment of each named executive officer within the two-year post-change in control period set forth in the CIC Severance Program and award agreements in respect of Organon Options, Organon RSUs and Organon PSUs, described in more detail (as applicable) in “—Organon Equity Awards” and “—Organon Executive CIC Severance Program” beginning on pages 67 and 69, respectively, of this proxy statement.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Joseph Morrissey	$4,388,889	$14,161,675	$59,806	$18,610,370
Matthew Walsh	$3,617,778	$15,426,672	$88,214	$19,132,664
Juan Camilo Arjona Ferreira	$2,972,444	$8,352,426	$88,214	$11,413,085
Kirke Weaver	$2,679,111	$7,386,309	$88,214	$10,153,634
Rachel Stahler	$2,796,444	$7,433,755	$83,384	$10,313,584

(1)

Cash. The amounts included in the “Cash” column reflect the aggregate cash severance amount that each named executive officer is eligible to receive under the CIC Severance Program described in the section entitled “—Organon Executive CIC Severance Program” beginning on page 69 of this proxy statement. The amounts in the “Cash” column pursuant to the CIC Severance Program are double-trigger amounts. Details of the amounts in the “Cash” column are shown in the following supplementary table:

Named Executive Officer	Cash Severance ($)	Pro Rata Bonus ($)
Joseph Morrissey	$4,000,000	$388,889
Matthew Walsh	$3,330,000	$287,778
Juan Camilo Arjona Ferreira	$2,736,000	$236,444
Kirke Weaver	$2,466,000	$213,111
Rachel Stahler	$2,574,000	$222,444

(2)

Equity. The amounts included in the “Equity” column reflect the aggregate value of unvested Organon RSUs and Organon PSUs that will be canceled and exchanged for an amount in cash (or, in the case of any Organon RSUs and Organon PSUs granted to the applicable named executive officer in 2026, converted into cash-based awards) as described in the section entitled “—Organon Equity Awards” beginning on page 67 of this proxy statement. All Organon Options held by named executive officers have exercise prices that are equal to or greater than the Per Share Merger Consideration, so such Organon Options would be cancelled without consideration at the Effective Time and are accordingly not included in this table. The amounts in the “Equity” column are single-trigger amounts except for the Organon RSUs and Organon PSUs granted to the applicable named executive officer in 2026, which amounts are double trigger. Details of the amounts in the “Equity” column (inclusive of accrued dividend equivalents) are shown in the following supplementary table:

Named Executive Officer	Value of Organon RSUs ($) (single trigger)	Value of Organon RSUs ($) (double trigger)	Value of Organon PSUs ($) (single trigger)	Value of Organon PSUs ($) (double trigger)
Joseph Morrissey	$2,443,910	$4,674,446	$2,355,517	$4,687,802
Matthew Walsh	$814,310	$5,667,760	$3,260,648	$5,683,954
Juan Camilo Arjona Ferreira	$751,730	$2,804,662	$1,983,359	$2,812,675
Kirke Weaver	$453,348	$2,570,946	$1,783,724	$2,578,292
Rachel Stahler	$459,564	$2,570,946	$1,824,954	$2,578,292

(3)

Benefits. The amounts in the “Benefits” column represent the estimated cost of 24 months of continued medical care coverage for each named executive officer following termination, pursuant to the terms of the CIC Severance Program, as described in the section entitled “—Organon Executive CIC Severance Program” beginning on page 69 of this proxy statement. The cost of continuation of medical coverage pursuant to the CIC Severance Program are double-trigger amounts.

Financing of the Merger

Sun Pharma USA’s obligation to consummate the Merger is not subject to any financing condition. Sun Pharma USA expects to fund the aggregate merger consideration, the refinancing or repayment of certain of Organon’s existing indebtedness and related fees and expenses using a combination of cash on hand and other available financing. In connection with the Merger, Sun Pharma USA has obtained the Debt Financing. Under the commitment documents for such Debt Financing, the lenders’ obligations to fund during the certain funds period are subject only to specified funding conditions and are not conditioned on the commencement or completion of any syndication. Sun Pharma USA and its affiliates may, consistent with the Merger Agreement and the commitment documents, replace or refinance the Debt Financing (in whole or in part) with other financing prior to Closing, including by arranging alternative debt financing and/or pursuing capital markets or other take-out transactions, and any amounts drawn may be voluntarily prepaid or reduced and are subject to mandatory prepayment from specified proceeds. In addition, the Debt Financing is expected to be supported by guarantee arrangements, including a capped guarantee from Sun Pharma, subject to receipt of required regulatory approval in India, and/or, if such approval is not obtained or does not result in a full guarantee, an uncapped guarantee from Sun Pharma Netherlands and Sun Pharma Holdings, Mauritius (subject to the terms and conditions specified in the commitment documents).

Guarantee; Sun Pharma

In connection with the Merger Agreement, Sun Pharma, Sun Pharma Canada and Sun Pharma Netherlands (collectively, the “Sun Pharma Guarantors”) have agreed to certain guarantee and funding obligations in favor of Organon.

As a material inducement to Organon to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, Sun Pharma has agreed to fund Sun Pharma USA (or, at Sun Pharma’s option, a wholly owned subsidiary of Sun Pharma), in cash, by way of equity subscription or capital contribution or loan, in an aggregate amount equal to $1 billion, to enable the timely payment by Sun Pharma USA of Sun Pharma USA’s obligations under the merger consideration provisions of the Merger Agreement. This capital funding obligation is solely a funding obligation by Sun Pharma and is not a guarantee or other direct payment undertaking by Sun Pharma in favor of Organon or any other person.

Sun Pharma Canada and Sun Pharma Netherlands have absolutely, irrevocably and unconditionally guaranteed to Organon the full, complete and timely payment and performance by Sun Pharma USA to allow Sun Pharma USA to perform its obligations under the merger consideration provisions of the Merger Agreement and any other amounts required to be paid by Sun Pharma USA pursuant to the Merger Agreement, as primary obligors and not merely as sureties.

In the event of termination of the Merger Agreement, the Sun Pharma Guarantors have jointly and severally guaranteed full, complete and timely payment by Sun Pharma USA of Sun Pharma USA’s obligations under the effect-of-termination provisions of the Merger Agreement; provided that, notwithstanding anything to the contrary in the Merger Agreement, Sun Pharma’s aggregate obligations and liabilities under the Merger Agreement (including the capital funding obligation described above), to the extent actually funded and utilized by Sun Pharma USA for the timely payment of Sun Pharma USA’s merger consideration obligations, shall not exceed $1 billion.

Closing and Effective Time of the Merger

Unless the parties otherwise mutually agree in writing and subject to the following sentence, the Closing will take place on the third business day after the date the closing conditions set forth in the Merger Agreement (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions at the Closing) have been satisfied or waived by the party or parties entitled to the benefit of such conditions. However, if the period of December 24, 2026 to January 1, 2027 is occurring at the time of the satisfaction or waiver of the closing conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions), the Closing will occur on the earliest to occur of (a) a date during that period specified by Organon with no less than five business days’ notice to Sun Pharma USA, (b) the first business day immediately following the final day of that period and (c)  such other date, time or place as the parties will mutually agree in writing.

Regulatory Approvals and Clearances Required for the Merger

Before the Merger may be completed, the statutory waiting period (and any extensions thereof) under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the completion of the Merger must have expired or been terminated, and any required consents, approvals or authorizations under certain applicable non-U.S. antitrust laws, foreign direct investment laws and the FSR must have been received. In deciding whether to grant the required regulatory authorization or consent, the relevant governmental entities will consider the effect of the Merger within their relevant jurisdiction, including, among other things, the impact on the parties’ respective customers and suppliers and the impact of the parties’ foreign investment in the jurisdiction.

The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on Sun Pharma conduct in operating the business following the Closing or require changes to the terms of the Merger Agreement. There can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the Merger.

On May 21, 2026, the parties to the Merger Agreement filed Notification and Report Forms under the HSR Act. The waiting period under the HSR Act will expire on June 22, 2026, at 11:59 p.m. Eastern Time, unless otherwise terminated early or extended.

Under the Merger Agreement, Organon and Sun Pharma USA have agreed to cooperate with each other and use their respective reasonable best efforts to take, or cause to be taken, all actions necessary or advisable on their part under the Merger Agreement and applicable law to consummate the Merger as promptly as practicable. However, notwithstanding the foregoing, the Merger Agreement may not be construed to require Sun Pharma USA, Organon or any of their respective affiliates or subsidiaries to sell, lease or otherwise encumber, or take or agree to take any other action or agree to any restrictions on freedom of action with respect to, any material assets, licenses, operations, rights, product lines, businesses or interest therein of Sun Pharma USA, Organon, the Surviving Corporation or any of their respective affiliates or subsidiaries, if taking all such actions to obtain regulatory approvals would reasonably be expected to result in a material adverse effect on the financial condition, assets, liabilities, business operations or results of operations of Sun Pharma USA, the Surviving Corporation and their respective affiliates and subsidiaries, taken as a whole. In addition, Organon may not take any such action with respect to the assets, operations, rights, product lines, licenses, businesses or interests of Organon and its affiliates and subsidiaries without Sun Pharma USA’s prior written consent, and Sun Pharma USA may require Organon to take such action with respect to such assets and interests of Organon and its affiliates and subsidiaries without regard to any of the foregoing limitations so long as the effectiveness of such action is contingent upon the consummation of the Merger.

You should read the section entitled “The Merger Agreement—Regulatory Filings and Efforts to Consummate,” beginning on page 89 of this proxy statement, for a description of the parties’ obligations with respect to regulatory approvals related to the Merger.

Litigation Relating to the Merger

As of May 29, 2026, Organon was not aware of the filing of lawsuits challenging the Merger or the proxy statement; however, lawsuits arising out of the Merger or this proxy statement may be filed in the future.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of shares of our Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for such purposes, a U.S. Holder (as defined in the section entitled

“Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger in exchange for shares of our Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. Holder receives pursuant to the Merger with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Common Stock exceeds one year at the time of the Merger.

A Non-U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our Common Stock for cash pursuant to the Merger unless such Non-U.S. Holder has certain connections to the United States. However, a Non-U.S. Holder may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 108 of this proxy statement, and consult your tax advisor regarding the particular tax consequences of the Merger to you, including any tax consequences arising under any U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of Organon Common Stock

Upon completion of the Merger, our Common Stock currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.

Vote Required to Approve the Merger Agreement Proposal

Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Assuming a quorum, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement Proposal. Pursuant to the Merger Agreement, such approval is a condition to the consummation of the Merger.

We currently expect that each of Organon’s directors and executive officers will cause the shares of our Common Stock held by them to be represented in person or by proxy at the Special Meeting and to be counted as present for purposes of establishing a quorum. At the close of business on the Record Date, the shares of our Common Stock held by Organon’s officers and directors represented approximately [●]% of the outstanding voting power of our Common Stock.

At the close of business on the Record Date, there were [●] shares of our Common Stock outstanding. Therefore, a total of [●] shares of our Common Stock must be voted “FOR” the Merger Agreement Proposal in order to approve such proposal.

The Board recommends a vote “FOR” the Merger Agreement Proposal.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. The rights and obligations of the parties to the Merger Agreement are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is summary by nature. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. Organon encourages you to read the Merger Agreement carefully and in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger. Additional information can be found elsewhere in this proxy statement and in the public filings Organon makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 121 of this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Organon, Sun Pharma, Sun Pharma USA or Merger Sub or to modify or supplement any factual disclosures about Organon, Sun Pharma or Sun Pharma USA contained in this proxy statement or in Organon’s or Sun Pharma’s public reports filed with the SEC, or the Securities and Exchange Board of India and the Bombay Stock Exchange and National Stock Exchange, as applicable. In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to Organon, Sun Pharma or Sun Pharma USA. The Merger Agreement contains representations and warranties by and covenants of Organon, Sun Pharma, Sun Pharma USA or Merger Sub that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, were qualified and subject to important limitations in connection with negotiating the terms of the Merger Agreement (including by being qualified by the confidential disclosure schedule exchanged between the parties to the Merger Agreement) and may be subject to a contractual standard of materiality that may differ from what may be viewed as material by investors. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. In addition, investors should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Organon, Sun Pharma or Sun Pharma USA, because the parties may take certain actions that are either expressly permitted in the confidential disclosures to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. Information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement.

Additional information about Organon may be found elsewhere in this proxy statement and Organon’s other public filings. See “Where You Can Find More Information,” beginning on page 121 of this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Organon with Organon continuing as the Surviving Corporation and as a wholly owned subsidiary of Sun Pharma USA.

Closing and Effective Time of the Merger

Unless the parties otherwise mutually agree in writing and subject to the following sentence, the Closing will take place on the third business day after the date the closing conditions set forth in the Merger Agreement (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted by applicable law, waived by the party or parties entitled to the benefit of such conditions. However, if the period of December 24, 2026 to January 1, 2027 is occurring at the time of the satisfaction or waiver of the closing conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions), the Closing will occur on the earliest to occur of (a) a date during that period specified by Organon with no less than five business days’ notice to Sun Pharma USA, (b) the first business day immediately following the final day of that period and (c) such other date, time or place as the parties will mutually agree in writing.

Treatment of Common Stock and Equity Awards

Common Stock. At the Effective Time, each Eligible Share will be converted into the right to receive the Per Share Merger Consideration, and will cease to be outstanding, will be cancelled and will cease to exist. At the Effective Time, each Excluded Share will cease to be outstanding, will be cancelled without payment of any consideration therefor and will cease to exist, subject to any rights any dissenting stockholder may have as described in the section entitled “Appraisal Rights” with respect to Dissenting Shares. At the Effective Time, each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation, par value $0.01 per share, and will constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.

Organon Options. At the Effective Time, each outstanding Organon Option, whether vested or unvested, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration, less the per share exercise price, multiplied by (ii) the number of shares of our Common Stock underlying such Organon Option immediately prior to the Effective Time, less any applicable tax withholding. Each Organon Option having an exercise price per share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time for no consideration or payment.

Organon RSUs. At the Effective Time, each outstanding Organon RSU granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of our Common Stock underlying such Organon RSU immediately prior to the Effective Time, less any applicable tax withholding. At the Effective Time, each outstanding Organon RSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a Converted RSU with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of our Common Stock underlying such Organon RSU immediately prior to the Effective Time. Each Converted RSU will be governed by the same terms and conditions as applied to the applicable Organon RSU prior to the Effective Time and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement within 24 months after the Closing Date.

Organon PSUs. At the Effective Time, each outstanding Organon PSU granted before 2026, by virtue of the Merger and without any action on the part of the holder, will be cancelled in exchange for an amount in cash equal to (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of our Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance, less any applicable tax withholding. At the Effective Time, each outstanding Organon PSU granted in 2026 or later, by virtue of the Merger and without any action on the part of the holder, will be assumed by Sun Pharma USA and converted into a Converted PSU with a value equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of underlying shares of our Common Stock underlying such Organon PSU immediately prior to the Effective Time based on target performance. Each Converted PSU will be governed by the same terms and conditions as applied to the applicable Organon PSU prior to the Effective Time (except that performance-based vesting conditions will no longer apply) and will vest in full upon a qualifying termination of employment in accordance with the Merger Agreement within 24 months after the Closing Date.

Surrendering and Payment Procedures

Sun Pharma USA will designate the paying agent prior to the Effective Time (the “Paying Agent”) to receive the funds to which holders of the Eligible Shares will become entitled in accordance with the Merger Agreement. At or prior to the Effective Time, Sun Pharma USA will deposit, or cause to be deposited, with the Paying Agent, an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of the Eligible Shares pursuant to the Merger Agreement (such cash, the “Exchange Fund”).

As promptly as practicable after the Effective Time (but in any event within three business days thereafter), Sun Pharma USA will cause the Paying Agent to provide each holder of record of Eligible Shares that are Certificates or Book-Entry Shares not held, directly or indirectly, through The Depository Trust Company (“DTC”) notice advising such holders of the effectiveness of the Merger with appropriate transmittal materials (including a customary letter of transmittal) and instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in the Merger Agreement) or such Book-Entry Shares to the Paying Agent in exchange for the Per Share Merger Consideration of $14.00 per share in cash.

With respect to Book-Entry Shares held, directly or indirectly, through DTC, Sun Pharma USA and Organon will cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Sun Pharma USA, Organon, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Per Share Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to the Merger Agreement.

You should not return your Certificates with the enclosed proxy card, and you should not forward your Certificates to the Paying Agent without a letter of transmittal. Holders of Book-Entry Shares will not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Per Share Merger Consideration of $14.00 per share in cash.

No interest will be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares.

Any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Eligible Shares for 180 days from and after the Closing Date will be delivered to Sun Pharma USA or the Surviving Corporation, as determined by Sun Pharma USA. Any holder of Eligible Shares who has not theretofore complied with the procedures, materials and instructions contemplated by the Merger Agreement will thereafter look only to the Surviving Corporation as a general creditor thereof for such payments (after giving effect to any required tax withholdings as provided in the Merger Agreement) in respect thereof.

Withholding

Each of Sun Pharma USA, the Surviving Corporation and the Paying Agent (and any of their respective affiliates) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the

Merger Agreement to any holder of shares of our Common Stock or equity awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable tax law. To the extent that amounts are so withheld, those withheld amounts will be timely remitted to the applicable governmental entity and be treated for all purposes of the Merger Agreement as having been paid to the holder of shares of our Common Stock or equity awards in respect of which such deduction and withholding was made. The parties have agreed to take commercially reasonable efforts to cooperate to eliminate or reduce any such deduction or withholding.

No Transfers

From and after the Effective Time, there will be no transfers on the stock transfer books or ledger of Organon of the shares of Common Stock of Organon that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Sun Pharma USA or the Paying Agent for transfer, it will be cancelled and exchanged for the cash amount in immediately available funds which the holder thereof is entitled to receive as a result of the Merger pursuant to the Merger Agreement.

Organon’s Representations and Warranties

In the Merger Agreement, Organon makes representations and warranties, subject to certain exceptions in the Merger Agreement, in the confidential disclosure schedule delivered by Organon to Sun Pharma USA in connection with the Merger Agreement (the “Organon Disclosure Schedule”) and in certain of Organon’s public filings, as to, among other things:

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Organon’s and its subsidiaries’ due organization, valid existence and good standing under their respective jurisdictions of organization, and their respective powers and authority to conduct their respective businesses as currently conducted;

•	Organon’s capital structure, including, among other things, the number of outstanding shares of our Common Stock, preferred stock, options and other stock-based awards;

•	Organon’s ownership of its subsidiaries;

•	Organon’s corporate power and authority related to the Merger Agreement, approval of the Merger Agreement and related matters by the Board and the receipt of a fairness opinion;

•	required governmental filings, notices, reports, consents, registrations, approvals, permits or authorizations;

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the absence of violations of, or conflicts with, Organon’s organizational documents, applicable law and contracts as a result of Organon’s entry into and performance under the Merger Agreement or consummation of the Merger;

•	Organon’s and its subsidiaries’ compliance with applicable laws (including the FCPA, other anti-bribery and anti-corruption laws and sanctions) and the rules and regulations of the NYSE;

•	Organon’s and its subsidiaries’ possession of and compliance with certain licenses, permits and other authorizations;

•	Organon’s SEC filings, the financial statements included therein and Organon’s disclosure controls and procedures and internal controls over financial reporting;

•	the absence of undisclosed liabilities and off-balance sheet arrangements;

•	the absence of certain legal proceedings;

•	the conduct of Organon’s business since December 31, 2025 and the absence of a Company Material Adverse Effect;

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certain contracts to which Organon or any of its subsidiaries is a party, the validity, binding nature and effectiveness of such contracts and the absence of Organon’s or its subsidiaries’ default under such contracts;

•	Organon’s and its subsidiaries’ employee benefits and compensation plans, contracts, policies, programs and arrangements;

•	certain employment and labor matters;

•	certain environmental matters;

•	certain tax matters;

•	Organon’s and its subsidiaries’ real and tangible property;

•	Organon’s and its subsidiaries’ intellectual property, information technology and privacy;

•	Organon’s and its subsidiaries’ compliance with certain healthcare laws;

•	Organon’s and its subsidiaries’ insurance policies;

•	the inapplicability of certain anti-takeover statutes or anti-takeover provisions;

•	the absence of any undisclosed broker’s or finder’s fees; and

•	certain critical technology matters as defined in 31 CFR § 800.215.

Definition of “Company Material Adverse Effect”

Many of the Organon representations and warranties in the Merger Agreement are qualified by, among other things, exceptions relating to the absence of a “Company Material Adverse Effect,” which means any event, development, change, state of facts, condition, circumstance or occurrence (each an “Event”) that, individually or in the aggregate with any other Event, has had, or would reasonably be expected to have, a materially adverse effect on the condition (financial or otherwise), business, assets, operations, liabilities or results of operations of Organon and its subsidiaries (taken as a whole). However, no Event to the extent resulting from, arising out of or related to, any of the following, either individually or in the aggregate, will be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

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any Event generally affecting the economy, credit, capital, securities or financial markets, including interest rates, exchange rates, monetary policies, tariffs or political, regulatory or business conditions in the geographic markets in which Organon or any of its subsidiaries has material operations in or in which any of Organon’s or any of its subsidiaries’ products or services are sold or sourced (as applicable);

•	any Event generally affecting the industries, markets or geographical areas in which Organon or any of its subsidiaries have material operations;

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any loss of, or adverse Event, in or with respect to, the relationship of Organon or any of its subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship or any resulting Event that was caused by the entry into, announcement, pendency or performance of the transactions contemplated by the Merger Agreement, or directly resulting or arising from the identity of or any facts or circumstances relating to, or any actions taken or failed to be taken by Sun Pharma USA or any of its subsidiaries (other than those required or expressly permitted pursuant to the Merger Agreement); provided, that the exceptions herein will not apply to the representations and warranties set forth in the representation regarding government filings and no violations or in the closing conditions with respect to such representation;

•	any change or modification in GAAP or in any law of general applicability, or the interpretation or enforcement thereof, after the date of the Merger Agreement;

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any failure by Organon to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period, provided, that this exception will not prevent or otherwise affect a determination that any Event (not otherwise expressly excluded under this definition) underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;

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any act of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, cyberattacks, military or para-military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors, any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any epidemics, pandemics, outbreak of illness or other public health event or any other force majeure event, or any national or international calamity or crisis;

•	any proceeding to the extent relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;

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any action required to be taken by Organon or any of its subsidiaries or its or their respective representatives pursuant to the Merger Agreement or failed to be taken due to restrictions set forth in the Merger Agreement (other than pursuant to the first paragraph of the section entitled “—Conduct of Business Pending the Merger”) or any action taken or failed to be taken at Sun Pharma USA’s written request;

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any Event or announcement of an Event affecting the credit rating or other rating of financial strength of Organon or any of its subsidiaries or any of their respective securities, provided, that this exception will not prevent or otherwise affect a determination that any Event underlying such Event or announcement of an Event has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;

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a decline in the market price, or change in trading volume of the shares of our Common Stock on the NYSE or any other securities of Organon, provided, that this exception will not prevent or otherwise affect a determination that any Event underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;

•	any proceeding set forth in the Organon Disclosure Schedule;

•	any Event proximately resulting or arising from Sun Pharma USA’s or Merger Sub’s material breach of the Merger Agreement;

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any determination by, or delay of a determination by, the FDA or any other governmental entity, or any panel, or advisory board empowered or appointed thereby, or any indication that any such entity, panel or body will make any determination or delay in making any determination, with respect to any pending applications, pending approvals or pending clearances relating to Organon’s or any competitors’ or potential competitors’ product candidates, products or programs, other than any of the foregoing arising from fraud, willful misconduct or willful violation of applicable law by Organon or any of its subsidiaries; and

•	any actions required under the Merger Agreement or applicable law to obtain any approval or authorization under applicable law for the consummation of the merger;

except that, if one or more of the Events set forth in the first, second, fourth or sixth bullets above materially and disproportionately adversely affects Organon and its subsidiaries relative to the other participants in the same or similar industries or geographies in which Organon and its subsidiaries operate or their products or services are sold or sourced, as applicable, then the incremental material and disproportionate impact of such Events will be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent otherwise permitted by this definition.

Conduct of Business Pending the Merger

Organon has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the Effective Time (or any earlier termination of the Merger Agreement and abandonment of the transactions contemplated by the Merger Agreement). In general, unless approved in writing by Sun Pharma USA (such approval not to be unreasonably withheld, conditioned or delayed) and except as otherwise expressly required by the Merger Agreement or as is required by applicable law or governmental entity, Organon has agreed to, and to cause each of its subsidiaries to, use its commercially reasonable efforts to conduct its business in all material respects in the Ordinary Course of Business and to use commercially reasonable efforts to preserve their business organizations intact and maintain its and its subsidiaries’ relations and goodwill with key governmental entities, customers, suppliers, licensors, distributors and other business partners and keep available the services of key employees.

Organon has further agreed that, in certain cases, subject to certain Ordinary Course of Business exceptions, exceptions for actions between or among Organon and its subsidiaries and exceptions specified in the Merger Agreement, Organon will not and will not permit any of its subsidiaries to:

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adopt any change in Organon’s organizational documents (other than, with respect to organizational documents of Organon’s subsidiaries, in a manner that would not materially restrict the operations of Organon’s or any of its subsidiaries’ businesses);

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enter into or adopt (A) a plan or merger or consolidation, or merge or consolidate with any other person, except for any such transactions solely among wholly owned subsidiaries of Organon or (B) a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

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acquire, directly or indirectly, by merger, consolidation, acquisition of stock or assets or otherwise, any business, person, properties or assets from any other person either (A) with a purchase price in excess of $75,000,000 in any individual transaction or in excess of $150,000,000 in the aggregate, in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, milestone payment, release of “holdback” or similar contingent payment obligation, or (B) that would reasonably be expected to prevent, materially delay or materially impair the ability of Organon to consummate the transactions contemplated by the Merger Agreement prior to January 26, 2027 (the “Outside Date”);

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transfer, sell, lease, divest, cancel or otherwise dispose of, or incur, permit or suffer to exist the creation of any encumbrance (other than certain permitted encumbrances) upon, any properties or assets (tangible or intangible, but excluding any intellectual property rights which are the subject of a separate bullet below), product lines or businesses material to Organon or any of its subsidiaries, including capital stock or other equity interests of any of its subsidiaries outside of the Ordinary Course of Business;

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issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or otherwise enter into any contract with respect to the voting of, any shares of capital stock of Organon (including, for the avoidance of doubt, shares of our Common Stock) or capital stock or other equity interests of any of its subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any such shares of capital stock, other equity interests or such convertible or exchangeable securities, in each case, in accordance with their terms and, as applicable, the Stock Plan;

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make any loans, advances, guarantees or capital contributions to or investments in any person (other than to or from Organon and any of its wholly owned subsidiaries) in excess of $500,000 individually or $1,500,000 in the aggregate;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (including with respect to

Organon, for the avoidance of doubt, shares of our Common Stock), except for dividends or distributions paid by any wholly owned subsidiary to Organon or any other wholly owned subsidiary of Organon, or quarterly cash dividends paid to Organon’s stockholders in the Ordinary Course of Business not to exceed $0.02 per share of our Common Stock in any given fiscal quarter;

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reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests (including with respect to Organon, for the avoidance of doubt, shares of our Common Stock), other than the withholding of shares of our Common Stock to satisfy withholding tax obligations upon the vesting or settlement of our equity awards outstanding as of the date of the Merger Agreement or granted after the date of the Merger Agreement in accordance with the Merger Agreement, in each case, in accordance with their terms and, as applicable, the Stock Plan;

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incur any indebtedness, except for (A) indebtedness for borrowed money incurred in the Ordinary Course of Business not to exceed $10,000,000 individually or $50,000,000 in the aggregate, (B) guarantees of indebtedness of its wholly owned subsidiaries otherwise incurred in compliance with this provision, (C) indebtedness that consists of interest rate swaps, hedges, forward sales contracts or similar financial instruments on customary commercial terms in the Ordinary Course of Business and in compliance with Organon’s risk management policies in effect on the date of the Merger Agreement and not to exceed $50,000,000 of notional debt individually or in the aggregate, or (D) draws under the revolving credit facility under Organon’s existing senior secured credit agreement (the “Organon Credit Agreement”), existing revolving credit facilities and existing letters of credit, in each case, in the Ordinary Course of Business;

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make or authorize any payment of, or accrual or commitment for, capital expenditures that are not included in Organon’s capital expenditure budget made available to Sun Pharma USA, except for any such expenditures (A) following prior notice to, and consultation with Sun Pharma USA, to the extent reasonably necessary to avoid a material business interruption as a result of any act of God, war, terrorism, earthquake, fire, hurricane, storm, flood, civil disturbance, explosion, partial or entire failure of utilities or information technology systems, or any other similar cause not reasonably within the control of Organon or its subsidiaries or (B) not in excess of $4,000,000 in the aggregate during any consecutive twelve-month period;

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(A) enter into any contract that would have been a material contract had it been entered into prior to the Merger Agreement, other than contracts with customers or suppliers entered into in the Ordinary Course of Business and, for the avoidance of doubt, any contracts entered into in connection with an action expressly permitted by any of the provisions under this section entitled “—Conduct of Business Pending the Merger,” including any amendment, modification or supplement to any existing contract, which are governed by the following bullet or (B) enter into any contract with a third party distributor that is material to Organon and its subsidiaries, taken as a whole, with a term of more than one year and that cannot be terminated by Organon or any of its subsidiaries on less than 180 days’ notice;

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other than with respect to material contracts related to indebtedness (which are governed by a separate bullet above), terminate or amend or otherwise modify or waive or permit to expire in a manner that is materially adverse to Organon and its subsidiaries (taken as a whole), or assign, convey, encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in, any material contract, other than (A) terminations or amendments or other modifications or waivers or expirations of any such material contract in accordance with the terms of such material contract with no further action by Organon or any of its subsidiaries, or (B) any ministerial actions, or non-exclusive licenses, covenants not to sue, releases, waivers or other rights under intellectual property rights owned by Organon or any of its subsidiaries, in each case, granted in the Ordinary Course of Business;

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cancel, modify or waive any debts or claims held by or owed to Organon or any of its subsidiaries having in each case a value in excess of $500,000 individually or $2,000,000 in the aggregate, other than in the Ordinary Course of Business;

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amend any license in any material respect, or allow any such license to lapse, expire or terminate (except where the lapse, expiration or termination of any such license is with respect to a license that has become obsolete, redundant or no longer required by applicable law);

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amend, modify, terminate, cancel or let lapse any material insurance policy, unless replacement self-insurance programs are established by Organon providing equal or greater coverage for substantially similar premiums;

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other than with respect to stockholder litigation related to the Merger Agreement or the transactions contemplated by the Merger Agreement, any proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL or any material tax claim, audit, assessment or dispute, or any proceeding in connection with, arising out of or otherwise related to a dispute among the parties in connection with the Merger Agreement, settle or compromise any proceeding for an amount in excess of $2,500,000 in the aggregate or on a basis that would result in the imposition of any order that would restrict the future activity or conduct of Organon or any of its subsidiaries or a finding or admission of a violation of law or violation of the rights of any person;

•	make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP or applicable Law;

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(A) change or revoke any material tax election, (B) change an annual tax accounting period, (C) adopt or change any material tax accounting method, file any amended income or other material tax return, enter into any “closing agreement” as described in Section 7121 of the Code with any taxing authority with respect to any material tax, (D) settle any material tax claim, audit, assessment or dispute that would result in a material liability of Organon or its subsidiaries, (E) affirmatively surrender any right to claim a refund of a material amount of taxes, (F) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material tax or (G) request any ruling from any governmental entity or taxing authority with respect to a material amount of taxes;

•

transfer, sell, license, divest or otherwise dispose of, incur, permit or suffer to exist the creation of any encumbrance (other than certain permitted encumbrances) upon, or cancel, abandon or otherwise allow to lapse or expire any material owned intellectual property, except (A) non-exclusive licenses granted in the Ordinary Course of Business, or (B) lapse or expiry of intellectual property rights at the end of their statutory terms;

•

except as pursuant to the terms of any benefit plan in effect as of the date of the Merger Agreement, (A) increase in any manner the compensation or benefits of any employee, director or independent contractor of Organon or its subsidiaries, (B) become a party to, establish, adopt, amend, commence participation in or terminate any benefit plan or any arrangement that would have been a benefit plan had it been entered into prior to the date of the Merger Agreement (except for amendments that would not increase the level of benefits provided under, or the cost of maintaining, such benefit plan), (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any benefit plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any benefit plan, (E) forgive any loans, or issue any loans (other than routine travel advances issued in the Ordinary Course of Business) to Organon’s or its subsidiaries’ directors, officers, contractors or employees, (F) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable law, (G) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any benefit plan, or (H) hire, or terminate other than for cause, any employee or independent contractor (who is a natural person) with a designation at or above “Band 700” or with an annual base compensation of over $400,000;

•

become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization;

•

commence a clinical study or trial with estimated costs exceeding $25,000,000 with respect to any products or product candidates that is not a pharmaceutical or medical device product of Organon or its subsidiaries as of the date of the Merger Agreement; or

•	agree, authorize or commit to do any of the foregoing.

For purposes of the Merger Agreement, “Ordinary Course of Business” means, with respect to any person, the conduct by such person in connection with the relevant business in accordance with such person’s normal day-to-day customs, practices and procedures; however, any good faith deviations that are justified due to wide-scale events generally affecting public health or the economy will be deemed to be consistent with the ordinary course of business of such person so long as such action is taken consistent with trends in both the industry and geographic markets in which such person operates (including with respect to nature, scope and magnitude).

No Solicitation; Change in Board Recommendation

No Solicitation

During the period commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the Effective Time and the termination of the Merger Agreement and abandonment of the transactions contemplated by the Merger Agreement, except as expressly permitted by the Merger Agreement, Organon has agreed that it will not, and will cause its and its subsidiaries’ representatives not to:

•

initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations relating to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (in each case, other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal or to notify the applicable person or group of the existence of this provision); or

•

provide any non-public information or data concerning Organon or its subsidiaries to any person or group in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal.

For purposes of the Merger Agreement, “Acquisition Proposal” means any proposal, offer or indication of interest from any Person or Group relating to or providing for any transaction (or series of related transactions) involving (a) any acquisition or purchase by any person or group, directly or indirectly, of twenty percent (20%) or more of any class of outstanding voting or equity securities of Organon or any of its subsidiaries, or any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning twenty percent (20%) or more of any class of outstanding voting or equity securities of Organon or (b) any merger, amalgamation, joint venture, partnership, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization, reorganization, spin-off or similar transaction involving Organon or any of its subsidiaries that, if consummated, would result in any person or group, directly or indirectly, (i) acquiring assets of Organon or any of its subsidiaries representing twenty percent (20%) or more of Organon’s consolidated assets or (ii) beneficially owning twenty percent (20%) or more of any class of outstanding voting or equity securities of Organon or of the surviving entity or of the resulting direct or indirect parent of Organon or such surviving entity (it being understood that total assets of Organon include equity securities of any subsidiary of

Organon), in each case other than any transactions contemplated by the Merger Agreement or any other written proposal, offer, or indication of interest made by or on behalf of Sun Pharma USA or any of its subsidiaries.

Organon has also agreed that, during the period commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the Effective Time and the termination of the Merger Agreement and abandonment of the transactions contemplated by the Merger Agreement, it will not terminate, amend or otherwise modify or waive any provision of any confidentiality, “standstill” or similar agreement to which Organon or any of its subsidiaries is a party and will enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement; provided, that Organon will be permitted to terminate, amend or otherwise modify, waive or fail to enforce any such provision if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

Additionally, Organon has agreed (i) that, as of the execution and delivery of the Merger Agreement, it will, and will cause its subsidiaries and representatives to, immediately cease and cause to be terminated any discussions and negotiations with any person conducted prior to the execution and delivery of the Merger Agreement with respect to any Acquisition Proposal or any inquiry, proposal, offer, request or indication of interest that would reasonably be expected to lead to an Acquisition Proposal and (ii) to promptly (but in any event within 24 hours of execution and delivery of the Merger Agreement) (A) deliver a written notice to each such person providing only that Organon (1) is ending all discussions and negotiations with such person with respect to an Acquisition Proposal or any inquiry, proposal, offer, request or indication of interest that would reasonably be expected to lead to an Acquisition Proposal and (2) if such person had executed a confidentiality agreement in connection therewith, requesting the prompt return or destruction of all confidential information concerning Organon and any of its subsidiaries, subject to the terms and conditions of such confidentiality agreement; and (B) if applicable, terminate any physical and electronic data or other diligence access previously granted to such persons.

Non-Solicitation Exceptions

Notwithstanding the restrictions described above, prior to the time that the Requisite Organon Stockholder Approval is obtained, in response to an unsolicited, bona fide Acquisition Proposal, Organon may:

•

provide non-public and other information and data concerning Organon and its subsidiaries and access to Organon and its subsidiaries’ properties, books and records in response to a request from the person or group who made such an Acquisition Proposal; provided, that to the extent applicable, such information, data or access has previously been made available to Sun Pharma USA, or is made available to Sun Pharma USA as promptly as practicable (but in any event within 24 hours) after the provision of such information or data to the person or group who made such an Acquisition Proposal and prior to providing any such information or data or access, Organon and the person or group making such Acquisition Proposal will have entered into a legally binding confidentiality agreement with terms that, taken as a whole, are not materially less restrictive to such person or group than the terms in Organon’s confidentiality agreement with Sun Pharma USA (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amending of an Acquisition Proposal, but will not include any restrictions that prevent Organon from satisfying its notice obligations to Sun Pharma USA described below); and

•

engage or otherwise participate in any discussions or negotiations with any such person or group regarding such Acquisition Proposal, if prior to taking either action described in this bullet or the preceding bullet, the Board determines in good faith, after consultation with outside legal counsel and its financial advisors, that (A) based on the information then available, including the terms and conditions of such Acquisition Proposal and those of the Merger Agreement, such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) the failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

Notification to Sun Pharma USA

Organon will promptly (but, in any event, within 24 hours) give notice to Sun Pharma USA if (i) any Acquisition Proposal is received, (ii) any non-public information or data concerning Organon or its subsidiaries is requested in connection with any Acquisition Proposal, or (iii) any request for discussions or negotiations relating to an Acquisition Proposal is sought from or with Organon, its subsidiaries or any of its or their respective representatives, setting forth in such notice the name of such person and the material terms and conditions of any proposals or offers (including copies of any written requests, proposals or offers, including proposed agreements). Organon thereafter will keep Sun Pharma USA reasonably informed, on a reasonably prompt basis (and in any event within 24 hours), of any material developments with respect to such Acquisition Proposal, including any material amendment or modification thereto.

Changes in Board Recommendation

Except as permitted by the Merger Agreement, the Board (and any committee thereof) has agreed not to:

•	fail to include the Board Recommendation in this proxy statement;

•

withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Board Recommendation in a manner adverse to Sun Pharma USA; provided, that if the Board takes no position with respect to an Acquisition Proposal initiated through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act until the earlier of 5:00 p.m. (New York time) on the day prior to the Special Meeting and the tenth business day after the commencement of such Acquisition Proposal, such failure to take a position will not, in and of itself, be considered adverse to Sun Pharma USA;

•

fail to recommend, within ten business days after the commencement of an Acquisition Proposal through a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of our Common Stock, against acceptance of such tender offer or exchange offer by Organon’s stockholders;

•

within ten business days after Sun Pharma USA so requests in writing, fail to publicly make or reaffirm the Board Recommendation following the date that any Acquisition Proposal or material modification thereto is first publicly disclosed to Organon’s stockholders; provided, that Sun Pharma USA may not make any such request on more than one occasion;

•	make any public statement in connection with the Special Meeting that is inconsistent with the Board Recommendation;

•

approve or recommend, or publicly declare advisable any Acquisition Proposal, or approve or recommend, or publicly declare advisable or publicly propose to enter into, any agreement (other than a permitted confidentiality agreement) providing for an Acquisition Proposal (an “Alternative Acquisition Agreement”); or

•	resolve, agree, authorize or commit to do any of the foregoing (together with any of the foregoing, a “Change of Recommendation”).

Except as permitted by the Merger Agreement, the Board will not cause or permit Organon to enter into an Alternative Acquisition Agreement or agree, authorize or commit to do so.

Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to the time the Requisite Organon Stockholder Approval is obtained, the Board may:

•	effect a Change of Recommendation and/or

•

cause or permit Organon or any of its subsidiaries to enter into an Alternative Acquisition Agreement providing for a Superior Proposal (and Organon may enter into or cause a subsidiary thereof to enter into such Alternative Acquisition Agreement) if an unsolicited, bona fide, written Acquisition Proposal is received by Organon and the Board determines in good faith, after consultation with outside legal counsel and its financial advisors, that, based on the information then available, such Acquisition Proposal constitutes a Superior Proposal and a failure to effect a Change of Recommendation and/or cause or permit Organon or any of its subsidiaries to enter into an Alternative Acquisition Agreement providing for such Superior Proposal would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

However, none of the foregoing actions may be taken unless and until:

•

Organon has given Sun Pharma USA written notice at least four business days in advance (the “Notice Period”), which notice must set forth in writing that the Board intends to take such action and must include all information required by Organon’s notification covenant, mutatis mutandis;

•

during the Notice Period, to the extent requested by Sun Pharma USA, Organon must, and must cause its representatives to, negotiate in good faith with Sun Pharma USA and its representatives to revise the Merger Agreement so that the conditions described above would not be satisfied; and

•

at the end of the Notice Period, the Board has, taking into account any revisions to the Merger Agreement committed to by Sun Pharma USA in writing, thereafter determined in good faith, after consultation with outside legal counsel and its financial advisors, that, based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law, or that the Alternative Acquisition Agreement continues to be an Alternative Acquisition Agreement providing for a Superior Proposal (it being understood that (y) any material revisions to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of the notification covenant and the Notice Period, except that subsequent to the initial Notice Period, the Notice Period will be reduced to two business days, and (z) prior to or concurrently with Organon or any of its subsidiaries entering into an Alternative Acquisition Agreement contemplated by the Superior Proposal carve-out, Organon must terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to the Superior Proposal Termination Right).

For purposes of the Merger Agreement, “Superior Proposal” means an unsolicited and bona fide written Acquisition Proposal made after the date of the Merger Agreement that, if the transactions or series of related transactions contemplated thereby were consummated, would result in a person or group (other than Sun Pharma USA or any of its subsidiaries or any group that Sun Pharma USA or any of its subsidiaries are members of) becoming the beneficial owner of, directly or indirectly, at least 50% or more of the (a) total voting power of the equity securities of Organon and its subsidiaries (or of the surviving entity in a merger involving Organon or the resulting direct or indirect parent of Organon or such surviving entity), or (b) consolidated net revenues, net income or total assets, in each case as of the date of such Acquisition Proposal (it being understood that (i) total assets include equity securities of subsidiaries of Organon and (ii) will be determined on a fair market value basis), that the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that if consummated would result in a transaction more favorable from a financial point of view to Organon’s stockholders than the transactions contemplated by the Merger Agreement (after taking into account any revisions to the terms and conditions of the Merger Agreement proposed by Sun Pharma USA pursuant to its matching rights described below and such other factors the Board deems relevant acting in good faith) and is reasonably capable of being consummated in accordance with its terms.

Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to the time the Requisite Organon Stockholder Approval is obtained, the Board may also effect a Change of Recommendation if an Intervening Event has occurred and the Board determines in good faith, after consultation with outside legal counsel and its financial advisors, that based on the information then available, a failure to effect a Change of

Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law. However, no such actions may be taken unless and until:

•

Organon has given Sun Pharma USA written notice at least four business days in advance of its intent to effect a Change of Recommendation, which notice will include a reasonable description of such Intervening Event;

•

during such four-business day period, to the extent requested by Sun Pharma USA, Organon will, and will cause its representatives to, negotiate in good faith with Sun Pharma USA and its representatives, to revise the Merger Agreement; and

•

at the end of such four-business-day period, the Board will have taken into account any material revisions to the Merger Agreement that address the circumstances giving rise to the Intervening Event and that are committed to by Sun Pharma USA in writing, and will have thereafter determined in good faith, after consultation with outside legal counsel and its financial advisors, that based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

For purposes of the Merger Agreement, “Intervening Event” means an Event with respect to Organon or any of its subsidiaries or the business of Organon or any of its subsidiaries that was not actually known to, or reasonably foreseeable by, the Board as of the execution and delivery of the Merger Agreement (or if it was actually known by the Board as of or prior to the execution and delivery of the Merger Agreement, the material consequences of which were not actually known or reasonably foreseeable by the Board at such time); provided, that under no circumstances will any of the following be an Intervening Event or be taken into account in determining whether an Intervening Event has occurred: (a) an Event that is a result of an Acquisition Proposal or a Superior Proposal; (b) any change in the market price or trading volume of the shares of our Common Stock, any change in the credit rating of Organon or any of its securities, or Organon failing to meet, meeting or exceeding internal or published projections, forecasts, guidance or revenue or earnings predictions, or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to any of the foregoing in this clause (b) may constitute or be taken into account in determining whether an Intervening Event has occurred to the extent not otherwise excluded under this definition).

Nothing set forth in the Merger Agreement prohibits Organon from:

•

complying with its disclosure obligations under applicable law with regard to an Acquisition Proposal, including making any disclosure the Board has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; provided, that if any such disclosure would reasonably be expected, when read by a reasonable stockholder, to have the substantive effect of withdrawing, qualifying or modifying the Board Recommendation in a manner adverse to Sun Pharma USA, such disclosure or communication will constitute a Change of Recommendation unless Organon reaffirms the Board Recommendation in such disclosure; or

•	making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

The Special Meeting

Organon will take, in accordance with applicable law (including the rules of the NYSE) and its organizational documents, all action necessary to (i) duly convene and hold the Special Meeting as promptly as practicable after this preliminary proxy statement is filed and (ii) cause a vote upon the adoption of the Merger Agreement to be taken thereat. Organon will use its reasonable best efforts to keep Sun Pharma USA reasonably informed regarding all matters relating to the proxy solicitation process, including by furnishing any voting or proxy solicitation reports received by Organon as soon as reasonably practicable, which will include at least daily reports on each of the last seven business days prior to the date of the Special Meeting.

Pursuant to the Merger Agreement, the Special Meeting will not be postponed or adjourned by Organon without Sun Pharma USA’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that: (i) Organon may postpone or adjourn, and at the direction of Sun Pharma USA will postpone or adjourn, the Special Meeting, (A) to the extent, in Organon’s reasonable judgment, or to the extent in Sun Pharma USA’s reasonable judgment (as applicable), required by applicable law or necessary to ensure that any required supplement or amendment to this proxy statement is delivered to the stockholders of Organon for the amount of time required by applicable law in advance of the Special Meeting, or (B) as of the time for which the Special Meeting is originally scheduled, as set forth in the definitive proxy statement (the “Original Date”) or any date that the Special Meeting is scheduled to be held thereafter in accordance with the terms of the Merger Agreement, Organon or Sun Pharma USA, respectively, reasonably believes there will be insufficient shares of our Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the Requisite Organon Stockholder Approval, so long as in each case that Organon exercises its right under the Merger Agreement to postpone or adjourn the Special Meeting, Organon will have provided prior written notice to Sun Pharma USA; and (ii) if Organon delivers a notice of an intent to make a Change of Recommendation within the five business days prior to the Original Date or any date that the Special Meeting is scheduled to be held thereafter in accordance with the terms of the Merger Agreement, if directed by Sun Pharma USA, Organon will as promptly as practicable thereafter postpone or adjourn the Special Meeting for up to ten days in accordance with Sun Pharma USA’s direction; provided further, that in no event will the Special Meeting be postponed or adjourned more than ten days in connection with any one postponement or adjournment or more than an aggregate of 30 days from the Original Date.

Unless the Board has effected a Change of Recommendation in accordance with the Merger Agreement, Organon will use reasonable best efforts to obtain the Requisite Organon Stockholder Approval, including the solicitation of proxies therefor.

Regulatory Filings and Efforts to Consummate

Upon the terms and subject to the conditions set forth in the Merger Agreement, Organon and Sun Pharma USA are required to cooperate with each other and use (and will cause their respective affiliates and subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on their part under the Merger Agreement and applicable laws to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement, including preparing and delivering or submitting documentation to (A) effect the expirations of all statutory waiting periods under applicable antitrust laws and foreign direct investment laws, and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement or the entry into any such timing agreements, respectively, and (B) make with and obtain from any governmental entity all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement.

Without limiting the generality of, and in furtherance of the foregoing (but subject to the limitations set forth in the Merger Agreement), each of Organon and Sun Pharma USA, as applicable, is required to (and is required to cause its affiliates and subsidiaries to):

•

prepare and file, with respect to the transactions contemplated by the Merger Agreement, a Notification and Report Form pursuant to the HSR Act within 25 days after the date of the Merger Agreement and make, deliver or submit, as applicable, all other filings, notices and reports under certain laws set forth in the Organon Disclosure Schedule as promptly as practicable;

•

not, without the prior written consent of the other party or parties, as the case may be (which consent will not be unreasonably conditioned, withheld or delayed), (A) cause any filing, delivery or submission applicable to it to be withdrawn, refiled, redelivered or resubmitted for any reason, including to provide the applicable governmental entities with additional time to review any or all of the transactions contemplated by the Merger Agreement, or (B) consent to any voluntary extension of any statutory waiting period or, if applicable, to any contractual waiting period under any timing agreement with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement or to any voluntary delay of the consummation of the transactions contemplated by the Merger Agreement at the behest of any governmental entity;

•

provide or cause to be provided to each governmental entity any non-privileged or protected information and documents requested by any governmental entity or that are necessary or advisable to permit consummation of the transactions contemplated by the Merger Agreement as promptly as practicable following any such request; and

•

proffer, agree to take and take any Remedial Action to the extent necessary to satisfy the regulatory conditions to the Closing; provided, that neither this covenant nor any other provision of the Merger Agreement requires, or may be construed to require, Sun Pharma USA, Organon or any of their respective affiliates or subsidiaries to (1) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate, or propose, negotiate or offer to effect, or consent or commit to, any such sale, leasing, licensing, transfer, disposal, divestiture or other encumbrance, or holding separate, before or after the Effective Time, of any material assets, licenses, operations, rights, product lines, businesses or interests therein of Sun Pharma USA, Organon or the Surviving Corporation (or any of their respective affiliates or subsidiaries), or (2) take or agree to take any other action, or agree or consent to any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any such assets, licenses, operations, rights, product lines, businesses or interests therein of Sun Pharma USA, Organon or the Surviving Corporation (or any of their respective affiliates or subsidiaries) ((1) and (2) collectively, “Remedial Actions”), if taking all Remedial Actions necessary to satisfy the regulatory conditions to the Closing would reasonably be expected to result in a material adverse effect on the financial condition, assets, operations or results of operations of Sun Pharma USA, the Surviving Corporation and their respective affiliates and subsidiaries, taken as a whole (a “Substantial Detriment”).

Subject to the foregoing, Sun Pharma USA, after good-faith consultation with Organon and after considering, in good faith, Organon’s views and comments, will lead the strategy for seeking and obtaining all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the merger, including under the HSR Act, including but not limited to directing any decision to pull and refile any filing under the HSR Act, acting reasonably and after consultation with Organon; provided, that any decision to pull and refile any such filing more than once requires the prior written consent of Organon (which consent will not be unreasonably conditioned, withheld or delayed).

Sun Pharma USA and Organon each have the right to review in advance and, to the extent practicable, will consult with each other on, and consider in good faith the other’s views in connection with, all information relating to itself, its affiliates or subsidiaries and any of their respective representatives that appears in any filing made with, or written materials delivered or submitted by the other to, any governmental entity in connection with the transactions contemplated by the Merger Agreement; provided, that Organon will not submit any such filing to any governmental entity without the prior approval of Sun Pharma USA. Neither Organon nor Sun Pharma USA will permit any of its affiliates or subsidiaries or any of its or their respective representatives to participate in any material discussions or meetings with any governmental entity in respect of the required regulatory approvals unless it consults with the other in advance and, to the extent permitted by such governmental entity, gives the other the opportunity to attend and participate thereat. Where a party is required under the regulatory efforts covenants to provide information to the other party that the disclosing party deems to be competitively sensitive information, the disclosing party may comply by restricting the provision of such competitively sensitive information only to antitrust counsel of the receiving party and providing to the receiving party, upon request, a redacted version of such information that does not contain any such competitively sensitive information.

On May 21, 2026, the parties to the Merger Agreement filed Notification and Report Forms under the HSR Act. The waiting period under the HSR Act will expire on June 22, 2026, at 11:59 p.m. Eastern Time, unless otherwise terminated early or extended.

Directors’ and Officers’ Indemnification and Insurance

From and after the Effective Time, to the fullest extent permitted under applicable law and Organon’s organizational documents in effect as of the date of the Merger Agreement, Sun Pharma USA will, and will cause the Surviving Corporation to, indemnify, defend and hold harmless each present and former (determined as of the Effective Time) director, officer or employee of Organon or any of its subsidiaries, and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Organon or any of its subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any proceeding, in connection with or arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time and advance expenses as incurred (subject to a customary repayment undertaking).

Prior to the Effective Time, Organon will obtain and pay for “tail” directors’ and officers’ liability and fiduciary liability insurance for the benefit of the Indemnified Parties (including Side A coverage), covering a six-year period following the Effective Time with respect to matters occurring at or prior to the Effective Time (including in connection with the Merger Agreement and the transactions contemplated thereby), on terms and with coverage at least as favorable, in the aggregate, as Organon’s existing policies, subject to a premium cap of 300% of Organon’s current aggregate annual premium. If such tail coverage is not obtained, the Surviving Corporation will maintain existing coverage or obtain comparable coverage for such six-year period on terms and with coverage at least as favorable, in the aggregate, as Organon’s existing policies, subject to the same cost cap, and if such coverage is not available within that cap, will obtain the maximum coverage available for that amount.

During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the organizational documents of Organon and its subsidiaries or any indemnification agreement between such Indemnified Party and Organon or any of its subsidiaries, in each case, as in effect on the date of the Merger Agreement, will not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

Employee Benefits Matters

Sun Pharma USA has agreed that, during the period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time, each employee of Organon and its subsidiaries who continues to remain employed by Organon or any of its subsidiaries following the Effective Time (each, a “Continuing Employee”) will be provided with (i) base salary or base wage that is no less favorable than the base salary or base wage provided by Organon and its subsidiaries to such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided by Organon and its subsidiaries to such Continuing Employee immediately prior to the Effective Time, (iii) employee benefits and retirement and welfare benefits (excluding equity compensation and one-time payments such as retention or transaction bonuses) that are no less favorable in the aggregate to those provided by Organon and its subsidiaries to such Continuing Employees immediately prior to the Effective Time and (iv) severance benefits that are no less favorable than certain of Organon’s existing severance benefits or, if greater, those severance benefits made available to similarly situated employees of Sun Pharma USA or its affiliates.

Sun Pharma USA will use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Sun Pharma USA or its affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with Organon and its subsidiaries (and any predecessor entities thereof) for purposes of vesting, benefit accrual and eligibility to participate under each applicable Sun Pharma USA benefit plan, as if such service had been performed with Sun Pharma USA, except (A) for benefit accrual under defined benefit pension plans, (B) for purposes of qualifying for subsidized early retirement benefits, (C) to the extent it would result in a duplication of benefits, or (D) to the extent such credit is not recognized under the applicable Sun Pharma USA benefit plan for similarly situated employees of Sun Pharma USA.

Sun Pharma USA will, and will cause the Surviving Corporation to, honor, in accordance with their terms as in effect immediately prior to the date of the Merger Agreement, all employee benefit obligations to current and former employees under the Organon’s existing compensation and benefit arrangements, provided, that nothing in the Merger Agreement will prevent Sun Pharma USA, the Surviving Corporation or any of their affiliates from amending or terminating any such benefit plan in accordance with its terms and applicable law following the Effective Time.

Unless Sun Pharma USA provides written notice to Organon no later than ten business days prior to the Effective Time, Organon will adopt resolutions terminating any benefit plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code (the “Organon 401(k) Plan”), effective no later than the day immediately preceding the Closing Date and contingent upon the occurrence of the Effective Time. The form and substance of such resolutions will be subject to the reasonable approval of Sun Pharma USA. If the Organon 401(k) Plan is so terminated, Sun Pharma USA will, as of the Closing Date, offer participation in Sun Pharma USA’s qualified cash or deferred arrangement under Section 401(k) of the Code (the “Sun Pharma USA 401(k) Plan”) to each Continuing Employee who was an active participant in the Organon 401(k) Plan as of the date of its termination, and, if elected by such Continuing Employee in accordance with applicable law, Sun Pharma USA will cause the Sun Pharma USA 401(k) Plan to accept a “direct rollover” of Organon 401(k) Plan assets equal to the account balances (including any participant loans) of such Continuing Employee.

Treatment of Certain Existing Indebtedness

Organon will have obtained, and provided to Sun Pharma USA at least one business day prior to the Closing Date an executed copy of, a customary payoff letter with respect to the Organon Credit Agreement, which payoff letter, together with any related release documentation will include the payoff amount with respect to the Organon Credit Agreement and provide that the liens and guarantees granted in connection therewith relating to the assets, rights and properties of Organon and its subsidiaries securing such indebtedness, will, upon the payment of the amount set forth in the payoff letter at or prior to the Closing, be released and terminated.

In addition, prior to the Effective Time, if requested in writing by Sun Pharma USA, Organon has agreed to, and to cause each of its subsidiaries and each of their respective representatives to, use its reasonable best efforts to cooperate with Sun Pharma USA and Merger Sub to, and use reasonable best efforts to take such actions as are necessary to, allow or effect, as the case may be, (a) the satisfaction and discharge on the Closing Date of the outstanding aggregate principal amount of any or all series of Organon’s outstanding senior secured and senior notes (together, the “Notes”) and the related indentures (the “Discharge”) and/or (b) the conditional redemption of any or all of the outstanding aggregate principal amount of any or all of the Notes pursuant to the applicable provisions of the related indentures at the Closing Date (the “Redemption”). Any Discharge and/or Redemption, and all notices or instructions with respect thereto, must be conditioned on the occurrence of the Closing or will occur on or after the Closing Date. Sun Pharma USA and Merger Sub will ensure that, at or prior to the Closing, they have funds necessary in connection with any such Redemption and/or Discharge. None of Organon, any of its subsidiaries or any of their respective representatives will be required to pay or deposit any amounts required in connection with any Discharge and Redemption, except to the extent such amounts have been previously provided by Sun Pharma USA to such person expressly for such purpose. Notwithstanding anything to the contrary in the Merger Agreement, neither Organon nor Organon’s counsel will be required to provide any legal opinions in connection with the Discharge or Redemption.

Financing of the Merger

Sun Pharma USA’s obligation to consummate the Merger is not subject to any financing condition. Sun Pharma USA expects to fund the aggregate merger consideration, the refinancing or repayment of certain of Organon’s existing indebtedness and related fees and expenses using a combination of cash on hand and other available financing. In connection with the Merger, Sun Pharma USA has obtained the Debt Financing. Under the commitment documents for such Debt Financing, the lenders’ obligations to fund during the certain funds period are subject only to specified funding conditions and are not conditioned on the commencement or completion of any syndication. Sun Pharma USA and its affiliates may, consistent with the Merger Agreement and the commitment documents, replace or refinance the Debt Financing (in whole or in part) with other financing prior to Closing, including by arranging alternative debt financing and/or pursuing capital markets or other take-out transactions, and any amounts drawn may be voluntarily prepaid or reduced and are subject to mandatory prepayment from specified proceeds. In addition, the Debt Financing is expected to be supported by guarantee arrangements, including a capped guarantee from Sun Pharma, subject to receipt of required regulatory approval in India, and/or, if such approval is not obtained or does not result in a full guarantee, an uncapped guarantee from Sun Pharma Netherlands and Sun Pharma Holdings, Mauritius (subject to the terms and conditions specified in the commitment documents).

Guarantee; Sun Pharma Covenant

In connection with the Merger Agreement, Sun Pharma, Sun Pharma Canada and Sun Pharma Netherlands (together with Sun Pharma and Sun Pharma Canada, the “Sun Pharma Guarantors”) have agreed to certain guarantee and funding obligations in favor of Organon.

As a material inducement to Organon to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, Sun Pharma has agreed to fund Sun Pharma USA (or, at Sun Pharma’s option, a wholly owned subsidiary of Sun Pharma), in cash, by way of equity subscription or capital contribution or loan, in an aggregate amount equal to $1,000,000,000, to enable the timely payment by Sun Pharma USA of Sun Pharma USA’s obligations under the merger consideration provisions of the Merger Agreement. This capital funding obligation is solely a funding obligation by Sun Pharma and is not a guarantee or other direct payment undertaking by Sun Pharma in favor of Organon or any other person.

Sun Pharma Canada and Sun Pharma Netherlands have absolutely, irrevocably and unconditionally guaranteed to Organon the full, complete and timely payment and performance by Sun Pharma USA to allow Sun Pharma USA to perform its obligations under the merger consideration provisions of the Merger Agreement and any other amounts required to be paid by Sun Pharma USA pursuant to the Merger Agreement, as primary obligors and not merely as sureties.

Sun Pharma has agreed to take all actions necessary or advisable, in its control, to ensure that it and its subsidiaries and affiliates comply with all obligations applicable to Sun Pharma USA’s subsidiaries and affiliates under the regulatory efforts covenants of the Merger Agreement, as if Sun Pharma and its subsidiaries and affiliates were parties thereto. Sun Pharma has also agreed to cause its subsidiaries and affiliates not to take, or omit to take, any action that would reasonably be expected to prevent, delay or impair Sun Pharma Canada or Sun Pharma Netherlands from satisfying their respective guarantee obligations.

In the event of termination of the Merger Agreement, the Sun Pharma Guarantors have jointly and severally guaranteed full, complete and timely payment by Sun Pharma USA of Sun Pharma USA’s obligations under the effect-of-termination provisions of the Merger Agreement. If for any reason Sun Pharma USA fails or is unable to duly, punctually and fully pay such obligations, the Sun Pharma Guarantors will pay or cause to be paid such obligations within five business days following written demand by Organon. Sun Pharma’s guarantee obligation under the Merger Agreement arises only from the date of termination of the Merger Agreement. Notwithstanding anything to the contrary in the Merger Agreement, Sun Pharma’s aggregate obligations and liabilities under the Merger Agreement (including the capital funding obligation described above), to the extent actually funded and utilized by Sun Pharma USA for the timely payment of Sun Pharma USA’s merger consideration obligations, shall not exceed $1,000,000,000.

The obligations of the Sun Pharma Guarantors under the Merger Agreement are independent of the obligations of Sun Pharma USA and Merger Sub, and a separate action or actions, including any action brought by Organon in accordance with the specific performance provision of the Merger Agreement to enforce its rights to cause the guarantee obligations to be satisfied, may be brought and prosecuted against any Sun Pharma Guarantor whether or not any action is brought against Sun Pharma USA or Merger Sub and whether or not Sun Pharma USA or Merger Sub is joined in any such action. The Sun Pharma Guarantors have waived: (i) notice of the acceptance by Organon of the guarantee; (ii) notice of the non-performance of all or any of the guarantee obligations; (iii) diligence, presentment, demand of payment, filing objections with a court, any right to require proceeding first against Sun Pharma USA or Merger Sub, any right to require the prior disposition of the assets of Sun Pharma USA or Merger Sub to meet their respective obligations, notice, protest and all demands whatsoever; (iv) any defense arising by reason of any claim or defense based upon an election of remedies, including the failure or delay in exercising remedies against Sun Pharma USA or Merger Sub, by Organon which in any manner affects any of its rights to proceed against Sun Pharma USA or Merger Sub; (v) any defense arising by reason of any modification, termination or release of any of the guarantee obligations pursuant to applicable law; and (vi) any defense arising from the bankruptcy or insolvency of Sun Pharma USA or Merger Sub. The obligations of the Sun Pharma Guarantors under the Merger Agreement are absolute, unconditional and continuing and are not affected by (A) the validity, regularity or enforceability of the Merger Agreement or any of the obligations of Sun Pharma USA or Merger Sub thereunder, or (B) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a guarantor.

The guarantee under the Merger Agreement will remain in full force and effect notwithstanding any merger, consolidation, reorganization, sale of assets or similar transaction involving Sun Pharma USA or any Sun Pharma Guarantor. The Sun Pharma Guarantors make certain representations and warranties in the Merger Agreement, including that they are legal entities duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization, and that they have all requisite corporate power and authority and have taken all corporate action necessary in order to execute, deliver and perform their obligations under the Merger Agreement.

Sun Pharma has agreed, at all times, to (i) ensure that sufficient unutilized limits are available to it under Indian Overseas Investment laws to execute, deliver and perform its obligations under the Merger Agreement; and (ii) not, and to ensure that its affiliates do not, undertake any action to reduce the aforesaid unutilized limits. The Sun Pharma Guarantors must undertake all necessary actions, including duly and timely making requisite filings with the relevant governmental entity and any other person (including the authorized dealer bank in India insofar as it pertains to Sun Pharma), in order to execute, deliver and perform their obligations under the Merger Agreement, and promptly provide to Organon evidence of any such filings, including a certified true copy of any acknowledgement received in connection with Form FC filing and any supporting documents annexed thereto acknowledged by the authorized dealer bank of Sun Pharma in India. Nothing contained in the Merger Agreement will restrict Sun Pharma (or its affiliates) from taking steps in order to be able to provide a guarantee or any other financial commitment in connection with the Debt Financing, provided, that Sun Pharma providing such guarantee or any other financial commitment in connection with the Debt Financing will not result in utilization of the limits available under the Indian Overseas Investment laws to execute, deliver and perform the capital funding obligation under the Merger Agreement and the guarantee obligation under the Merger Agreement or require any approval from any governmental entity or any other person for such obligations under the Merger Agreement.

The guarantee automatically terminates and the Sun Pharma Guarantors have no further obligations thereunder upon the earliest to occur of (i) the Closing and (ii) the date that is six months after the date of any termination of the Merger Agreement in accordance with its terms; provided, that the guarantee will terminate pursuant to clause (ii) only if, by such six-month date, Organon has not made a written claim to Sun Pharma USA for payment of any guaranteed obligation or to the Sun Pharma Guarantors for the payment of any guaranteed obligation.

Other Covenants

The Merger Agreement contains other covenants and agreements, including covenants relating to, among other matters:

•	cooperation between Organon and Sun Pharma USA in the preparation of this proxy statement and other filings required in connection with the Merger;

•

keeping the other party apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement and providing prompt notice of any Event that (i) has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) would reasonably be expected to prevent, materially delay or materially impair the ability of Sun Pharma USA or Merger Sub to consummate the transactions contemplated by the Merger Agreement or (iii) has resulted, or would reasonably be expected to result, in the failure of any condition to the other party’s obligations to consummate the transactions contemplated by the Merger Agreement to be satisfied;

•	cooperation between Organon and Sun Pharma USA in giving, obtaining and/or effecting certain notices, acknowledgments, waivers and consents from third parties;

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the provision of information and reasonable access by Organon to Sun Pharma USA, and by Sun Pharma USA to Organon, prior to the Effective Time, subject to customary confidentiality and other limitations;

•	cooperation between the parties in connection with public announcements and other communications regarding the Merger;

•	taking actions that are reasonably necessary and advisable to eliminate or minimize the effects of takeover laws on the Merger;

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in the event of stockholder litigation relating to the Merger, Organon keeping Sun Pharma USA reasonably informed and providing Sun Pharma USA with the opportunity to participate in the defense and settlement of such litigation (at Sun Pharma USA’s expense), subject to Organon retaining control of such defense and settlement;

•	taking actions to cause certain dispositions and acquisitions of equity securities in connection with the Merger by directors and officers to be exempt under Rule 16b-3 under the Exchange Act;

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cooperation between Organon and Sun Pharma USA to cause the shares of our Common Stock to be delisted from the NYSE and deregistered under the Exchange Act as promptly as practicable following the Effective Time; and

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cooperation by Organon, at Sun Pharma USA’s sole cost and expense, in connection with Sun Pharma USA’s debt financing arrangements and any exchange offers or consent solicitations with respect to Organon’s outstanding indebtedness, including providing customary financial information and participating in related due diligence, meetings and other activities reasonably requested by Sun Pharma USA.

Conditions to the Completion of the Merger

The respective obligations of Organon, Sun Pharma USA and Merger Sub to effect the Closing are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Closing of each of the following conditions:

•	the Requisite Organon Stockholder Approval must have been obtained in accordance with applicable law and Organon’s organizational documents (the “Stockholder Approval Condition”);

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the statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under (i) the HSR Act and the other antitrust laws in the jurisdictions set forth in the Organon Disclosure Schedule, (ii) applicable foreign direct investment laws of the jurisdictions set forth in the Organon Disclosure Schedule and (iii) the FSR and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement, must have expired or been earlier terminated (the “Required Regulatory Approvals,” and the satisfaction of this condition, the “Regulatory Approvals Condition”); and

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no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and enjoins, restrains, prohibits, prevents or makes illegal the consummation of the transactions contemplated by the Merger Agreement (the “Absence of Legal Restraints Condition”).

The obligations of Sun Pharma USA and Merger Sub to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by Sun Pharma USA at or prior to the Closing Date of the following conditions:

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Organon’s representations and warranties regarding its capital structure must have been true and correct as of the date of the Merger Agreement and as of the Closing as though made as of the Closing (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case such representation or warranty must be so true and correct as of such particular date or period of time), in each case, except for any de minimis inaccuracies;

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Organon’s representations and warranties regarding the absence of a Company Material Adverse Effect must be true and correct as of the date of the Merger Agreement and as of the Closing as though made as of the Closing;

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Organon’s representations and warranties regarding its organization, good standing and qualification, capital structure (other than as covered above), corporate authority, fairness, takeover statutes and brokers and finders must have been true and correct in all material respects as of the date of the Merger Agreement and must be true and correct in all material respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct in all material respects as of such particular date or period of time);

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Organon’s other representations and warranties, without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers (or qualifiers of similar import) set forth therein (except with respect to the term “material fact” in Organon’s Company Reports representation and the term “Material Contract”), must have been true and correct as of the date of the Merger Agreement and must be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (together with the preceding three bullets, the “Organon Representations and Warranties Condition”);

•	Organon must have performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing (the “Organon Covenant Condition”);

•	since the date of the Merger Agreement, there must not have occurred any Company Material Adverse Effect that is continuing;

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Sun Pharma USA must have received a certificate, dated as of the Closing Date, and duly executed on behalf of Organon by a duly authorized executive officer of Organon certifying that the conditions described above have been satisfied;

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the Required Regulatory Approvals must have been filed, occurred or been obtained (as applicable) without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment (and any such term, condition or consequence which would constitute a Substantial Detriment must not have been withdrawn or cured); and

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Organon must have obtained, and provided to Sun Pharma USA at least one business day prior to the Closing Date an executed copy of, a customary payoff letter (the “Payoff Letter”) with respect to the Organon Credit Agreement, which Payoff Letter, together with any related release documentation, must include the payoff amount with respect to the Organon Credit Agreement and provide that the liens and guarantees granted in connection therewith relating to the assets, rights and properties of Organon and its subsidiaries securing such indebtedness will, upon the payment of the amount set forth in the Payoff Letter at or prior to Closing, be released and terminated.

The obligation of Organon to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable law, waiver by Organon at or prior to the Closing of the following conditions:

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each of the representations and warranties of Sun Pharma USA and Merger Sub set forth in the Merger Agreement, without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein, must have been true and correct in all material respects as of the date of the Merger Agreement and must be true and correct in all material respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Sun Pharma USA or Merger Sub to consummate the transactions contemplated by the Merger Agreement (the “Sun Pharma USA Representations and Warranties Condition”);

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each of Sun Pharma USA and Merger Sub must have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing (the “Sun Pharma USA Covenant Condition”); and

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Organon must have received a certificate, and duly executed on behalf of Sun Pharma USA and Merger Sub by a duly authorized officer of each of Sun Pharma USA and Merger Sub certifying that the conditions set forth in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

Mutual Termination Right

The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Organon Stockholder Approval has been obtained, by the mutual written consent of the parties.

Termination Rights by Either Organon or Sun Pharma USA

The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by either Organon or Sun Pharma USA if:

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the transactions contemplated by the Merger Agreement have not been consummated by 5:00 p.m. (New York time) on the Outside Date, whether before or after the Requisite Organon Stockholder Approval has been obtained; provided, that if on or prior to the Outside Date any of the conditions set forth in the Regulatory Approvals Condition or the Absence of Legal Restraints Condition (to the extent relating to the matters set forth in the Regulatory Approvals Condition) have not been satisfied but all other conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and which conditions are capable of being satisfied at the Closing), then either Sun Pharma USA or Organon may, by written notice to the other party prior to 5:00 p.m. (New York time) on the Outside Date, elect to extend the Outside Date until April 26, 2027, and such date will thereafter be deemed the Outside Date for all purposes of the Merger Agreement; provided further, that if Sun Pharma USA elects to extend the Outside Date pursuant to the Merger Agreement, Sun Pharma USA’s Remedial Action covenants will be automatically modified such that Sun Pharma USA will be required to take (or cause to be taken) the actions contemplated thereby without regard to whether such actions would constitute a Substantial Detriment, and Sun Pharma USA will be deemed to have irrevocably waived the regulatory approvals closing condition described above to the extent relating to any Substantial Detriment; provided further, that the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to the Merger Agreement is not available to either Organon or Sun Pharma USA if such party has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach proximately caused the occurrence of the failure of a condition to the Closing to occur on or prior to the Outside Date (it being understood that any such breach by Merger Sub will be deemed such a breach by Sun Pharma USA) (the “Outside Date Termination Right”);

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any governmental entity has enacted, issued, promulgated, enforced or entered any law that is in effect and prevents the consummation of the transactions contemplated by the Merger Agreement and such law has become final, binding and non-appealable (a “Restraint”), whether before or after the Requisite Organon Stockholder Approval has been obtained; provided, that the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to the Merger Agreement will not be available to any party if the enactment, issuance, promulgation, enforcement or entry of such Restraint was primarily caused by or the result of the failure of such party to perform any of its obligations under the Merger Agreement; or

•

the Requisite Organon Stockholder Approval has not been obtained at the Special Meeting or at any postponement or adjournment thereof taken in accordance with the Merger Agreement (the “Stockholder Approval Termination Right”).

Organon Termination Rights

The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by Organon:

•

if there has been a breach of any representation, warranty, covenant or agreement made by Sun Pharma USA or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of Sun Pharma USA or Merger Sub will have become untrue or incorrect following the date of the Merger Agreement, in either case such that the Sun Pharma USA Representations and Warranties Condition or the Sun Pharma USA Covenant Condition would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice of such breach or failure by

Organon to Sun Pharma USA and Merger Sub specifying this provision and describing such breach or failure in reasonable detail and (ii) three business days prior to the Outside Date), whether before or after the Requisite Organon Stockholder Approval has been obtained; provided, that the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to the Merger Agreement will not be available to Organon if it has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach will have proximately caused the occurrence of the failure of a condition to the Closing to occur or if Sun Pharma USA has the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to the Merger Agreement; or

•

at any time prior to the time the Requisite Organon Stockholder Approval is obtained, in order for the (i) Board to cause or permit Organon or any of its subsidiaries to enter into an Alternative Acquisition Agreement providing for a Superior Proposal and/or (ii) Organon to enter into or cause a subsidiary thereof to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, in each case so long as Organon has complied in all material respects with the obligations contemplated by the Merger Agreement and prior thereto or concurrently therewith Organon pays or causes to be paid to Sun Pharma USA the Termination Fee by wire transfer of immediately available funds (the “Superior Proposal Termination Right”).

Sun Pharma USA Termination Rights

The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by Sun Pharma USA:

•

if there has been a breach of any representation, warranty, covenant or agreement made by Organon set forth in the Merger Agreement, or if any representation or warranty of Organon will have become untrue or incorrect following the date of the Merger Agreement, in either case such that Organon Representations and Warranties Condition or the Organon Covenant Condition would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice of such breach or failure by Sun Pharma USA to Organon specifying this provision and describing such breach or failure in reasonable detail and (ii) three business days prior to the Outside Date), whether before or after the Requisite Organon Stockholder Approval has been obtained; provided, that the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to the Merger Agreement will not be available to Sun Pharma USA if either Sun Pharma USA or Merger Sub has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach will have proximately caused the occurrence of the failure of a condition to the Closing to occur or if Organon has the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to the Merger Agreement (the “Sun Pharma Breach Termination Right”); or

•

at any time prior to the time the Requisite Organon Stockholder Approval is obtained, if (i) the Board will have effected a Change of Recommendation, or (ii) the Board will have caused or permitted Organon or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or Organon enters into or causes a subsidiary thereof to enter into such an Alternative Acquisition Agreement (the “Change in Recommendation Termination Right”).

Effect of Termination

In the event Organon or Sun Pharma USA intends to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to the Merger Agreement, Organon or Sun Pharma USA, as applicable, must give written notice to the other party or parties (as the case may be) specifying the provision or provisions of the Merger Agreement pursuant to which such termination and abandonment is intended to be effected.

In the event of termination of the Merger Agreement and abandonment of the transactions contemplated by the Merger Agreement, the Merger Agreement will become void and of no effect with no liability to any person on the part of any party (or any of its affiliates or its or their respective representatives); provided, however, that: (i) no such termination will relieve any party of any liability or damages to any other party (which liability or damages the parties have agreed will not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated by the Merger Agreement, and may include, pursuant to Section 261(a)(1) of the DGCL and subject to the third-party beneficiary provisions of the Merger Agreement, damages based on loss of the economic benefit of the transactions contemplated by the Merger Agreement to Organon’s stockholders) (A) resulting from any willful breach of the Merger Agreement or fraud or (B) as contemplated by the termination provisions of the Merger Agreement; and (ii) the termination provisions of the Merger Agreement, the survival provision of the Merger Agreement and the guarantee provisions of the Merger Agreement will survive termination. The parties have agreed that, to the extent Sun Pharma USA or Merger Sub are required to pay damages in connection with the termination of the Merger Agreement that exceed Organon’s expenses or out-of-pocket costs incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including any disputes related thereto, such excess represents an amount of damages payable in respect of losses suffered by the persons who are holders of shares of our Common Stock as of the date on which the Merger Agreement is terminated in respect of such shares of our Common Stock.

Termination Fee

A termination fee equal to $120,000,000 (the “Termination Fee”) will be payable by Organon to Sun Pharma USA if:

•

the Merger Agreement is terminated by either Organon or Sun Pharma USA pursuant to (A) the Outside Date Termination Right without the Requisite Organon Stockholder Approval having been obtained, (B) by either Organon or Sun Pharma USA pursuant to the Stockholder Approval Termination Right or (C) by Sun Pharma USA pursuant to the breach termination right described above following a material breach by Organon of the no-solicitation covenants or the stockholder meeting covenant, and in each case: (1) a bona fide Acquisition Proposal has been publicly disclosed (or, in the case of a termination pursuant to clause (C), made known to the Board) after the date of the Merger Agreement and prior to such termination, and not publicly withdrawn at any time prior to such termination, and such Acquisition Proposal has been made by a person or group that is identified (publicly or in written notice to Organon) prior to such termination (or at least three business days prior to the date of the Special Meeting in the case of a termination pursuant to the Stockholder Approval Termination Right) and (2) within nine months after any such termination and abandonment, (x) Organon or any of its subsidiaries has entered into a definitive Alternative Acquisition Agreement with respect to an Acquisition Proposal, (y) the Board has approved or recommended to Organon’s stockholders or otherwise not opposed an Acquisition Proposal and the transactions contemplated by such definitive Alternative Acquisition Agreement are or such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within such nine-month period) or (z) any Acquisition Proposal has been consummated, in which case the Termination Fee will be payable by wire transfer of immediately available funds immediately prior to or concurrently with the occurrence of any of the foregoing (substituting 50% for the 20% thresholds set forth in the definition of “Acquisition Proposal” for purposes of these references);

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Organon terminates the Merger Agreement pursuant to the Superior Proposal Termination Right, in which case the Termination Fee will be payable by wire transfer of immediately available funds immediately prior to or concurrently with such termination;

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Sun Pharma USA terminates the Merger Agreement pursuant to the Change in Recommendation Termination Right, in which case the Termination Fee will be payable by wire transfer of immediately available funds within three business days following such termination; or

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either Sun Pharma USA or Organon terminates the Merger Agreement pursuant to the Outside Date Termination Right or the Stockholder Approval Termination Right, and, in each such case, at the time of such termination, Sun Pharma USA had the right to terminate the Merger Agreement pursuant to the Change in Recommendation Termination Right, in which case the Termination Fee will be payable by wire transfer of immediately available funds within three business days following such termination.

In no event will Organon be required to pay the Termination Fee on more than one occasion.

If Organon fails to promptly pay or cause to be paid the amounts due pursuant to the Merger Agreement, and, in order to obtain such amounts, Sun Pharma USA commences a proceeding that results in a final, binding and non-appealable judgment against Organon for the Termination Fee (or any portion thereof), Organon must pay or cause to be paid to Sun Pharma USA its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such proceeding, together with interest on the Termination Fee (or any portion thereof), as the case may be, at the prime rate as published in the Wall Street Journal in effect on the date such amounts were required to be made from such date through the date of payment.

In the event that the Termination Fee becomes payable by, and is paid or caused to be paid by, Organon, such fee is Sun Pharma USA’s sole and exclusive remedy for monetary damages or other relief (including specific performance) pursuant to the Merger Agreement (including with respect to the parties to the debt financing commitment documents for Sun Pharma USA’s Debt Financing for the merger).

Specific Performance

The parties have agreed that, except to the extent provided otherwise in the Merger Agreement, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the Merger Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the Merger Agreement, consistent with the provisions of the Merger Agreement, without necessity of posting a bond or other form of security. In the event that any proceeding should be brought in equity to enforce the provisions of the Merger Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law, except to the extent consistent with the provisions set forth in the Merger Agreement.

To the extent any party brings a proceeding to enforce specifically the performance of the terms and provisions of the Merger Agreement (other than a proceeding to specifically enforce any provision that expressly survives termination of the Merger Agreement) when expressly available to such party pursuant to the terms and conditions of the Merger Agreement, the Outside Date will automatically be extended to (i) the twentieth business day following the resolution of such proceeding, or (ii) such other time period established by the court presiding over such proceeding.

Expenses

Whether or not the transactions contemplated by the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement including all costs, fees and expenses of its representatives, will be paid by the party incurring such cost, fee or expense, except (a) as otherwise expressly provided in the Merger Agreement and (b) all filing and similar fees paid by any party in respect of any regulatory filing (including any and all filings under the antitrust laws and/or in respect of the regulatory approvals required for the consummation of the Merger by Organon or Sun Pharma USA and the Required Regulatory Approvals) will be borne by Sun Pharma USA.

Amendment

Subject to the provisions of applicable law and the provisions of the Merger Agreement, at any time prior to the Effective Time, the Merger Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the parties (and in the case of Organon and Merger Sub, by action taken or authorized by the Board or board of directors of Merger Sub, respectively).

Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury

The parties have agreed that the Merger Agreement and all proceedings against any other party in connection with, arising out of or otherwise relating to the Merger Agreement, will be interpreted, construed, governed by, and enforced in accordance with the laws of the State of Delaware, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction or the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

Each of the parties has agreed to bring any proceeding in connection with, arising out of or otherwise relating to the Merger Agreement, any instrument or other document delivered pursuant to the Merger Agreement or the Merger exclusively in the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided, that if subject matter jurisdiction over the matter that is the subject of the applicable proceeding is vested exclusively in the U.S. federal courts, such proceeding will be heard in the U.S. District Court for the District of Delaware.

Each of the parties has also agreed that any proceeding against any other party which may be connected with, arise out of or otherwise relate to the Merger Agreement, any instrument or other document delivered pursuant to the Merger Agreement or the transactions contemplated by the Merger Agreement is expected to involve complicated and difficult issues, and therefore each party irrevocably and unconditionally waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any such proceeding. Each party acknowledged that (i) no representative of the other parties has represented, expressly or otherwise, that such other parties would not, in the event of any proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into the Merger Agreement, the instruments or other documents delivered pursuant to the Merger Agreement and the transactions contemplated by the Merger Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in the Merger Agreement.

ADVISORY VOTE ON COMPENSATION PROPOSAL (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Organon is required to submit a proposal to Organon stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to the named executive officers of Organon that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table under “The Merger (Proposal 1)—Interests of Organon’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Organon’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related narrative disclosures. This proposal is commonly known as “say-on-golden parachutes,” and Organon refers to it as the Compensation Proposal.

As required by those rules, Organon is asking stockholders to vote on the approval of the following resolution:

“RESOLVED, that the stockholders of Organon hereby approve, on a non-binding, advisory basis, the compensation that may be paid, or become payable, to Organon’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Merger (Proposal 1)—Interests of Organon’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Organon’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related narrative disclosures.”

The Board encourages you to review carefully the compensation information disclosed in this proxy statement.

Vote Required to Approve the Compensation Proposal

The vote on the Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Organon or Sun Pharma USA. Accordingly, if the Merger Agreement is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Organon stockholders.

The above resolution approving the Compensation Proposal on an advisory basis will require the affirmative vote of the holders of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how such stockholder wishes to vote on the Compensation Proposal, such stockholder’s shares of our Common Stock will be voted “FOR” the Compensation Proposal. Assuming a quorum, abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal, whereas broker non-votes will have no effect on the approval of the Compensation Proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the Compensation Proposal.

MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Shares of our Common Stock are listed with, and trade on, the NYSE under the symbol “OGN.” The closing price of our Common Stock as reported on the NYSE as of April 24, 2026, the last trading day prior to the execution of the Merger Agreement, was $11.26 per share of our Common Stock.

The Per Share Merger Consideration of $14.00 per share of our Common Stock to be paid for each share of our Common Stock pursuant to the Merger Agreement represents a premium of:

•	approximately 103% to the closing price of our Common Stock on the Unaffected Date;

•	approximately 120% to the 30-day volume-weighted average price through the Unaffected Date;

•

approximately 63% to the closing price of our Common Stock on April 23, 2026, the last trading date prior to April 24, 2026 (a media report was published after trading hours on April 23, 2026 reporting about Sun Pharma submitting a $13 billion binding offer to acquire Organon); and

•

approximately 53% to the closing price of our Common Stock on October 24, 2025, the trading date before results of the investigation overseen by the Audit Committee of the Board were announced, as described in the section entitled “The Merger (Proposal 1)—Background of the Merger.”

On May 29, 2026, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Common Stock on the NYSE was $13.34.

You are urged to obtain current market quotations for our Common Stock as reported on the NYSE when considering whether to approve the proposals set forth herein.

Holders

At the close of business on the Record Date for the Special Meeting, there were [●] shares of our Common Stock issued and outstanding, held by approximately [●] holders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

Dividends

All dividends or distributions on any securities of Organon and/or our subsidiaries that have been declared or authorized, during the period from fiscal year 2024 through the Record Date, have been paid in full. Under the terms of the Merger Agreement, between the date of the Merger Agreement and the Effective Time (or any earlier termination of the Merger Agreement and abandonment of the transactions contemplated by the Merger Agreement), Organon may not declare or pay dividends to holders of our Common Stock unless approved in writing by Sun Pharma USA (such approval not to be unreasonably withheld, conditioned or delayed), except for quarterly cash dividends paid to Organon’s stockholders in the Ordinary Course of Business not to exceed $0.02 per share of our Common Stock in any given fiscal quarter.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our Common Stock as of May 22, 2026 (except as noted), at which time there were 262,609,433 shares of our Common Stock outstanding. Ownership information is included for: (i) our directors and the executive officers; (ii) all directors and executive officers as a group; and (iii) each person or entity known by us to beneficially own 5% or more of our shares of our Common Stock outstanding.

This table is based upon information supplied by officers, directors, and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our Common Stock as of May 22, 2026. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock that they beneficially own, subject to applicable community property laws.

Unless otherwise noted below, the business address of the persons listed is: c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302.

	Number and Percentage of Shares of our Common Stock Beneficially Owned
Name of Beneficial Owner	Shares of our Common Stock(1)	Percentage(2)
5% Stockholders
BlackRock, Inc.(3)	30,659,006	11.675%
Vanguard Portfolio Management(4)	22,052,559	8.398%
Vanguard Capital Management(5)	13,717,181	5.223%
Executive Officers and Directors
Joseph Morrissey(6)	646,523	*
Matthew Walsh(7)	881,450	*
Juan Camilo Arjona Ferreira, M.D.(8)	168,674	*
Rachel Stahler(9)	440,660	*
Kirke Weaver(10)	376,317	*
Carrie S. Cox(11)	152,474	*
Robert Essner(12)	63,190	*
R. Alan Ezekowitz, M.D., Ph D.(13)	63,190	*
Helene D. Gayle, M.D., M.P.H.(14)	63,190	*
Rochelle B. Lazarus(15)	63,823	*
Deborah Leone(16)	63,200	*
Philip Ozuah, M.D., Ph.D.(17)	63,190	*
Cynthia M. Patton(18)	63,190	*
Grace Puma(19)	63,195	*
Ramona Sequeira(20)	22,160	*
Shalini Sharp(21)	63,546	*
Juliana P. Drinane(22)	57,499	*
Aaron Falcione(23)	465,984	*
Daniel Karp(24)	131,547	*
Vittorio Nisita(25)	351,453	*
Total Shares of our Common Stock Beneficially Owned by Executive Officers and Directors (20 Persons)(26)	4,264,455	1.624%

*	None of the holdings represents holdings of more than 1% of our outstanding Common Stock.

(1)

Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership, Organon has included shares of our Common Stock for which the named person has sole or shared power over voting or investment decisions. The number of shares of our Common Stock beneficially owned includes shares of our Common Stock which the named person has the right to acquire, through option exercise or otherwise, within 60 days after May 22, 2026.

(2)

For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of shares of our Common Stock outstanding as of May 22, 2026, plus the number of shares of our Common Stock that such person or group had the right to acquire on or before July 21, 2026, which is 60 days after May 22, 2026.

(3)

BlackRock, Inc., filed an amendment No. 4 to Schedule 13G with the SEC on April 30, 2025 with respect to our Common Stock (the “BlackRock Filing”). According to the BlackRock Filing, of the 30,659,006 shares of our Common Stock beneficially owned by BlackRock, Inc. (“BlackRock”), as of March 31, 2025, BlackRock had the sole power to vote 30,029,675 shares of our Common Stock and sole power to dispose of 30,659,006 shares of our Common Stock. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.

(4)

Vanguard Portfolio Management filed a Schedule 13G with the SEC on April 29, 2026 with respect to our Common Stock (the “VPM Filing”). According to the VPM Filing, of the 22,052,559 shares of our Common Stock beneficially owned by Vanguard Portfolio Management (“VPM”), as of March 31, 2026, VPM had the sole power to vote 206,523 shares of our Common Stock and sole power to dispose of 22,052,559 shares of our Common Stock. VPM’s address is 100 Vanguard Blvd, Malvern, PA, 19355.

(5)

Vanguard Capital Management filed a Schedule 13G with the SEC on April 30, 2026 with respect to our Common Stock (the “VCM Filing”). According to the VCM Filing, of the 13,717,181 shares of our Common Stock beneficially owned by Vanguard Capital Management (“VCM”), as of March 31, 2026, VCM had the sole power to vote 1,980,163 shares of our Common Stock and sole power to dispose of 13,717,181 shares of our Common Stock. VCM’s address is 100 Vanguard Blvd, Malvern, PA, 19355.

(6)	Includes 523,401 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(7)	Includes 668,704 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(8)	Includes 138,627 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(9)	Includes 324,555 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(10)	Includes 283,678 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(11)	Includes 74,605 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(12)	Includes 63,190 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(13)	Includes 63,190 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(14)	Includes 63,190 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(15)	Includes 63,190 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(16)	Includes 63,190 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(17)	Includes 63,190 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(18)	Includes 63,190 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.

(19)

Includes 63,190 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026. Includes shares of our Common Stock in which the beneficial owners share voting and/or investment power as follows: 5 shares held by a family member of Ms. Puma.

(20)	Includes 22,060 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(21)	Includes 63,544 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(22)	Includes 24,163 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(23)	Includes 364,553 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(24)	Includes 61,999 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(25)	Includes 280,834 shares of our Common Stock issuable upon exercise of options that are exercisable or vesting within 60 days of May 22, 2026.
(26)	Comprised of shares of our Common Stock included under “Executive Officers and Directors”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of certain material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (each as defined below) of our Common Stock whose shares of our Common Stock are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Code, their legislative history, applicable U.S. Treasury Regulations promulgated under the Code, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretation at any time, possibly on a retroactive basis, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No ruling has been or will be sought from the IRS, and no opinion has been or will be rendered, regarding any matter discussed below or the U.S. federal income tax consequences of the Merger.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of our Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a “United States person” (within the meaning of the Code); or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of shares of our Common Stock that is for U.S. federal income tax purposes:

•	a nonresident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the Merger.

This discussion applies only to holders of shares of our Common Stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion is for general information purposes only and does not purport to be a complete analysis or to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular facts and circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities, traders in securities subject to a mark-to-market method of accounting with respect to shares of our Common Stock, holders that directly, indirectly or constructively own or have owned 5% or more of the combined voting power or value of our Common Stock, U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, tax-exempt organizations, tax-deferred accounts, retirement plans or accounts, governmental agencies or instrumentalities, pension funds, banks and other financial institutions, mutual funds, U.S. expatriates, entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or investors in any such entities or arrangements, grantor trusts, real estate investment trusts, regulated investment companies, holders who hold shares of our Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders that directly, indirectly or constructively own an equity interest in Sun Pharma USA or the Surviving Corporation after the Merger, holders that acquired or sell shares of our Common Stock as a part of wash sales for U.S. federal income tax purposes, holders holding our Common stock as qualified small business stock for purposes of Sections 1045 and/or 1202 of the Code, and holders who acquired their shares of our Common Stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address any tax consequences arising under any alternative minimum tax or the Medicare tax on net investment income under Section 1411 of the Code. In addition, no information is provided with respect to any tax consequences under state, local, or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (such as, for example, U.S. federal estate or gift tax laws). Moreover, this section does not address the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). This discussion also does not address the U.S. federal income tax consequences in respect of Dissenting Shares or of any transaction other than the Merger.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partners, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, a partnership for U.S. federal income tax purposes that holds our Common Stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the Merger to their specific circumstances.

The U.S. federal income tax treatment of the Merger to any particular holder of our Common Stock will depend on the holder’s particular tax circumstances. Holders of our Common Stock should consult their tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of any alternative minimum tax, the Medicare contribution tax on net investment income and any other U.S. federal, state, local, foreign or other tax laws and any changes in those tax laws.

Consequences to U.S. Holders

The receipt of cash by U.S. Holders in exchange for shares of our Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for shares of our Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that the U.S. Holder receives pursuant to the Merger and the U.S. Holder’s adjusted tax basis in such shares. A U.S. Holder’s adjusted tax basis in its shares of our Common Stock will generally equal the amount that such U.S. Holder paid for such shares.

If a U.S. Holder’s holding period in the shares of our Common Stock surrendered in the Merger is more than one year as of the date of the Merger, any gain or loss so recognized by the U.S. Holder will generally be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of our Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of our Common Stock.

Consequences to Non-U.S. Holders

Subject to the discussion below under “—Information Reporting and Backup Withholding” concerning backup withholding, any gain realized by a Non-U.S. Holder on the exchange of shares of our Common Stock for cash pursuant to the Merger generally will not be subject to U.S. federal income or withholding tax, unless the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case, (1) the non-U.S. Holder will be subject to regular U.S. federal income tax on the net gain derived from the Merger generally in the same manner as discussed in the section above under “—Consequences to U.S. Holders,” and (2) if the Non-U.S. Holder is a corporation, its earnings and profits that are attributable to such gain, as determined after allowance for certain adjustments, may in addition be subject to a branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to holders in connection with the Merger.

Payments made in exchange for shares of our Common Stock pursuant to the Merger will generally be subject to backup withholding (currently, at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying under penalties of perjury that such U.S. Holder is a “United States person” (within the meaning of the Code), the taxpayer identification number provided is correct and such U.S. Holder is not subject to backup withholding, and must otherwise comply with all applicable requirements of the backup withholding rules.

To avoid backup withholding, a Non-U.S. Holder that does not otherwise establish an exemption from backup withholding should complete and return an appropriate IRS Form W-8 as applicable for the Non-U.S. Holder, in accordance with the instructions thereto, certifying that such Non-U.S. Holder is not a “United States person” (within the meaning of the Code). Non-U.S. Holders should consult their tax advisors to determine which IRS Form W-8 is appropriate.

Certain stockholders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. U.S. Holders are urged to consult their tax advisors as to the qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

APPRAISAL RIGHTS

If the Merger is completed, holders of shares of Organon’s Common Stock issued and outstanding immediately prior to the Effective Time who do not vote in favor of the Merger Agreement Proposal, who duly demand appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn their demand or otherwise waived or lost their rights to appraisal are entitled to seek appraisal of their shares of our Common Stock in connection with the Merger under Section 262 of the DGCL.

This section is intended only as a brief summary of certain provisions of the statutory procedures that a person must follow under the DGCL in order to seek and perfect appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is incorporated by reference herein. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that persons entitled to appraisal exercise their appraisal rights under Section 262 of the DGCL. Failure to follow precisely the steps required by Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of shares of our Common Stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of our Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.

Pursuant to Section 262 of the DGCL, when a merger proposal is to be submitted for approval at a meeting of stockholders, a company must notify each of its stockholders who was a stockholder of record on the record date for notice of such meeting, with respect to shares of such company’s common stock for which appraisal rights are available, not less than 20 days prior to the meeting, that appraisal rights are available. Either a copy of Section 262 of the DGCL must be included with the notice or the notice must direct stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost.

This proxy statement constitutes Organon’s notice to stockholders pursuant to Section 262 of the DGCL that appraisal rights are available in connection with the Merger, and the full text of Section 262 of the DGCL is available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the provisions of Section 262 of the DGCL, which is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, particularly the procedural steps required to properly demand and perfect such rights. Failure to strictly comply, timely and properly, with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our Common Stock, Organon encourages stockholders considering exercising such rights to consult with their legal and financial advisors.

If you wish to demand appraisal of your shares of our Common Stock, you must satisfy each of the following conditions: (i) you must deliver to Organon, before a vote is taken on the Merger Agreement Proposal, a written demand for an appraisal of your shares of our Common Stock, which written demand must reasonably inform Organon of the identity of the stockholder of record of shares of our Common Stock and that you intend thereby to demand appraisal of such shares of our Common Stock in connection with the Merger; (ii) you must continuously hold your shares of our Common Stock from the date of making such demand through the Effective Time; (iii) you must not vote or submit a proxy in favor of the Merger Agreement Proposal with respect to your shares of our Common Stock for which you intend to demand appraisal; (iv) you must not withdraw your demand for appraisal of your shares of our Common Stock or otherwise lose your appraisal rights, in each case in accordance with the DGCL; and (v) you must otherwise meet the criteria and follow the procedures set forth in Section 262 of the DGCL.

If any of these conditions are not satisfied with respect to any of your shares of our Common Stock and the Merger is completed, you will be entitled to receive the Per Share Merger Consideration for each share of our

Common Stock as provided in the Merger Agreement, but you will not have appraisal rights with respect to such shares of our Common Stock. A proxy with respect to any such shares of our Common Stock that is properly signed and submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the Merger Agreement Proposal, result in the loss of the stockholder’s right of appraisal with respect to such shares of our Common Stock and nullify any previously delivered written demand for appraisal in respect thereof. Therefore, a stockholder who submits a proxy for such person’s shares of our Common Stock and who wishes to exercise appraisal rights with respect to such shares of our Common Stock must either revoke such proxy, submit a later-dated proxy with respect to such shares of our Common Stock containing instructions to vote “AGAINST” the Merger Agreement Proposal or “ABSTAIN” from voting on the Merger Agreement Proposal or attend the Special Meeting and vote “AGAINST” the Merger Agreement Proposal or “ABSTAIN” from voting on the Merger Agreement Proposal with respect to such shares of Organon’s Common Stock. Voting against or failing to vote for the Merger Agreement Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Agreement Proposal.

The shares of Organon’s Common Stock are currently listed on the NYSE, a national securities exchange. Assuming such shares of our Common Stock remain listed on the NYSE immediately prior to the Merger (which Organon expects to be the case), then pursuant to Section 262(g) of the DGCL, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of our Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of our Common Stock entitled to appraisal exceeds 1% of the outstanding shares of our Common Stock eligible for appraisal or (y) the value of the consideration offered pursuant to the Merger Agreement in respect of such total number of shares of our Common Stock exceeds $1.0 million. These conditions are referred to in this proxy statement as the “Minimum Conditions.”

All written demands for appraisal (i) should be addressed to the Office of Corporate Secretary of Organon at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302 and (ii) must be delivered to Organon before the vote is taken on the Merger Agreement Proposal at the Special Meeting. Demands for appraisal may not be submitted by electronic transmission. The demand will be sufficient if it reasonably informs Organon of the identity of the stockholder and the intention of the stockholder to demand appraisal of the fair value of your shares of our Common Stock. The failure of a record holder or beneficial owner of shares of our Common Stock to file such a petition within the period specified in Section 262 of the DGCL, and deliver to Organon the written demand for appraisal prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting, will result in the loss of appraisal rights.

Record Holders

A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform Organon of the identity of the stockholder and that the person intends thereby to demand appraisal of the stockholder’s shares of our Common Stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of our Common Stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of our Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of our Common Stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of our Common Stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Organon’s Common Stock as to which appraisal is sought. Where no number of shares of Organon’s Common

Stock is expressly mentioned, the demand will be presumed to cover all shares of Organon’s Common Stock held in the name of the holder of record.

Beneficial Owners

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of our Common Stock in accordance with the procedures of subsection (d)(1) of Section 262 of the DGCL summarized above, provided that (i) such beneficial owner continuously owns such shares of our Common Stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 of the DGCL and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of our Common Stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Organon, as the Surviving Corporation in the Merger, under Section 262 of the DGCL and to be set forth on the Verified List (defined below).

Although not expressly required by Section 262 of the DGCL, Organon reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 of the DGCL with respect to any person sharing beneficial ownership of the shares of our Common Stock for which such demand is submitted.

Actions After Consummation of the Merger

If the Merger is consummated, within 10 days after the Effective Time, Organon, as the surviving corporation in the Merger, will notify each Organon stockholder of record who has made a written demand for appraisal pursuant to and in compliance with Section 262 of the DGCL and who has not voted in favor of the Merger Agreement Proposal, and any beneficial owner who has demanded appraisal pursuant to and in compliance with Section 262 of the DGCL, of the date that the Merger has become effective.

At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw such person’s demand for appraisal and accept the Per Share Merger Consideration offered pursuant to the Merger Agreement by delivering to Organon a written withdrawal of the demand for appraisal.

Within 120 days after the Effective Time, but not thereafter, either Organon, as the surviving corporation to the Merger, or any person who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on Organon, as the surviving corporation, in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares of Organon’s Common Stock held by all Organon stockholders entitled to appraisal. Organon, as the surviving corporation to the Merger, is under no obligation to file any such petition and has no present intent of doing so. Accordingly, it is your obligation to initiate all necessary action to perfect your appraisal rights in respect of your shares of our Common Stock within the time prescribed in Section 262 of the DGCL.

Within 120 days after the Effective Time, any person who has complied with the requirements for exercise of appraisal rights under Section 262 of the DGCL will be entitled, upon written request, to receive from Organon, as the surviving corporation of the Merger, a statement setting forth the aggregate number of shares of our Common Stock not voted in favor of the approval and adoption of the Merger Agreement and with respect to which Organon has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of our Common Stock (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares of our Common Stock will not be considered a separate stockholder holding such shares of our Common Stock for purposes of such aggregate number). Organon, as the surviving corporation of the Merger, must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a record holder of shares of our Common Stock or a beneficial owner and a copy thereof is served upon Organon, as the surviving corporation of the Merger, then Organon, as the surviving corporation of the Merger, will be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares of our Common Stock and with whom agreements as to the value of their shares of our Common Stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be mailed to Organon, as the surviving corporation of the Merger, and to all Organon stockholders shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of these notices will be borne by Organon, as the surviving corporation of the Merger.

After providing notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares of our Common Stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

In addition, assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all Organon stockholders who assert appraisal rights unless one of the Minimum Conditions is met.

Determination of Fair Value

After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of our Common Stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, to be paid upon the amount determined to be the fair value.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on the future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares of our Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Per Share

Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of our Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration offered pursuant to the Merger Agreement is not an opinion as to, and might not in any manner address, “fair value” under Section 262 of the DGCL. Although Organon believes that the Per Share Merger Consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration offered pursuant to the Merger Agreement. Neither Organon nor Sun Pharma USA anticipates offering more than the Per Share Merger Consideration offered pursuant to the Merger Agreement to any holder of shares of our Common Stock exercising appraisal rights, and Organon and Sun Pharma USA each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of our Common Stock is less than the Per Share Merger Consideration offered pursuant to the Merger Agreement. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or other requirements imposed by Section 262 of the DGCL to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.

Upon application by Organon, as the surviving corporation of the Merger, or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.

The Delaware Court of Chancery will direct the payment of the fair value of the shares of our Common Stock by Organon, as the surviving corporation of the Merger, to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

The costs of the appraisal proceedings may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of our Common Stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of Section 262 of the DGCL. In the absence of such an order, each party bears its own expenses.

If any person who demands appraisal of such person’s shares of our Common Stock under Section 262 of the DGCL fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of our Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or if the person delivers to Organon a written withdrawal of the person’s demand for appraisal in accordance with Section 262 of the DGCL.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Organon’s Common Stock will be entitled to vote such shares of our Common Stock for any purpose or to receive payment of dividends or other distributions on such shares of our Common Stock, except dividends or other distributions payable to stockholders of record as of a time prior to the Effective Time.

If no petition for an appraisal is filed, if neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time), or if the person who has made a demand for appraisal delivers to Organon a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of our Common Stock within 60 days after the Effective Time in accordance with Section 262 of the DGCL, then the right of such person to an appraisal of such shares of our Common Stock will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no appraisal proceeding will be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262 of the DGCL, provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered pursuant to the Merger Agreement within 60 days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights.

Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult with their legal and financial advisors before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

LEGAL PROCEEDINGS RELATED TO THE MERGER

As of May 29, 2026, Organon was not aware of the filing of lawsuits challenging the Merger or the proxy statement; however, lawsuits arising out of the Merger or this proxy statement may be filed in the future.

HOUSEHOLDING

We are sending only one set of this proxy statement and the related proxy materials to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce Organon’s printing and postage costs.

However, if you are residing at such an address and wish to receive a separate set of proxy materials, you may request them by calling the Office of Corporate Secretary at (551) 430-6000, or by emailing the Office of Corporate Secretary at secretaryoffice@organon.com, or by submitting a request in writing to the Office of Corporate Secretary, c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302, and Organon will promptly deliver a separate set of the proxy materials to you. If you are receiving multiple copies of the proxy statement, you can request householding by contacting the Office of Corporate Secretary in the same manner described above.

DEADLINE FOR STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

If the Merger has not then been completed, Organon’s next annual meeting of stockholders will be Organon’s 2027 annual meeting of stockholders (the “2027 Annual Meeting of Stockholders”). If the Merger is completed prior to the 2027 Annual Meeting of Stockholders, Organon will not hold a 2027 Annual Meeting of Stockholders and there will be no public participation in any future meetings of Organon’s stockholders because, following the Merger, our Common Stock will be delisted from the New York Stock Exchange and will be deregistered under the Exchange Act, and Organon will no longer be a public company. However, if the Merger is not completed prior to the 2027 Annual Meeting of Stockholders, the following deadlines apply to the submission of stockholder proposals to be considered at the 2027 Annual Meeting of Stockholders.

Stockholders may submit proposals on matters appropriate for stockholder action at Organon’s 2027 Annual Meeting of Stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. In order to be considered for inclusion in proxy materials for Organon’s 2027 Annual Meeting of Stockholders in accordance with SEC Rule 14a-8, stockholder proposals must be submitted in writing to 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302 and received by the close of business, Eastern Standard Time, on December 25, 2026. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2026 annual meeting of stockholders, then to be considered for inclusion in proxy materials for Organon’s 2027 Annual Meeting of Stockholders, stockholder proposals must be received a reasonable time before Organon begins to print and mail its proxy materials for the 2027 Annual Meeting of Stockholders. Proposals must comply with the requirements of SEC Rule 14a-8.

If you wish to submit a proposal that is not to be included in the proxy materials for Organon’s 2027 Annual Meeting of Stockholders, the proposal generally must be submitted in writing to the same address so that it is received between January 10, 2027 and February 9, 2027. However, if the date of the 2027 Annual Meeting of Stockholders is more than 30 days earlier or later than the anniversary date of the 2026 annual meeting of stockholders, a stockholder proposal that is not to be included in the proxy materials for Organon’s 2027 Annual Meeting of Stockholders must be so received not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of the 2027 Annual Meeting of Stockholders is first made. Written notice of proposals, director nominations or other business for consideration must contain the information specified in Article II, Sections 2.9 and 2.10 of Organon’s Bylaws, which also include information required under Rule 14a-19 under the Exchange Act.

In addition, Organon’s Bylaws contain proxy access provisions permitting, subject to certain terms and conditions, stockholders owning at least 3% of the outstanding shares of Organon’s Common Stock for at least three consecutive years to use Organon’s annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances. In order for an eligible stockholder or group of stockholders to nominate director nominees for election at the 2027 Annual Meeting of Stockholders pursuant to the proxy access provision of Organon’s Bylaws, the stockholder must submit notice of such nomination and other required information in writing not earlier than the close of business on November 25, 2026 nor later than the close of business on December 25, 2026. If, however, the 2027 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary of the 2026 annual meeting, the stockholder must submit any such notice and other required information not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders or 10 days following the date on which the date of the 2027 Annual Meeting of Stockholders is first publicly announced. The nomination and supporting materials must comply with the requirements set forth in Article II, Section 2.11 of Organon’s Bylaws.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by Organon’s Bylaws, which stockholders are encouraged to read in order to comply with the applicable requirements. Failure to timely deliver notice in accordance with the Bylaws or to satisfy the other requirements of Organon’s Bylaws may result in a proposal or nomination not being presented at the 2027 Annual Meeting of Stockholders (except as may be required by Rule 14a-8 or Rule 14a-19 under the Exchange Act). Stockholders may refer to the copy of the Bylaws most recently filed with the SEC and available at www.sec.gov.

In addition, pursuant to Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than Organon’s own nominees must be postmarked or electronically submitted no later than 60 calendar days prior to the anniversary of the 2026 annual meeting, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2027 Annual Meeting of Stockholders has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which the 2027 Annual Meeting of Stockholders is first publicly announced. A nomination that does not comply with the requirements set forth in Organon’s Certificate of Incorporation and the Bylaws will not be considered for presentation at the 2027 Annual Meeting of Stockholders.

WHERE YOU CAN FIND MORE INFORMATION

Organon is subject to the reporting requirements of the Exchange Act. Accordingly, Organon files annual, quarterly and current reports, proxy statements and other information with the SEC. Organon’s SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. Organon also makes available free of charge through the investor relations section of its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Organon’s internet website address is www.organon.com. The information located on, or hyperlinked or otherwise connected to, Organon’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that Organon makes with the SEC.

The SEC allows Organon to “incorporate by reference” the information it files with the SEC into this proxy statement, which means that Organon can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that Organon files later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Organon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed February 24, 2026;

•	Organon’s Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Shareholders, filed April 24, 2026;

•	Organon’s Current Report on Form 8-K filed with the SEC on April 27, 2026; and

•	Organon’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 4, 2026.

We also incorporate by reference into this proxy statement additional documents that Organon may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the Special Meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request a copy of documents incorporated by reference at no cost, by writing or telephoning us at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302, Attention: Investor Relations, telephone: (551) 430-6000. If you request any documents, Organon will mail them to you by first-class mail or another equally prompt means after receipt of your request.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

entered into by and among

ORGANON & CO.,

SUN PHARMACEUTICAL HOLDINGS USA, INC.,

SUN PHARMA AMERICA, INC.

and, solely for purposes of the Covered Provisions,

SUN PHARMACEUTICAL INDUSTRIES LIMITED,

SUN PHARMA CANADA INC., and

SUN PHARMA (NETHERLANDS) B.V.

Dated as of April 26, 2026

EXHIBITS

EXHIBITS

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 26, 2026, is entered into by and among Organon & Co., a Delaware corporation (the “Company”), Sun Pharmaceutical Holdings USA, Inc., a Delaware corporation (“Parent”), Sun Pharma America, Inc., a Delaware corporation and Wholly Owned Subsidiary of Parent and/or its Affiliates (“Merger Sub”) and, solely for the purposes of the Covered Provisions, Sun Pharmaceutical Industries Limited, an entity organized under the laws of India (“India Parent”), solely for the purposes of the Covered Provisions, Sun Pharma Canada Inc., a corporation incorporated under the laws of the Province of Ontario (“Canada Subsidiary”), and solely for the purposes of the Covered Provisions, Sun Pharma (Netherlands) B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Netherlands Subsidiary”, and together with India Parent and Canada Subsidiary, the “Parent Guarantors”). The Company, Parent and Merger Sub are collectively referred to as the “Parties” and individually as a “Party”, except that for the purposes of the Covered Provisions, the term “Parties” shall also include the Parent Guarantors.

RECITALS

WHEREAS, the Parties intend that, subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a Wholly Owned Subsidiary of Parent;

WHEREAS, the Company Board has (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the holders of Shares (other than Excluded Shares that are not Dissenting Shares), (c) directed that this Agreement be submitted to the holders of Shares for their adoption at the Company Stockholders Meeting and (d) resolved, subject to the terms and conditions of this Agreement, to recommend that the holders of Shares adopt this Agreement;

WHEREAS, the board of directors of Parent and each Parent Guarantor have unanimously approved this Agreement and the transactions contemplated by this Agreement;

WHEREAS, the board of directors of Merger Sub has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of Merger Sub and Parent (as Merger Sub’s sole stockholder), (c) directed that this Agreement be submitted to Parent (as Merger Sub’s sole stockholder) for its adoption and (d) resolved to recommend that Parent (as Merger Sub’s sole stockholder) adopt this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions; Interpretation and Construction

1.1. Definitions. Unless otherwise specified in this Agreement and subject to Section 1.2 and Section 1.3, the following terms have the meanings set forth in this Section 1.1:

“2021A Indenture” means that certain indenture, dated as of April 22, 2021, for the issuance of 2.875% senior secured notes due 2028 (as amended by that certain First Supplemental Indenture, dated as of

June 2, 2021, that certain Second Supplemental Indenture, dated as of June 2, 2021, that certain Third Supplemental Indenture, dated as of July 30, 2021 and that certain Fourth Supplemental Indenture, dated as of December 31, 2024), by and among the Company, as issuer, Organon Foreign Debt Co-Issuer B.V., as co-issuer, each of the guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent.

“2021B Indenture” means that certain indenture, dated as of April 22, 2021, for the issuance of 4.125% senior secured notes due 2028 (as amended by that certain First Supplemental Indenture, dated as of June 2, 2021, that certain Second Supplemental Indenture, dated as of June 2, 2021, that certain Third Supplemental Indenture, dated as of July 30, 2021 and that certain Fourth Supplemental Indenture, dated as of December 31, 2024), by and among the Company, as issuer, Organon Foreign Debt Co-Issuer B.V., as co-issuer, each of the guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent.

“2021C Indenture” means that certain indenture, dated as of April 22, 2021, for the issuance of 5.125% senior notes due 2031 (as amended by that certain First Supplemental Indenture, dated as of June 2, 2021, that certain Second Supplemental Indenture, dated as of June 2, 2021, that certain Third Supplemental Indenture, dated as of July 30, 2021 and that certain Fourth Supplemental Indenture, dated as of December 31, 2024), by and among the Company, as issuer, Organon Foreign Debt Co-Issuer B.V., as co-issuer, each of the guarantors party thereto, and U.S. Bank National Association, as trustee.

“2024A Indenture” means that certain indenture, dated as of May 17, 2024, for the issuance of 6.750% senior secured notes due 2034 (as amended by that certain Supplemental Indenture, dated as of December 31, 2024), by and among the Company, as issuer, Organon Foreign Debt Co-Issuer B.V., as co-issuer, each of the guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent.

“2024B Indenture” means that certain indenture, dated as of May 17, 2024, for the issuance of 7.875% senior notes due 2034 (as amended by that certain Supplemental Indenture, dated as of December 31, 2024), by and among the Company, as issuer, Organon Foreign Debt Co-Issuer B.V., as co-issuer, each of the guarantors party thereto, and U.S. Bank National Association, as trustee.

“Acceptable MNPI” has the meaning set forth in Section 7.17(b)(i).

“Acquisition Proposal” means any proposal, offer or indication of interest from any Person or Group relating to or providing for any transaction (or series of related transactions) involving (a) any acquisition or purchase by any Person or Group, directly or indirectly, of twenty percent (20%) or more of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, or any tender offer or exchange offer that, if consummated, would result in any Person or Group beneficially owning twenty percent (20%) or more of any class of outstanding voting or equity securities of the Company or (b) any merger, amalgamation, joint venture, partnership, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization, reorganization, spin-off or similar transaction involving the Company or any of its Subsidiaries that, if consummated, would result in any Person or Group, directly or indirectly, (i) acquiring assets of the Company or any of its Subsidiaries representing twenty percent (20%) or more of the Company’s consolidated assets or (ii) beneficially owning twenty percent (20%) or more of any class of outstanding voting or equity securities of the Company or of the surviving entity or of the resulting direct or indirect parent of the Company or such surviving entity (it being understood that total assets of the Company include equity securities of any Subsidiary of the Company), in each case other than any transactions contemplated by this Agreement or any other written proposal, offer, or indication of interest made by or on behalf of Parent or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternate Debt Financing” has the meaning set forth in Section 7.17(a)(i).

“Alternative Acquisition Agreement” means, other than a Permitted Confidentiality Agreement, any agreement, letter of intent, memorandum of understanding, agreement in principle, term sheet, acquisition agreement, merger agreement, share purchase agreement or any other similar agreement, contract or document with respect to or providing for, in a single transaction or series of transactions, any Acquisition Proposal.

“Antitrust Law” means all U.S. and non-U.S. antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the Sherman Antitrust Act of 1890, the Clayton Act of 1914 and the HSR Act. For the avoidance of doubt, “Antitrust Law” does not include foreign direct investment Laws or the FSR, each of which is separately addressed as a component of the Required Regulatory Approvals.

“Applicable Date” means June 4, 2021.

“Audit Committee” means the audit committee of the Company Board.

“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

“Blackout Period” means any days from December 24, 2026 to January 1, 2027.

“Book-Entry Share” means each book-entry account formerly representing any non-certificated Eligible Shares.

“BSE” means the Bombay Stock Exchange.

“Business Day” means any day ending at 11:59 p.m. (New York time) other than a Saturday or Sunday or a day on which (a) banks in New York, New York or in India are required or authorized by Law to close or (b) solely for purposes of determining the Closing Date, the Department of State of the State of Delaware is required or authorized by Law to close.

“Bylaws” has the meaning set forth in Section 3.2.

“Canada Subsidiary” has the meaning set forth in the Preamble.

“Capitalization Date” means 5:00 p.m. (New York time) on April 24, 2026.

“Certificate” means each certificate formerly representing any Eligible Shares.

“Certificate of Merger” means a certificate of merger relating to the Merger.

“Change of Recommendation” has the meaning set forth in Section 7.2(d)(i)(G).

“Charter” has the meaning set forth in Section 3.1.

“Chosen Courts” means the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company 401(k) Plan” has the meaning set forth in Section 7.10(d).

“Company Approvals” has the meaning set forth in Section 5.4(a).

“Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential obligation or liability is borne by, the Company or any of its Subsidiaries, including ERISA Plans, employment, consulting, retirement, severance, retention, termination or “change of control” agreements, deferred compensation, equity-based, phantom equity, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

“Company Board” means the board of directors of the Company, including any committee thereof to the extent such a committee, as of any applicable time, (a) was or is authorized to exercise the powers and authority of the board of directors of the Company pursuant to the Company’s Organizational Documents and/or the DGCL, and (b) was or is exercising such powers and authority.

“Company Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company Compensation Committee” means the talent committee of the Company Board.

“Company Credit Agreement” means that certain senior secured credit agreement, dated as of June 2, 2021 (as amended by that that certain Amendment No.1 to Senior Secured Credit Agreement, dated as of June 30, 2023, that certain Amendment No. 2 to Senior Secured Credit Agreement and Amendment to Security Agreement, dated as of May 17, 2024, that certain Amendment No. 3 to Senior Secured Credit Agreement, dated as of December 20, 2024) by and among the Company, the other borrower parties thereto, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. as the administrative agent.

“Company Disclosure Schedule” has the meaning set forth in Article V.

“Company Equity Awards” means, collectively, Company Options, Company RSUs and Company PSUs.

“Company ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Company Material Adverse Effect” means any Event that, individually or in the aggregate with any other Event, has had, or would reasonably be expected to have, a materially adverse effect on the condition

(financial or otherwise), business, assets, operations, liabilities or results of operations of the Company and its Subsidiaries (taken as a whole); provided, however, that no Event to the extent resulting from, arising out of or related to, any of the following, either individually or in the aggregate, shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(a) any Event generally affecting the economy, credit, capital, securities or financial markets, including interest rates, exchange rates, monetary policies, tariffs or political, regulatory or business conditions in the geographic markets in which the Company or any of its Subsidiaries has material operations in or in which any of the Company’s or any of its Subsidiaries’ products or services are sold or sourced (as applicable);

(b) any Event generally affecting the industries, markets or geographical areas in which the Company or any of its Subsidiaries have material operations;

(c) any loss of, or adverse Event, in or with respect to, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship or any resulting Event that was caused by the entry into, announcement, pendency or performance of the transactions contemplated by this Agreement, or directly resulting or arising from the identity of or any facts or circumstances relating to, or any actions taken or failed to be taken by Parent or any of its Subsidiaries (other than those required or expressly permitted pursuant to this Agreement); provided that the exceptions in this clause (c) shall not apply to the representations and warranties set forth in Section 5.4 or in the conditions set forth in Article VIII with respect to such representations and warranties;

(d) any change or modification in GAAP or in any Law of general applicability, or the interpretation or enforcement thereof, after the date of this Agreement;

(e) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that the exception to this clause (e) shall not prevent or otherwise affect a determination that any Event (not otherwise expressly excluded under this definition) underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;

(f) any act of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, cyberattacks, military or para-military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors, any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any epidemics, pandemics, outbreak of illness or other public health event or any other force majeure event, or any national or international calamity or crisis;

(g) any Proceeding to the extent relating to this Agreement or the transactions contemplated by this Agreement;

(h) any action required to be taken by the Company or any of its Subsidiaries or its or their respective Representatives pursuant to this Agreement or failed to be taken due to restrictions set forth in this Agreement (other than pursuant to the first sentence of Section 7.1(a)) or any action taken or failed to be taken at Parent’s written request;

(i) any Event or announcement of an Event affecting the credit rating or other rating of financial strength of the Company or any of its Subsidiaries or any of their respective securities; provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any Event underlying such Event or announcement of an Event has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;

(j) a decline in the market price, or change in trading volume of the Shares on the NYSE or any other securities of the Company; provided that the exception in this clause (j) shall not prevent or otherwise affect a determination that any Event underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;

(k) any Proceeding set forth in Section 5.9 of the Company Disclosure Schedule;

(l) any Event proximately resulting or arising from Parent’s or Merger Sub’s material breach of this Agreement;

(m) any determination by, or delay of a determination by, the FDA or any other Governmental Entity, or any panel, or advisory board empowered or appointed thereby, or any indication that any such entity, panel or body will make any determination or delay in making any determination, with respect to any pending applications, pending approvals or pending clearances relating to the Company’s or any competitors’ or potential competitors’ product candidates, products or programs, other than any of the foregoing arising from fraud, willful misconduct or willful violation of applicable Law by the Company or any of its Subsidiaries; or

(n) any actions required under the Agreement or applicable Law to obtain any approval or authorization under applicable Law for the consummation of the Merger;

provided, further, that if one or more of the Events set forth in clauses (a), (b), (d) or (f), materially and disproportionately adversely affects the Company and its Subsidiaries relative to the other participants in the same or similar industries or geographies in which the Company and its Subsidiaries operate or their products or services are sold or sourced, as applicable, then the incremental material and disproportionate impact of such Events shall be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent otherwise permitted by this definition.

“Company Option” has the meaning set forth in Section 4.3(a).

“Company Preferred Stock” means preferred stock of the Company, par value $0.01 per share

“Company PSU” means a Pre-2026 Company PSU or an Other Company PSU.

“Company Recommendation” has the meaning set forth in Section 5.3(b).

“Company Reports” means the reports, forms, proxy statements, prospectuses, registration statements and other statements, certifications and documents that are required to be or otherwise are filed with or furnished to the SEC pursuant to the Exchange Act or the Securities Act by the Company, including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto.

“Company RSU” means a Pre-2026 Company RSU or an Other Company RSU.

“Company Stockholders Meeting” means the meeting of stockholders of the Company to be held to consider the adoption of this Agreement.

“Confidentiality Agreement” means the non-disclosure agreement, entered into between the Company and Parent, dated December 22, 2025.

“Continuing Employees” means the employees of the Company and its Subsidiaries at the Effective Time who continue to remain employed with the Company or any of its Subsidiaries.

“Contract” means any legally binding and written contract, subcontract, purchase order, sales order, agreement, undertaking, lease, license, sublicense, note, bond, mortgage, loan, indenture, settlement, arrangement or any other similar obligation (excluding any Company Benefit Plan).

“Converted PSU Award” has the meaning set forth in Section 4.3(c).

“Converted RSU Award” has the meaning set forth in Section 4.3(b).

“Covered Provisions” means this Section 1.1, Section 1.3 and Article X.

“Covered Termination” means the termination of employment of a holder of a Company RSU or Company PSU, as applicable, (a) by the Company or one of its Subsidiaries without Cause (as defined in the award agreement for the applicable Company Equity Award) or (b) solely with respect to an Eligible Employee, by such Eligible Employee for Good Reason (as defined in the CIC Severance Program), in each case during the twenty-four (24) month period following the Closing Date. For the avoidance of doubt, if an employee of the Company and its Subsidiaries is not an Eligible Employee, prong (b) of the definition shall not apply.

“D&O Insurance” has the meaning set forth in Section 7.11(b).

“Data Privacy Requirements” means, to the extent applicable to the respective businesses of the Company or its Subsidiaries, all (a) Laws (including, to the extent applicable, the California Consumer Privacy Act (CCPA) of 2018 and the EU General Data Protection Act), (b) binding contractual obligations of the Company or any of its Subsidiaries, and (c) binding obligations under any publicly posted consumer-facing policy or notice of the Company or any of its Subsidiaries, in each case of (a) – (c), to the extent regarding the privacy, security or processing of Personal Information.

“Data Room” means the electronic documentation site established by Datasite for “Project Onyx” on behalf of the Company in relation to the Company.

“Debt Commitment Letter” has the meaning set forth in Section 6.8(a).

“Debt Financing” has the meaning set forth in Section 6.8(a).

“Debt Financing Letters” has the meaning set forth in Section 6.8(a).

“Debt Financing Party” means the Debt Financing Sources, together with their Affiliates and such Persons’ (and their respective Affiliates’), controlling persons, general or limited partners, officers, directors, employees, investment professionals, managers, stockholders, members, agents, advisors, attorneys, Affiliates, financing sources or other Representatives of any of the foregoing and their respective successors and assigns, in each case, in their capacity as such.

“Debt Financing Sources” means the agents, arrangers, lenders, financial institutions and other entities (other than Parent) that have committed to provide (or have otherwise entered into agreements in connection therewith) all or any part of the Debt Financing or any Alternate Debt Financing, as parties (other than Parent) to any joinder agreements, indentures, credit agreements or other definitive agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ current, former and future direct or indirect controlling persons, shareholders, members, managers, officers, directors, partners, employees, advisors, agents, attorneys and Representatives and their respective successors and assigns.

“Debt Financing Uses” has the meaning set forth in Section 6.8(c).

“DGCL” means the General Corporation Law of the State of Delaware.

“Discharge” has the meaning set forth in Section 7.16.

“Disclosing Party” has the meaning set forth in Section 7.5(b)(iii).

“Dissenting Shares” has the meaning set forth in the definition of “Dissenting Stockholders.”

“Dissenting Stockholders” means the holders of Shares who have duly demanded appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn or otherwise waived or lost such right to appraisal under Section 262 of the DGCL (such Shares for which appraisal has been so duly demanded and the right thereto under Section 262 of the DGCL not effectively withdrawn or otherwise waived or lost, the “Dissenting Shares”).

“DTC” means The Depository Trust Company.

“Effective Time” has the meaning set forth in Section 2.2.

“Eligible Employee” has the meaning set forth in Section 1.1(b) of the Company Disclosure Schedule.

“Eligible Shares” means the Shares issued and outstanding immediately prior to the Effective Time, other than, subject to the last sentence of Section 4.2(f), any Excluded Shares.

“Encumbrance” means any pledge, lien, charge, option, hypothecation, mortgage, deed of trust, security interest, right of first refusal, right of first offer, preemptive right, community property interest, adverse right, prior assignment, license, sublicense or any other encumbrance of any kind or nature whatsoever (including any restriction on the right to vote or transfer) whether contingent or absolute or other similar encumbrance.

“Environmental Law” means any and all Laws relating to pollution, restoration or protection of the environment (including natural resources and protected species), Hazardous Materials, or, to the extent relating to exposure to Hazardous Materials, human health and safety, but for the avoidance of doubt excluding matters to the extent regulated under Healthcare Laws.

“Environmental Permit” means any permit, approval, identification number, License or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plans” means “employee benefit plans” within the meaning of Section 3(3) of ERISA.

“Event” means any event, development, change, state of facts, condition, circumstance or occurrence.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning set forth in Section 4.2(a)(i).

“Exchange Offers/Consent Solicitations” has the meaning set forth in Section 7.17(b)(i).

“Excluded Shares” means the (a) Shares owned by Parent, Merger Sub or any other Wholly Owned Subsidiary of Parent, the Company or any Wholly Owned Subsidiary of the Company, and in each case not held on behalf of third parties, and (b) Dissenting Shares.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“FDA” means the U.S. Food and Drug Administration.

“FDI Laws” means any applicable laws, regulations, rules, orders, decrees, or guidelines of any jurisdiction that regulate, restrict, prohibit, or require the notification, approval, or clearance of foreign direct investment, foreign ownership, or the acquisition of a direct or indirect interest in a domestic entity or asset by a foreign person or entity.

“Fee Letters” has the meaning set forth in Section 6.8(a).

“Filings” has the meaning set forth in Section 5.19(c).

“FSR” means Regulation (EU) 2022/2560 of the European Parliament and of the Council of 14 December 2022 of foreign subsidies distorting the internal market.

“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board applicable as of the time of the relevant financial statements or accounting procedure or action referred to herein and consistently applied during the periods involved.

“Governmental Entity” means any U.S. or non-U.S. (including any supranational), federal, national, state or local governmental, quasi-governmental, regulatory or self-regulatory authority, enforcement authority, agency, commission, licensing authority, body or other entity or any subdivision or instrumentality thereof, including any public international organization, stock exchange or other self-regulatory organization, court, tribunal or arbitrator or any subdivision or instrumentality thereof, in each case of competent jurisdiction.

“Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.

“Hazardous Materials” means any substance, chemical, material or waste that is defined or listed as hazardous, toxic, radioactive, explosive or a pollutant or a contaminant, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, per- and polyfluoroalkyl substances and all other substances or wastes of any nature regulated by, or pursuant to which liability may be imposed under, any applicable Environmental Law.

“Healthcare Laws” means all applicable Laws relating to the research, design, testing, development, manufacture, storage, use, sale, marketing, labeling, promotion, advertising, distribution or recordkeeping of pharmaceutical (including biologics and biosimilar) products and medical devices, including: (i) all federal, state and local healthcare related-fraud and abuse, anti-kickback, and false claims laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and all applicable state Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and healthcare professionals and other members of the healthcare industry, any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C.§§ 286, 287 and 1347, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.); (ii) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (iii) the Controlled Substances Act (21 U.S.C. § 801 et seq.) and state controlled substance laws; (iv) the Public Health Service Act (42 U.S.C. §§ 201 et seq.); (v) Laws relating to the collection, reporting, and the processing of any pricing or other data or any applicable rebate, discount, chargeback or adjustment, including under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), any state Medicaid supplemental rebate program, the 340B Drug Pricing Program (42 U.S.C. § 256b), VA Federal Supply Schedule (38 U.S.C. § 8126), Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), or under any state, provincial or territorial pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government program; (vi) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (42 U.S.C. § 18001 et seq.); (vii) the Inflation Reduction Act of 2022 (Public Law 117-169); (viii) all Laws regarding state pharmacy, wholesale, or distribution licensure and the distribution of prescription drugs or controlled substances; (ix) the EU Medical Device Regulation (MDR 2017/745); and (x) all comparable Laws.

“Health Care Permits” has the meaning set forth in Section 5.19(a).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

“Identified MNPI” has the meaning set forth in Section 7.17(b)(i).

“Indebtedness” means, with respect to any Person, without duplication, all obligations, liabilities or undertakings by such Person (a) for borrowed money, (b) evidenced by bonds, debentures, notes or similar instruments, (c) for capitalized leases (as determined in accordance with GAAP), (d) to pay the deferred and unpaid purchase price of property or equipment (excluding accounts payable), (e) for net cash payment obligations of such Person under swaps, options, forward sales contracts, derivatives and other hedging Contracts, financial instruments or arrangements that will be payable upon termination thereof (assuming termination on the date of determination), or (f) pursuant to guarantees (other than a clearing house guarantee) of any obligation, liability or undertaking of any other Person contemplated by the foregoing clauses (a) through (e) of this definition, in each case including all interest, penalties and other payments due with respect thereto, but excluding: (i) intercompany indebtedness, obligations, liabilities or undertakings (including any guarantees or arrangements having the economic effect of a guarantee) (x) solely between Parent and its Wholly Owned Subsidiaries or solely among Parent’s Wholly Owned Subsidiaries, or (y) solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries (as applicable); (ii) obligations, liabilities or undertakings for operating leases or real property leases; (iii) obligations, liabilities or undertakings in respect of interest rate and currency obligation swaps, hedges or similar arrangements or in respect of annuity insurance products created or entered into in the Ordinary Course of Business; (iv) obligations, liabilities or undertakings under outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds, performance bonds and similar instruments, other than amounts then due and owing and not being contested in good faith by appropriate proceedings; or (v) any redemption premium, prepayment penalty or similar payment with respect to capitalized leases contemplated by clause (c) of this definition to the extent the execution and delivery of this Agreement or the Closing would not reasonably be expected to trigger a default under such leases and such leases either are not required by their terms to be repaid in full at the Closing or do not require the lessor thereunder to offer to make a repayment as a result of the Closing.

“Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time for purposes of Section 7.11) director or officer of the Company or any of its Subsidiaries when acting in such capacity, or Person serving as a director, officer, member, trustee or fiduciary of another entity or enterprise when acting in such capacity, including a Company Benefit Plan, at the request or benefit of the Company or any of its Subsidiaries, together with such individual’s respective heirs, executors, trustees, fiduciaries or administrators, in each case when acting in such capacity.

“Indentures” mean, collectively, the 2021A Indenture, the 2021B Indenture, the 2021C Indenture, the 2024A Indenture and the 2024B Indenture.

“India Parent” has the meaning set forth in the Preamble.

“Indian Overseas Investment Laws” means, collectively, the Indian Foreign Exchange Management Act, 1999 read with the Foreign Exchange Management (Overseas Investment) Rules, 2022, the Foreign Exchange Management (Overseas Investment) Regulations, 2022 and the Foreign Exchange Management (Overseas Investment) Directions, 2022, as amended, supplemented or re-enacted from time to time.

“Insurance Policies” means any fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies, including any reinsurance policies and self-insurance programs and arrangements maintained by the Company or any of its Subsidiaries.

“Intellectual Property Rights” means, any and all rights in or to any intellectual property or similar proprietary rights in any jurisdiction in the world, whether registered or unregistered, including the following: (a) inventions (whether or not patentable or reduced to practice), issued patents and patent applications (whether provisional or non-provisional), invention disclosures, patent disclosures and improvements thereto, including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Entity-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models); (b) trademarks, service marks, brands, certification marks, logos, slogans, trade dress, trade names, corporate names, business names, and other similar indicia of source or origin (whether registered or not), together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) works of authorship, whether or not copyrightable, copyrights and all registrations, applications for registration, and renewals thereof; (d) domain names, social media accounts and handles; (e) trade secrets, know-how and other similar confidential or proprietary information including, to the extent confidential or proprietary, formulas, any information embodied in an organism or any process to create such organism, compositions, financial and accounting data, technical data, customer lists, supplier lists, business plans, formulae, methods (whether or not patentable), specifications, designs, analyses, processes, procedures, source code, object code, and techniques, research and development information, industry analyses, drawings, databases, data collections and related information (collectively, “Trade Secrets”); and (f) industrial designs, applications for registration and registrations thereof.

“Intervening Event” means an Event with respect to the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries that was not actually known to, or reasonably foreseeable by, the Company Board as of the execution and delivery of this Agreement (or if it was actually known by the Company Board as of or prior to the execution and delivery of this Agreement, the material consequences of which were not actually known or reasonably foreseeable by the Company Board at such time); provided that under no circumstances shall any of the following be an Intervening Event or be taken into account in determining whether an Intervening Event has occurred: (a) an Event that is a result of an Acquisition Proposal or a Superior Proposal; (b) any change in the market price or trading volume of Shares, any change in the credit rating of the Company or any of its securities, or the Company failing to meet, meeting or exceeding internal or published projections, forecasts, guidance or revenue or earnings predictions, or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to any of the foregoing in this clause (b) may constitute or be taken into account in determining whether an Intervening Event has occurred to the extent not otherwise excluded under this definition).

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means technology devices, computers, software, hardware, systems, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, automated processes, interfaces, websites, platforms, control systems, and all other computer, telecommunications, information technology or operational technology equipment, and all associated documentation. For clarity, “IT Assets” excludes any Intellectual Property Rights.

“Knowledge” or any similar phrase means (a) with respect to the Company, the actual knowledge of the individuals set forth in Section 1.1(a) of the Company Disclosure Schedule and (b) with respect to Parent and/or Merger Sub, the actual knowledge of Dilip Shanghvi, Erik Zwicker, Sanjay Jerry, Jayashree Satagopan, in each case of the foregoing clauses (a) and (b) of this definition, after reasonable inquiry of such individuals’ direct reports on subject matters that are within the purview of the relevant direct reports’ job roles. For clarity, the foregoing shall not require such individuals to conduct (or have conducted) any third-party penetration, audit or similar scans or other investigations with respect to IT Assets or Personal Information, or any freedom-to-operate or clearance searches with respect to Intellectual Property Rights.

“Law” means any law, statute, constitution, principle of common law, ordinance, code, standard, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated or otherwise put into effect by or under the authority of any Governmental Entity, or any Order.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Licensed Intellectual Property” means all Intellectual Property Rights exclusively licensed to the Company or any of its Subsidiaries.

“Licenses” means all licenses, permits, certifications, approvals, registrations, consents, authorizations, franchises, variances and exemptions issued or granted by a Governmental Entity.

“Material Contract” has the meaning set forth in Section 5.11(a)(xx).

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

“Multiemployer Plans” means “multiemployer plans” as defined by Section 3(37) of ERISA.

“Netherlands Subsidiary” has the meaning set forth in the Preamble.

“Non-U.S. Company Benefit Plan” has the meaning set forth in Section 5.12(a).

“Non-Wholly Owned Subsidiary” has the meaning set forth in Section 5.2(e).

“Notes” means, collectively, the notes issued pursuant to the Indentures.

“Notice Period” has the meaning set forth in Section 7.2(d)(iii).

“NSE” means the National Stock Exchange of India Limited.

“NYSE” means the New York Stock Exchange.

“Obligations” has the meaning set forth in Section 10.15(c).

“Offering Documents” has the meaning set forth in Section 7.17(b)(i).

“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling, determination, decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Entity.

“Ordinary Course of Business” means, with respect to any Person, the conduct by such Person in connection with the relevant business in accordance with such Person’s normal day-to-day customs, practices and procedures; provided, that, any good faith deviations that are justified due to wide-scale events generally affecting public health or the economy shall be deemed to be consistent with the ordinary course of business of such Person so long as such action is taken consistent with trends in both the industry and geographic markets in which such Person operates (including with respect to nature, scope and magnitude).

“Organizational Documents” means (a) with respect to any Person that is a corporation, its certificate of incorporation and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) with respect to any Person that is a trust, its declaration of trust, or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Original Date” has the meaning set forth in Section 7.3(b).

“Other Anti-Bribery Laws” means, other than the FCPA, all applicable anti-bribery, anti-corruption, anti-money laundering and similar Laws in jurisdictions in which the Company or any of its Subsidiaries do business, have done business, in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries or the Company or any of its Subsidiaries are otherwise subject.

“Other Company PSU” has the meaning set forth in Section 4.3(c).

“Other Company RSU” has the meaning set forth in Section 4.3(b).

“Outside Date” has the meaning set forth in Section 9.2(a).

“Owned Intellectual Property” means all Intellectual Property Rights owned by the Company or any of its Subsidiaries.

“Owned IT Assets” means all IT Assets owned by the Company or its Subsidiaries.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

“Parent” has the meaning set forth in the Preamble.

“Parent 401(k) Plan” has the meaning set forth in Section 7.10(d).

“Parent Approvals” has the meaning set forth in Section 6.4(a).

“Parent Guarantors” has the meaning set forth in the Preamble.

“Parties” has the meaning set forth in the Preamble.

“Paying Agent” means the paying agent selected by Parent prior to the Effective Time that is reasonably acceptable to the Company (such acceptance not to be unreasonably conditioned, withheld or delayed).

“Paying Agent Agreement” means the Contract pursuant to which Parent shall appoint the Paying Agent, which shall be in form and substance reasonably acceptable to the Company (such acceptance not to be unreasonably conditioned, withheld or delayed).

“Payoff Letter” has the meaning set forth in Section 8.2(f).

“Per Share Merger Consideration” means $14.00 per Share in cash, without interest.

“Permitted Confidentiality Agreement” has the meaning set forth in Section 7.2(b)(i).

“Permitted Encumbrances” means: (a) Encumbrances for current Taxes or other governmental charges not yet due and payable or that the Person subject to such Taxes or other governmental charges is contesting in good faith by appropriate proceedings and for which appropriate reserves have been established in the Company Reports in accordance with GAAP; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings and which are not, individually or in the aggregate, material; (c) other Encumbrances on Real Property that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as currently conducted; (d) Encumbrances arising under or relating to applicable securities Laws; (e) with respect to the Company and its Subsidiaries, Encumbrances arising under or relating to this Agreement or any of the Organizational Documents of the Company or any of its Subsidiaries, respectively; (f) any licenses with respect to Intellectual Property Rights; and (g) any Encumbrances set forth in Section 1.1(c) of the Company Disclosure Schedule.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Information” means information that (a) alone or in combination with other information held by the Company or any of its Subsidiaries, identifies a natural person or (b) otherwise constitutes “personal information”, “personally identifiable information”, “personal data”, “protected health information” or a similar term under applicable Laws.

“Pre-2026 Company PSU” has the meaning set forth in Section 4.3(c).

“Pre-2026 Company RSU” has the meaning set forth in Section 4.3(b).

“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, review, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration, mediation or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Product(s)” has the meaning set forth in Section 5.19(a).

“Proxy Statement” has the meaning set forth in Section 7.5(a)(i).

“Real Property” means the Owned Real Property and Leased Real Property.

“Receiving Party” has the meaning set forth in Section 7.5(b)(iii).

“Redemption” has the meaning set forth in Section 7.16.

“Registered” means, with respect to Intellectual Property Rights, issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity.

“Remedial Actions” has the meaning set forth in Section 7.5(b)(ii)(D).

“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.

“Required Information” means

(a) within ninety days after the end of any fiscal year that occurs after the date of this Agreement and prior to the Closing Date, an audited consolidated balance sheet and the related audited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal year prepared in accordance with U.S. GAAP, including an audit report thereon; and

(b) within sixty days after the end of any fiscal quarter (other than a fiscal quarter that is also the end of a fiscal year) that occurs after December 31, 2025 and prior to the Closing Date, an unaudited interim consolidated balance sheet and related unaudited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of the Company and its Subsidiaries for each such fiscal quarter prepared in accordance with U.S. GAAP, except as may be indicated in the notes thereto and subject to the absence of footnotes and normal year-end adjustments.

“Required Regulatory Approvals” has the meaning set forth in Section 8.1(b).

“Requisite Company Vote” means the adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose.

“Restraint” has the meaning set forth in Section 9.2(b).

“Safety Notice” has the meaning set forth in Section 5.19(e).

“Sanctioned Person” means any Person that is: (i) designated on any list of Persons targeted by Sanctions; (ii) located, organized, or resident in, or the government of, a Sanctioned Territory; (iii) owned or controlled by one or more Persons described in (i) or (ii); or (iv) otherwise the target of any Sanctions.

“Sanctioned Territory” means any country or territory that is the target of comprehensive country-wide or territory-wide sanctions as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea region and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine.

“Sanctions” means any economic or trade sanctions, export controls, or restrictive measures enacted, imposed, administered or enforced by the U.S. government (including the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, and the U.S. Department of State), the United Nations Security Council, the European Union or its Member States, and the United Kingdom (including His Majesty’s Treasury).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Share” means any share of the Company Common Stock.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s obligations and liabilities on a consolidated basis (including contingent obligations and liabilities) is less than the sum of such Person’s assets on a consolidated basis, (b) such Person will not have, on a consolidated basis, unreasonably small capital to conduct the businesses in which it is engaged or intends to be engaged and (c) such Person has not incurred and does not intend to incur, or reasonably believes that it will incur, debts, including contingent and other obligations or liabilities, beyond its ability to pay such debts as they become absolute and mature in the Ordinary Course of Business.

“Specified Party” means the Person identified on Section 5.11(a)(xix) of the Company Disclosure Schedule.

“Stock Plan” means the Company’s 2021 Incentive Stock Plan, as amended and restated, effective June 10, 2025.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of (a) the securities or ownership interests of such other Person having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (b) the equity or ownership interests of such other Person, in each case is directly or indirectly owned or controlled by such first Person and/or by one or more of its Subsidiaries.

“Substantial Detriment” has the meaning set forth in Section 7.5(b)(ii)(D).

“Superior Proposal” means an unsolicited and bona fide written Acquisition Proposal made after the date of this Agreement that if the transactions or series of related transactions contemplated thereby were consummated would result in a Person or Group, other than Parent or any of its Subsidiaries or any Group that Parent or any of its Subsidiaries are members of, becoming the beneficial owner of, directly or indirectly, at least 50 percent or more of the: (a) total voting power of the equity securities of the Company and its Subsidiaries (or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity); or (b) consolidated net revenues, net income or total assets, in each case of the foregoing clauses (a) and (b) of this definition, as of the date of such Acquisition Proposal (it being understood that (i) total assets include equity securities of Subsidiaries of the Company and (ii) shall be determined on a fair market value basis) that the Company Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that if consummated would result in a transaction more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by this Agreement (after taking into account any revisions to the terms and conditions of this Agreement proposed by Parent pursuant to Section 7.2(d)(iii) and such other factors the Company Board deems relevant acting in good faith) and is reasonably capable of being consummated in accordance with its terms.

“Surviving Corporation” has the meaning set forth in Section 2.3.

“Tail Period” means the six years from and after the Effective Time.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, information returns and other documents and attachments thereto) relating to Taxes, including, for the avoidance of doubt, any amendments or supplements thereof, required to be filed with any Taxing Authority.

“Taxes” means all U.S. federal, state, local and non-U.S. income, profits, franchise, transfer, net income, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, escheat and unclaimed property obligations, withholding, excise, production, value added, goods and services, tariff, ad valorem, occupancy and other taxes, duties, levies or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, in each case imposed by any Governmental Entity having competent jurisdiction over the assessment, determination, collection or imposition of any such taxes, duties and assessments (such a Governmental Entity, a “Taxing Authority”), whether or not disputed.

“Taxing Authority” has the meaning set forth in the definition of “Taxes.”

“Termination Fee” means an amount equal to $120,000,000.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property Rights.”

“Transaction Litigation” has the meaning set forth in Section 7.13.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other similar Taxes and all conveyance fees, recording fees and other similar charges.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.

1.2. Other Terms. Each of the capitalized terms used in this Agreement and not defined in Section 1.1 has the meaning set forth where such term is first used or, if no meaning is set forth, the meaning required by the context in which such term is used.

1.3. Interpretation and Construction.

(a) The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(b) Unless otherwise specified in this Agreement or the context otherwise requires:

(i) all Preamble, Recital, Article, Section, clause, Exhibit and Schedule references used in this Agreement are to the preamble, recitals, articles, sections, clauses, exhibits and schedules to this Agreement and references to Schedules include the Company Disclosure Schedule;

(ii) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(iii) the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa;

(iv) words importing the masculine gender shall include the feminine and neuter genders and vice versa;

(v) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”;

(vi) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(viii) the word “shall” denotes a directive and obligation, and not an option, and the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(ix) all accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP;

(x) whenever the word “transfer” is used, it shall be deemed to be followed by the words “including, if applicable, pursuant to the division of a limited liability company, limited partnership or other entity”;

(xi) references to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions;

(xii) the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(xiii) the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two decimal points, rounded to the nearest penny;

(xiv) references to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties shall be deemed satisfied if (A) such one or more Parties or Representatives thereof made such information or document available in the Data Room established by or on behalf of the Company or otherwise to such other Party or Parties or its or their Representatives, in each case in connection with the transactions contemplated by this Agreement prior to 11:00 a.m. (New York time) on April 26, 2026, or (B) such information or document is publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC and not subject to any redactions or omissions at least one Business Day prior to the date of this Agreement;

(xv) references to days mean calendar days unless otherwise specified and when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified;

(xvi) all references to any (A) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity and (B) Law shall be a reference to such Law as amended, modified, supplemented, re-enacted, consolidated or replaced; and

(xvii) all references to (A) any Contract, other agreement, document or instrument (excluding this Agreement) includes all schedules, annexes, addendums, exhibits, any purchase orders or statements of work governed by any “terms of services” or similar conditions applicable to and any other documents attached thereto or incorporate therein by reference and (B) this Agreement means this Agreement (taking into account the provisions of Section 10.11(a)) as amended or otherwise modified from time to time in accordance with Section 10.5.

(c) The Company Disclosure Schedule may include items and information the disclosure of which is not required either in response to an express disclosure requirement of this Agreement or as an exception to one or more provisions set forth in this Agreement. Inclusion of any such items or information in the Company Disclosure Schedule shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, it has had or would reasonably be expected to result in a Company Material Adverse Effect.

(d) The Parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Closing; Certificate of Merger and Effective Time; The Merger

2.1. Closing. Subject to the provisions of Article IX, the closing of the Merger shall take place at 8:00 a.m., New York City time remotely by the exchange of documents and signatures (or their electronic counterparts) or, to the extent such exchange is not practicable, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004, on the third Business Day after the date the conditions set forth in Article VIII (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted by applicable Law, waived by the party or parties entitled to the benefit of such conditions, or at such other place, and at such other time, or on such other date as the Parties may mutually agree in writing; provided, that, unless the Parties mutually agree in writing otherwise, if the Blackout Period is occurring at the time of the satisfaction or waiver of the conditions set forth in Article VIII (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions at the Closing), the Closing shall occur on the earliest to occur of (a) a date during the Blackout Period specified by the Company on no less than five Business Days’ notice to Parent, (b) the first Business Day immediately following the final day of the Blackout Period and (c) such other date, time or place as the Parties hereto shall mutually agree in writing.

2.2. Certificate of Merger and Effective Time. As promptly as practicable following the Closing, but on the Closing Date, the Parties shall (a) cause the Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and (b) deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees and make all other filings or recordings required under the DGCL in connection with such filing of the Certificate of Merger and the Merger, which shall become effective at the date and time when the Certificate of Merger has been executed and filed pursuant to clause (a) of this Section 2.2, or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Merger so executed and filed (such date and time, as applicable, the “Effective Time”).

2.3. The Merger. Subject to the terms and conditions of this Agreement and pursuant to Section 251 and Section 259 of the DGCL, (a) at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes referred to as the “Surviving Corporation”) and, from and after the Effective Time, shall be a Wholly Owned Subsidiary of Parent and the separate corporate existence of the Company shall continue unaffected by the Merger, and (c) the Merger shall have such other applicable effects as set forth in the DGCL.

ARTICLE III

Certificate of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation

3.1. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall, by virtue of the Merger, be amended and restated in its entirety to read substantially as set forth in Exhibit A, until thereafter duly amended, restated or amended and restated as provided therein and/or by applicable Law, in each case consistent with the obligations set forth in Section 7.11.

3.2. Bylaws of the Surviving Corporation. The Parties shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”), except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended, restated or amended and restated as provided therein, by the Charter and/or by applicable Law, in each case consistent with the obligations set forth in Section 7.11.

3.3. Directors of the Surviving Corporation. The Parties shall take all actions necessary so that the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office until his or her or their successor has been duly elected or appointed and qualified or until his or her or their earlier death, resignation or removal pursuant to the Charter, the Bylaws and/or applicable Law.

3.4. Officers of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office until his or her or their successor has been duly elected or appointed and qualified or until his or her or their earlier death, resignation or removal pursuant to the Charter, the Bylaws and/or applicable Law.

ARTICLE IV

Effect of the Merger on Capital Stock; Delivery of Merger Consideration

4.1. Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any holder of any capital stock of the Company or on the part of the sole stockholder of Merger Sub:

(a) Merger Consideration. Each Eligible Share shall be converted into the right to receive the Per Share Merger Consideration, and shall cease to be outstanding, shall be cancelled and shall cease to exist, and each Certificate, and each Book-Entry Share, shall thereafter only represent the right to receive the Per Share Merger Consideration, payable pursuant to Section 4.2.

(b) Treatment of Excluded Shares. Each Excluded Share shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights any Dissenting Stockholders may have pursuant to Section 4.2(f) with respect to any Excluded Shares that are Dissenting Shares.

(c) Merger Sub. Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, par value $0.01 per share, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.

4.2. Delivery of Merger Consideration.

(a) Deposit of Merger Consideration and Paying Agent.

(i) At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of the Eligible Shares pursuant to Section 4.2(b) (such cash, the “Exchange Fund”).

(ii) Pursuant to the Paying Agent Agreement, the Paying Agent shall, among other things, (A) act as the paying agent for the payment and delivery of the Per Share Merger Consideration pursuant to the terms and conditions of this Agreement and (B) invest the Exchange Fund, if and as directed by Parent; provided, however, that any investment shall be in obligations of or guaranteed as to principal and interest by the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by an internationally recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level sufficient to make prompt payment and delivery of the aggregate Per Share Merger Consideration as contemplated by Section 4.1, or to the extent the Exchange Fund is not sufficient to make prompt payment and delivery of the aggregate Per Share Merger Consideration in respect of any Dissenting Shares that become Eligible Shares pursuant to the last sentence of Section 4.2(f), Parent shall, or shall cause the Surviving Corporation to, promptly deposit or cause to be deposited such additional amounts in cash in immediately available funds with the Paying Agent for the Exchange Fund so as to ensure that the Exchange Fund is at all relevant times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to Section 4.2(b) shall be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement.

(b) Procedures for Surrender.

(i) As promptly as practicable after the Effective Time (but in any event within three Business Days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide each holder of record of Eligible Shares that are (A) Certificates or (B) Book-Entry Shares not held, directly or indirectly, through DTC notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable (such materials to be in such form and have such other provisions as Parent and the Company may reasonably mutually agree), and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or such Book-Entry Shares to the Paying Agent in exchange for the Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to this Article IV.

(ii) With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent shall transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Per Share Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article IV.

(iii) Upon surrender to the Paying Agent of Eligible Shares that (A) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) together with the letter of transmittal, duly completed and executed, and such other documents as may be reasonably required by the Paying Agent, (B) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), in each case of the foregoing clauses (A) and (B) of this 4.2(b)(iii), pursuant to such materials and instructions contemplated by Section 4.2(b)(i), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to Section 4.2(a)(ii), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the product obtained by multiplying (1) the number of Eligible Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or such Book-Entry Shares by (2) the Per Share Merger Consideration, and each Certificate so surrendered shall forthwith be cancelled.

(iv) In the event of a transfer of ownership of any Certificate that is not registered in the stock transfer books or ledger of the Company or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued by the Paying Agent to such a transferee if the Certificate or Certificates is or are (as applicable) properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Parent and the Paying Agent. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for any such Taxes in the circumstances described in this Section 4.2(b)(iv). Payment of the Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company.

(v) For the avoidance of doubt, no interest shall be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books or ledger of the Company of the Eligible Shares. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article IV.

(d) Termination of Exchange Fund.

(i) Any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Eligible Shares for 180 days from and after the Closing Date shall be delivered to Parent or the Surviving Corporation, as determined by Parent. Any holder of Eligible Shares who has not theretofore complied with the procedures, materials and instructions contemplated by this Section 4.2 shall thereafter look only to the Surviving Corporation as a general creditor thereof for such payments (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) in respect thereof.

(ii) Notwithstanding anything to the contrary set forth in this Article IV, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares or Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Notwithstanding any other provision of this Agreement, any amounts remaining unclaimed by holders of any such Certificate or Book-Entry Shares five years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in a form and substance reasonably acceptable to the Paying Agent and Parent, of such fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent and/or the Paying Agent pursuant to the Paying Agent Agreement or otherwise, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent and/or the Paying Agent pursuant to the Paying Agent Agreement or otherwise as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall, in exchange for such Certificate, issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the product obtained by multiplying (i) the number of Eligible Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration.

(f) Appraisal Rights. Subject to the last sentence of this Section 4.2(f), no Dissenting Stockholder shall be entitled to receive the Per Share Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder and each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder and such Dissenting Stockholder shall cease to have any other rights with respect to such Dissenting Shares. The Company (i) shall give Parent prompt notice and copies of any written demands for appraisal, actual, attempted or purported written withdrawals of such demands, and any other instruments served pursuant to (or purportedly pursuant to) applicable Law that are received by the Company relating to the Company’s stockholders’ demands of appraisal and (ii) shall not participate in any negotiations or Proceedings with respect to any written demand for appraisal under the DGCL without Parent or its Representatives, including any determination to make any payment or deposit with respect to any of the Dissenting Stockholders with respect to any of their Dissenting Shares under Section 262(h) of the DGCL prior to the entry of judgment in the Proceedings regarding appraisal. Parent shall be entitled to lead the negotiations and Proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or deposit with respect to any demands for appraisals, offer to settle or settle any such demands or approve any withdrawal of any such demands, or agree, authorize or commit to do any of the foregoing. If any Dissenting Stockholder shall have effectively withdrawn or otherwise waived or lost the right under Section 262 of the DGCL with respect to any Dissenting Shares, such Dissenting Shares shall become Eligible Shares and thereupon converted into the right to receive the Per Share Merger Consideration with respect to such Shares pursuant to this Article IV.

(g) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent (and any of their respective Affiliates) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable Tax Law. To the extent that amounts are so withheld, such withheld amounts (i) shall be timely remitted to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Company Equity Awards in respect of which such deduction and withholding was made. The Parties hereby agree to take commercially reasonable efforts to cooperate to eliminate or reduce any such deduction or withholding.

4.3. Treatment of Company Equity Awards.

(a) Company Options. At the Effective Time, each outstanding option to purchase Shares under the Stock Plan (a “Company Option”), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be cancelled, and each Company Option shall be terminated and shall only entitle the holder of such Company Option to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to the product of (i) the number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (x) the Per Share Merger Consideration over (y) the exercise price per Share of such Company Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Option which has an exercise price per Share that is greater than or equal to the Per Share Merger Consideration shall be terminated and cancelled at the Effective Time for no consideration or payment.

(b) Company RSUs. At the Effective Time, (i) each outstanding restricted stock unit under the Stock Plan granted prior to calendar year 2026 (each, a “Pre-2026 Company RSU”), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, accelerate in full and (ii) each Pre-2026 Company RSU shall, automatically and without any required action on the part of the holder thereof, be terminated and cancelled and shall only entitle the holder of such Pre-2026 Company RSU to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to (x) the number of Shares subject to such Pre-2026 Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Pre-2026 Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, each outstanding restricted stock unit under the Stock Plan granted in calendar year 2026 or later (each, an “Other Company RSU”) shall not be subject to the acceleration or cancellation treatment described in the preceding sentence and shall instead, as of the Effective Time, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be assumed by Parent and converted into a cash-based successor restricted stock unit award (such award, a “Converted RSU Award”) with a value equal to the product of (I) the number of Shares subject to such Other Company RSU immediately prior to the Effective Time multiplied by (II) the Per Share Merger Consideration. Each Converted RSU Award shall be payable in cash and shall continue to be governed by the same terms and conditions (including with respect to vesting and forfeiture) that were applicable to the corresponding Other Company RSU immediately prior to the Effective Time, and shall be paid (less applicable Taxes required to be withheld with respect to such payment) as soon as reasonably practicable following the date on which such Converted RSU Award vests in accordance with such terms and conditions; provided, however, that, to the extent the holder of a Converted RSU Award is subject to a Covered Termination following the Effective Time, such Converted RSU Award shall vest in full and be paid in accordance with its terms.

(c) Company PSUs. At the Effective Time, (i) each outstanding performance share unit under the Stock Plan granted prior to calendar year 2026 (each, a “Pre-2026 Company PSU”), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, accelerate, and (ii) each Pre-2026 Company PSU shall, automatically and without any required action on the part of the holder thereof, be terminated and, subject to Section 4.3(c) of the Company Disclosure Schedule, cancelled and shall only entitle the holder of such Pre-2026 Company PSU to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to (x) the number of Shares subject to such Pre-2026 Company PSU immediately prior to the Effective Time based on target performance multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Pre-2026 Company PSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, each performance stock unit of the Company that is outstanding as of immediately prior to the Effective Time granted in calendar year 2026 or later (each, an “Other Company PSU”) shall not be subject to the acceleration or cancellation treatment described in the preceding sentence and shall instead, as of the Effective Time, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be assumed by Parent and converted into a cash-based award (such award, a “Converted PSU Award”) with a value equal to the product of (I) the number of Shares subject to such Other Company PSU immediately prior to the Effective Time based on target performance multiplied by (II) the Per Share Merger Consideration. Each Converted PSU Award shall be payable in cash and shall continue to be governed by the same terms and conditions (including with respect to service-based vesting and forfeiture) that were applicable to the corresponding Other Company PSU immediately prior to the Effective Time, and shall be paid (less applicable Taxes required to be withheld with respect to such payment) as soon as reasonably practicable following the date on which such Converted PSU Award vests in accordance with such terms and conditions; provided, however, that (x) the Converted PSU Award shall not be subject to performance-based vesting conditions; and (y) to the extent the holder of a Converted PSU Award is subject to a Covered Termination following the Effective Time, such Converted PSU Award shall vest in full and be paid in accordance with its terms.

(d) Company Actions. At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to (i) effectuate the treatment of the Company Equity Awards pursuant to Section 4.3(a), Section 4.3(b) and Section 4.3(c), as applicable and(ii) cause the Stock Plan to terminate at or prior to the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation shall be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

4.4. Adjustments to Prevent Dilution. Notwithstanding anything to the contrary set forth in this Agreement, if, from the execution and delivery of this Agreement to the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities or a different class by reason of any reclassification, stock split, stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the Per Share Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 4.4 shall be construed to permit the Company or any other Person to take any action except to the extent consistent with, and not otherwise limited or prohibited by, the terms and conditions of this Agreement.

ARTICLE V

Representations and Warranties of the Company

Except as set forth in the Company Reports filed or furnished on or after the December 31, 2024, and at least one (1) Business Day prior to the date of this Agreement and correct and complete copies of which have been made available to Parent, but excluding, in each case, any disclosures set forth or referenced in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature (provided that the foregoing shall not apply to the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.10, Section 5.21 and Section 5.22), or in the corresponding sections of the confidential disclosure schedule delivered to Parent by the Company prior to or concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedule”) (it being agreed that for the purposes of the representations and warranties made by the Company in this Agreement, disclosure of any item in any section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section to which the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Sub that:

5.1. Organization, Good Standing and Qualification.

(a) The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted except where the failure to be in good standing or have such corporate power and authority would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(b) The Company has made available to Parent correct and complete copies of the Company’s Organizational Documents that are in full force and effect as of the date of this Agreement.

5.2. Capital Structure.

(a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 25,000,000 shares of Company Preferred Stock. As of the Capitalization Date: (i) 262,600,862 Shares were issued and outstanding; (ii) no shares of Company Preferred Stock were issued and outstanding; (iii) no Shares were issued and held by the Company in its treasury; (iv) 5,881,287 Shares were subject to outstanding Company Options (whether vested or unvested), 19,487,761 Shares were subject to outstanding Company RSUs, and 2,846,073 Shares were subject to outstanding Company PSUs (assuming achievement of applicable performance goals at target levels); and (v) no Shares were reserved for issuance other than 6,875,054 Shares reserved for issuance pursuant to the Stock Plan. Since the Capitalization Date and until the date of this Agreement, no Shares or other securities have been repurchased or redeemed or issued (other than with respect to the vesting, settlement or delivery of Company Equity Awards outstanding prior to the Capitalization Date and pursuant to the terms of the Stock Plan in effect on the Capitalization Date), and no Shares or other securities have been reserved for issuance, except pursuant to the terms of the Stock Plan in effect on the Capitalization Date, and no Company Equity Awards have been granted.

(b) Neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of the Company on any matter or with the equity holders of any of the Company’s Subsidiaries on any matter, respectively.

(c) The Company Common Stock constitutes the only outstanding class of securities of the Company or its Subsidiaries registered under the Exchange Act.

(d) Section 5.2(d) of the Company Disclosure Schedule sets forth a correct and complete list of all outstanding Company Equity Awards as of the Capitalization Date, setting forth with respect to each such Company Equity Award (to the extent applicable and to the extent permitted by applicable Law), (i) the name or employee identification number of the holder, (ii) the date of grant, (iii) the total number of shares of Company Common Stock subject to such Company Equity Award (at target and maximum), (iv) the vesting schedule, (v) the exercise price, (vi) the expiration date, and (vii) whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. Each Company Equity Award was

granted in compliance with all applicable Laws and the terms and the conditions of the Stock Plan and each Company Option has an exercise price per Share equal to or greater than the fair market value of a Share on the date of such grant. Each Company Option grant was made in accordance with the terms of the Stock Plan, applicable Law and Section 409A of the Code. The Company has delivered to Parent true and complete copies of the Stock Plan and form of agreement evidencing each Company Equity Award, and has also delivered any other award agreements to the extent there are variations from the form of agreement, specifically identifying the Person(s) to whom such variant forms apply.

(e) Section 5.2(e) of the Company Disclosure Schedule sets forth, as of the date of this Agreement: (i) each of the Company’s Subsidiaries; (ii) whether or not each such Subsidiary is a Wholly Owned Subsidiary (any Subsidiary that is not a Wholly Owned Subsidiary, a “Non-Wholly Owned Subsidiary”); and (iii) for each Non-Wholly Owned Subsidiary, (A) the percentage of the Company’s ownership interest, direct or indirect, in each such Subsidiary, and (B) to the Knowledge of the Company, the percentage of such other Person or Persons’ ownership interest in each such Subsidiary, and the name of such other Person or Persons.

(f) All of the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance). Upon the issuance of any Shares in accordance with the terms of the Stock Plan in effect on the Capitalization Date or as otherwise expressly permitted by this Agreement, such Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance).

(g) Except as set forth in Section 5.2(a)-5.2(e) above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, convertible or exchangeable securities, other securities, “phantom” stock rights, stock appreciation rights, stock-based performance rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Other than the Company Equity Awards granted pursuant to the Stock Plan, neither the Company nor any of its Subsidiaries has any outstanding options, restricted stock units, performance share units, stock appreciation rights, phantom equity, profits interests or other equity or equity-based awards, compensation rights or similar rights or interests with respect to any securities of the Company or any of its Subsidiaries.

(h) There are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of, restricting the transfer of, or providing for registration rights with respect to, the Company or any of its Subsidiaries.

5.3. Corporate Authority; Approval and Fairness.

(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to obtaining the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The Company Board has, at a duly convened and held meeting: (i) (A) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (B) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the

Company and the holders of Shares, other than Excluded Shares that are not Dissenting Shares, and (C) resolved to recommend that the holders of Shares adopt this Agreement at the Company Stockholders Meeting (the “Company Recommendation”); (ii) directed that this Agreement be submitted to the holders of Shares for their adoption at the Company Stockholders Meeting; and (iii) received the opinion of its financial advisor, Morgan Stanley & Co. LLC, to the effect that the Per Share Merger Consideration is fair from a financial point of view, as of the date of such opinion, to the holders of Shares, other than Excluded Shares. Promptly following the execution of this Agreement, the Company will make available to Parent a written copy of such opinion.

5.4. Governmental Filings; No Violations.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Entity other than the expirations of the statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) pursuant to the DGCL, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by the NYSE, (v) under the Takeover Statutes and state securities and “blue sky” Laws, (vi) required to be made to reflect the consummation of the Merger with the relevant authorities of the jurisdictions in which Parent and the Company are qualified to do business and (vii) set forth in Section 5.4(a)(vii) of the Company Disclosure Schedule (collectively, the “Company Approvals”), assuming the accuracy of the representations and warranties set forth in Section 6.4(a), except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(b) The execution and delivery of and performance under this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement, will not: (i) assuming (solely with respect to the consummation of the transactions contemplated by this Agreement) the Requisite Company Vote is obtained, constitute or result in a breach of the Organizational Documents of the Company or any of its Subsidiaries; (ii) assuming (solely with respect to the performance under this Agreement by the Company and the consummation of the transactions contemplated by this Agreement) the Requisite Company Vote is obtained and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 5.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach of any Law to which the Company or any of its Subsidiaries is subject; or (iii) assuming (solely with respect to the performance under this Agreement by the Company and the consummation of the transactions contemplated by this Agreement) the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 5.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach of, or cause or permit a termination or modification of or acceleration, loss or creation of any right or obligation under or the creation of an Encumbrance (other than any Permitted Encumbrance) on any of the rights, properties or assets of the Company or any of its Subsidiaries pursuant to, any Material Contract or any License necessary to the conduct of the business of the Company or any its Subsidiaries as currently conducted, except, in the case of clauses (ii) and (iii) of this Section 5.4(b), as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

5.5. Compliance with Laws; Licenses.

(a) Compliance with Laws.

(i) Since the Applicable Date, the (A) businesses of the Company and each of its Subsidiaries have not been, and are not being, conducted in violation of any applicable Law and (B) neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication from a Governmental Entity asserting any noncompliance with any applicable Law by the Company or any of its Subsidiaries that has not been cured, in each case, except as would not be material to the Company and its Subsidiaries (taken as a whole) or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(ii) Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material respect) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

(iii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(b) FCPA and Other Anti-Bribery Laws.

(i) The Company and its Subsidiaries have implemented and maintain in effect, and will continue to implement and enforce, policies and procedures designed to ensure compliance by the Company and each of its Subsidiaries and their respective directors, officers, employees and agents with the FCPA and the Other Anti-Bribery Laws, in each case, except as would not be material to the Company and its Subsidiaries (taken as a whole).

(ii) Each of the Company and its Subsidiaries, and their directors and officers, and to the Knowledge of the Company, employees, agents, affiliates and representatives of the Company and its Subsidiaries, has conducted its business in compliance with the FCPA and the Other Anti-Bribery Laws, and the Company and its Subsidiaries will conduct their business in a manner designed to promote and achieve compliance with the FCPA and the Other Anti-Bribery Laws and have maintained such policies and procedures in full force and effect, in each case, except as would not be material to the Company and its Subsidiaries (taken as a whole).

(c) Sanctions.

(i) Each of the Company and its Subsidiaries are, and since the Applicable Date have been, in compliance in all material respects with all applicable Sanctions.

(ii) Neither the Company nor any of its Subsidiaries nor any director, officer, nor to the Knowledge of the Company, employee, agent, affiliate or representative of the Company or any of its Subsidiaries: (i) is a Sanctioned Person; or (ii) has, since the Applicable Date, engaged in or is now engaged in any dealings or transactions with, or on behalf or for the benefit of, any Sanctioned Person, or in or involving any Sanctioned Territory, in each case to the extent such activities would cause the Company or any of its Subsidiaries to violate applicable Sanctions.

(iii) The Company and its Subsidiaries have implemented and maintain in effect, and will continue to implement and enforce, policies and procedures designed to ensure reasonable compliance by the Company and each of its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions.

(iv) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its Subsidiaries, has, since the Applicable Date made any disclosure to any Governmental Entity with respect to an actual or apparent violation of applicable Sanctions or has been subject to civil or criminal penalties or, to the Knowledge of the Company, been the subject of any allegation, notice, investigation, prosecution or other enforcement action with respect to Sanctions imposed by any Governmental Entity. No Proceeding by any Governmental Entity

administering Sanctions with respect to an apparent or actual violation of any applicable Sanctions is now pending or has been asserted or, to the Knowledge of the Company, threatened with respect to the Company or its Subsidiaries.

(d) Licenses. The Company and each of its Subsidiaries has obtained, holds and is in compliance with all Licenses necessary to conduct their respective businesses as currently conducted and neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication from a Governmental Entity asserting any non-compliance with any such Licenses by the Company or any of its Subsidiaries that has not been cured as of the date of this Agreement, in each case, except as would not be material to the Company and its Subsidiaries (taken as a whole).

5.6. Company Reports.

(a) All Company Reports filed or furnished since the Applicable Date have been filed or furnished on a timely basis and all fees related thereto have been timely paid. Correct and complete copies of each of the Company Reports filed or furnished since the Applicable Date and prior to the date of this Agreement have been made available to Parent.

(b) Each of the Company Reports filed or furnished since the Applicable Date, at the time of its filing or being furnished (or, if amended or supplemented, as of the date of the last such amendment or supplement, or, in the case of a Company Report that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such Company Report or date of the applicable meeting, respectively), complied or will comply (as applicable), as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable. The Company Reports filed or furnished since the Applicable Date have not and will not (as applicable), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, in each case when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting, except that any such Company Report that is a registration statement filed pursuant to the Securities Act, did not and will not (as applicable), contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading on the date of effectiveness of such Company Report that is such a registration statement. Notwithstanding any of the foregoing sentences, the Company makes no representation or warranty with respect to (x) any information furnished by or on behalf of Parent or Merger Sub for use or inclusion in any such document or (y) the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.

(c) There are no outstanding or unresolved comments received from the SEC with respect to any of the Company Reports filed or furnished since the Applicable Date and to the Knowledge of the Company, none of the Company Reports are subject to ongoing SEC review or investigation.

(d) None of the Subsidiaries of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act or similar foreign authority.

5.7. Disclosure Controls and Procedures and Internal Control Over Financial Reporting.

(a) The Company maintains disclosure controls and procedures required and as defined by Rule 13a-15 and 15d-15, as applicable, under the Exchange Act designed to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents.

(b) The Company maintains internal control over financial reporting required and as defined by Rule 13a-15 and 15d-15, as applicable, under the Exchange Act designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on its financial statements.

(c) The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the Audit Committee, (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and Audit Committee any material weaknesses in internal control over financial reporting, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent (i) a correct and complete summary of any disclosure made by management to the Company’s auditors and Audit Committee contemplated by Section 5.7(c) since the Applicable Date, (ii) any material communication since the Applicable Date made by management or the Company’s auditors to the Audit Committee required or contemplated by listing standards of the NYSE, the Audit Committee’s charter or professional standards of the Public Company Accounting Oversight Board and (iii) a correct and complete summary of all material complaints or concerns relating to other matters made since the Applicable Date through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of Law.

(e) No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Representatives to the Company’s chief legal officer, Audit Committee (or other committee of the Company Board designated for the purpose) or the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

5.8. Financial Statements; No Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) Financial Statements. Each of the consolidated balance sheets and consolidated statements of income, comprehensive income, stockholders’ equity and cash flows included in or incorporated by reference into the Company Reports filed since the Applicable Date: (i) were or will be prepared (as applicable), in each case in accordance with applicable Law, in all material respects, and GAAP, except as may be noted therein; and (ii) did or will fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and the consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein, as applicable (subject, in the case of any unaudited statements, to notes and normal and recurring year-end audit adjustments that will not be material in amount or effect).

(b) No Undisclosed Liabilities. Except for obligations and liabilities (i) reflected or reserved against in the Company’s most recent consolidated balance sheet included in or incorporated by reference into the

Company Reports filed prior to the date of this Agreement, (ii) incurred in the Ordinary Course of Business since the date of such consolidated balance sheet, (iii) incurred pursuant to this Agreement or (iv) incurred pursuant to Contracts or Licenses binding on the Company or any of its Subsidiaries or pursuant to which their respective properties and assets are bound (other than those resulting from a breach of such Contract or License), there are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise that would be required by GAAP to be reflected or reserved against in a consolidated balance sheet of the Company (or the notes thereto), except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole).

(c) Off-Balance Sheet Arrangements. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and/or one or more of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(b) of Regulation S-K of the Securities Act).

5.9. Litigation.

(a) As of the date of this Agreement, there are no Proceedings against the Company or any of its Subsidiaries or any Indemnified Party pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Indemnified Party, except as would not be material to the Company and its Subsidiaries (taken as a whole) or prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement.

(b) As of the date of this Agreement, neither the Company nor any of its Subsidiaries (nor any of their respective properties, assets or businesses) is a party to or subject to the provisions of any Order, and, to the Knowledge of the Company, there is no investigation by any Governmental Entity involving the Company or any Subsidiaries or any of their respective properties or assets, except as would not be material to the Company and its Subsidiaries (taken as a whole) or prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement.

5.10. Absence of Certain Changes.

(a) Since December 31, 2025, and until the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business and (ii) the Company and its Subsidiaries have not taken any action that would have required Parent’s consent pursuant to Sections 7.1(a)(ii), (iii), (iv), (vii), (viii), (xvi), (xvii), (xix), or (xxi).

(b) Since December 31, 2025, there has not been any Event that, individually or in the aggregate with such other Events, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect that has not been cured such that the Company Material Adverse Effect no longer exists.

5.11. Material Contracts.

(a) Except for this Agreement, Section 5.11(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, and the Company has made available to Parent true, correct and complete copies (including, for the avoidance of doubt, any amendments or supplements thereto), of:

(i) each Contract with the 20 largest suppliers of the Company and its Subsidiaries, taken as a whole, based on aggregate expenditures during the fiscal year ended December 31, 2025;

(ii) each Contract with the five largest U.S. distributors of the Company and its Subsidiaries, taken as a whole, based on aggregate revenues during the fiscal year ended December 31, 2025;

(iii) in respect of the eight largest non-U.S. jurisdictions of the Company and its Subsidiaries, taken as a whole, based on aggregate revenues during the fiscal year ended December 31, 2025, each Contract with the five largest customers and five largest distributors of the Company and its Subsidiaries, taken as a whole, based on aggregate revenues during the fiscal year ended December 31, 2025;

(iv) each Contract that has (A) continuing obligations or interests involving “milestone” or other similar contingent payments, including upon the achievement of regulatory or commercial milestones which could result in an aggregate payment in excess of $25,000,000 or (B) payment of royalties or other amounts calculated based upon sales, revenue, income or similar measure of the Company or its Subsidiaries which could result in an aggregate payment in excess of $10,000,000;

(v) each Contract (other than those solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries) relating to Indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $25,000,000;

(vi) each Contract pursuant to which the Company or any of its Subsidiaries grants or receives a license under Intellectual Property Rights, where such Contract is material to the business of the Company or any of its Subsidiaries (taken as a whole), other than (1) licenses or other rights to use or access commercially available off-the-shelf IT Assets, (2) non-exclusive licenses granted in the Ordinary Course of Business, and (3) invention assignments and employee- and contractor-related agreements on substantially the same terms as forms made available to Parent prior to the date hereof;

(vii) each Contract for any Leased Real Property or the lease of personal property providing, in each case, for annual payments thereunder of $1,000,000 or more;

(viii) each Contract related to a collective bargaining arrangement or with a labor union, labor organization, works council or similar organization;

(ix) each Contract pursuant to which the Company or any of its Subsidiaries entered into to any settlement of any material Proceeding entered into since the Applicable Date;

(x) each Contract with (a) any federal U.S. Governmental Entity to purchase Products in which the Company has received in excess of $10,000,000 in aggregate revenue during the fiscal year ended December 31, 2025, or (b) any non-U.S. Governmental Entity to purchase Products in respect of the five largest non-U.S. jurisdictions of the Company and its Subsidiaries, taken as a whole, based on aggregate revenues during the fiscal year ended December 31, 2025, other than Contracts with any Governmental Entity that is a hospital; provided, that, with respect to Canada, the Contracts covered by this clause (x) shall be deemed to be limited to the ten largest Contracts with Governmental Entities (other than any hospital) to purchase Products of the Company and its Subsidiaries, taken as a whole, based on aggregate revenues during the fiscal year ended December 31, 2025;

(xi) each partnership, limited liability company, joint venture or other similar agreement in which the Company or any of its Subsidiaries owns more than 5% voting or economic interest, except for any such agreements or arrangements solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries;

(xii) each Contract relating to the, direct or indirect, acquisition or disposition of any capital stock or other securities, assets or business (whether by merger, sale of stock, sale of assets or otherwise) (A) that was entered into after the Applicable Date and (B) in each case with a fair market value or purchase price in excess of $25,000,000 and pursuant to which the Company or any of its Subsidiaries reasonably expects to be required to pay or receive any earn-out, deferred or other contingent payments;

(xiii) each Contract that contains a put, call, right of first refusal, right of first offer or similar right or obligation or any other obligation pursuant to which the Company or any of its Subsidiaries would be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business reasonably expected to result in payments with a value in excess of $5,000,000 in the aggregate in any 12-month period;

(xiv) each material Contract that (A) purports to restrict the ability of the Company or any of its Subsidiaries or, at or after the Effective Time, Parent or any of its Affiliates from (1) directly or indirectly, engaging in any business or competing in any business (or any line of business or geographic region) with any Person (including soliciting clients or customers), (2) operating its business in any manner or location, or (3) enforcing any of its rights with respect to any of its material assets, (B) would require the direct or indirect disposition of any material assets or line of business of the Company or any of its Subsidiaries or, at or after the Effective Time, Parent or any of its Affiliates, or the direct or indirect acquisition by the Company or any of its Subsidiaries or, at or after the Effective Time, Parent or any of its Affiliates, of any material assets or line of business of any other Person, or (C) grants “most favored nation” status to any other Person that, including those that, at or after the Effective Time, would purport to apply to Parent or any of its Affiliates or (D) contains any take or pay provisions;

(xv) each Contract containing a standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of the other party or any of its Affiliates;

(xvi) each Contract that prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of the Company or any of its Subsidiaries, the pledging of the capital stock or other equity interests of the Company or any of its Subsidiaries or the incurrence of Indebtedness by the Company or any of its Subsidiaries;

(xvii) each Contract that was not, to the Knowledge of the Company, negotiated and entered into on an arm’s length basis reasonably expected to result in payments with a value in excess of $5,000,000 in any twelve-month period, except for any such Contract solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries;

(xviii) each Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares or shares of common stock of any of their respective Affiliates, on the other hand, other than offer letters that can be terminated at will without severance, termination or “change of control” obligations and Contracts pursuant to the Stock Plan;

(xix) each Contract between the Company or any of its Subsidiaries, on the one hand, and the Specified Party or any of its Affiliates, on the other hand, which could result in aggregate payments in excess of $20,000,000;

(xx) each other Contract or group of related Contracts not otherwise described in the foregoing clauses (i) through (xviii) of this Section 5.11(a) that if terminated or subject to a breach or default by any party thereto, would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (together with each Contract constituting any of the foregoing types of Contracts described in clauses (i) through (xix) of this Section 5.11(a), a “Material Contract”).

(b) Except for expirations, including any non-renewals, in the Ordinary Course of Business and in accordance with the terms of such Material Contract, each Material Contract is in full force and effect, valid and binding on, and enforceable against, the Company and/or one or more of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, subject to the Bankruptcy and Equity Exception, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(c) There is no breach or violation of, or default under, any Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any such Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto or would permit or cause the termination or modification thereof or acceleration or creation of any right or obligation thereunder, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. During the period commencing on January 1, 2025 and ending on the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice from any third party to any Material Contract that such party intends to terminate, not renew or adversely modify such Material Contract, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

5.12. Employee Benefits.

(a) Section 5.12(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan and separately identifies each such Company Benefit Plan maintained primarily for the benefit of employees outside of the United States (a “Non-U.S. Company Benefit Plan”).

(b) With respect to each material Company Benefit Plan other than the Non-U.S. Company Benefit Plans, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the Company Benefit Plan document, including, for the avoidance of doubt, any amendments or supplements thereto, and all related trust documents or other funding vehicle documents (or where no such copies are available, a written description thereof), (ii) the most recently prepared actuarial report, (iii) the most recent nondiscrimination testing results and (iv) all material correspondence to or from any Governmental Entity received in the last three years with respect thereto (or where no such copies are available, a written description thereof). The Company will, not later than thirty Business Days following the date hereof, make available to Parent correct and complete copies of the items in clauses (i), (ii), (iii) and (iv) above, to the extent applicable to each material Non-U.S. Company Benefit Plan.

(c) Each Company Benefit Plan (including any related trusts, but excluding Non-U.S. Company Benefit Plans) has been established, operated and administered in compliance in all material respects with its terms and applicable Laws, including ERISA and the Code (to the extent applicable), all contributions or other amounts payable by the Company or any of its Subsidiaries with respect thereto in respect of current or prior plan years have been paid or accrued in accordance with GAAP in all material respects (or such applicable alternate accounting standard) and there are no Proceedings (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened by a Governmental Entity by, on behalf of or against any Company Benefit Plan or any trust related thereto that would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(d) With respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications and supplements thereto, (ii) the most recent IRS determination or opinion letter, (iii) the most recent actuarial report, if applicable and (iv) the two most recent annual reports (Form 5500 or Form 990 series and, for the avoidance of doubt, all schedules and financial statements attached thereto).

(e) Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or Tax exemption of any such Company Benefit Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably would be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or Section 4976 of the Code in an amount that could be material to the Company and its Subsidiaries, taken as a whole.

(f) Neither the Company nor any Company ERISA Affiliate has in the last six years sponsored, maintained contributed (or has any obligation) to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any Company ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any Multiemployer Plan in the last six years. Neither the Company nor any Company ERISA Affiliate has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) under Part 1 of Subtitle E of Title IV of ERISA, and no event has occurred that would reasonably be expected to give rise to any such withdrawal liability. No Company Benefit Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “funded welfare plan” within the meaning of Section 419 of the Code or (iii) sponsored by a human resources or benefits outsourcing entity, professional employer organization or other similar vendor or provider or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(g) None of the execution and delivery of or the performance under this Agreement by the Company or the consummation of the transactions contemplated by this Agreement would, either alone or in combination with another event, (i) entitle any employee of the Company or any of its Subsidiaries to compensation, severance pay or any material increase in compensation or severance pay (other than severance pay required by any Law), (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due under any Company Benefit Plan, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) otherwise give rise to any material liability under any Company Benefit Plan, (v) limit or restrict the right to merge, terminate, materially amend or otherwise modify or transfer the assets of any Company Benefit Plan on or following the Effective Time or (vi) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(h) Neither the Company nor any Subsidiary thereof has any obligation to provide, and no Company Benefit Plan or other agreement or arrangement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(i) All Non-U.S. Company Benefit Plans comply with applicable local Law, and all such plans that are intended to be funded and/or book-reserved are funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and there are no material unfunded or under-funded liabilities with respect to any Non-U.S. Company Benefit Plan in excess of the amounts so funded or book-reserved. Each Non-U.S. Company Benefit Plan that is required to be registered or approved by any Governmental Entity has been so registered or approved and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect such registration or approval. As of the date hereof, there is no pending or threatened material litigation relating to any Non-U.S. Company Benefit Plan.

5.13. Labor Matters.

(a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization, and to the Knowledge of the Company, there are no activities or Proceedings by any individual or group of individuals, including representatives of any labor unions, labor organizations, works councils or similar organizations to organize any employees of the Company or any of its Subsidiaries.

(b) There is no and since the Applicable Date there has not been any strike, lockout, slowdown, work stoppage, unfair labor practice or other material labor dispute, or material arbitration or grievance pending or, to the Knowledge of the Company, threatened, except as would not reasonably be expected to result, individually or in the aggregate, in any material liability to the Company or any of its Subsidiaries. The Company and each of its

Subsidiaries is in compliance in all material respects with all applicable Laws regarding labor, employment and employment practices, terms and conditions of employment, wages and hours (including classification of employees and independent contractors, discrimination, harassment and equitable pay practices), and occupational safety and health. There is no pending or, to the Knowledge of the Company, any threatened Proceeding brought by or on behalf of, or otherwise involving, any current or former employee, any person alleged to be a current or former employee, any applicant for employment, or any class of the foregoing, or any Governmental Entity, that involves the labor or employment relations and practices of the Company or any of its Subsidiaries that would reasonably be expected to result, individually or in the aggregate, in any material liability to the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has incurred any obligation or liability under the Worker Adjustment and Retraining Notification Act or any similar state or local Law that remains unsatisfied.

(d) Neither the Company nor any of the Subsidiaries is a party to a settlement agreement with a member of the Company Board or employee of the Company and its Subsidiaries, in each case who is subject to the reporting requirements of Section 16(a) of the Exchange Act, that involves allegations relating to sexual harassment, unlawful discrimination or other similar misconduct made by any current or former employee or independent contractor of the Company or any Subsidiary against such individual, in each case, entered into in the last two years. To the Knowledge of the Company, in the past two years, no allegations of sexual harassment, unlawful discrimination or other similar misconduct have been made in writing against any member of the Company Board or employee of the Company and its Subsidiaries in each case who is subject to the reporting requirements of Section 16(a) of the Exchange Act by any employee or independent contractor of the Company or any Subsidiary against such individual.

5.14. Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (i) since the Applicable Date, the Company and its Subsidiaries have obtained and maintained all Environmental Permits required under applicable Environmental Laws for the conduct of their respective businesses as presently conducted and complied with applicable Environmental Laws and Environmental Permits; (ii) since the Applicable Date, there are no pending or, to the Knowledge of the Company, threatened Proceedings alleging potential liability, remediation or investigation obligation or responsibility for violation of, or otherwise relating to, any applicable Environmental Law or Environmental Permit; (iii) since the Applicable Date, to the Knowledge of the Company, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored, released, discharged or disposed on any Real Property currently owned, leased or operated by the Company and its Subsidiaries except as in compliance with Environmental Laws or, to the Knowledge of the Company, on any property formerly owned, leased or operated by the Company or its Subsidiaries or any other location where the Company or its Subsidiaries could have liability under Environmental Law; (iv) to the Knowledge of the Company, and except as in compliance with Environmental Laws, there is no asbestos or asbestos-containing material on any Real Property; (v) since the Applicable Date, to the Knowledge of the Company, Hazardous Materials have not been generated, treated, stored, released, discharged or disposed of by the Company or its Subsidiaries at any location in a manner which could give rise to liability under Environmental Laws; (vi) to the Knowledge of the Company, the Real Property does not contain any Hazardous Materials in amounts or concentrations which (x) constitute a violation of, (y) require remedial action or investigation under or (z) give rise to liability under, Environmental Laws; and(vii) neither the Company nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site or location, either voluntarily or pursuant to an Order or the requirements of any Environmental Law.

(b) The Company has made available to Parent correct and complete copies of all material environmental studies, audits and assessments prepared with respect to the Company or any of its Subsidiaries or the Real Property since the Applicable Date that are in its possession or reasonable control.

5.15. Tax Matters.

(a) Except as would not be material to the Company and its Subsidiaries (taken as a whole), the Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Taxing Authority and all such filed Tax Returns are true, correct and complete in all respects, (ii) have paid all Taxes that are required to be paid, except for Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (iii) have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes), (iv) have complied in all respects with all information reporting (and related withholding) and record retention requirements and (v) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to automatic extensions of time to file Tax Returns, or extensions of time to file Tax Returns obtained in the Ordinary Course of Business), which waiver or agreement, as applicable, remains in effect.

(b) Except as would not be material to the Company and its Subsidiaries (taken as a whole), (i) no deficiency with respect to an amount of Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and (ii) there are no pending or, to the Knowledge of the Company, threatened Proceedings by any Governmental Entity regarding any Taxes of the Company and its Subsidiaries or the properties or assets of the Company and its Subsidiaries, in each case for clauses (i) and (ii), which have not been satisfied by payment, settled, closed, withdrawn or otherwise resolved.

(c) Except as would not be material to the Company and its Subsidiaries (taken as a whole), in the three-year period prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has received a written claim by any Taxing Authority in a jurisdiction in which the Company or such Subsidiary (as applicable) does not pay Taxes or file Tax Returns that it is required to pay Taxes or file any income Tax Return in that jurisdiction that were not paid or was not filed, respectively, which such written claim has not been resolved.

(d) Except as would not be material to the Company and its Subsidiaries (taken as a whole), there are no Encumbrances for Taxes (other than any Permitted Encumbrance) on any of the assets of the Company or any of its Subsidiaries.

(e) Except as would not be material to the Company and its Subsidiaries (taken as a whole), neither the Company nor any of its Subsidiaries is a party to, or is bound by, any Tax sharing, allocation or indemnification agreement or arrangement (other than (A) such an agreement or arrangement solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries or (B) ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

(f) Except as would not be material to the Company and its Subsidiaries (taken as a whole), neither the Company nor any of its Subsidiaries (i) has, since the Applicable Date, been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any obligation or liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract (other than Contracts entered into in the Ordinary Course of Business that are not primarily related to Taxes) or otherwise.

(g) Neither the Company nor any of its Subsidiaries has been, within the past two years, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(h) Except as would not be material to the Company and its Subsidiaries (taken as a whole), neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(i) Except as would not be material to the Company and its Subsidiaries (taken as a whole), neither the Company nor any of its Subsidiaries will be required to include any item of income in, or to exclude any item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code, (ii) installment sale or open transaction on or prior to the Closing Date, (iii) accounting method change, use of an improper method of accounting or agreement with any Tax authority occurring prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of Tax Law) entered into or created on or prior to the Closing Date. Neither the Company nor any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code (or any similar provision of Law).

(j) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has a request for any private letter ruling, administrative relief or technical advice pending with any Governmental Entity that relates to material Taxes or Tax Returns of the Company or any of its Subsidiaries.

(k) Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in Section 5.12 (to the extent such representations and warranties relate to Tax matters) and this Section 5.15 constitute the sole and exclusive representations and warranties of the Company and its Subsidiaries in this Agreement with respect to Tax matters, and no other section of this Agreement shall be treated as containing any express or implied representations or warranties with respect to Tax matters.

5.16. Real Property.

(a) Section 5.16(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Owned Real Property and material Leased Real Property, together with (i) a description of the principal functions conducted at each parcel of Owned Real Property and material Leased Real Property and (ii) a correct street address and such other information as is reasonably necessary to identify each parcel of Owned Real Property and material Leased Real Property.

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, with respect to the Leased Real Property, (i) the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) there is no breach or violation of, or default under, any such leases or subleases by the Company or any of its Subsidiaries, and, to the Knowledge of the Company, no event has occurred that, with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any such leases or subleases by the Company, any of its Subsidiaries or any other party thereto, and (iii) there are no written or oral subleases, concessions, licenses, occupancy agreements or other Contracts or arrangements granting to any Person other than the Company or its Subsidiaries the right to use or occupy any of the Leased Real Property.

(c) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the Owned Real Property has been maintained in accordance with normal industry practice, is in good operating condition and repair, except for ordinary wear and tear, and is suitable for the purposes for which it is currently used.

(d) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of any pending or threatened condemnation of any Owned Real Property or any material Leased Real Property by any Governmental Entity, nor, to the Knowledge of the Company, are there any public improvements or re-zoning measures proposed or in progress that would result in special assessments against or would otherwise adversely affect the Owned Real Property or any of the material Leased Real Property, in each case, that would reasonably be expected to materially interfere with the business or operations of the Company and its Subsidiaries as currently conducted.

5.17. Tangible Property. Each of the Company and its Subsidiaries has sufficient title to, or a valid leasehold interest in all the tangible properties and assets which it owns or leases or purports to own or lease, including all the tangible properties and assets reflected on consolidated balance sheets included in or incorporated by reference into the Company Reports filed since the Applicable Date and prior to the date of this Agreement, free and clear of all Encumbrances (other than any Permitted Encumbrance).

5.18. Intellectual Property; Information Technology; Privacy.

(a) Section 5.18(a) of the Company Disclosure Schedule contains a correct and complete list, as of the date hereof, of all Owned Intellectual Property that is Registered, indicating for each item, (i) the record owner, (ii) the registration or application number and (iii) the applicable filing jurisdiction. Except as would not be material to the Company and its Subsidiaries (taken as a whole), (A) none of the Registered Owned Intellectual Property or, to the Knowledge of the Company, Registered Licensed Intellectual Property has been adjudicated to be invalid or unenforceable, and (B) all Owned Intellectual Property is subsisting.

(b) Except as would not be material to the Company and its Subsidiaries (taken as a whole), the Company and its Subsidiaries exclusively own all right, title and interest in and to all Owned Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances). Except as would not be material to the Company and its Subsidiaries (taken as a whole), the Company and its Subsidiaries own or have rights to use all of the Intellectual Property Rights that are necessary for, or material to and used in, the respective businesses of the Company and its Subsidiaries as currently conducted.

(c) Except as would not be material to the Company and its Subsidiaries (taken as a whole), (i) to the Knowledge of the Company, the conduct of the respective businesses of the Company and its Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party, (ii) the Company and its Subsidiaries have not, since the Applicable Date, been party to any Proceeding or received any written threat, notice or claim (including any “cease and desist” letter or invitation to take a license) alleging that the Company or its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property Rights of any third parties, and (iii) to the Knowledge of the Company, no third party is infringing, misappropriating, diluting or otherwise violating any Owned Intellectual Property or Licensed Intellectual Property within the scope of the businesses of the Company and its Subsidiaries.

(d) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken commercially reasonable steps and maintained commercially reasonable safeguards to protect and preserve the confidentiality of all material Trade Secrets used or held for use by their respective businesses and (ii) to the Knowledge of the Company, no such Trade Secret has been disclosed (or authorized or threatened to be disclosed) to any Person (including any past or present employee, officer, advisor, consultant or independent contractor) other than pursuant to a written agreement that requires the maintenance of confidentiality of such Trade Secrets.

(e) To the Knowledge of the Company, since the Applicable Date, there has been no unauthorized access to, unauthorized use of, or any other information security incident that has compromised the integrity or availability of any Owned IT Asset that, individually or in the aggregate, has resulted in or is reasonably expected to result in material liability to the Company and its Subsidiaries (taken as a whole), or an obligation for the Company or any of its Subsidiaries to notify any Governmental Entity. The Company and each of its Subsidiaries have implemented commercially reasonable security measures (a) regarding the collection, use, disclosure, retention, processing, transfer and confidentiality of Personal Information in their possession, custody or control, or held or processed on their behalf, and (b) regarding the integrity and availability of the Owned IT Assets. To the Knowledge of the Company, the Owned IT Assets do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” worms, viruses, spyware, keylogger software or other vulnerability, faults or malicious code or damaging devices designed or reasonably expected to adversely impact the functionality of or permit unauthorized access or to disable or otherwise harm any Owned IT Asset.

(f) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, since the Applicable Date, (i) to the Knowledge of the Company, there has been no loss, damage, unauthorized access to, or unauthorized use or other processing of, any Personal Information, business proprietary information, or sensitive information that is collected or otherwise processed by the Company or its Subsidiaries, (ii) there has been no Proceeding against the Company or its Subsidiaries that is pending or, to the Knowledge of the Company, threatened in writing, alleging any unauthorized access to, or unauthorized use or processing of, Personal Information or information security-related incidents, and (iii) neither the Company nor any of its Subsidiaries has been required by Data Privacy Requirements to notify in writing any Person of any unauthorized access to, or unauthorized use or processing of, Personal Information or any information security-related incident.

(g) Except as would not be material to the Company and its Subsidiaries (taken as a whole), (i) the Company and its Subsidiaries are and, since the Applicable Date have been, in compliance with all applicable Data Privacy Requirements, and (ii) the consummation of the transactions contemplated by this Agreement will not result in any violation of any Data Privacy Requirements.

5.19. Healthcare Matters.

(a) Except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, the Company and its Subsidiaries, and the operation of the business of the Company and its Subsidiaries (including the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing, and distribution by the Company and its Subsidiaries of their respective pharmaceutical and medical device products (the “Products”)), is, and, since the Applicable Date, has been, in compliance with all applicable Healthcare Laws. Except as could not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries hold all licenses, permits, certificates, certifications, registrations, clearances, exemptions, accreditations, qualifications, authorizations, consents and approvals required or issued by Governmental Entities to operate their business as currently conducted, including under applicable Healthcare Laws (the “Health Care Permits”).

(b) Except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, (i) each Health Care Permit is in full force and effect in accordance with its terms; (ii) the Company and its Subsidiaries have fulfilled and performed all obligations with respect to the Health Care Permits; and (iii) the Company or its Subsidiaries have not received any written notice of any pending or threatened Proceeding or any other action from any Governmental Entity relating to the revocation, suspension, non-renewal, cancellation or adverse modification of any Health Care Permit or alleging that any operation, activity, or Product of the Company or any of its Subsidiaries is in violation of any Healthcare Law or Health Care Permit.

(c) Except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, the Company and its Subsidiaries have filed, obtained, maintained and submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Healthcare Law (“Filings”), and all such Filings were true, complete, correct and not misleading on the date filed and any necessary or required updates, changes, corrections or modification to such Filings have been submitted to the FDA or other applicable Governmental Entity.

(d) Since the Applicable Date, no product or manufacturing site (whether owned by the Company or its Subsidiaries or that of a contract manufacturer for any Products) has been subject to a Governmental Entity (including the FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Entity notice of inspectional observations, “warning letters,” “untitled letters” or requests or requirements to make changes to any Products that would, individually or in the aggregate, either on their own or if left unresolved, reasonably be expected to result in a Company Material Adverse Effect, or similar correspondence or notice from the FDA or other Governmental Entity in respect of the business and alleging or asserting noncompliance with any applicable Healthcare Law, Health Care Permit or such requests or requirements of a Governmental Entity that in each case would, individually or in the aggregate, either on their own or if left unresolved, reasonably be expected to result in a Company Material Adverse Effect, and, to the Knowledge of the Company, neither the FDA nor any Governmental Entity is considering such action that would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(e) Since the Applicable Date, (i) there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any Products (“Safety Notice”), and (ii) to the Knowledge of the Company, there are no complaints with respect to any Products that are currently unresolved, in each case (for both clauses (i) and (ii) above) except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect. To the Knowledge of the Company, there are no facts that would be reasonably likely to result in (i) a Safety Notice with respect to any Products, (ii) a change in labeling of any Products; or (iii) a termination or suspension of marketing or testing of any the Products, in each case (for each of clauses (i), (ii) and (iii) above) except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect.

(f) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its Subsidiaries or in which the Company or its Subsidiaries or their products or product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable Healthcare Laws, including the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312, and 812. Except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, no investigational new drug application or investigational device exemption filed by or on behalf of the Company or its Subsidiaries with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any applicable Governmental Entity, institutional review board, or similar body with oversight over clinical trials has commenced, or, to the Knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company or its Subsidiaries.

(g) Except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened actions, suits, proceedings, audits, investigations, claims or disputes against the Company or its Subsidiaries by any Governmental Entity, alleging or asserting any noncompliance with or any violation of any Healthcare Laws. To the Knowledge of the Company, no Person has filed or has threatened in writing to file against any of the Company or its Subsidiaries any action or other proceeding under any Healthcare Law, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.) or any other federal or state whistleblower statute. Except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, neither the Company or any Subsidiary, nor any of their respective officers, directors, or employees, nor, to the Knowledge of the Company, any of their respective agents, has been charged, named in a complaint, convicted, or otherwise found liable in any Proceeding that falls within the ambit of 21 U.S.C. § 331, 21 U.S.C. § 333, 21 U.S.C. § 334, 21 U.S.C. § 335a, 21 U.S.C. § 335b, 42 U.S.C. § 1320a - 7, 31 U.S.C. §§ 3729 – 3733, 42 U.S.C. §1320a-7b(b), 42 U.S.C. § 1320a-7a, 21 U.S.C. § 801 et seq., 15 U.S.C. §§ 41-58, 15 U.S.C. §§ 1471-1477, 15 U.S.C. §§ 2051-2089, the regulations promulgated thereunder, or any other applicable Law relating to the prevention of fraud and abuse, the regulation of the Products, the regulation of the Company’s and the

Company Subsidiary’s operations, or concerning the type of services provided by the Company, any Company Subsidiary and their respective businesses.

(h) Neither the Company nor any Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, non-prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement with or imposed by any Governmental Entity under any Healthcare Law, except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect.

(i) Neither the Company nor any Subsidiary, nor any of their respective officers, directors, or employees, nor, to the Knowledge of the Company, any of their respective agents, has been excluded, suspended or debarred (including suspended or debarred pursuant to 21 U.S.C. § 335a) from, or otherwise found ineligible from participation in, any federal healthcare program, as such term is defined in 42 U.S.C. § 1320a-7b(f), or any other government healthcare program or under comparable Laws in other jurisdictions, or has engaged in any conduct that would reasonably be expected to result in any such exclusion, suspension, debarment or other finding of ineligibility, except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect.

(j) Except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has (i) made an untrue statement of fact or fraudulent statement to the FDA, (ii) failed to disclose a fact required to be disclosed to the FDA or (iii) made any statement, failed to make any statement or committed any other act, which statement, failure or act, in any such case of the foregoing clauses (i), (ii) and (iii), establishes a reasonable basis for the FDA to invoke its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991). Neither the Company or any Subsidiary, nor, to the Knowledge of the Company, any of their respective directors, officers or employees, is the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of the business or products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991), except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect.

(k) Since the Applicable Date, the Company or its Subsidiaries have not received any notice from a Governmental Entity that any of their Products are misbranded or adulterated, as those terms are used in the Federal Food, Drug, and Cosmetic Act at 21 U.S.C. §§ 352 and 351, respectively, and the rules and regulations promulgated thereunder, or, to the Knowledge of the Company, as defined in comparable Laws in any jurisdiction, except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect.

(l) The Company and each of its Subsidiaries has an operational compliance program that: (i) governs all employees and contractors, (ii) is consistent with the standards and guidance promulgated by the Department of Health and Human Services Office of Inspector General, U.S. Department of Justice, and the U.S. Federal Sentencing Guidelines for effective compliance programs, and (iii) addresses compliance with applicable Healthcare Laws. The Company and each of its Subsidiaries operates in material compliance with such compliance program, except as would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect.

5.20. Insurance. All Insurance Policies are with reputable insurance carriers (to the extent applicable), provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries as currently conducted and their respective properties and assets, and are in character and amount at least reasonably equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar risks, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each Insurance Policy is in full force and effect, subject to the Bankruptcy and Equity

Exception, and, to the extent applicable, all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the transactions contemplated by this Agreement), with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any of the Insurance Policies or would permit or cause the termination or modification thereof or acceleration or creation of any right or obligation thereunder, in each case except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company has made available to Parent correct and complete copies of the material Insurance Policies (or where no such copies are available, a reasonably detailed written description thereof).

5.21. Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 6.7, except for Section 203 of the DGCL, no Takeover Statute or any anti-takeover provision in the Company’s Organizational Documents is applicable to the Company, the Shares, or the transactions contemplated by this Agreement and, prior to the date of this Agreement, the Company Board has taken all action necessary so that the restrictions set forth in Section 203 of the DGCL applicable to “business combinations” (as such term is defined in Section 203 of the DGCL) are and will be, inapplicable to the execution and delivery of and the performance under this Agreement and the transactions contemplated by this Agreement.

5.22. Brokers and Finders. Neither the Company, nor any of its Subsidiaries, nor any of their respective directors or employees (including any officers) has employed or retained any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that the Company has retained Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC as its financial advisors.

5.23. CFIUS Critical Technology. Neither the Company nor any of its Subsidiaries produce, design, test, manufacture, fabricate, or develop one or more “critical technologies” as that term is defined in 31 CFR § 800.215.

5.24. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by the Company in this Article V and in any instrument or other document delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, and the Company expressly disclaims any other representations or warranties and each of Parent and Merger Sub acknowledges and agrees that it has relied solely on the results of its and its Affiliates’ and their respective Representatives’ independent investigations, and none of Parent, Merger Sub or any of their respective Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, other than the express written representations and warranties expressly set forth in this Article V and in any instrument or other document delivered pursuant to this Agreement; provided, however, that notwithstanding the foregoing provisions of this Section 5.24, nothing in this Section 5.24 shall limit Parent’s or Merger Sub’s remedies with respect to claims of intentional fraud or intentional or willful misrepresentation of material facts that constitute common law fraud in connection with, arising out of or otherwise related to the express written representations and warranties made by the Company in this Article V and in any instrument or other document delivered pursuant to this Agreement.

ARTICLE VI

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub each hereby represent and warrant to the Company that:

6.1. Organization, Good Standing and Qualification.

(a) Parent is a legal entity duly incorporated, validly existing and in good standing under the Laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted except where the failure to be in good standing or have such corporate power and authority would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Parent is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Merger Sub is a legal entity duly incorporated, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) Parent has made available to the Company correct and complete copies of Merger Sub’s Organizational Documents that are in full force and effect as of the date of this Agreement.

6.2. Capitalization and Business of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of common stock of Merger Sub, par value $0.01 per share. As of the date of this Agreement, all such shares were issued and outstanding. All of the outstanding shares of capital stock of Merger Sub have been duly authorized, fully paid and are non-assessable and wholly owned by Parent or an Affiliate of Parent. Merger Sub has not conducted any business and has no properties, assets, obligations or liabilities of any nature, in each case other than those incident to its organization and pursuant to this Agreement and the transactions contemplated by this Agreement.

6.3. Corporate Authority. No vote of holders of capital stock or other securities of Parent is necessary to approve this Agreement and the transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to adoption of this Agreement by Parent (as the sole stockholder of Merger Sub). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6.4. Governmental Filings; No Violations.

(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Entity other than the expirations of statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act or any other applicable Antitrust Law, (ii) pursuant to the DGCL or any other applicable corporate Law of Parent’s jurisdiction of organization, (iii) required to be made with or obtained from the SEC or any foreign equivalent securities authority, (iv) required to be made with or by the Securities and Exchange Board of India, the BSE or NSE, (v) under the Takeover Statutes and state securities and “blue sky” Laws or any analogous foreign securities Laws, and (vi) set forth in Section 8.1(b) of the Company Disclosure Schedule (collectively, the “Parent Approvals”), assuming the accuracy of the representations and warranties set forth in Section 5.4(a), except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) The execution and delivery of and performance under this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated by this Agreement, will not: (i) assuming (solely with respect to the consummation of the transactions contemplated by this Agreement) the satisfaction of the obligations contemplated by Section 6.3, constitute or result in a breach of the Organizational Documents of Parent or Merger Sub; (ii) assuming (solely with respect to the performance under this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement) the satisfaction of the obligations contemplated by Section 6.3 and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 6.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach of any Law to which Parent or Merger Sub is subject; or (iii) assuming (solely with respect to the performance under this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement) the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 6.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach of, or cause or permit a termination or modification of or acceleration, loss or creation of any right or obligation under or the creation of an Encumbrance (other than any Encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of real property to which they relate or the conduct of the business of Parent and its Subsidiaries as currently conducted) on any of the rights, properties or assets of Parent or any of its Subsidiaries pursuant to any material Contract binding upon Parent or any of its Subsidiaries or any License necessary to conduct the business of Parent or any of its Subsidiaries as currently conducted, except, in the case of clauses (ii) and (iii) of this Section 6.4(b), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

6.5. Litigation.

(a) Except with respect to this Agreement and the transactions contemplated by this Agreement, there are no Proceedings pending against Parent or any of its Subsidiaries or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) Neither Parent nor any of its Subsidiaries is a party to or subject to the provisions of any Order, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

6.6. Absence of Certain Agreements. As of the date of this Agreement, neither Parent nor any of its Affiliates has entered into any Contract or other agreement, understanding or arrangement (whether oral or written), or authorized, committed or agreed to enter into any of the same: (a) pursuant to which any stockholder of the Company (i) would be entitled to receive consideration of a different amount or nature than the Per Share

Merger Consideration, (ii) agrees to vote to adopt this Agreement or approve the transactions contemplated by this Agreement or (iii) agrees to vote against any Superior Proposal; (b) pursuant to which any current employee of the Company has agreed to (i) remain as an employee of the Company or any of its Subsidiaries following the Effective Time (other than as expressly permitted or contemplated by Section 7.1) or become an employee of Parent or any of its Affiliates, (ii) contribute or rollover any portion of such employee’s Shares or Company Equity Awards to the Surviving Corporation, Parent or any of their respective Affiliates or (iii) receive any capital stock or other securities of the Surviving Corporation, Parent or any of their respective Affiliates; or (c) with any current director, officer or other employee of the Company that relates in any way to the Company or the transactions contemplated by this Agreement.

6.7. Beneficial Ownership of Shares. None of Parent, Merger Sub or their respective “affiliates” or “associates” (as such terms are defined in Section 203 of the DGCL) is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) with respect to the Company.

6.8. Financing.

(a) As of the date hereof, and concurrently with the execution of this Agreement, Parent has delivered to the Company true, correct and complete copies of duly executed debt commitment letter, dated as of the date hereof, among Parent and the Debt Financing Sources party thereto (including all exhibits, schedules, term sheets, amendments, supplements, modifications and annexes thereto, as may be amended, modified or replaced in accordance with the terms hereof, collectively, the “Debt Commitment Letter”) together with true, correct and complete copies of executed fee letters (including all exhibits, schedules, term sheets, amendments, supplements, modifications and annexes thereto, as may be amended, modified or replaced in accordance with the terms hereof, collectively, the “Fee Letters”); provided that the Fee Letters may be redacted in a customary manner solely with respect to the fee amounts and the amount of the pricing flex (but not covenants or other terms), none of which, individually or in the aggregate, affects the conditionality, enforceability, termination or aggregate principal amount of the Debt Financing or prevents or materially delays the Closing in connection with the Debt Commitment Letter (any Fee Letter and, together with the Debt Commitment Letter, the “Debt Financing Letters”) and any other agreements related thereto, pursuant to which the Debt Financing Sources party thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein to Parent or any other Subsidiary of India Parent (together with any Alternate Debt Financing, the “Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement.

(b) As of the date hereof, the Debt Financing Letters have not been modified, amended, supplemented or altered in any respect and none of the Debt Financing Letters or the respective commitments or obligations thereunder have been terminated, reduced, withdrawn, rescinded or otherwise repudiated in any respect, and, to the Knowledge of Parent, no termination, reduction, withdrawal, rescission or other repudiation thereof is contemplated. As of the date hereof, no modification, amendment, supplement or alteration to any of the Debt Financing Letters is currently contemplated by Parent except as permitted under Section 7.17(a)(ii). There are no other contracts, side letters or arrangements to which Parent or any of its Affiliates is a party relating to the Debt Financing Letters or the Debt Financing that would adversely affect the funding of the amount of the Debt Financing necessary to fund the Debt Financing Uses. As of the date hereof, no Debt Financing Source has notified Parent or any of its Affiliates or Representatives of its intention to terminate any of the Debt Financing Letters or not to provide its portion of the Debt Financing.

(c) The Debt Financing, when funded in accordance with the Debt Financing Letters and giving effect to any “flex” provision in the Fee Letters (including with respect to fees and original issue discount), together with funds otherwise available to Parent, will provide Parent with unrestricted cash on the Closing Date in an amount sufficient to (i) satisfy all obligations of Parent under this Agreement, the transactions contemplated by this Agreement, the Debt Financing Letters or any documents or instruments delivered in connection with this Agreement or the transactions contemplated by this Agreement and (ii) pay (A) the aggregate consideration required to be paid by Parent hereunder, (B) any and all fees and expenses required to be paid by Parent on the

Closing Date and (C) any and all amounts in connection with the refinancing or repayment of the Company Credit Agreement and, to the extent required, the Redemption, Discharge and Exchange Offers/Consent Solicitations, in each case, in connection with the transactions contemplated by this Agreement or the Debt Commitment Letter, as applicable (the foregoing clauses (i) and (ii), the “Debt Financing Uses”).

(d) As of the date hereof, the Debt Financing Letters (i) constitute the legal, valid, binding and enforceable obligations of Parent and, to the Knowledge of Parent, all the other parties thereto, (ii) are in full force and effect and (iii) are enforceable against Parent and, to the Knowledge of Parent, the other parties thereto, in each case in accordance with their terms and subject to the Bankruptcy and Equity Exception. As of the date hereof, other than as expressly set forth in the Debt Financing Letters, there are no conditions precedent or other contingencies related to the funding of the full amount of proceeds of the Debt Financing, when taken together with funds otherwise available to Parent as of the Closing Date, necessary to fund the Debt Financing Uses pursuant to any agreement relating to the Debt Financing to which Parent or any of its Affiliates is a party. As of the date hereof, neither Parent nor, to the Knowledge of Parent, any other parties to any Debt Financing Letter, is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in any Debt Financing Letter, and no event has occurred or circumstance exists that, with or without notice, lapse of time or both, could reasonably be expected to (i) constitute or result in a default under or breach on the part of Parent or, to the Knowledge of Parent, on the part of any other party under any Debt Financing Letter, (ii) constitute or result in a failure by Parent or, to the Knowledge of Parent, any other party to any Debt Financing Letter to satisfy, or any delay in satisfaction of, any term, condition or other contingency to the funding of the full amount of the Debt Financing necessary to fund the Debt Financing Uses or (iii) make any assumptions or any of the statements set forth in any Debt Financing Letter inaccurate in any material respect or (iv) otherwise result in any portion of the Debt Financing, when taken together with funds otherwise available to Parent as of the Closing Date, necessary to fund the Debt Financing Uses being unavailable on a timely basis, and in any event, not later than the Closing. As of the date hereof, Parent has no reason to believe (both before and after giving effect to any “flex” provisions contained in any Fee Letter), assuming the satisfaction of the conditions set forth in Section 8.1 and Section 8.2, that any term or condition of closing of the Debt Financing contained in the Debt Financing Letters will be unable to be satisfied on a timely basis (and in any event, not later than the Closing) or that the full amounts committed pursuant to the Debt Financing Letters necessary to fund the Debt Financing Uses will not be available at the Closing. As of the date hereof, Parent has not incurred any obligation, commitment, restriction or liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case which could reasonably be expected to delay, impair or adversely affect the parties to the Debt Financing Letters. As of the date hereof, Parent has paid in full any and all commitment or other fees required to be paid on or prior to the date hereof pursuant to the terms of the Debt Financing Letters and will pay in full any such amounts due on or before the Closing Date.

(e) Notwithstanding anything contained in this Agreement to the contrary, Parent hereby acknowledges and agrees that its obligations hereunder are not subject to any conditions regarding its or any other Person’s ability to obtain financing for the consummation of the transactions contemplated by this Agreement.

(f) Parent is not aware of any direct or indirect limitation or other restriction on the ability of any bank, investment bank or other potential provider of the Debt Financing (including the Debt Financing Sources) from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case, in connection with a transaction relating to the Company, including the transactions contemplated by this Agreement.

6.9. Solvency. Each of Parent and Merger Sub is, and, after giving effect to the transactions contemplated by this Agreement, including the payment of all amounts required to be paid in connection therewith, including the Per Share Merger Consideration and the payment of any related fees and expenses, at and immediately after the Effective Time, will be, Solvent, and neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries or any other Person.

6.10. Brokers and Finders. Neither Parent, nor any of its Subsidiaries, nor any of their respective directors or employees (including any officers) has employed or retained any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that Parent has retained J.P. Morgan Securities LLC and Jefferies LLC as its financial advisors, whose fees and expenses will be paid by Parent and there are no arrangements made by or on behalf of Parent or any of its Subsidiaries with any broker, finder or investment bank in connection with this Agreement and the transactions contemplated by this Agreement for which the Company or any of its Subsidiaries would have any obligation or liability in a circumstance where the transactions contemplated by this Agreement are not consummated.

6.11. No Debarment or Exclusion. Each of Parent and Merger Sub and their respective employees, officers, and directors have not been (a) debarred (under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a) and (b) or any similar Law), (b) excluded from participation in the United States federal health care program (under the provisions of 42 U.S.C. § 1320a-7 or any similar Law), (c) convicted of a crime for which a Person can be debarred or excluded, (d) threatened to be debarred or excluded or (e) subject to any equivalent sanction described in this Section 6.11 in any foreign jurisdiction.

6.12. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by Parent and Merger Sub in this Article VI, those made by Parent Guarantors in Section 10.15, and by any of them in any instrument or other document delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes any express or implied representation or warranty regarding Parent, Merger Sub or any of their respective Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, and each of Parent and Merger Sub expressly disclaims any other representations or warranties and the Company acknowledges and agrees that it has relied solely on the results of its and its Affiliates’ and their respective Representatives’ independent investigations, and none of the Company or its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Parent, Merger Sub or any of their respective Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives, other than the express written representations and warranties expressly set forth in this Article VI and in any instrument or other document delivered pursuant to this Agreement; provided, however, that notwithstanding the foregoing provisions of this Section 6.12, nothing in this Section 6.12 shall limit the Company’s remedies with respect to claims of intentional fraud or intentional or willful misrepresentation of material facts that constitute common law fraud in connection with, arising out of or otherwise related to the express written representations and warranties made by Parent and Merger Sub in this Article VI and in any instrument or other document delivered pursuant to this Agreement.

ARTICLE VII

Covenants

7.1. Interim Operations.

(a) The Company shall, and shall cause each of its Subsidiaries to, from and after the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX (unless Parent shall otherwise approve in writing (such approval not to be unreasonably conditioned, withheld or delayed)), and except as otherwise expressly required by this Agreement or as is required by applicable Law or Governmental Entity, use commercially reasonable efforts to conduct its business in all material respects in the Ordinary Course of Business and, to the extent consistent therewith, shall use and cause each of its Subsidiaries to use their respective commercially reasonable efforts to preserve their business organizations intact and maintain its and its Subsidiaries’ relations and goodwill with key Governmental Entities, customers, suppliers, licensors, distributors and other business partners and keep available the services of key employees; provided, however, that no action taken or failed to be taken by the Company or any of its Subsidiaries with respect to the matters addressed by clauses (i) through (xxiii) of this Section 7.1(a) shall be deemed a breach of this Section 7.1(a) unless such action would constitute a breach of such clauses (i) through (xxiii). Without limiting the generality of and in furtherance of the foregoing sentence, from the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, except as otherwise expressly required by this Agreement, required by applicable Law or Governmental Entity, as approved in writing by Parent (such approval not to be unreasonably conditioned, withheld or delayed) or as set forth in Section 7.1(a) of the Company Disclosure Schedule, the Company shall not and shall not permit any of its Subsidiaries to:

(i) adopt any change in its Organizational Documents (other than, with respect to Organizational Documents of Subsidiaries, in a manner that would not materially restrict the operations of the Company’s or any of its Subsidiaries’ businesses);

(ii) enter into or adopt (A) a plan or merger or consolidation, or merge or consolidate with any other Person, except for any such transactions solely among Wholly Owned Subsidiaries of the Company or (B) a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(iii) acquire, directly or indirectly, by merger, consolidation, acquisition of stock or assets or otherwise, any business, Person, properties or assets from any other Person either (A) with a purchase price in excess of $75,000,000 in any individual transaction or in excess of $150,000,000 in the aggregate, in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, milestone payment, release of “holdback” or similar contingent payment obligation, or (B) that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement prior to the Outside Date, other than in the case of clause (A), acquisitions of inventory or other goods in the Ordinary Course of Business pursuant to the terms of a Contract binding on the Company or any of its Subsidiaries in effect as of the date of this Agreement, correct and complete copies of which have been made available to Parent, or entered into following the date of this Agreement in the Ordinary Course of Business;

(iv) transfer, sell, lease, divest, cancel or otherwise dispose of, or incur, permit or suffer to exist the creation of any Encumbrance (other than any Permitted Encumbrance) upon, any properties or assets (tangible or intangible, but excluding any Intellectual Property Rights which are the subject of Section 7.1(a)(xix)), product lines or businesses material to the Company or any of its Subsidiaries, including capital stock or other equity interests of any of its Subsidiaries outside of the Ordinary Course of Business, except in connection with (A) sales of obsolete assets in the Ordinary Course of Business, (B) sales, leases, non-exclusive licenses or other dispositions of assets (not including services) with a fair market value (reasonably determined by the Company) not in excess of $50,000,000 individually or $100,000,000 in the aggregate, in each case in the Ordinary Course of Business, and (C) sales of accounts receivables, inventory or other goods in the Ordinary Course of Business;

(v) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, Encumber, or otherwise enter into any Contract with respect to the voting of, any shares of capital stock of the Company (including, for the avoidance of doubt, Shares) or capital stock or other equity interests of any of its Subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any such shares of capital stock, other equity interests or such convertible or exchangeable securities (other than (A) proxies or voting agreements solicited by or on behalf of the Company in order to obtain the Requisite Company Vote or (B) the issuance of shares of such capital stock, other equity securities or convertible or exchangeable securities (1) by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company or (2) in respect of Company Equity Awards outstanding as of the date of this Agreement or granted after the date hereof in accordance with this Agreement), in each case, in accordance with their terms and, as applicable, the Stock Plan;

(vi) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than to or from the Company and any of its Wholly Owned Subsidiaries) in excess of $500,000 individually or $1,500,000 in the aggregate;

(vii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (including with respect to the Company, for the avoidance of doubt, Shares), except for dividends or other distributions (A) paid by any Wholly Owned Subsidiary to the Company or to any other Wholly Owned Subsidiary of the Company or (B) quarterly cash dividends paid to the Company’s stockholders in the Ordinary Course of Business not to exceed $0.02 per Share in any given fiscal quarter;

(viii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests (including with respect to the Company, for the avoidance of doubt, Shares), other than the withholding of Shares to satisfy withholding Tax obligations upon the vesting or settlement of Company Equity Awards outstanding as of the date of this Agreement or granted after the date hereof in accordance with this Agreement, in each case, in accordance with their terms and, as applicable, the Stock Plan;

(ix) incur any Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (A) Indebtedness for borrowed money incurred in the Ordinary Course of Business not to exceed $10,000,000 individually or $50,000,000 in the aggregate, (B) guarantees of Indebtedness of its Wholly Owned Subsidiaries otherwise incurred in compliance with this Section 7.1(a)(ix), (C) Indebtedness that consists of interest rate swaps, hedges, forward sales contracts or similar financial instruments on customary commercial terms in the Ordinary Course of Business and in compliance with the Company’s risk management policies in effect on the date of this Agreement and not to exceed $50,000,000 of notional debt individually or in the aggregate, or (D) draws under the revolving credit facility under the Company Credit Agreement, existing revolving credit facilities and existing letters of credit, in each case, in the Ordinary Course of Business;

(x) make or authorize any payment of, or accrual or commitment for, capital expenditures that are not included in the Company’s capital expenditure budget made available to Parent, except for any such expenditures (A) following prior notice to, and consultation with Parent, to the extent reasonably necessary to avoid a material business interruption as a result of any act of God, war, terrorism, earthquake, fire, hurricane, storm, flood, civil disturbance, explosion, partial or entire failure of utilities or information technology systems, or any other similar cause not reasonably within the control of the Company or its Subsidiaries or (B) not in excess of $4,000,000 in the aggregate during any consecutive twelve-month period;

(xi) (A) enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement, other than Contracts with customers or suppliers entered into in the Ordinary Course of Business and, for the avoidance of doubt, any Contracts entered into in connection with an action expressly permitted by any of the Subsections of this Section 7.1(a), including any amendment, modification or supplement to an existing Contract, which are governed by Section 7.1(a)(xii) or (B) enter into any Contract with a third party distributor that is material to the Company and its Subsidiaries, taken as a whole, with a term of more than one year and that cannot be terminated by the Company or any of its Subsidiaries on less than 180 days notice;

(xii) other than with respect to Material Contracts related to Indebtedness, which shall be governed by Section 7.1(a)(ix), terminate or amend or otherwise modify or waive or permit to expire in a manner that is materially adverse to the Company and its Subsidiaries (taken as a whole), or assign, convey, Encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in, any Material Contract, other than (A) terminations or amendments or other modifications or waivers or expirations of any such Material Contract in accordance with the terms of such Material Contract with no further action by the Company or any of its Subsidiaries, or (B) any ministerial actions, or non-exclusive licenses, covenants not to sue, releases, waivers or other rights under Intellectual Property Rights owned by the Company or any of its Subsidiaries, in each case, granted in the Ordinary Course of Business;

(xiii) cancel, modify or waive any debts or claims held by or owed to the Company or any of its Subsidiaries having in each case a value in excess of $500,000 individually or $2,000,000 in the aggregate, other than in the Ordinary Course of Business;

(xiv) amend any License contemplated by Section 5.5(d) in any material respect, or allow any such License to lapse, expire or terminate (except where the lapse, expiration or termination of any such License is with respect to a License that has become obsolete, redundant or no longer required by applicable Law);

(xv) for the avoidance of doubt, except as expressly provided for by Section 7.11, amend, modify, terminate, cancel or let lapse any material Insurance Policy, unless simultaneous with such termination, cancellation or lapse, replacement self-insurance programs are established by the Company or one or more of its Subsidiaries or replacement policies underwritten by reputable insurance carriers are in full force and effect, in each case, providing coverage equal to or greater than the coverage under the terminated, canceled or lapsed Insurance Policies for substantially similar premiums, as applicable, as in effect as of the date of this Agreement;

(xvi) other than with respect to Transaction Litigation, any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL or any material Tax claim, audit, assessment or dispute, which shall be governed by Section 7.13, Section 4.2(f) and Section 7.1(a)(xviii), respectively, or any Proceeding in connection with, arising out of or otherwise related to a dispute among the Parties in connection with this Agreement, settle or compromise any Proceeding for an amount in excess of $2,500,000 in the aggregate or on a basis that would result in the imposition of any Order that would restrict the future activity or conduct of the Company or any of its Subsidiaries or a finding or admission of a violation of Law or violation of the rights of any Person;

(xvii) make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP or applicable Law;

(xviii) (A) change or revoke any material Tax election, (B) change an annual Tax accounting period, (C) adopt or change any material Tax accounting method, file any amended income or other material Tax Return, enter into any “closing agreement” as described in Section 7121 of the Code with any taxing authority with respect to any material Tax, (D) settle any material Tax claim, audit, assessment or dispute that would result in a material liability of the Company or its Subsidiaries, (E) affirmatively surrender any right to claim a refund of a material amount of Taxes, (F) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax or (G) request any ruling from any Governmental Entity or Taxing Authority with respect to a material amount of Taxes;

(xix) transfer, sell, license, divest or otherwise dispose of, incur, permit or suffer to exist the creation of any Encumbrance (other than any Permitted Encumbrance excluding any Permitted Encumbrance described in clause (f) of the definition thereof) upon, or cancel, abandon or otherwise allow to lapse or expire any material Owned Intellectual Property, except (A) non-exclusive licenses granted in the Ordinary Course of Business, or (B) lapse or expiry of Intellectual Property Rights at the end of their statutory terms;

(xx) except as pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement, (A) increase in any manner the compensation or benefits of any employee, director or independent contractor of the Company or its Subsidiaries, (B) become a party to, establish, adopt, amend, commence participation in or terminate any Company Benefit Plan or any arrangement that would have been a Company Benefit Plan had it been entered into prior to the date of this Agreement (except for amendments that would not increase the level of benefits provided under, or the cost of maintaining, such Company Benefit Plan), (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Benefit Plan or (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (E) forgive any loans, or issue any loans (other than routine travel advances issued in the Ordinary Course of Business) to the Company’s or its Subsidiaries’ directors, officers, contractors or employees, (F) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law, (G) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan, or (H) hire, or terminate other than for cause, any employee or independent contractor (who is a natural person) with a designation at or above “Band 700” or with an annual base compensation of over $400,000;

(xxi) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization;

(xxii) commence a clinical study or trial with estimated costs exceeding $25,000,000 with respect to any products or product candidates that is not a Product as of the date hereof; or

(xxiii) agree, authorize or commit to do any of the foregoing.

(b) Parent shall not, and shall cause its Affiliates not to, enter into, announce, consummate or agree to consummate any acquisition, merger, business combination, joint venture, minority investment, strategic alliance or exclusive licensing arrangement, in each case, that would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(c) Nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time.

7.2. Acquisition Proposals; Change of Recommendation.

(a) No Solicitation. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, except as expressly permitted by this Section 7.2, the Company shall not, and shall cause its and its Subsidiaries’ Representatives not to:

(i) initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii) engage in, continue or otherwise participate in any discussions or negotiations relating to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (in each case, other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal or to notify the applicable Person or Group of the existence of the provisions of this Section 7.2); or

(iii) provide any non-public information or data concerning the Company or its Subsidiaries to any Person or Group in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal.

(b) Exceptions to No Solicitation. Notwithstanding anything to the contrary set forth in this Agreement, but subject to the provisions of Section 7.2(c), prior to the time the Requisite Company Vote is obtained, in response to an unsolicited, bona fide Acquisition Proposal, the Company may:

(i) provide non-public and other information and data concerning the Company and its Subsidiaries and access to the Company and its Subsidiaries’ properties, books and records in response to a request from the Person or Group who made such an Acquisition Proposal; provided that to the extent applicable, such information, data or access has previously been made available to Parent, or is made available to Parent as promptly as practicable (but in any event within twenty-four hours) after the provision of such information or data to the Person or Group who made such an Acquisition Proposal and prior to providing any such information or data or access, the Company and the Person or Group making such Acquisition Proposal shall have entered into a legally binding confidentiality agreement with terms that, taken as a whole, are not materially less restrictive to such Person or Group than the terms in the Confidentiality Agreement are on Parent (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amending of an Acquisition Proposal, but shall not include any restrictions that prevents the Company from satisfying its obligations under Section 7.2(c)) (any confidentiality agreement satisfying such criteria, a “Permitted Confidentiality Agreement”); and

(ii) engage or otherwise participate in any discussions or negotiations with any such Person or Group regarding such Acquisition Proposal, if prior to taking any action described in clause (i) or this clause (ii) of this Section 7.2(b), the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisors, (A) that based on the information then available, including the terms and conditions of such Acquisition Proposal and those of this Agreement, such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law.

(c) Notice of Acquisition Proposals. The Company shall promptly (but, in any event, within twenty-four hours) give notice to Parent if (i) any Acquisition Proposal is received, (ii) any non-public information or data concerning the Company or its Subsidiaries is requested in connection with any Acquisition Proposal, or (iii) any request for discussions or negotiations relating to an Acquisition Proposal is sought from or with the Company, its Subsidiaries or any of its or any of their respective Representatives (as the case may be), setting forth in such notice the name of such Person and the material terms and conditions of any proposals or offers (including copies of any written requests, proposals or offers, including proposed agreements). The Company thereafter shall keep Parent reasonably informed, on a reasonably prompt basis (and in any event, within twenty-four hours), of any material developments with respect to such Acquisition Proposal, including any material amendment or modification thereto.

(d) No Change of Recommendation or Alternative Acquisition Agreement.

(i) Except as permitted by Section 7.2(d)(iii) and subject to Section 7.2(e), the Company Board shall not (nor shall any committee of the Company Board):

(A) fail to include the Company Recommendation in the Proxy Statement;

(B) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Company Recommendation in a manner adverse to Parent; provided that if the Company Board takes no position with respect to an Acquisition Proposal initiated through a tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act until the earlier of 5:00 p.m. (New York time) on the day prior to the Company Stockholders Meeting and the tenth Business

Day after the commencement of such Acquisition Proposal, such failure to take a position shall not in and of itself be considered adverse to Parent for purposes of this Section 7.2(d)(i)(B);

(C) fail to recommend, within ten Business Days after the commencement of such Acquisition Proposal through a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding Shares, against acceptance of such tender offer or exchange offer by its stockholders;

(D) within ten (10) Business Days after Parent so requests in writing, fail to publicly make or reaffirm the Company Recommendation following the date any Acquisition Proposal or material modification thereto is first publicly disclosed to the stockholders of the Company; provided that Parent may not make any such request on more than one occasion;

(E) make any public statement in connection with the Company Stockholders Meeting that is inconsistent with the Company Recommendation;

(F) approve or recommend, or publicly declare advisable any Acquisition Proposal or approve or recommend, or publicly declare advisable or publicly propose to enter into, any Alternative Acquisition Agreement; or

(G) resolve, agree, authorize or commit to do any of the foregoing (together with any of the actions set forth in the foregoing clauses (A) through (F), a “Change of Recommendation”).

(ii) Except as permitted by Section 7.2(d)(iii), the Company Board shall not cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement or agree, authorize or commit to do so.

(iii) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Company Vote is obtained, the Company Board may: (A) effect a Change of Recommendation and/or (B) cause or permit the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement providing for a Superior Proposal (and the Company may enter into or cause a Subsidiary thereof to enter into such an Alternative Acquisition Agreement) if (1) an unsolicited, bona fide, written Acquisition Proposal is received by the Company, and (2) the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisors, that based on the information then available, such Acquisition Proposal constitutes a Superior Proposal and a failure to effect a Change of Recommendation and/or cause or permit the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement providing for such Superior Proposal would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that no such actions may be taken unless and until: (I) the Company has given Parent written notice at least four Business Days in advance (the “Notice Period”), which notice shall set forth in writing that the Company Board intends to take such action and shall also include all information required by Section 7.2(c), mutatis mutandis; (II) during the Notice Period, to the extent requested by Parent, the Company shall, and shall cause its Representatives to, negotiate in good faith with Parent and its Representatives, to revise this Agreement so that the conditions set forth in clause (B)(2) of this Section 7.2(d)(iii) would not be satisfied; and (III) at the end of the Notice Period, the Company Board shall have taken into account any revisions to this Agreement committed to by Parent in writing, and shall have thereafter determined in good faith, after consultation with outside legal counsel and its financial advisors, that based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law, or that such Alternative Acquisition Agreement continues to be an Alternative Acquisition Agreement providing for a Superior Proposal (it being understood that (y) any material revisions to any Acquisition Proposal shall be deemed to be a new Acquisition Proposal for purposes of Section 7.2(c) and this Section 7.2(d)(iii), including for purposes of the Notice Period, except that subsequent to the initial Notice Period, the Notice Period shall be reduced to two Business Days and (z) prior to or concurrently with the Company or any Subsidiary thereof entering into an Alternative Acquisition Agreement contemplated by clause (B)(2) of this Section 7.2(d)(iii), the Company shall terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to Section 9.3(b)).

(iv) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Company Vote is obtained, the Company Board may effect a Change of Recommendation if (1) an Intervening Event has occurred and (2) the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisors, that based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that no such actions may be taken unless and until (I) the Company has given Parent written notice at least four Business Days in advance of its intent to effect a Change of Recommendation, which notice shall include a reasonable description of such Intervening Event; (II) during such four-Business-Day period, to the extent requested by Parent, the Company shall, and shall cause its Representatives to, negotiate in good faith with Parent and its Representatives, to revise this Agreement; and (III) at the end of such four-Business-Day period, the Company Board shall have taken into account any material revisions to this Agreement that address the circumstances giving rise to the Intervening Event and that are committed to by Parent in writing, and shall have thereafter determined in good faith, after consultation with outside legal counsel and its financial advisors, that based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law.

(e) Certain Permitted Disclosure. Nothing set forth in this Agreement shall prohibit the Company from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including making any disclosure the Company Board has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, that, if any such disclosure would reasonably be expected, when read by a reasonable stockholder, to have the substantive effect of withdrawing, qualifying or modifying the Company Recommendation in a manner adverse to Parent, such disclosure or communication shall constitute a Change of Recommendation unless the Company reaffirms the Company Recommendation in such disclosure or (ii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

(f) Existing Discussions. The Company (i) acknowledges and agrees, that as of execution and delivery of this Agreement, it shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person conducted prior to execution and delivery of this Agreement with respect to an Acquisition Proposal or any inquiry, proposal, offer, request or indication of interest that would reasonably be expected to lead to an Acquisition Proposal and (ii) shall promptly (but in any event within twenty-four hours of the execution and delivery of this Agreement): (A) deliver a written notice to each such Person providing only that the Company (1) is ending all discussions and negotiations with such Person with respect to an Acquisition Proposal or any inquiry, proposal, offer, request or indication of interest that would reasonably be expected to lead to an Acquisition Proposal and (2) if such Person has executed a confidentiality agreement in connection therewith, is requesting the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries, subject to the terms and conditions of such confidentiality agreement; and (B) if applicable, terminate any physical and electronic data or other diligence access previously granted to such Persons.

(g) Standstill Provisions. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, the Company shall not terminate, amend or otherwise modify or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement; provided that, notwithstanding anything to the contrary set forth in this Agreement, the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such agreement if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law.

7.3. Company Stockholders Meeting.

(a) The Company shall take, in accordance with applicable Law (including the rules of the NYSE) and its Organizational Documents, all action necessary to (i) duly convene and hold the Company Stockholders Meeting as promptly as practicable after the preliminary Proxy Statement is filed and (ii) cause a vote upon the adoption of this Agreement to be taken thereat. The Company shall use its reasonable best efforts to keep Parent reasonably informed regarding all matters relating to the proxy solicitation process, including by furnishing any voting or proxy solicitation reports received by the Company as soon as reasonably practicable, which shall include at least daily reports on each of the last seven Business Days prior to the date of the Company Stockholders Meeting.

(b) The Company Stockholders Meeting shall not be postponed or adjourned by the Company without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided that: (i) the Company may postpone or adjourn, and at the direction of Parent shall postpone or adjourn, the Company Stockholders Meeting, (A) to the extent, in the Company’s reasonable judgment, or to the extent in Parent’s reasonable judgment (as applicable), required by applicable Law or necessary to ensure that any required supplement or amendment to the Proxy Statement is delivered to the stockholders of the Company for the amount of time required by applicable Law in advance of the Company Stockholders Meeting, or (B) as of the time for which the Company Stockholders Meeting is originally scheduled, as set forth in the definitive Proxy Statement (the “Original Date”) or any date that the Company Stockholders Meeting is scheduled to be held thereafter in accordance with the terms of this Section 7.3, the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or to obtain the Requisite Company Vote, so long as in each case that the Company exercises its right under this Section 7.3(b) to postpone or adjourn the Company Stockholders Meeting, the Company shall have provided prior written notice to Parent; and (ii) if the Company delivers a notice of an intent to make a Change of Recommendation within the five Business Days prior to the Original Date or any date that the Company Stockholders Meeting is scheduled to be held thereafter in accordance with the terms of this Section 7.3, if directed by Parent, the Company shall as promptly as practicable thereafter postpone or adjourn the Company Stockholders Meeting for up to ten days in accordance with Parent’s direction; provided further, that in no event shall the Company Stockholders Meeting be postponed or adjourned more than ten days in connection with any one postponement or adjournment or more than an aggregate of thirty days from the Original Date.

(c) Unless the Company Board has effected a Change of Recommendation in accordance with Section 7.2(d), the Company shall use its reasonable best efforts to obtain the Requisite Company Vote, including the solicitation of proxies therefor.

7.4. Approval of Sole Stockholder of Merger Sub. Immediately following the execution and delivery of this Agreement, Parent (as Merger Sub’s sole stockholder) shall execute and deliver, in accordance with applicable Law and Merger Sub’s Organizational Documents, a written consent adopting this Agreement.

7.5. Proxy Statement; Other Regulatory Matters.

(a) Proxy Statement.

(i) The Company and Parent, as provided for in this Section 7.5(a), shall cooperate with each other (and shall cause their respective Subsidiaries to, and shall cause their and their Subsidiaries’ respective Representatives to, cooperate) to prepare and, assuming Parent has satisfied its obligations set forth in Section 7.8(a), file with the SEC, as promptly as reasonably practicable after the date of this Agreement and in any event within 25 Business Days of the date hereof, a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including, for the avoidance of doubt, any amendments or supplements thereto, and the definitive proxy statement related thereto, the “Proxy Statement”). Except under the circumstances permitted by Section 7.2, the Proxy Statement shall include the Company Recommendation.

(ii) The Company shall, assuming Parent has satisfied its obligations set forth in Section 7.8(a), ensure that the Proxy Statement complies as to form in all material respects with the provisions of the Exchange Act; provided, however, that the Company assumes no responsibility with respect to information supplied by or on behalf of Parent, its Subsidiaries or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

(iii) If at any time prior to the Company Stockholders Meeting, any information relating to the Company or Parent, or any of their respective Subsidiaries or its or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification the Company shall, as and to the extent required by applicable Law, promptly (A) prepare (with the assistance of Parent as provided for in this Section 7.5(a)) an amendment or supplement to the Proxy Statement and (B) thereafter, assuming Parent has satisfied its obligations set forth in Section 7.8(a), cause the Proxy Statement as so amended or supplemented to be filed with the SEC and to be disseminated to its stockholders.

(iv) The Company shall (A) provide Parent and its outside legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents and communications related to the Company Stockholders Meeting prior to filing, furnishing or delivering such documents with or such communications to the applicable Governmental Entity and dissemination of such documents or communications to the Company’s stockholders and (B) include in the Proxy Statement and such other documents and communications related to the Company Stockholders Meeting all comments reasonably and promptly proposed by Parent and its outside legal counsel, to the extent reasonably practicable, and the Company agrees that, to the extent reasonably practicable, all information relating to Parent, its Affiliates and its and their respective Representatives included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably; provided that the Company shall not have such obligations with respect to any Proxy Statement and other documents or communications relating to a Change of Recommendation made in accordance with Section 7.2.

(v) Without limiting the generality of the provisions of Section 7.6, the Company shall promptly notify Parent of the receipt of any comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information and shall as promptly as practicable following receipt thereof provide Parent, if applicable, copies of all substantive correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement (or where no such copies are available, a reasonably detailed description thereof) and provide Parent and its outside legal counsel, to the extent reasonably practicable, a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement); provided that the Company shall not have such obligations with respect to any Proxy Statement and other documents and communications relating to a Change of Recommendation made in accordance with Section 7.2. The Company, with the assistance of Parent as provided for in this Section 7.5(a), shall, subject to the requirements of Section 7.5(a)(iv) and assuming Parent has satisfied its obligations set forth in Section 7.8(a), (A) use its commercially reasonable efforts to promptly provide responses to the SEC with respect to any comments received on the Proxy Statement by the SEC and any requests by the SEC for any amendment or supplement to the Proxy Statement or for additional information, and (B) cause the definitive Proxy Statement to be mailed as promptly as practicable after the date the SEC staff confirms that the SEC does not intend to review the preliminary Proxy Statement or advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(b) Other Regulatory Matters.

(i) In addition to and without limiting the rights and obligations set forth in Section 7.5(a), Section 7.1, Section 7.6 and Section 7.7 and subject to the other terms and conditions of Section 7.5(b)(ii), the Company and Parent shall cooperate with each other and use (and shall cause their respective Affiliates and Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, including preparing and delivering or submitting all necessary and advisable documentation to (A) effect the expirations of all statutory waiting periods under applicable Laws, including under the HSR Act, and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement, as promptly as practicable after the date of this Agreement or the entry into any such timing agreements, respectively, and (B) make with and obtain from, any Governmental Entity, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by this Agreement, including the other Company Approvals and the other Parent Approvals.

(ii) Without limiting the generality of, and in furtherance of the provisions of Section 7.5(b)(i), each of the Company and Parent, as applicable, shall (and shall cause their respective Affiliates and Subsidiaries to):

(A) (I) prepare and file with respect to the transactions contemplated by this Agreement an appropriate filing of a Notification and Report Form pursuant to the HSR Act within 25 days after the date of this Agreement and (II) make, deliver or submit, as applicable, all other filings, notices, and reports under any applicable Laws set forth in Section 7.5(b)(ii)(A) of the Company Disclosure Schedule as promptly as practicable;

(B) not, without the prior written consent of the other Party or Parties, as the case may be (which consent shall not be unreasonably conditioned, withheld or delayed), (1) cause any filing, delivery or submission contemplated by Section 7.5(b)(i) or Section 7.5(b)(ii)(A) applicable to it to be withdrawn, refiled, or redelivered or resubmitted for any reason, including to provide the applicable Governmental Entities with additional time to review any or all of the transactions contemplated by this Agreement, or (2) consent to any voluntary extension of any statutory waiting period or, if applicable, any contractual waiting period under any timing agreement with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity;

(C) provide or cause to be provided to each Governmental Entity any non-privileged or protected information and documents requested by any Governmental Entity or that are necessary or advisable to permit consummation of the transactions contemplated by this Agreement as promptly as practicable following any such request; and

(D) proffer, agree to take and take any Remedial Action to the extent necessary to satisfy the condition set forth in Section 8.1(b); provided that notwithstanding anything to the contrary set forth in this Section 7.5(b), neither this Section 7.5(b) nor any other provision set forth in this Agreement shall require, or be construed to require Parent or the Company or any of their respective Affiliates or Subsidiaries to (1) sell, lease, license, transfer, dispose of, divest or otherwise Encumber, or hold separate, or propose, negotiate or offer to effect, or consent or commit to, any such sale, leasing, licensing, transfer, disposal, divestiture or other Encumbrance, or holding separate, before or after the Effective Time, of any material assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Surviving Corporation (or any of their respective Affiliates or Subsidiaries), or (2) take or agree to take any other action or agree or consent to any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any such assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Surviving Corporation (or any of their Affiliates or

Subsidiaries) ((1) and (2) collectively, “Remedial Actions”) if taking all Remedial Actions necessary to satisfy the condition set forth in Section 8.1(b) would reasonably be expected to result in a material adverse effect on financial condition, assets, liabilities (contingent or otherwise), business operations or results of operations of Parent, the Surviving Corporation and their respective Affiliates and Subsidiaries (taken as a whole), after giving effect to the transactions contemplated by this Agreement (an action having the effects described in the foregoing clause of this Section 7.5(b)(ii)(D), a “Substantial Detriment”); provided, however, that (x) the Company shall not take any of the actions referred to in this Section 7.5(b)(ii)(D) (or agree to take any such actions) with respect to the assets, operations, rights, product lines, licenses, businesses or interests therein of the Company and its Affiliates and Subsidiaries without the prior written consent of Parent and (y) Parent can compel the Company to (and to cause the Company’s Affiliates and Subsidiaries to) take any of the actions referred to in this Section 7.5(b)(ii)(D) (or agree to take such actions), in each case without regard to the Substantial Detriment limitation, with respect to the assets, operations, rights, product lines, licenses, businesses or interests therein of the Company and its Affiliates and Subsidiaries so long as the effectiveness of such action is contingent upon the consummation of the Merger.

(iii) Cooperation. Subject to Section 7.5(b)(i) and Section 7.5(b)(ii), Parent shall, after good faith consultation with the Company and after considering, in good faith, the Company’s views and comments, lead the strategy for seeking and obtaining all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the Merger, including under the HSR Act, including but not limited to directing any decision to pull and refile any filing under the HSR Act, acting reasonably and after consultation with the Company, provided, however, that any decision to pull and refile any such filing more than once shall require the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed). Parent and the Company shall have the right to review in advance and, to the extent practicable, each shall consult with the other on, and consider in good faith the views of the other in connection with, all the information relating to itself, any of its respective Affiliates or Subsidiaries and any of their respective Representatives, that appears in any filing made with, or written materials delivered or submitted by the other to, any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall not submit any such filing to any Governmental Entity without the prior approval of Parent. Neither the Company nor Parent shall permit any of its Affiliates or Subsidiaries or any of its or their respective Representatives to participate in any material discussions or meetings with any Governmental Entity in respect of the Required Regulatory Approvals unless it consults with the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate thereat. Notwithstanding any other requirement in this Section 7.5, where a Party (a “Disclosing Party”) is required under this Section 7.5 to provide information to another Party (a “Receiving Party”) that the Disclosing Party deems to be competitively sensitive information, the Disclosing Party may comply with such requirement by restricting the provision of such competitively sensitive information only to antitrust counsel of the Receiving Party and providing to the Receiving Party, upon request of the Receiving Party, a redacted version of such information which does not contain any such competitively sensitive information.

7.6. Status and Notifications. Separate and apart from and without limiting or expanding the rights and obligations set forth in Section 7.5(a)(v) and Section 7.5(b)(ii)(C), the Company and Parent each shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including as promptly as reasonably practicable notifying the other of any substantive or material notices or communications received by Parent or the Company, as the case may be, or any of their respective Affiliates or Subsidiaries, from any third party, including any Governmental Entity, with respect to such transactions and as promptly as reasonably practicable following such receipt furnishing the other with, if applicable, copies of notices or other communications (or where no such copies are available, a reasonably detailed written description thereof). Each of the Company and Parent shall give prompt notice to the other Party of any Event that (A) in the case of the Company, has had or would reasonably be expected to have a Company Material Adverse Effect, (B) in the case of Parent, would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement or (C) has resulted, or would reasonably expected to result, in the failure of any condition to the other Party’s obligations to consummate the transactions contemplated by this Agreement to be satisfied; provided, that, any such delivery of notice will not affect or be deemed to modify any representation, warranty, covenant or agreement of any Party, will not affect any condition to any Party’s obligation to consummate the transactions contemplated by this Agreement, will not affect or limit any remedy available to any Party (whether under this Agreement, at law or in equity), or be deemed to update the Company Disclosure Schedule.

7.7. Third-Party Consents. Notwithstanding anything to the contrary set forth in this Agreement, each of Parent and Merger Sub acknowledges and agrees that (a) in connection with the transactions contemplated by this Agreement, certain notices, acknowledgments, waivers and consents from third parties and amendments, supplements or other modifications to Contracts to which the Company and/or a Subsidiary thereof is a party to or bound by may be required and that such notices, acknowledgments, waivers and consents and Contract amendments, supplements or other modifications have not been given, obtained and/or effected, as the case may be and (b) the failure to give, obtain and/or effect, as applicable, any such notices, acknowledgments, waivers or consents and Contract amendments, supplements or other modifications in and of itself shall not be taken into account with respect to whether any conditions set forth in Article VIII shall have been satisfied. Without limiting the generality of the foregoing sentence, prior to the Closing, the Company shall reasonably cooperate with Parent, upon the reasonable request of Parent, in connection with giving, obtaining and/or effecting, as applicable, any such notices, acknowledgments, waivers or consents and Contract amendments, supplements or other modifications; provided that notwithstanding anything to the contrary in this Agreement, in no event shall Parent, the Company or any of their Affiliates or Subsidiaries be required to make or agree to make any payments to any third party, concede or agree to concede anything of monetary or economic value, amend or otherwise modify any Contract to which it is a party to or bound or commence, defend or participate in any Proceeding, in each case in connection with such cooperation.

7.8. Information and Access.

(a) The Company and Parent each shall (and shall cause its Subsidiaries to, and shall cause, its and their respective Representatives to), upon the reasonable request by the other, furnish to the other, as promptly as reasonably practicable, with all information concerning itself, its Representatives and such other matters as may be necessary or advisable in connection with the Proxy Statement and any information or documentation to effect the expiration of all waiting periods under applicable Laws and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement, and all filings, notices, reports, consents, registrations, approvals, permits and authorizations, made or sought by or on behalf of Parent, the Company or any of their respective Affiliates or Subsidiaries to or from any Governmental Entity. The information and access provided to Parent pursuant to this Section 7.8 will be available and used solely for purposes reasonably related to the consummation of the transactions contemplated by this Agreement and integration planning related to the transactions contemplated by this Agreement (including verifying satisfaction of the conditions to Closing). With respect to the information supplied in writing by or on behalf of Parent, its Affiliates or Subsidiaries or its or their respective Representatives for inclusion in or incorporation by reference into the Proxy Statement, Parent acknowledges and agrees that none of such information will, at the date of mailing to stockholders of the Company, at the time of the Company Stockholders Meeting or of filing with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) In addition to and without limiting the rights and obligations set forth in Section 7.8(a), the Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice, afford Parent and its Representatives reasonable access, during normal business hours, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to

Article IX, to its employees, agents, properties, offices and other facilities, Contracts, books and records, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all other information and documents concerning or regarding its businesses, operations, properties and assets and personnel solely for purposes reasonably related to the consummation of the transactions contemplated by this Agreement (including verifying satisfaction of the conditions to Closing) and for integration planning purposes as may reasonably be requested by or on behalf of Parent; provided, however, that, subject to compliance with the obligations set forth in Section 7.8(c): (i) neither the Company nor any of its Subsidiaries shall be required to provide such access or furnish such information or documents to the extent doing so would, in the Company’s reasonable judgment reasonably be expected to result in (A) a violation of applicable Law, (B) the disclosure of any Trade Secrets, (C) the breach of any contractual confidentiality obligations in any Contract with a third party (other than a Permitted Confidentiality Agreement) or otherwise breach, contravene or violate any then effective Contract to which the Company or any of its Subsidiaries is party, (D) waive the protection of any attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Proceedings or (E) result in the disclosure of any sensitive or Personal Information that would expose the Company or any of its Subsidiaries to the risk of liability; (ii) in no event shall the work papers of the Company’s and its Subsidiaries’ independent accountants and auditors be accessible to Parent or any of its Representative unless and until such accountants and auditors have provided a consent related thereto in form and substance reasonably acceptable to such auditors or independent accountants; and (iii) in no event shall access include any invasive environmental sampling or testing of soils, groundwater or building materials. All requests for such access or information made pursuant to this Section 7.8(b) shall be initially directed to the Person set forth in Section 7.8(b) of the Company Disclosure Schedule, which Person may be replaced by the Company at any time by providing written notice to Parent, and any access granted in connection with a request made pursuant to this Section 7.8(b) shall be supervised by such Persons and be conducted in such a manner so as not to unreasonably interfere with any of the businesses, properties or assets of the Company or any of its Subsidiaries.

(c) In the event that the Company objects to any request submitted pursuant to Section 7.8(b) on the basis of one or more of the matters set forth in clause (i) of Section 7.8(b), it must do so by providing Parent, in reasonable detail, the nature of what is being prevented and/or withheld and the reasons and reasonable support therefor, and prior to preventing such access or withholding such information or documents from Parent and its Representatives, the Company shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the impediments expressly set forth in clause (i) of Section 7.8(b), including through the use of commercially reasonable efforts to take such actions and implement appropriate and mutually agreeable measures to as promptly as practicable permit such access and the furnishing of such information and documents in a manner to remove the basis for the objection, including by arrangement of appropriate “counsel-to-counsel” disclosure, clean room procedures, redaction and other customary procedures, entry into a customary joint defense agreement and, with respect to the contractual confidentiality obligations contemplated by clause (i)(C) of Section 7.8(b), obtaining a waiver with respect to or consent under such contractual confidentiality obligations.

(d) Without limiting the generality of the other provisions of this Section 7.8, the Company and Parent, as each deems advisable and necessary, after consultation with their respective outside legal counsel, may reasonably designate competitively sensitive information and documents (including those that relate to valuation of the Company or Parent (as the case may be)) as “Outside Counsel Only Information.” Such information and documents shall only be provided to the outside legal counsel of the Company or Parent (as the case may be), or subject to such other similar restrictions mutually agreed to by the Company and Parent, and subject to any amendment, supplement or other modification to the Confidentiality Agreement or additional confidentiality or joint defense agreement between or among the Company and Parent; provided, however, that, subject to any applicable Laws relating to the exchange of information, the outside legal counsel receiving such information and documents may prepare one or more reports summarizing the results of any analysis of any such shared information and documents, and disclose such reports, other summaries or aggregated information derived from such shared information and documents to Representatives of such outside legal counsel’s client.

(e) To the extent that any of the information or documents furnished or otherwise made available pursuant to this Section 7.8 or otherwise in accordance with the terms and conditions of this Agreement or the Confidentiality Agreement constitutes information or documents that may be subject to an attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Proceedings, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material and information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under such privileges and protections.

(f) No access or information provided to Parent or any of its Representatives or to the Company or any of its Representatives following the date of this Agreement, whether pursuant to this Section 7.8 or otherwise, shall affect or be deemed to affect, modify or waive the representations and warranties of the Parties set forth in this Agreement and, for the avoidance of doubt, all information and documents disclosed or otherwise made available pursuant to Section 7.5, Section 7.6, this Section 7.8 or otherwise in connection with this Agreement and the transactions contemplated by this Agreement shall be governed by the terms and conditions of the Confidentiality Agreement and subject to applicable Laws relating to the exchange or sharing of information and any restrictions or requirements imposed by any Governmental Entity.

7.9. Publicity. Any initial press release concerning the transactions contemplated by this Agreement will be subject to the approval of the Company and Parent. Thereafter, the Company and Parent shall consult with each other, provide each other with a reasonable opportunity for review and give due consideration to reasonable comments by each other, prior to issuing any other press releases or otherwise making public statements, disclosures or communications with respect to the transactions contemplated by this Agreement and shall not issue any such press release or otherwise make such public statements, disclosures or communications prior to such consultation except (a) as may be required or rendered impractical by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, interdealer quotation service, the NYSE, the Securities and Exchange Board of India, the BSE or NSE, (b) with respect to any Change of Recommendation made in accordance with this Agreement or Parent’s responses thereto or (c) with respect to the Parties’ disclosures or communications with any Governmental Entity regarding the Proxy Statement or any Company Approvals or Parent Approvals contemplated by Section 7.5, which shall be governed by the provisions of Section 7.5 and in addition to the exceptions set forth in foregoing clauses (a) through (c) of this second sentence of this Section 7.9, each of the Company and Parent (and Representatives thereof) may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are not inconsistent in tone and substance with previous public statements, disclosures or communications jointly made by the Company and Parent or to the extent that they have been reviewed and previously approved by both the Company and Parent. In addition, subject to the exceptions set forth in clause (a) of the preceding sentence, the Company shall consult with Parent regarding the form and substance of any press releases or other public statements, disclosures or communications of any material developments or matters involving the Company, including earnings releases and regulatory matters, reasonably in advance of any press releases or other public statements, disclosures or communications.

7.10. Employee Benefits.

(a) Parent agrees that the Continuing Employees shall, during the period commencing at the Effective Time and ending on the one year anniversary of the Effective Time, be provided with (i) base salary or base wage that is no less favorable than the base salary or base wage provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (iii) employee benefits, retirement and welfare benefits (excluding equity compensation and one-time payments such as retention or transaction bonuses) that are no less favorable in the aggregate to those provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time and (iv) severance benefits that are no less favorable than the severance benefits set forth on Section 7.10(a) of the Company Disclosure Schedule, or if greater, those severance benefits made available to similarly situated employees of Parent or its Affiliates; provided, further, that nothing herein shall be construed to require duplication of benefits or compensation.

(b) Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries (and any predecessor entities thereof) for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent benefit plan, as if such service had been performed with Parent, except (A) for benefit accrual under defined benefit pension plans, (B) for purposes of qualifying for subsidized early retirement benefits, (C) to the extent it would result in a duplication of benefits, or (D) to the extent such credit is not recognized under the applicable Parent benefit plan for similarly situated employees of Parent.

(c) Parent shall, and shall cause the Surviving Corporation to, honor, in accordance with their terms as in effect immediately prior to the date hereof, all employee benefit obligations to current and former employees under the Company Benefit Plans set forth in Section 7.10(c) of the Company Disclosure Schedule; provided that nothing in this Section 7.10(c) shall prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any such Company Benefit Plan in accordance with its terms and applicable Law following the Effective Time.

(d) Unless Parent provides written notice to the Company no later than ten (10) Business Days prior to the Effective Time, the Company shall adopt resolutions terminating any Company Benefit Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code (the “Company 401(k) Plan”), effective no later than the day immediately preceding the Closing Date and contingent upon the occurrence of the Effective Time. The form and substance of such resolutions shall be subject to the reasonable approval of Parent (not to be unreasonably withheld, conditioned or delayed), and the Company shall provide evidence that such resolutions have been adopted by the Company and/or its Subsidiaries, as applicable, prior to the Closing Date. If the Company 401(k) Plan is so terminated, Parent shall, as of the Closing Date, offer participation in Parent’s qualified cash or deferred arrangement under Section 401(k) of the Code (“Parent 401(k) Plan”) to each Continuing Employee who was an active participant in a Company 401(k) Plan as of the date of its termination. If elected by such Continuing Employee in accordance with applicable Law, Parent shall cause the Parent 401(k) Plan to, following the Closing Date, accept a “direct rollover” of Company 401(k) Plan assets to such Parent 401(k) Plan equal to the account balances (including any participant loans) of such Continuing Employee.

(e) Nothing set forth in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan or any benefit plan of Parent or any of its Affiliates, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Benefit Plan in accordance with their terms and applicable Law (including by merging, consolidating or combining any Company Benefit Plan with any benefit plan of Parent or any of its Affiliates), (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee at any time and for any or no reason (subject to applicable Law), (iv) require Parent, the Surviving Corporation or any of their Affiliates to continue the employment of any particular Continuing Employee for any period of time following the Effective Time, (v) without limiting the generality of Section 10.8, create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain, or (vi) be construed to establish, amend, or modify any benefit plan, program, agreement or arrangement.

7.11. Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, to the fullest extent permitted under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement, Parent shall, and shall cause the Surviving Corporation to, (i) indemnify, defend and hold harmless the Indemnified Parties against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any Proceeding, in connection with or arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (A) the transactions contemplated by this Agreement and (B) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and (ii) advance expenses as incurred; provided that any Person to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the Chosen Courts that such Person is not entitled to such advanced expenses.

(b) Prior to the Effective Time, the Company shall obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case with respect to Side A coverage for the Indemnified Parties (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of the Tail Period with respect to any claim related to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated by this Agreement) from the Company’s D&O Insurance carrier as of the date of this Agreement or one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies; provided, however, that in no event shall the premium amount for such policies exceed 300 percent of the current aggregate annual premium paid by the Company for such purpose. If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with the Company’s D&O Insurance carrier as of the date of this Agreement or with or one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement and from an insurance carrier with the same or better credit rating as the Company’s D&O Insurance carrier as of the date of this Agreement, in each case providing coverage with respect to any matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated by this Agreement); provided, however, that in no event shall the annual cost of such D&O Insurance exceed during the Tail Period 300 percent of the current aggregate annual premium paid by the Company for such purpose; and provided further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its

Subsidiaries, in each case, as in effect on the date of this Agreement, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(d) If Parent or the Surviving Corporation or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Parent or the Surviving Corporation shall assume all the obligations set forth in this Section 7.11.

(e) The provisions of this Section 7.11 are intended to be for the benefit of, and from and after the Effective Time shall be enforceable, subject to the Bankruptcy and Equity Exception, by, each of the Indemnified Parties, who shall be third-party beneficiaries of this Section 7.11.

(f) The rights of the Indemnified Parties under this Section 7.11 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release, waiver or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 7.11 is not prior to or in substitution of any such claims under such policies).

7.12. Takeover Statutes. If any Takeover Statute is, becomes or is deemed applicable to the transactions contemplated by this Agreement the Company and the Company Board shall grant such approvals and, along with Parent, shall take such actions as are reasonably necessary and advisable so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any such Takeover Statutes.

7.13. Transaction Litigation. In the event that any stockholder litigation related to this Agreement or the transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened in writing, against the Company or any Indemnified Party from and following the date of this Agreement and prior to the Effective Time (such litigation, other than any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, which shall be governed by Section 4.2(f), “Transaction Litigation”), the Company shall as promptly as practicable (a) notify Parent thereof and keep Parent reasonably informed with respect to the status thereof and (b) give Parent a reasonable opportunity to participate in the defense and/or settlement (at Parent’s sole expense and subject to a customary joint defense agreement) of any Transaction Litigation and shall consider in good faith Parent’s advice with respect to such Transaction Litigation; provided that the Company shall in any event control such defense and/or settlement and, for the avoidance of doubt, the disclosure of information to Parent in connection therewith shall be subject to the provisions of Section 7.8; provided further that the Company shall not settle or agree to settle any Transaction Litigation without prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed).

7.14. Section 16 Matters. The Company and the Company Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or advisable to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act, to the extent permitted by applicable Law.

7.15. Delisting and Deregistration. Prior to the Closing Date, the Parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary or advisable on their part under applicable Law, including, for the avoidance of doubt, the rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Shares from the NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, but in any event no more than ten days thereafter. In connection therewith, Parent shall use commercially reasonable efforts to (a) assist in enabling the Company or NYSE to be in a position to promptly file and cause the Surviving Corporation or NYSE to file with the SEC a Form 25 on the Closing Date and (b) cause the Surviving Corporation to file a Form 15 on the first Business Day that is at least ten days after the date the Form 25 is filed.

7.16. Redemption/Discharge. Prior to the Effective Time, if requested in writing by Parent, the Company shall, and shall cause each of its Subsidiaries and each of their respective Representatives to, use its reasonable best efforts to cooperate with Parent and Merger Sub to, and use reasonable best efforts to take such actions as are necessary to, allow or effect, as the case may be, (a) the satisfaction and discharge on the Closing Date of the outstanding aggregate principal amount of any or all series of Notes and the related Indentures (the “Discharge”) and/or (b) the conditional redemption of any or all of the outstanding aggregate principal amount of any or all of the Notes pursuant to the applicable provisions of the Indentures at the Closing Date (the “Redemption”). Any Discharge and/or Redemption, and all notices or instructions with respect thereto must be conditioned on the occurrence of the Closing or shall occur on or after the Closing Date. Parent and Merger Sub shall ensure that, at or prior to the Closing, they shall have funds necessary in connection with any such Redemption and/or Discharge. The Parties hereby agree that none of the Company, any Subsidiary of the Company or any of the foregoing Person’s respective Representatives shall be required to pay or deposit any amounts required in connection with each Discharge and Redemption, except to the extent such amounts have been previously provided by Parent to such Person expressly for such purpose. Notwithstanding anything to the contrary in this Agreement, neither the Company nor the Company’s counsel shall be required to provide any legal opinions in connection with the transactions contemplated by this Section 7.16.

7.17. Financing.

(a) Parent Financing Covenants

(i) Parent will use its, and will cause its Subsidiaries to use their respective, reasonable best efforts to take, or cause to be taken, and to cause the appropriate Representatives of Parent and/or its Subsidiaries to take, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Debt Financing at or prior to the Closing on the terms and subject only to the conditions set forth in the Debt Financing Letters (as amended, restated, replaced or waived in accordance with Section 7.17(a)(ii)) (including any “flex” provisions contained therein) in the amounts necessary to fund the Debt Financing Uses on the Closing Date (when taken together with funds otherwise available to Parent as of the Closing Date), including using reasonable best efforts to (1) comply with and maintain the Debt Commitment Letter in full force and effect in accordance with the terms and subject only to the conditions thereof (subject to Parent’s right to withdraw, rescind, terminate, replace, amend, restate or waive the Debt Financing Letters in accordance with Section 7.17(a)(ii) below), (2) negotiate and enter into definitive financing agreements with respect thereto on the terms and subject only to the conditions set forth in the Debt Commitment Letter, (3) comply with and perform the obligations applicable to it pursuant to the Debt Commitment Letter, including, to the extent the same are exercised, any “flex” provisions in the Fee Letters, (4) draw down on and consummate the Debt Financing at or prior to the Closing, if all conditions to the Debt Financing are satisfied, including by enforcing their respective rights under the Debt Commitment Letter and causing the Debt Financing Sources to fund the Debt Financing at the Closing, if all conditions to the Debt Financing are satisfied, in the amounts necessary to fund the Debt Financing Uses on the Closing Date (when taken together with funds otherwise available to Parent or Merger Sub as of the Closing Date) and (5) satisfy on a timely basis all conditions (including taking all actions directly or indirectly to not cause a “Change of Control” as defined in the Debt Commitment Letter from occurring) in such definitive agreements to the extent within Parent’s, any of its Affiliates’ or any of its or its Affiliates’

Representatives’ control and assist in the satisfaction of all other conditions. If all or any portion of the Debt Financing expires or terminates or otherwise becomes (or could reasonably be expected to become) unavailable in the manner contemplated by the Debt Commitment Letter, Parent will immediately (and in any event, within two Business Days) notify the Company in writing thereof and use its reasonable best efforts to arrange for and obtain as promptly as practicable following the occurrence of any such event alternative debt financing (the “Alternate Debt Financing”) in an amount sufficient to consummate the transactions contemplated by this Agreement (after taking into account any funds otherwise available to Parent) and perform all of its obligations hereunder on terms and conditions that are not less favorable or more onerous (including imposition of new conditions or expansion of existing conditions), in the aggregate, than those set forth in the Debt Commitment Letter and that would not, and could not reasonably be expected to, prevent, delay or impair the ability of Parent to obtain the Debt Financing or consummate the transactions contemplated by this Agreement. In the event Parent obtains any Alternate Debt Financing, Parent will promptly deliver a true, correct and complete executed debt commitment letter to the Company with respect to such Alternate Debt Financing, including all exhibits, schedules, term sheets, amendments, supplements, modifications and annexes thereto and true, correct and complete copies of any related executed fee letters, engagement letters and other agreements, it being understood and agreed that any such fee letters may be redacted solely in the same manner as the Fee Letters. Parent will be subject to the same obligations with respect to any Alternate Debt Financing as set forth in this Agreement with respect to the Debt Financing.

(ii) Parent will not withdraw, rescind, terminate, replace, amend, restate or waive any Debt Financing Letter or any provision thereof without the Company’s prior written consent if (in the case of any such replacement, amendment or waiver) such replacement, restatement, amendment or waiver would, or could reasonably be expected to, (1) delay, impede, impair or prevent the Closing, (2) make the receipt or funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) in the amounts necessary to fund the Debt Financing Uses on the Closing Date (when taken together with funds otherwise available to Parent as of the Closing Date) less likely to occur, (3) adversely impact the ability of Parent to enforce its rights against the other parties to the Debt Financing Letters or the definitive agreements with respect thereto, the ability of Parent to consummate the transactions contemplated by this Agreement at the Closing or the likelihood of the transactions contemplated by this Agreement to be consummated at the Closing, (4) reduce (or have the effect of reducing) the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing) below the amount necessary to fund the Debt Financing Uses on the Closing Date (when taken together with funds otherwise available to Parent or Merger Sub as of the Closing Date) or (5) impose new or additional conditions or adversely expand, amend or modify any of the existing conditions to the receipt of the Debt Financing, or otherwise expand, amend or modify any existing condition or other provision of the Debt Financing Letters, in each case in a manner that could reasonably be expected to delay, impede, impair or prevent the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) at the Closing. Parent will promptly deliver a copy of any amendment, supplement, modification or replacement of any Debt Financing Letter to the Company. Upon any permitted amendment, supplement, modification or replacement of any Debt Financing Letter (including with respect to any Alternate Debt Financing) in accordance with this Section 7.17, the term “Debt Financing Letters” will mean the Debt Financing Letters as so amended, supplemented, modified or replaced, and references to “Debt Financing” and/or “Alternate Debt Financing” will include the financing contemplated by the Debt Financing Letters as so amended, supplemented, modified or replaced.

(iii) Parent will provide the Company with prompt (but in any event, within two (2) Business Days) written notice (1) upon becoming aware of any (A) actual or threatened breach, default, repudiation, cancellation or termination (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any such breach, default, repudiation, cancellation or termination) by any party to any Debt Financing Letter or such other agreements or documents (including any definitive agreements) relating to any of the Debt Financing or (B) amendment, supplement, waiver, other modification or termination of any Debt Financing Letter or such other agreements or documents (including any definitive agreements) relating to the Debt Financing, (2) upon receipt by Parent or any of its Affiliates or Representatives

of any written notice or other written communication of any such breach, default, repudiation, cancellation or termination, (3) of any dispute or disagreement between or among the parties to any of the Debt Financing Letters or the definitive documents related to the Debt Financing with respect to the obligation to fund the Debt Financing or the amount thereof to be funded at the Closing to the extent such amount would be less than the amount necessary to fund the Debt Financing Uses on the Closing Date (when taken together with funds otherwise available to Parent as of the Closing Date) and (4) if for any reason Parent believes in good faith that it would not be able to obtain all or any portion of the Debt Financing necessary to fund the Debt Financing Uses on the Closing Date (when taken together with funds otherwise available to Parent as of the Closing Date) on the terms, in the manner or from the sources contemplated by the Debt Financing Letters or the definitive documents related to the Debt Financing in any manner that could reasonably be expected to impair, delay, impede or prevent the consummation of the transactions contemplated by this Agreement. As soon as reasonably practicable, but in any event within five Business Days after the date the Company delivers to Parent a written request, Parent will provide any information reasonably requested by the Company relating to any circumstance referred to in clause (1), (2), (3) or (4) of the immediately preceding sentence. In addition, Parent will keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to obtain and finalize the Debt Financing and provide to the Company copies of all definitive documents related to the Debt Financing, including by providing the Company with drafts of such definitive documents relating to the Debt Financing a reasonable period of time prior to their execution or use.

(b) Company Financing Cooperation Covenant.

(i) Prior to the Closing or the earlier termination of this Agreement and subject to the limitations set forth in this Agreement, the Company will, and will cause its Subsidiaries to, use reasonable best efforts (at Parent’s sole cost and expense) to provide, and to cause the appropriate Representatives of the Company and its Subsidiaries to use their reasonable best efforts to provide, such cooperation as is necessary, customary and reasonably requested by Parent, upon reasonable prior notice, to (A) assist Parent and/or a Subsidiary of India Parent in connection with any debt financing (including the Debt Financing) or as is otherwise reasonably requested by Parent, in each case, solely in connection with Parent’s or any India Parent’s Subsidiary’s efforts to fund the Debt Financing Uses (provided that any such requests are timely made so as not to delay the Closing beyond the date on which it would otherwise occur) and (B) assist Parent with commencing and consummating exchange offers and/or consent solicitations (the “Exchange Offers/Consent Solicitations”) with respect to any or all series of the Notes and the related Indentures to seek to exchange the applicable Notes for new notes on terms set forth by Parent and to obtain the requisite consents from holders of the applicable Notes necessary to amend, modify or supplement the applicable Indentures on terms set forth by Parent, which cooperation may in each case include (1) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions (including any accounting due diligence sessions), drafting sessions and sessions with rating agencies in connection with the Debt Financing and any of the Exchange Offers/Consent Solicitations (which will be limited to teleconference or virtual meeting platforms) during normal business hours and at mutually agreed times; (2) to the extent requiring the cooperation of the Company, reasonably assisting Parent in the preparation of materials reasonably and customarily requested to be used in connection with obtaining the Debt Financing and any of the Exchange Offers/Consent Solicitations, in each case, solely with respect to information relating to the Company and its Subsidiaries, including rating agency presentations, offering documents, bank information memoranda, delivering any customary authorization letters and confirmations with respect to presence or absence of material non-public information and material accuracy of the information contained in any such materials; (3) providing to Parent the Required Information; (4) as promptly as reasonably practicable upon the reasonable request by Parent, furnish Parent with customary financial and other information as may be reasonably necessary for Parent to prepare a customary pro forma consolidated balance sheet and related pro forma consolidated statements of income of Parent and its Subsidiaries giving effect to the Merger, the Debt Financing and the Exchange Offers/Consent Solicitations; (5) no later than three Business Days prior to the Closing Date, delivering information and documentation related to the Company and its Subsidiaries not previously provided or made available to Parent in connection with, and in accordance with the terms of, the Debt Financing related to applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by

Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and a certification regarding beneficial ownership as required by 31 C.F.R. §1010.230 to any such party that has requested such certification, relating to the Company or any of its Subsidiaries, in each case to the extent requested by Parent in writing at least ten Business Days prior to the Closing; (6) provide customary authorization letters authorizing the distribution of information to prospective lenders regarding the Company, subject to customary terms and conditions; (7) deliver, or cause to be delivered, a draft of the Payoff Letter with respect to the Company Credit Agreement to Parent not less than three Business Days prior to the Closing Date; (8) direct the Company’s independent registered accountants to (i) provide customary comfort letters (including “negative assurance” and change period comfort) with respect to the historical financial information regarding the Company and its Subsidiaries referenced in clause (3) above and that is included in an offering memorandum, private placement memorandum or prospectus for a securities offering comprising part of the Debt Financing or any of the Exchange Offers/Consent Solicitations to the extent such financial information is customarily subject to a comfort letter, (ii) consent to the inclusion or incorporation by reference of its audit opinion or report with respect to any audited financial statements of the Company and its Subsidiaries and (iii) attend a reasonable number of accounting due diligence sessions and drafting sessions at reasonable times and places to be mutually agreed; (9) appointing an exchange agent or solicitation agent selected by Parent (that is reasonably acceptable to the Company) as necessary in connection with the Exchange Offers/Consent Solicitations and (10) providing reasonable access, at mutually agreed times and places and on a reasonable and customary number of occasions, to the Company’s personnel to the extent necessary to facilitate the issuance of 10b-5 opinions by counsel to Parent and Merger Sub in connection with the Exchange Offers/Consent Solicitation. Parent shall consult with the Company regarding the material terms and conditions of any Exchange Offer/Consent Solicitation, including the timing and commencement of any Exchange Offer/Consent Solicitation and any tender deadlines. Parent shall provide the Company with the offer to purchase, offer to exchange, consent solicitation statement, letter of transmittal and press release, if any, in connection therewith, and each other document relevant to the transaction that will be distributed by Parent in the applicable Exchange Offers/Consent Solicitations (collectively, the “Offering Documents”) (which may redact any non-Company information in Parent’s discretion) a reasonable period of time in advance of commencing the applicable Exchange Offers/Consent Solicitations (but in any event no later than two Business Days in advance of commencement) to allow the Company and its counsel a reasonable opportunity to review and comment on such Offering Documents (which comments shall be received by Parent no later than two Business Days following receipt of such Offering Documents by the Company), and Parent shall give reasonable and good faith consideration to any comments made or input provided by the Company and its legal counsel received within such two Business Day period; provided, that such Offering Documents shall not include any material non-public information provided by the Company or its Subsidiaries or any of their respective Representatives unless the Company approves such disclosures in writing (such approval not to be unreasonably withheld, conditioned or delayed, subject to the below). All costs and expenses incurred in connection with the Exchange Offers/Consent Solicitations, including all consent fees payable to holders of any series of Notes, dealer manager fees, solicitation agent fees, information agent fees, depositary fees, trustee fees and other out-of-pocket expenses of the Company incurred in connection with this Section 7.17(b) shall be borne solely by Parent. Parent agrees to provide the Company drafts of all Offering Documents and all marketing materials for the Debt Financing or any of the Exchange Offers/Consent Solicitations to the extent containing information about the Company and its Subsidiaries (in each case, which may redact any non-Company information in Parent’s discretion) and a reasonable time to review such documents and materials (which shall in any event not be more than five Business Days following receipt of such Offering Documents and marketing materials, as applicable, by the Company) the Company agrees to use reasonable best efforts to review all marketing materials provided in writing by Parent and agrees to use reasonable best efforts to identify for Parent in writing any information contained in any Offering Documents or other marketing materials that it reasonably believes constitutes material non-public information with respect to the Company or its securities within such five Business Days review period. If the Company identifies any such non-public Company information in writing (“Identified MNPI”) and such non-public Company information is customarily included in offering documents or marketing materials for debt financing of the type consistent with the Debt Financing and/or any of the Exchange Offers/Consent Solicitations and is reasonably requested by Parent to be included in the Offering Documents or marketing materials for the Debt Financing and is not disadvantageous to the Company in any way

(to the extent such materials are intended for public side lenders) (any such Identified MNPI, “Acceptable MNPI”), then the Company shall file a Current Report on Form 8-K as promptly as practicable containing such material non-public information. Parent shall remove all such Identified MNPI that is not Acceptable MNPI from such Offering Documents and marketing materials (to the extent such materials are intended for public side lenders).

(ii) Notwithstanding anything to the contrary in this Agreement, none of the Company, its Affiliates or its or its Affiliates’ Representatives will be required to (1) provide or prepare, and Parent will be solely responsible for the preparation of, pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information, (2) pay any fee in connection with the Debt Financing or the Exchange Offers/Consent Solicitations, (3) provide any financial statements or financial data other than the Required Information, (4) approve any document or other matter related to the Debt Financing, excluding any customary authorization letters described in Section 7.17(b)(i)(6), (5) incur or reimburse any costs or expenses or incur any other liability or obligation of any kind or give any indemnities in connection with the Debt Financing or the Exchange Offers/Consent Solicitations or be required to take any action that would subject it to actual or potential liability, (6) enter into, approve or perform any agreement or commitment in connection with the Debt Financing or the Exchange Offers/Consent Solicitations or modify any agreement or commitment or provide any certification, excluding any customary authorization letters described in Section 7.17(b)(i)(6), (7) provide any legal opinion of internal or external counsel or reliance letters or any certificate, comfort letter or opinion of any of its Representatives, in each case except to the extent contemplated in Section 7.17(b)(i), (8) provide access to or disclose any information to Parent or any of its Representatives to the extent such disclosure could jeopardize the attorney-client privilege, attorney work product protections or similar protections or violate any applicable Law or contract, (9) take any action that could (A) unreasonably interfere with the day-to-day operations of the Company, (B) provide any information the disclosure of which is prohibited or legally privileged, (C) cause any representation or warranty in this Agreement to be breached or cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement, (D) subject any current or former director, officer, employee or other Representative of the Company or any of its Subsidiaries to any actual or potential liability, (E) conflict with the certificates of incorporation or bylaws or equivalent Organizational Documents of the Company or any of its Subsidiaries or with any Law, (F) result in the contravention, violation or breach of, or a default under, any contract, (G) cause significant competitive harm to the Company if the transactions contemplated by this Agreement are not consummated or (H) waive or amend any terms of this Agreement or any other contract to which the Company or any of its Subsidiaries is a party, (10) change any fiscal period, (11) make any representations, warranties or certifications, excluding any customary authorization letters described in Section 7.17(b)(i)(6), (12) cause or permit any Encumbrances to be placed on any of its assets in connection with the Debt Financing prior to the Closing Date or (13) adopt any resolutions, execute any consents or otherwise take any corporate or similar action. The Company and its Subsidiaries hereby consent to the use of their logos in connection with the Debt Financing and any of the Exchange Offers/Consent Solicitations, solely to the extent that such names, marks, and logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company, any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

(iii) Parent expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of the Debt Financing or any other financing is in any manner a condition to the Closing or the obligations of the Company to consummate the transactions contemplated by this Agreement. The Company and its Subsidiaries will be deemed to be in compliance with this Section 7.17(b), and Parent will not allege that the Company is or has not been in compliance with this Section 7.17(b), unless Parent provides prompt written notice of the alleged failure to comply specifying in reasonable detail specific steps to cure such alleged failure in a commercially reasonable and practical manner consistent with this Section 7.17(b), for which failure to comply has not been cured within five Business Days from receipt of such written notice. For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 7.17(b) represent the sole obligation of the Company, its Affiliates and its and their respective Representatives with respect to cooperation in connection with the arrangement of the Debt Financing or any other financing and the Exchange Offers/Consent Solicitations and no other provision of this Agreement (including the exhibits and schedules to this Agreement) will be deemed to expand or modify such obligations.

(iv) None of the Company, its Affiliates or its or its Affiliates’ Representatives will have any liability to Parent in respect of any financial statements, other financial information or data or other information provided pursuant to this Section 7.17(b).

(v) Whether or not the Closing occurs, Parent will indemnify and hold harmless the Company, its Affiliates and its or its Affiliates’ Representatives from and against all liabilities suffered or incurred by any of them in connection with the cooperation contemplated by this Section 7.17(b), the Debt Financing and the Exchange Offers/Consent Solicitations or any information used in connection with the Debt Financing and the Exchange Offers/Consent Solicitations. Parent will promptly (and in any event within two Business Days of delivery of documentation evidencing the applicable cost or expense), upon request by the Company, reimburse the Company or such Affiliate or Representative, as the case may be, for all out-of-pocket costs and expenses (including outside attorneys’ fees and disbursements) incurred thereby in connection with the cooperation contemplated by this Section 7.17(b).

(vi) Notwithstanding anything to the contrary herein, a breach by the Company or its Affiliates or Representatives of their obligations under this Section 7.17(b) shall not constitute a breach for purposes of Article VIII or Article IX, unless (i) such breach is a proximate cause of a failure of a condition precedent in the Debt Commitment Letter to be satisfied that results in the Debt Financing not being available to Parent, (ii) Parent has notified the Company of such breach in writing, detailing reasonable steps that comply with this Section 7.17(b) in order to cure such breach, and (iii) the Company has not taken such steps or otherwise cured such breach a reasonably sufficient time prior to the Outside Date for Parent (in its reasonable determination) to consummate the Debt Financing.

(vii) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to this Section 7.17(b) will be kept confidential and otherwise treated in accordance with the Confidentiality Agreement or other confidentiality obligations that are substantially similar to those contained in the Confidentiality Agreement (which, with respect to the Debt Financing Sources, will be satisfied by the confidentiality provisions applicable thereto under the Debt Commitment Letter if made for the benefit of the Company).

7.18. Other Actions. The Company will, and will cause its Subsidiaries to cooperate in good faith with reasonable requests from Parent to facilitate the direct acquisition of the Company’s Indian Subsidiaries by India Parent or another Affiliate of India Parent, subject to, and simultaneously with, the Closing; provided that notwithstanding anything to the contrary in this Agreement, in no event shall the Company or any of its Affiliates or Subsidiaries be required to make or agree to make any payments to any third party, concede or agree to concede anything of monetary or economic value, amend or otherwise modify any Contract to which it is a party to or bound or commence, defend or participate in any Proceeding, or take any action that is not contingent upon the consummation of the Merger, in each case in connection with such cooperation.

ARTICLE VIII

Conditions to Effect the Closing

8.1. Conditions to Each Party’s Obligation to Effect the Closing. The respective obligations of each Party to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. The Requisite Company Vote shall have been obtained in accordance with applicable Law and the Organizational Documents of the Company.

(b) Regulatory Approvals. The statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement under (i) the HSR Act, the other Antitrust Laws in the jurisdictions set forth in Section 8.1(b)(i) of the Company Disclosure Schedule, (ii) applicable FDI Laws of the jurisdictions set forth in Section 8.1(b)(ii) of the Company Disclosure Schedule and (iii) the FSR and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been earlier terminated (the “Required Regulatory Approvals”).

(c) No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and enjoins, restrains, prohibits, prevents or makes illegal the consummation of the transactions contemplated by this Agreement.

8.2. Conditions to Parent’s and Merger Sub’s Obligation to Effect the Closing. The obligations of Parent and Merger Sub to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in: (i) Section 5.10(b) (Absence of Certain Changes) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing, (ii) Section 5.2(a), Section 5.2(b), Section 5.2(f) and Section 5.2(g) (Capital Structure) shall have been true and correct, other than any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of the Company as of the date of this Agreement and shall be true and correct as of the Closing, other than any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of the Company as of the date of this Agreement, as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), (iii) Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.3 (Corporate Authority; Approval and Fairness), Section 5.4(b)(i) (Governmental Filings; No Violations), Section 5.21 (Takeover Statutes) and Section 5.22 (Brokers and Finders) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); and (iv) Article V (other than those set forth in the foregoing clauses (i), (ii) and (iii) of this Section 8.2(a)), without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers or qualifiers of similar import set forth therein, except with respect to (A) the term “material fact” in Section 5.6(b) and (B) the term “Material Contract,” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect which is continuing.

(d) Company Closing Certificate. Parent shall have received a certificate duly executed on behalf of the Company by a duly authorized executive officer of the Company certifying that (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

(e) Regulatory Approvals. The Required Regulatory Approvals shall have been filed, occurred or been obtained (as applicable) without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment (and such term, condition or consequence which would constitute a Substantial Detriment has not been withdrawn or cured).

(f) Indebtedness. The Company will have obtained, and provided to Parent at least one Business Day prior to the Closing Date an executed copy of, a customary pay-off letter (the “Payoff Letter”) with respect to the Company Credit Agreement, which Payoff Letter, together with any related release documentation shall include the payoff amount with respect to the Company Credit Agreement and provide that the liens and guarantees granted in connection therewith relating to the assets, rights and properties of the Company and its Subsidiaries securing such indebtedness, shall, upon the payment of the amount set forth in the Payoff Letter at or prior to Closing, be released and terminated.

8.3. Conditions to the Company’s Obligation to Effect the Closing. The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in Article VI, without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein, shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Parent and Merger Sub Closing Certificate. The Company shall have received a certificate duly executed on behalf of Parent and Merger Sub by a duly authorized officer of Parent and Merger Sub certifying that (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE IX

Termination

9.1. Termination by Mutual Written Consent. Subject to the other provisions of this Article IX, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained, by the mutual written consent of the Parties.

9.2. Termination by Either the Company or Parent. Subject to the other provisions of this Article IX, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by either the Company or Parent if:

(a) the transactions contemplated by this Agreement shall not have been consummated by 5:00 p.m. (New York time) on January 26, 2027 (the “Outside Date”), whether before or after the Requisite Company

Vote has been obtained; provided, that, if on or prior to the Outside Date any of the conditions set forth in Section 8.1(b) or Section 8.1(c) (to the extent relating to the matters set forth in Section 8.1(b)) shall not have been satisfied but all other conditions set forth in Article VIII shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and which conditions are capable of being satisfied at the Closing), then either Parent or the Company may, by written notice to the other Party prior to 5:00 p.m. (New York Time) on the Outside Date, elect to extend the Outside Date until April 26, 2027, and such date shall thereafter be deemed the Outside Date for all purposes of this Agreement; provided, further, that if Parent elects to extend the Outside Date pursuant to this clause, the covenant set forth in Section 7.5(b)(ii)(D) shall be automatically modified such that Parent shall be required to take (or cause to be taken) the actions contemplated thereby without regard to whether such actions would constitute a Substantial Detriment, and Parent shall be deemed to have irrevocably waived the condition set forth in Section 8.2(e) to the extent relating to any Substantial Detriment; provided, further, that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 9.2(a) shall not be available to either the Company or Parent if it has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the occurrence of the failure of a condition to the Closing to occur on or prior to the Outside Date (it being understood that for the purposes of this Section 9.2(a) any such breach by Merger Sub shall be deemed such a breach by Parent).

(b) any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and prevents the consummation of the transactions contemplated by this Agreement and such Law shall have become final, binding and non-appealable (a “Restraint”), whether before or after the Requisite Company Vote has been obtained; provided, that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 9.2(b) shall not be available to any Party if the enactment, issuance, promulgation, enforcement or entry of such Restraint was primarily caused by or the result of the failure of such Party to perform any of its obligations under this Agreement; or

(c) the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting or at any postponement or adjournment thereof taken in accordance with this Agreement.

9.3. Termination by the Company. Subject to the other provisions of this Article IX, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by the Company:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue or incorrect following the date of this Agreement, in either case such that the conditions in Section 8.3(a) or Section 8.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty days after the giving of written notice of such breach or failure by the Company to Parent and Merger Sub specifying this Section 9.3(a) and describing such breach or failure in reasonable detail and (ii) three Business Days prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained; provided that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 9.3(a) shall not be available to the Company if it has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the occurrence of the failure of a condition to the Closing to occur or if Parent has the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to Section 9.4(a); or

(b) at any time prior to the time the Requisite Company Vote is obtained, in order for the (i) Company Board to cause or permit the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement providing for a Superior Proposal and/or (ii) Company to enter into or cause a Subsidiary thereof to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, in each case so long as the Company has complied in all material respects with the obligations contemplated by Section 7.2(d)(iii) and prior thereto or concurrently therewith the Company pays or causes to be paid to Parent the Termination Fee by wire transfer of immediately available funds.

9.4. Termination by Parent. Subject to the other provisions of this Article IX, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by Parent:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue or incorrect following the date of this Agreement, in either case such that the conditions in Section 8.2(a) or Section 8.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty days after the giving of written notice of such breach or failure by Parent to the Company specifying this Section 9.4(a) and describing such breach or failure in reasonable detail and (ii) three Business Days prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained; provided that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 9.4(a) shall not be available to Parent if either Parent or Merger Sub has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the occurrence of the failure of a condition to the Closing to occur or if the Company has the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to Section 9.3(a); or

(b) at any time prior to the time the Requisite Company Vote is obtained, if (i) the Company Board shall have effected a Change of Recommendation, or (ii) the Company Board shall have caused or permitted the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or the Company enters into or causes a Subsidiary thereof to enter into such an Alternative Acquisition Agreement.

9.5. Notice of Termination; Effect of Termination and Abandonment. In the event the Company or Parent intends to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to Section 9.2, Section 9.3 or Section 9.4, as applicable, the Company or Parent, as applicable, shall give written notice to the other Party or Parties (as the case may be) specifying the provision or provisions of this Agreement pursuant to which such termination and abandonment is intended to be effected.

(a) In the event this Agreement is terminated and the transactions contemplated by this Agreement are abandoned pursuant to this Article IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Affiliates or its or their respective Representatives); provided, however, that: (i) no such termination shall relieve any Party of any liability or damages to any other Party (which liability or damages the Parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated hereby, and may include, pursuant to Section 261(a)(1) of the DGCL and subject to the last sentence of Section 10.8, damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company’s stockholders) (A) resulting from any willful breach of this Agreement or fraud or (B) as contemplated by this Section 9.5; and (ii) the provisions set forth in this Section 9.5, the second sentence of Section 10.1 and Section 10.15 shall survive any termination of this Agreement and any abandonment of the transactions contemplated by this Agreement. Subject to the last sentence of Section 10.8, the Parties acknowledge and agree that, to the extent Parent or Merger Sub are required to pay damages in connection with the termination of this Agreement that exceed the Company’s expenses or out-of-pocket costs incurred in connection with this Agreement and the transactions contemplated by this Agreement, including any disputes related thereto, such excess represents an amount of damages payable in respect of losses suffered by the Persons who are holders of Shares as of the date on which this Agreement is terminated in respect of the Shares.

(b) In the event this Agreement is terminated and the transactions contemplated by this Agreement abandoned pursuant to this Article IX:

(i) by either the Company or Parent pursuant to (A) Section 9.2(a) without the Requisite Company Vote having been obtained, (B) by either the Company or Parent pursuant to Section 9.2(c) or (C) by Parent pursuant to Section 9.4(a) following a material breach of Section 7.2 or Section 7.3 and in each case: (1) a bona fide Acquisition Proposal shall have been publicly disclosed (or in the case of a termination pursuant to (C), made known to the Company Board) after the date of this Agreement and prior to such termination, and not publicly withdrawn any time prior to such termination and such Acquisition Proposal shall have been made by a Person or Group that is identified (publicly or in written notice to the Company) prior to such termination (or at least three Business Days prior to the date of the Company Stockholders Meeting in the case of a termination pursuant to Section 9.2(c)) and (2) within nine months after any such termination and abandonment, (x) the Company or any of Subsidiaries shall have entered into a definitive Alternative Acquisition Agreement with respect to an Acquisition Proposal, (y) the Company Board shall have approved or recommended to the Company’s stockholders or otherwise not opposed, an Acquisition Proposal, and the transactions contemplated by such definitive Alternative Acquisition Agreement are or such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within such nine month period) or (z) any Acquisition Proposal shall have been consummated, then the Company shall pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds immediately prior to or concurrently with the occurrence of any of the events described in the foregoing clauses (b)(i)(2);

(ii) by the Company pursuant to Section 9.3(b), then the Company shall pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds immediately prior to or concurrently with such termination;

(iii) by Parent pursuant to Section 9.4(b), then the Company shall pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds within three Business Days following such termination; or

(iv) by either Parent or the Company pursuant to Section 9.2(a) or Section 9.2(c), and, in each such case, at the time of such termination, Parent had the right to terminate this Agreement pursuant to Section 9.4(b), then the Company shall pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds within three Business Days following such termination.

For purposes of the references to an “Acquisition Proposal” in Section 9.5(b)(i), all references in the definition of “Acquisition Proposal” to “twenty percent” shall each be deemed to be references to “fifty percent.”

(c) The Parties acknowledge and agree that (i) in no event shall the Company be required to pay the Termination Fee on more than one occasion, (ii) the agreements set forth in this Section 9.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement and accordingly, if the Company fails to promptly pay or cause to be paid the amounts due pursuant to this Article IX, and, in order to obtain such amounts, Parent commences a Proceeding that results in a final, binding and non-appealable judgment against the Company for the Termination Fee (or any portion thereof), the Company shall pay or cause to be paid to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Proceeding, together with interest on the Termination Fee (or any portion thereof), as the case may be, at the prime rate as published in the Wall Street Journal in effect on the date such amounts were required to be made from such date through the date of payment and (iii) notwithstanding anything to the contrary set forth in this Agreement, in the event that the Termination Fee becomes payable by, and is paid or caused to be paid by, the Company, such fee shall be Parent’s sole and exclusive remedy for monetary damages or other relief (including specific performance) pursuant to this Agreement (including with respect to the Debt Financing Parties).

ARTICLE X

Miscellaneous and General

10.1. Survival. Article I, this Article X and the representations and warranties, covenants and agreements of the Parties, as applicable, set forth in Article III, Article IV, Section 5.24 (No Other Representations or Warranties; Non-Reliance), Section 6.12 (No Other Representations or Warranties; Non-Reliance), Section 7.10 (Employee Benefits), Section 7.11 (Indemnification; Directors’ and Officers’ Insurance), the provisions that substantively define any related defined terms not substantively defined in Article I and those other covenants and agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the Effective Time. Article I, this Article X, the representations and warranties, covenants and agreements of the Parties, as applicable, set forth in Section 5.24 (No Other Representations or Warranties; Non-Reliance), Section 6.12 (No Other Representations or Warranties; Non-Reliance), Section 9.5 (Notice of Termination; Effect of Termination and Abandonment), Section 10.15 (Guarantee), the provisions that substantively define any related defined terms not substantively defined in Article I and the Confidentiality Agreement shall survive any termination of this Agreement and any abandonment of the transactions contemplated by this Agreement. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement, including rights in connection with, arising out of or otherwise related to any breach of such representations, warranties, covenants and agreements, shall not survive the Effective Time or, except as set forth in Article IX, the termination of this Agreement and abandonment of the transactions contemplated by this Agreement.

10.2. Notices. All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 10.2). Such communications must be sent to the respective Parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 10.2) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 10.2 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to the Company:

Organon & Co.
30 Hudson Street, Fl 33 Jersey City, NJ 07302
Attention:	Office of Corporate Secretary
Telephone:	(551) 430-6000
Email:	secretaryoffice@organon.com

with a copy (which shall not constitute notice) to:

Organon LLC
30 Hudson Street, Fl 33 Jersey City, NJ 07302
Attention:	Vice President, M&A and Licensing Legal
Telephone:	(551) 430-6000
Email:	ogcinbox@organon.com

and

Sullivan & Cromwell LLP
125 Broad Street, New York, NY 10004-2498
Attention:	Alison S. Ressler; Scott B. Crofton
Telephone:	(310) 712-6630; (212) 558-4000
Email:	resslera@sullcrom.com; croftons@sullcrom.com

if to Parent or Merger Sub:

Sun Pharmaceutical Holdings USA, Inc. or Sun Pharma America, Inc.
2 Independence Way, Princeton, NJ 08540
Attention:	General Counsel
Telephone:	(609) 819-3777
Email:	erik.zwicker@sunpharma.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas New York, NY 10020-1095
Attention:	O. Keith Hallam, III; Matthew C. Barnett
Telephone:	(212) 819-8364; (213) 620-7789
Email:	keith.hallam@whitecase.com; matthew.barnett@whitecase.com

if to India Parent:

Sun Pharmaceutical Industries Limited
Sun House, Plot No. 201 B/1, Western Express Highway, Goregaon (E), Mumbai 400063
Attention:	Rakesh Sinha
Telephone:	+91-22-4324-4324
Email:	rakesh.sinha1@sunpharma.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas New York, NY 10020-1095
Attention:	O. Keith Hallam, III; Matthew C. Barnett
Telephone:	(212) 819-8364; (213) 620-7789
Email:	keith.hallam@whitecase.com; matthew.barnett@whitecase.com

if to Canada Subsidiary:

Sun Pharma Canada Inc.
130 East Drive, Brampton, Ontario, L6T 1C1
Attention:	General Counsel
Telephone:	(609) 819-3777
Email:	erik.zwicker@sunpharma.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas New York, NY 10020-1095
Attention:	O. Keith Hallam, III; Matthew C. Barnett
Telephone:	(212) 819-8364; (213) 620-7789
Email:	keith.hallam@whitecase.com; matthew.barnett@whitecase.com

if to Netherlands Subsidiary:

Sun Pharma Netherlands BV
Polarisavenue 87, 2132 JH Hoofddorp
Attention:	Director; Legal Department
Telephone:	+31 23 568 5505
Email:	prashant.savla@sunpharma.com; sofie.zwagemakers@sunpharma.com with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas New York, NY 10020-1095
Attention:	O. Keith Hallam, III; Matthew C. Barnett
Telephone:	(212) 819-8364; (213) 620-7789
Email:	keith.hallam@whitecase.com; matthew.barnett@whitecase.com

10.3. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its Representatives, shall be paid by the Party incurring such cost, fee or expense, except (a) as otherwise expressly provided herein and (b) all filing and similar fees paid by any Party in respect of any regulatory filing (including any and all filings under the Antitrust Laws and/or in respect of the Company Approvals, Parent Approvals and Required Regulatory Approvals) shall be borne by Parent.

10.4. Transfer Taxes. Except as otherwise provided in Section 4.2(b), all Transfer Taxes incurred in connection with the Merger shall be paid by Parent and Merger Sub when due and expressly shall not be a liability of any holders of Shares, Company Equity Awards or the Company, and Parent and Merger Sub will protect, defend, indemnify and hold harmless the holders of Shares, Company Equity Awards and the Company against liability for any such Taxes.

10.5. Amendment or Other Modification; Waiver.

(a) Subject to the provisions of applicable Law and the provisions of Section 7.11, at any time prior to the Effective Time, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the Parties (and in the case of the Company and Merger Sub, by action taken or authorized by the Company Board or board of directors of Merger Sub, respectively).

(b) The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party. Any Party may, to the extent permitted by applicable Law and subject to the provisions of Section 7.11, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other Parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except to the extent provided for otherwise in Section 9.5. This Section 10.5 is subject to Section 10.14.

10.6. Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the state of Delaware, including, subject to Section 10.1, its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction or the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b) Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 10.6(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) Each Party acknowledges and agrees that any Proceeding against any other Party which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments or other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 10.6(c).

10.7. Specific Performance.

(a) Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, except to the extent provided otherwise in Section 9.5, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 10.6(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, except to the extent consistent with the provisions set forth in Section 9.5.

(b) To the extent any Party brings a Proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than a Proceeding to specifically enforce any provision that expressly survives termination of this Agreement) when expressly available to such Party pursuant to the terms and conditions of this Agreement, the Outside Date shall automatically be extended to (i) the twentieth Business Day following the resolution of such Proceeding, or (ii) such other time period established by the court presiding over such Proceeding.

10.8. Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder, including, without limiting the generality of Section 10.11(c), the right to rely upon the representations and warranties set forth in this Agreement, except that (a) the Company with respect to the right to pursue damages (including damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the holders of Shares) pursuant to Section 9.5(a), the last sentence of this Section 10.8 and Section 261(a)(1) of the DGCL, (b) from and after the Effective Time, the Indemnified Parties pursuant to the provisions of Section 7.11, and (c) from and after the Effective Time, the holders of Shares and the holders of Company Equity Awards with respect to their respective rights to receive the consideration payable pursuant to Article IV, but only to the extent expressly provided in the foregoing clauses (a) through (c) of this Section 10.8. Notwithstanding anything herein to the contrary, the rights granted pursuant to clause (a) of this Section 10.8, the provisions of Section 9.5(a) and Section 261(a)(1) of the DGCL with respect to the recovery of damages based on the losses suffered by the holders of Shares (including the loss of the economic benefit of the transactions contemplated by this Agreement to the holders of Shares) shall only be enforceable on behalf of the holders of Shares by the Company in its sole and absolute discretion, as agent for the holders of Shares, it being understood and agreed that any and all interests in the recovery of such losses or any such claim shall attach to the Shares and subsequently be transferable therewith and, consequently, any damages, settlements, awards or other amounts recovered or received by the Company with respect to such losses or claims (net of expenses incurred by the Company in connection therewith or in connection with the entry into and negotiation of this Agreement or any of the transactions contemplated by this Agreement) may, among other things, and in the Company’s sole and absolute discretion: (i) be distributed, in whole or in part, by the Company to the record holders of the Shares as of any date determined by the Company in its sole and absolute discretion or (ii) be retained by the Company for the use and benefit of the Company on behalf of holders of Shares in any manner the Company deems fit in its sole and absolute discretion.

10.9. Fulfillment of Obligations. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by a Subsidiary of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

10.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Except as may be required to satisfy the obligations contemplated by Section 7.11, no Party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties not seeking to assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations, except as provided for in Section 10.9, and any attempted or purported assignment or delegation in violation of this Section 10.10 shall be null and void; provided, however, that Parent and Merger Sub shall have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any of India Parent’s Subsidiaries, so long as such assignment does not prevent, delay or impair the consummation of the transactions contemplated by this Agreement; provided, further, that no such assignment shall relieve Parent of any of its obligations pursuant to this Agreement.

10.11. Entire Agreement.

(a) This Agreement (including the Exhibits) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing. The Company Disclosure Schedule constitutes “facts ascertainable” as that term is used in Section 251(b) of the DGCL and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.

(b) In the event of (a) any inconsistency between the statements in the body of this Agreement, on the one hand, and any of the Exhibits, the Company Disclosure Schedule (other than an exception expressly set forth in the Company Disclosure Schedule), on the other hand, the statements in the body of this Agreement shall control or (b) any inconsistency between the statements in this Agreement, on the one hand, and the Confidentiality Agreement, on the other hand, the statements in this Agreement shall control.

(c) Each Party acknowledges the provisions set forth in Section 5.24 and Section 6.12 and, without limiting such provisions, additionally acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto, other than those for intentional fraud or intentional or willful misrepresentation in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.

10.12. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

10.13. Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

10.14. Debt Financing. Notwithstanding anything in this Agreement to the contrary, each of the Parties, on behalf of itself and each of its Affiliates and Representatives, hereby (i) agrees that it will not bring or support any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Parties, arising out of or relating to this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter and each Fee Letter) entered into in connection with the Debt Financing or any of the transactions contemplated by this Agreement or the performance of any services thereunder in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such courts, (ii) agrees that any such Proceeding will be governed by the laws of the State of New York (without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would result in the application of the laws of another state), (iii) agrees that service of process upon such Person in any such Proceeding will be effective if notice is given in accordance with Section 10.2, (iv) agrees that notwithstanding anything to the contrary contained herein, no Debt Financing Party will have any liability (whether in contract or in tort, in Law or in equity, or governed by statute) for any claims, causes of action, obligations or losses arising under, out of, in connection with or related in any manner to this Agreement or its negotiation, execution, performance or breach, all of which are hereby waived (provided that nothing in this Section 10.14 will limit the liability or obligations of the Debt Financing Sources under the Debt Commitment Letter), (v) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY ACTION BROUGHT AGAINST ANY DEBT FINANCING PARTY IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING, THE DEBT COMMITMENT LETTER, ANY FEE LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER and (vi) agrees that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions herein reflecting the foregoing agreements in Section 9.5(c) and this Section 10.14 (and such provisions will not be amended in any respect that is materially adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letter at such time). This Section 10.14 will not limit the rights of the parties to the Debt Financing under the Debt Commitment Letter or any other definitive agreement in respect of the Debt Financing.

10.15. Guarantee.

(a) As material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Canada Subsidiary and Netherlands Subsidiary, hereby absolutely, irrevocably and unconditionally, on the terms and subject to the conditions set forth herein, guarantees to the Company, the full, complete and timely payment and performance to allow Parent to perform its obligations under Article IV of this Agreement, and any other amounts required to be paid by Parent pursuant to this Agreement, as primary obligors and not merely as sureties. India Parent, under this Section 10.15(a), shall fund Parent (or, at India Parent’s option, the relevant wholly-owned subsidiary of India Parent) in cash, by way of equity subscription or capital contribution or loan, in an aggregate amount equal to $1,000,000,000, to enable the timely payment by Parent of Parent’s obligations under Article IV of this Agreement. For the avoidance of doubt, this is only a capital funding by India Parent and shall not be construed as a guarantee or other direct payment undertaking by India Parent in favour of the Company or any other Person.

(b) India Parent shall take all actions necessary or advisable, in its control, to ensure that it complies (as applicable), and causes its Subsidiaries and Affiliates to comply, with all of the obligations applicable to Parent’s Subsidiaries and Affiliates under Section 7.5(b) as if India Parent and its Subsidiaries and Affiliates were parties thereto. In addition, India Parent shall cause its Subsidiaries and Affiliates not to take, or omit to take, any action that would reasonably be expected to prevent, delay or impair Canada Subsidiary or Netherlands Subsidiary from satisfying their respective obligations hereunder.

(c) In the event of termination of this Agreement pursuant to Article IX, the Parent Guarantors hereby jointly and severally guarantee full, complete and timely payment by Parent of Parent’s obligations under Section 9.5 (the “Obligations”); provided, that, notwithstanding anything contained in this Agreement, in no event shall India Parent’s obligations or liability under this Agreement (including pursuant to the equity subscription/capital contribution/loan described in Section 10.15(a)), to the extent actually funded and utilized by Parent for the timely payment by Parent of Parent’s obligations under Article IV of this Agreement exceed $1,000,000,000. If, for any reason whatsoever, Parent or Merger Sub shall fail or be unable to duly, punctually and fully pay the Obligations, the Parent Guarantors will forthwith pay or cause to be paid in lawful currency of the United States the Obligations within five Business Days following written demand by the Company. The guarantee obligation of India Parent under this Section 10.15(c) of this Agreement is deemed to be issued only from the date of termination of the Merger Agreement pursuant to Article IX. No approval of any Governmental Entity or any other Person is required by the Parent Guarantors to execute, deliver and perform its obligations under this Agreement.

(d) The obligations of the Parent Guarantors hereunder are independent of the obligations of Parent and Merger Sub, and a separate action or actions, including any action brought by the Company in accordance with Section 10.7 to enforce its rights to cause the Obligations to be satisfied, may be brought and prosecuted against any Parent Guarantor whether or not any action is brought against Parent or Merger Sub and whether or not Parent or Merger Sub is joined in any such action. The Parent Guarantors hereby waive: (i) notice of the acceptance by the Company of this guarantee; (ii) notice of the non-performance of all or any of the Obligations; (iii) diligence, presentment, demand of payment, filing objections with a court, any right to require proceeding first against Parent or Merger Sub, any right to require the prior disposition of the assets of Parent or Merger Sub to meet their respective obligations, notice, protest and all demands whatsoever; (iv) any defense arising by reason of any claim or defense based upon an election of remedies, including the failure or delay in exercising remedies against Parent or Merger Sub, by the Company which in any manner affects any of its rights to proceed against Parent or Merger Sub; (v) any defense arising by reason of any modification, termination or release of any of the Obligations pursuant to applicable Law; and (vi) any defense arising from the bankruptcy or insolvency of Parent or Merger Sub. The obligations of the Parent Guarantors hereunder shall be absolute, unconditional and continuing and shall not be affected by (A) the validity, regularity or enforceability of this Agreement or any of the obligations of Parent or Merger Sub hereunder, or (B) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a guarantor.

(e) This guarantee shall remain in full force and effect notwithstanding any merger, consolidation, reorganization, sale of assets or similar transaction involving Parent or any Parent Guarantor. The Parent Guarantors are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdiction of organization. The Parent Guarantors have all requisite corporate power and authority and have taken all corporate action necessary in order to execute, deliver and perform their obligations under this Agreement. This Agreement has been duly executed and delivered by the Parent Guarantors and is a valid and binding agreement of the Parent Guarantors, enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(f) The India Parent shall, at all times, (i) ensure that sufficient unutilized limits are available to it under the Indian Overseas Investment Laws to execute, deliver and perform its obligations under this Agreement; and (ii) not, and shall ensure that its Affiliates do not, undertake any action to reduce the aforesaid unutilized limits. The Parent Guarantors shall undertake all necessary actions, including duly and timely making requisite filings with relevant Governmental Entity and any other Person (including the authorized dealer bank in India insofar as it pertains to the India Parent), in order to execute, deliver and perform their obligations under this Agreement, and promptly provide to the Company evidence of any such filings, including a certified true copy of any acknowledgement received in connection with Form FC filing and any supporting documents annexed thereto acknowledged by the authorized dealer bank of the India Parent in India. Nothing contained in this Section 10.15(f) shall restrict the India Parent (or its Affiliates) from taking steps in order to be able to provide a guarantee or any other financial commitment in connection with the Debt Financing, provided that India Parent providing such guarantee or any other financial commitment in connection with the Debt Financing shall not result in utilization of the limits available under the Indian Overseas Investment Laws to execute, deliver and perform the capital funding obligation under Section 10.15(a) of this Agreement and the guarantee obligation under Section 10.15(c) of this Agreement or require any approval from any Governmental Entity or any other Person for such obligations under Section 10.15(a) and Section 10.15(c).

(g) This guarantee shall automatically terminate and no Parent Guarantor shall have any further obligations under this guarantee as of the earliest to occur of (i) the Closing and (ii) the date that is six months after the date of any termination of this Agreement in accordance with its terms; provided, that termination of this guarantee shall only occur pursuant to this clause (ii) if by such six month date, the Company has not made a claim in writing to Parent for payment of any Obligation or to the Parent Guarantors for the payment of any Obligation.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.

ORGANON & CO.

By:	/s/ Joseph Morrissey
Name: Joseph Morrissey
Title: Chief Executive Officer

SUN PHARMACEUTICAL HOLDINGS USA, INC.

By:	/s/ Erik Zwicker
Name: Erik Zwicker
Title: Secretary

SUN PHARMA AMERICA, INC.

By:	/s/ Erik Zwicker
Name: Erik Zwicker
Title: Secretary

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, solely for the purposes of the Covered Provisions, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.

SUN PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Jayashree Satagopan
Name: Jayashree Satagopan
Title: Chief Financial Officer

SUN PHARMA CANADA INC.

By:	/s/ Erik Zwicker
Name: Erik Zwicker
Title: Secretary

SUN PHARMA (NETHERLANDS) B.V.

By:	/s/ Sanjay Jerry
Name: Sanjay Jerry
Title: Director

[Signature Page to Merger Agreement]

Annex B

April 26, 2026

Board of Directors

Organon & Co.

30 Hudson Street

Jersey City, NJ 07302

Members of the Board:

We understand that Organon & Co. (the “Company”), Sun Pharmaceutical Holdings USA, Inc. (the “Parent”), and Sun Pharma America, Inc., a wholly owned subsidiary of the Parent (“Merger Sub”), and, for the limited purposes set forth in the Merger Agreement (defined below), Sun Pharmaceutical Industries Limited (“India Parent”), Sun Pharma Canada Inc., and Sun Pharma (Netherlands) B.V., propose to enter into an Agreement and Plan of Merger, substantially in the form of the execution version thereof (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent, and each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than Excluded Shares (as defined in the Merger Agreement), will be converted into the right to receive $14.00 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company, which have been approved for our use by the Board of Directors of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Participated in certain discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;

7)

Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

8)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

9)

Reviewed an execution version of the Merger Agreement, an execution version of debt commitment letter from the Debt Financing Sources (as defined in the Merger Agreement) (the “Debt Commitment Letter”) and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no view as to the financial projections or the assumptions upon which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Parent will obtain financing in accordance with the terms set forth in the Debt Commitment Letter and that the definitive Merger Agreement will not differ in any material respect from the execution version thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock (other than holders of the Excluded Shares) pursuant to the Merger Agreement. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby other than with respect to the fairness, from a financial point of view, of the Consideration to be received by the holders of shares of the Company Common Stock (other than holders of the Excluded Shares) pursuant to the Merger Agreement, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. This opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to India Parent, Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of India Parent, Parent, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Edward A. Smith
Edward A. Smith
Managing Director

ORGANON & CO.

30 HUDSON STREET

FLOOR 33

JERSEY CITY, NJ 07302

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on [ ], 2026 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/OGN2026SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on [ ], 2026 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received no later than the close of business on [ ], 2026 in order for your vote to be counted at the Special Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	T01028-S40121	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ORGANON & CO.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.  Consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”), dated April 26, 2026, by and among Organon & Co. (“Organon”), Sun Pharmaceutical Holdings USA, Inc. (“Sun Pharma USA”), and Sun Pharma America, Inc., a wholly owned subsidiary of Sun Pharma USA (“Merger Sub”) and, solely for certain specified provisions, Sun Pharmaceutical Industries Limited (“Sun Pharma”), Sun Pharma Canada Inc. (“Sun Pharma Canada”) and Sun Pharma (Netherlands) B.V. (“Sun Pharma Netherlands”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into Organon, with Organon surviving the merger as a wholly owned subsidiary of Sun Pharma USA (the “Merger,” and such proposal, the “Merger Agreement Proposal”).

	☐	☐	☐

2.  Consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Organon’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”).

	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The shares of our common stock represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) in items 1 and 2 above. If this card contains no specific voting instructions, but the proxy is properly signed, the shares represented by the properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; and (2) “FOR” the Compensation Proposal. This proxy is governed by the laws of the State of Delaware.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Special Meeting of Stockholders of Organon & Co. will be held on [ ], 2026, at [ ] Eastern Time, virtually at www.virtualshareholdermeeting.com/OGN2026SM.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [ ], 2026:

The Notice and Proxy Statement is available at www.proxyvote.com

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T01029-S40121

ORGANON & CO. Special Meeting of Stockholders [ ], 2026 [ ] (Eastern Time) This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew Walsh and Kirke Weaver as proxies, each with the power to appoint his/her substitute, revoking all proxies previously given, and hereby authorizes them to represent and to vote all of the stock of Organon & Co. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held via webcast at www.virtualshareholdermeeting.com/OGN2026SM at [ ] Eastern Time on [ ], 2026, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting.

The shares represented by this proxy will be voted as directed by the stockholder and in accordance with the judgment of the proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, but the proxy is properly signed, the shares represented by the properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; and (2) “FOR” the Compensation Proposal, and in the discretion of the proxies with respect to such other business as may properly come before the special meeting of stockholders. Please mark, date, sign and return this proxy card promptly using the enclosed reply envelope.

Continued and to be marked, dated and signed on reverse side